                                                      Rule No. 424 (b)(5)
                                                      Registration No. 333-51279

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 27, 1999)
                                  $299,907,651
                                 (Approximate)
                       GMACM Mortgage Loan Trust 1999-J2
                                     Issuer
                           GMAC Mortgage Corporation
                            Originator and Servicer
                   Structured Asset Mortgage Investments Inc.
                                     Seller
               Mortgage Pass-Through Certificates, Series 1999-J2

  The Seller will form GMACM Mortgage Loan Trust 1999-J2 (the "Issuer" or the "Trust"), and the Trust will issue the Certificates representing the entire beneficial interest in the Trust. The assets of the Trust will consist primarily of fixed rate mortgage loans secured by first liens on one- to four-family residential properties. Cashflow from the mortgage loans and certain other proceeds related to such mortgage loans will be available to pay the classes of Certificates. Only the Certificates identified below are offered hereby.

  Capitalized terms used herein are defined where indicated in the Index of Principal Definitions.

  Consider carefully the risk factors beginning on page S-15 of this Prospectus Supplement and on page 18 of the Prospectus before purchasing any Certificates. In addition, if you are purchasing a class that pays only principal, you should consider the risk that a slower than anticipated rate of principal payments on the applicable mortgage loans will result in an actual yield that is lower than you anticipate. If you are purchasing a class that pays only interest, you should consider the risk that a faster than anticipated rate of principal payments on the applicable mortgage loans will result in a yield that is lower than you anticipate and a rapid rate of such payments could result in a failure to fully recover your initial investment.

  The Certificates are obligations only of the Trust. Neither the Certificates nor the mortgage loans are insured or guaranteed by any person. Distributions on the Certificates will be payable solely from the assets transferred to the Trust for the benefit of Certificateholders.

  Neither the Securities and Exchange Commission nor any State Securities Commission has approved the Certificates or determined if this Prospectus Supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                --------------

Initial Certificate  Pass-Through
 Principal Balance       Rate             Class
-------------------  ------------ ----------------------
 $153,595,000           7.00%     Class A-1 Certificates
 $ 36,100,000           7.00%     Class A-2 Certificates
 $ 20,000,000           7.00%     Class A-3 Certificates
 $ 30,232,365           7.00%     Class A-4 Certificates
 $ 29,722,634           7.00%     Class A-5 Certificates
 $    510,000           7.00%     Class A-6 Certificates
 $ 13,588,146           7.00%     Class A-7 Certificates

Initial Certificate  Pass-Through
 Principal Balance       Rate             Class
-------------------  ------------ ----------------------
 $      (1)                (2)    Class X   Certificates
 $4,973,406                (3)    Class PO  Certificates
 $      100              7.00%    Class R   Certificates
 $7,255,800              7.00%    Class B-1 Certificates(4)
 $2,569,800              7.00%    Class B-2 Certificates(4)
 $1,360,400              7.00%    Class B-3 Certificates(4)

-------
(1) Notional amount. This class pays only interest, calculated on a notional amount which is not paid, at a variable rate described under "Summary of Terms--The Certificates--Offered Certificates" herein.
(2) The pass-through rate for the initial interest accrual period is approximately 0.5491% per annum.
(3) This class pays only principal.
(4) This class is a subordinate certificate.

                                --------------

  Bear, Stearns & Co. Inc. (the "Underwriter") will offer the Certificates set forth above, subject to certain conditions, from time to time in negotiated transactions at varying prices to be determined at the time of sale. See "Method of Distribution" herein.

  The Underwriter will deliver to purchasers the Class R Certificates in physical form and the remaining Certificates set forth above in book-entry form through The Depository Trust Company, in each case on or about November 30, 1999.

                                --------------

                            Bear, Stearns & Co. Inc.
          The date of this Prospectus Supplement is November 24, 1999

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND
                          THE ACCOMPANYING PROSPECTUS

     The Seller provides information to you about the Certificates in two separate documents that progressively provide more detail: (a) the accompanying Prospectus, which provides general information, some of which may not apply to your Certificates and (b) this Prospectus Supplement, which describes the specific terms of your Certificates.

     If the terms of your Certificates vary between this Prospectus Supplement and the accompanying Prospectus, you should rely on the information in this Prospectus Supplement.

     The Seller includes cross-references in this Prospectus Supplement and the accompanying Prospectus to captions in these materials where you can find further related discussions. The following Tables of Contents provide the pages on which these captions are located.

     The Seller may have filed preliminary information regarding the Trust's assets and the Certificates with the Securities and Exchange Commission (the "SEC"). If so, the information contained in this document supersedes all of that preliminary information, which was prepared by the Underwriter for prospective investors.

     Statements contained herein which do not relate to historic or current information may be deemed to contain forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "1933 Act"). Actual results could differ materially from those contained in such statements as a result of the matters set forth under "Summary of Terms--Yield and Prepayment Considerations" and "Certain Yield and Prepayment Considerations" and elsewhere in this Prospectus Supplement.

     The Seller's principal offices are located at 245 Park Avenue, New York, New York 10167 and its telephone number is (212) 272-2000.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

Caption                                                                                Page
-------                                                                                ----
SUMMARY OF TERMS.....................................................................   S-4
RISK FACTORS.........................................................................  S-15
DESCRIPTION OF THE MORTGAGE POOL.....................................................  S-18
THE ORIGINATOR AND SERVICER..........................................................  S-18
   General...........................................................................  S-18
   GMACM.............................................................................  S-18
   Underwriting Standards............................................................  S-19
   Delinquency Experience of GMACM...................................................  S-20
DESCRIPTION OF THE CERTIFICATES......................................................  S-21
   General...........................................................................  S-21
   Book-Entry Registration...........................................................  S-22
   Available Distribution Amount.....................................................  S-23
   Interest Distributions............................................................  S-23
   Principal Distributions on the Senior Certificates................................  S-26
   Principal Distributions on the Offered Subordinate Certificates...................  S-31
   Allocation of Losses; Subordination...............................................  S-33
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS..........................................  S-36
   General...........................................................................  S-36
   Class X and Class PO Yield Considerations.........................................  S-53
   Additional Yield Considerations Applicable Solely to the Residual Certificates....  S-53
POOLING AND SERVICING AGREEMENT......................................................  S-53
   General...........................................................................  S-53
   Servicing.........................................................................  S-54
   Voting Rights.....................................................................  S-54
   Assignment of Mortgage Loans......................................................  S-54
   Representations and Warranties....................................................  S-55
   Collection and Other Servicing Procedures.........................................  S-57
   Hazard Insurance..................................................................  S-58
   Realization Upon Defaulted Mortgage Loans; Purchases of Defaulted Mortgage Loans..  S-59
   Servicing Compensation and Payment of Expenses....................................  S-59
   Custodial Account and Certificate Account.........................................  S-59
   Certain Matters Regarding the Servicer............................................  S-60
   Events of Default.................................................................  S-61
   Monthly Advances..................................................................  S-62
   Reports to Certificateholders.....................................................  S-62
   Termination.......................................................................  S-63
   The Trustee.......................................................................  S-63
FEDERAL INCOME TAX CONSEQUENCES......................................................  S-63
RESTRICTIONS ON PURCHASE AND TRANSFER OF THE RESIDUAL CERTIFICATES...................  S-64
ERISA CONSIDERATIONS.................................................................  S-65
METHOD OF DISTRIBUTION...............................................................  S-66
LEGAL OPINIONS.......................................................................  S-66
RATINGS..............................................................................  S-67
LEGAL INVESTMENT.....................................................................  S-67
INDEX OF PRINCIPAL DEFINITIONS.......................................................  S-68
Schedule A - Certain Characteristics of the Mortgage Loans...........................   A-1
Schedule B - Principal Balance Schedules.............................................   B-1

                                  PROSPECTUS

Caption                                                                                  Page
-------                                                                                  ----
Prospectus Supplement.................................................................    2
Available Information.................................................................    2
Incorporation of Certain Documents By Reference.......................................    3
Reports to Securityholders............................................................    3
Summary of Terms......................................................................    4
Risk Factors..........................................................................   18
The Trust.............................................................................   20
   The Mortgage Loans - General.......................................................   21
   Single Family and Cooperative Loans................................................   23
   Multi-family Loans.................................................................   24
   Contracts..........................................................................   24
   Agency Securities..................................................................   24
   Private Mortgage-Backed Securities.................................................   29
   U.S. Government Securities.........................................................   31
   FASITs.............................................................................   31
   Substitution of Mortgage Assets....................................................   31
Use of Proceeds.......................................................................   31
The Seller............................................................................   31
The Mortgage Loans....................................................................   32
   Underwriting Standards.............................................................   32
   Qualifications of Lenders..........................................................   33
   Representations by Lenders; Repurchases............................................   33
   Optional Purchase of Defaulted Loans...............................................   34
Description of the Securities.........................................................   34
   General............................................................................   35
   Distributions on Securities........................................................   36
   Advances...........................................................................   38
   Reports to Securityholders.........................................................   38
   Book-Entry Registration............................................................   39
Exchangeable Securities...............................................................   42
   General............................................................................   42
   Exchanges..........................................................................   43
   Procedures and Exchange Proportions................................................   46
Credit Enhancement....................................................................   47
   General............................................................................   47
   Subordination......................................................................   47
   Pool Insurance Policies............................................................   48
   Special Hazard Insurance Policies..................................................   49
   Bankruptcy Bonds...................................................................   50
   FHA Insurance; VA Guarantees.......................................................   50
   FHA Insurance on Multi-family Loans................................................   52
   Reserve and Other Accounts.........................................................   52
Other Insurance, Guarantees and Similar Instruments or Agreements.....................   52
   Cross Support......................................................................   53
Yield and Prepayment Considerations...................................................   53
Administration........................................................................   55
   Assignment of Mortgage Assets......................................................   55
   Payments on Mortgage Loans; Deposits to Accounts...................................   56
   Sub-Servicing by Lenders...........................................................   58
   Collection Procedures..............................................................   59
   Hazard Insurance...................................................................   60
   Realization Upon Defaulted Mortgage Loan...........................................   61
   Servicing and Other Compensation and Payment of Expenses...........................   62
   Evidence as to Compliance..........................................................   63
   Certain Matters Regarding the Master Servicer and the Seller.......................   63
Events of Default; Rights Upon Event of Default.......................................   64
   The Trustee........................................................................   66
   Duties of the Trustee..............................................................   66
   Resignation of Trustee.............................................................   66
   Amendment..........................................................................   66
   Termination; Optional Termination..................................................   67
Legal Aspects of the Mortgage Loans...................................................   67
   General............................................................................   68
   Foreclosure/Repossession...........................................................   70
   Rights of Redemption...............................................................   73
   Anti-Deficiency Legislation and Other Limitations on Lenders.......................   73
   Due-on-Sale Clauses................................................................   74
   Prepayment Charges.................................................................   74
   Applicability of Usury Laws........................................................   75
   Soldiers' and Sailors' Civil Relief Act............................................   75
   Product Liability and Related Litigation...........................................   75
   Environmental Considerations.......................................................   76
Federal Income Tax Consequences.......................................................   76
   General............................................................................   76
   REMIC and FASIT Elections..........................................................   77
   REMIC Securities...................................................................   77
   Tiered REMIC Structures............................................................   78
   REMIC Regular Securities...........................................................   78
   Tax Treatment of Yield Supplement Agreements.......................................   84
   REMIC Residual Certificates........................................................   84
   Transfers of REMIC Residual Certificates...........................................   87
   Deductibility of Trust Expenses....................................................   89
   Foreign Investors in REMIC Securities..............................................   89
   Backup Withholding on REMIC Securities.............................................   90
   REMIC Administrative Matters.......................................................   90
   FASIT Securities...................................................................   91
   Qualification as a FASIT...........................................................   91
   Tiered FASIT Structures............................................................   92
   FASIT Regular Securities...........................................................   92
   Tax Treatment of Yield Supplement Agreements.......................................   94
   FASIT Ownership Certificate........................................................   94
   Grantor Trusts.....................................................................   95
   Tax Characterization of the Trust as a Partnership.................................   98
   Tax Consequences to Holders of Debt Securities Issued by a Partnership.............   99
   Tax Consequences to Holders of Notes Issued by a Partnership.......................  100
   Tax Consequences to Holders of Certificates Issued by a Partnership................  101
   Taxation of Classes of Exchangeable Securities.....................................  104
   Callable Classes...................................................................  106
State Tax Consequences................................................................  106
ERISA Considerations..................................................................  106
Legal Investment......................................................................  111
   SMMEA..............................................................................  111
   FFIEC Policy Statement.............................................................  111
   Generally..........................................................................  112
Method of Distribution................................................................  113
Legal Matters.........................................................................  113
Financial Information.................................................................  114
Rating................................................................................  114
Glossary..............................................................................  115

                               SUMMARY OF TERMS

     This summary highlights selected information appearing in greater detail elsewhere in this Prospectus Supplement and in the accompanying Prospectus. To understand the offering, you should carefully read the entire Prospectus Supplement and Prospectus. You can find the location of the meaning assigned to capitalized terms used but not defined in this summary in the Index of Principal Definitions herein.

Seller.............................    Structured Asset Mortgage Investments
                                             Inc. ("SAMI") (formerly known as
                                             Bear Stearns Mortgage Securities
                                             Inc.). See "The Seller" in the
                                             Prospectus. The Seller will acquire
                                             the Mortgage Loans from EMC
                                             Mortgage Corporation ("EMC"), an
                                             affiliate of the Seller, and
                                             deposit them into the trust. EMC
                                             acquired the mortgage Loans from
                                             the Originator.

Originator and Servicer............    GMAC Mortgage Corporation ("GMACM").
                                             GMACM originated and will service
                                             the Mortgage Loans. All references
                                             to the "Master Servicer" in the
                                             Prospectus generally shall be
                                             deemed to refer to the Servicer,
                                             and each of the rights and duties
                                             of the "Master Servicer" described
                                             in the Prospectus will instead
                                             generally be those of the Servicer
                                             under the terms of the Pooling and
                                             Servicing Agreement.

Trustee............................    Norwest Bank Minnesota, National
                                             Association.

Cut-off Date.......................    November 1, 1999.

Closing Date.......................    On or about November 30, 1999.

The Certificates

     Title.........................    Mortgage Pass-Through Certificates,
                                             Series 1999-J2 (the
                                             "Certificates"). The Trust will
                                             issue the Certificates pursuant to
                                             a Pooling and Servicing Agreement
                                             (the "Pooling and Servicing
                                             Agreement") to be dated as of the
                                             Cut-off Date among SAMI, the
                                             Servicer and the Trustee.

     Offered Certificates..........    The Classes of Certificates in the
                                             approximate principal or notional
                                             amounts set forth, and bearing
                                             interest, if applicable, at the
                                             rates set forth on the cover page
                                             hereto and as follows:

                                             .  the Class X Certificates bear
                                                interest on their notional
                                                amount (equal to the aggregate
                                                Stated Principal Balance of the
                                                Mortgage Loans with Net Mortgage
                                                Rates equal to or greater than
                                                7.00% per annum) at a variable
                                                pass-through rate equal to the
                                                weighted average of the excess
                                                of (a) the Net Mortgage Rates on
                                                each such Mortgage Loan over (b)
                                                7.00% per annum. The initial
                                                notional amount for the Class X
                                                Certificates is approximately
                                                $199,344,359 and the
                                                pass-through rate for the
                                                initial interest accrual
                                                period for the Class X
                                                Certificates is approximately
                                                0.5491% per annum.

--------------------------------------------------------------------------------

     Other Certificates.............   The following Classes of "Other
                                                Certificates" will be issued
                                                in the indicated approximate
                                                original principal amounts and
                                                bearing the indicated rates of
                                                interest, which will provide
                                                credit support to the Offered
                                                Certificates, but which are
                                                not offered by this Prospectus
                                                Supplement:

                                       Class B-4 Certificates   $ 1,209,300    7.00%
                                       Class B-5 Certificates   $   453,500    7.00%
                                       Class B-6 Certificates   $   755,886    7.00%

                                       The information contained herein with
                                       respect to the Other Certificates is
                                       provided only to permit you to better
                                       understand the Offered Certificates.
Other Designations

     Certificates...................   Offered Certificates and Other
                                       Certificates.

     Senior Certificates............   The Class A-1, Class A-2, Class A-3,
                                           Class A-4, Class A-5, Class A-6,
                                           Class A-7, Class PO, Class X and
                                           Class R Certificates.

     Subordinate Certificates.......   The Class B-1, Class B-2, Class B-3,
                                           Class B-4, Class B-5 and Class B-6
                                           Certificates.

     Offered Subordinate............   The Class B-1, Class B-2 and Class B-3
       Certificates                         Certificates.


     Targeted Principal .............   Class A-1, Class A-2 and Class A-7
       Certificates                         Certificates.

     Support Certificates...........   The Class A-3 Certificates.

     Lockout Certificates...........   Class A-5 and Class A-6 Certificates.

     Senior Support Lockout.........   Class A-6 Certificates.
      Certificates

     Super Senior Certificates......   Class A-4 Certificates.

     Regular Certificates...........   All Classes of Certificates other than
                                             the Residual Certificates.

     Residual Certificates..........   The Class R Certificates.

     Physical Certificates..........   The Residual and the Other Certificates.

     Book-Entry Certificates........   All Classes of Certificates other than
                                             the Physical Certificates.

     Denominations..................   Senior Certificates (other than the
                                             Residual Certificates), $1,000
                                             and increments of $1.00 in excess
                                             thereof; Class R, a single
                                             Certificate of $100; and the
                                             Offered Subordinate Certificates,
                                             $25,000 and increments of $1.00
                                             in excess thereof.

     Registration...................   Each investor in a Class of Book-Entry
                                             Certificates will hold beneficial
                                             interests in such Certificates
                                             through DTC. Each Class of
                                             Physical Certificates will be
                                             issued in certificated
                                             fully-registered form.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     Distribution Dates.............   The 25/th/ day of each month, or if such
                                             day is not a business day, then the
                                             next succeeding Business Day,
                                             beginning in December 1999 (each, a
                                             "Distribution Date").

     Record Date....................   The "Record Date" for each Distribution
                                             Date will be the close of business
                                             on the last Business Day of the
                                             month preceding the month in which
                                             the related Distribution Date
                                             occurs.

     Interest Accrual Period........   With respect to each Distribution Date
                                             and each Class of Certificates, the
                                             calendar month preceding the month
                                             in which such Distribution Date
                                             occurs, beginning in November 1999.

The Mortgage Pool...................   The Mortgage Loans will consist of
                                             conventional first lien, fixed rate
                                             mortgage loans secured by one- to
                                             four-family residential properties
                                             and individual condominium units.

                                       All of the Mortgage Loans with Loan-to-
                                             Value Ratios at origination in
                                             excess of 80% have primary mortgage
                                             insurance.

                                       The Seller has set forth below certain
                                             information regarding the Mortgage
                                             Loans and the related Mortgaged
                                             Properties as of the Cut-off Date.
                                             All such information is provided on
                                             an approximate basis. The
                                             assumptions made and the bases of
                                             the calculations are set forth
                                             together with the more detailed
                                             statistical information relating to
                                             the Mortgage Loans in Schedule A
                                             which is attached hereto and is a
                                             part of this Prospectus Supplement.
                                             You should also refer to
                                             "Description of the Mortgage Pool"
                                             herein.

Number of Mortgage Loans............         893

Aggregate Stated Principal
 Balance............................         $302,326,338.00
Minimum Stated Principal Balance....         $     61,767.00
Maximum Stated Principal Balance....         $    997,374.38
Average Stated Principal Balance....         $    338,551.33
Minimum Mortgage Rate...............                   6.125% per annum
Maximum Mortgage Rate...............                   9.625% per annum
Weighted Average Mortgage Rate......                   7.507% per annum

Weighted Average Net Mortgage
Rate................................                   7.247% per annum
Minimum Remaining Term to
Stated Maturity ....................                     233 months
Maximum Remaining Term to
Stated Maturity.....................                     360 months
Weighted Average Remaining Term
to Stated Maturity..................                     355 months
Weighted Average Original Loan-to-
Value Ratio.........................                   75.64%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Distributions on the Certificates.....  General. The Trustee will make distributions with respect to each
                                          Class of Certificates primarily from
                                          certain collections and other
                                          recoveries on the Mortgage Loans. On
                                          each Distribution Date with respect to
                                          either payments of interest or
                                          principal: (i) the Senior Certificates
                                          will be entitled to receive all
                                          amounts distributable to them for such
                                          Distribution Date before any
                                          distributions are made to the
                                          Subordinate Certificates on such date,
                                          and (ii) the Subordinate Certificates
                                          will be entitled to receive all
                                          amounts distributable to them for such
                                          Distribution Date before any
                                          distributions are made on such date on
                                          any Class of Subordinate Certificates
                                          with a higher numerical class
                                          designation.

                                        The Servicer will collect monthly
                                          payments of principal and interest on
                                          the Mortgage Loans. After retaining
                                          fees due to it and amounts that
                                          reimburse it for reimbursable expenses
                                          and advances, the Servicer will
                                          forward all such collections to the
                                          Trustee, together with any advances
                                          that it makes for delinquent mortgage
                                          payments. The aggregate amount of such
                                          monthly collections and advances is
                                          described under the heading
                                          "Description of the
                                          Certificates--Available Distribution
                                          Amount" in this Prospectus Supplement.

                                        Distributions to Certificateholders
                                          will be made as follows:

--------------------------------------------------------------------------------

     ------------------------------------------------------------------
                                    Step 1
                    Distribution of interest to the Senior
                       Certificates entitled to interest
     ------------------------------------------------------------------


     ------------------------------------------------------------------
                                    Step 2
          Distribution of principal to the Class PO Certificates (1)
     ------------------------------------------------------------------


     ------------------------------------------------------------------
                                    Step 3
             Distribution of principal to the Senior Certificates
                   (other than the Class PO Certificates)(2)
     ------------------------------------------------------------------


     ------------------------------------------------------------------
                                    Step 4
       Distribution to the Offered Subordinate Certificates as follows:
                   . Interest to the Class B-1 Certificates
                   . Principal to the Class B-1 Certificates
                   . Interest to the Class B-2 Certificates
                   . Principal to the Class B-2 Certificates
                   . Interest to the Class B-3 Certificates
                   . Principal to the Class B-3 Certificates
     ------------------------------------------------------------------


     ------------------------------------------------------------------
                                    Step 5
                         Distribution of interest and
                      principal to the Other Certificates
     ------------------------------------------------------------------


     ------------------------------------------------------------------
                                    Step 6
                          Any remaining funds to the
                            Class R Certificates(3)
     ------------------------------------------------------------------

________________
(1) The Class PO Certificates receive only a certain portion of the principal received in respect of each Mortgage Loan that has a Net Mortgage Rate of less than 7.00%, as described in "Description of the Certificates-- Principal Distributions on the Senior Certificates."

(2) Not all outstanding classes of Senior Certificates will receive principal distributions on each distribution date.

(3) It is very unlikely that any distribution will be made to the Class R Certificates under this Step 6.

--------------------------------------------------------------------------------

                                       As a Certificateholder, you will
                                          generally be entitled to receive on
                                          each Distribution Date interest on
                                          the Certificates of each Class you
                                          hold (other than the Class PO
                                          Certificates), which will accrue
                                          during the preceding Interest
                                          Accrual Period, in an amount equal to:

                                          .  1/12/th/

                                          multiplied by

                                          .  the pass-through rate for such
                                             Class set forth herein

                                          multiplied by

                                          .  the Certificate Principal Balance
                                             or Notional Amount of such Class
                                             immediately prior to such
                                             Distribution Date.

                                       You will also be entitled to receive any
                                          previously accrued and unpaid
                                          interest on such Classes.

                                       Interest distributions may be reduced
                                          by shortfalls of interest payments
                                          received on the Mortgage Loans.
                                          Certain interest shortfalls will be
                                          made up by compensating interest
                                          payments made by the Servicer from
                                          its servicing fee. See "The Pooling
                                          and Servicing Agreement--Servicing
                                          Compensation and Payment of Expenses."
                                          Interest will be calculated on the
                                          basis of a 360-day year comprised of
                                          twelve 30-day months.

                                       The Class PO Certificates are principal
                                          only Certificates and will not bear
                                          interest.

                                       Principal distributions on Certificates
                                          entitled to principal distributions
                                          will be allocated among the various
                                          classes of Certificates as more fully
                                          described under "Description of the
                                          Certificates--Principal Distributions
                                          on the Senior Certificates" and
                                          "--Principal Distributions on the
                                          Offered Subordinate Certificates" in
                                          this Prospectus Supplement. Until the
                                          distribution date in December 2004,
                                          all principal prepayments on the
                                          mortgage loans will be distributed
                                          among the Senior Certificates, other
                                          than the Lockout Certificates and the
                                          Class X Certificates, unless those
                                          interest-bearing Senior Certificates
                                          are no longer outstanding. The Class X
                                          Certificates are not entitled to
                                          receive any principal distributions.
                                          Not all Classes of Offered
                                          Certificates will receive principal on
                                          each Distribution Date.

Credit Enhancement
  General...................           The Subordinate Certificates will
                                          provide credit enhancement for the
                                          Senior Certificates. Each Class of
                                          Subordinate Certificates with a higher
                                          numerical Class designation will
                                          provide credit enhancement for each
                                          Class of Subordinate Certificates with
                                          a lower numerical Class designation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Credit Enhancement
 Subordination; Allocation
 of Losses..................           The Trustee will make distributions to
                                          Senior Certificates prior to
                                          distributions to the Subordinate
                                          Certificates and as among the
                                          Subordinate Certificates, to such
                                          Classes in numerical order.

                                       So long as the Subordinate Certificates
                                          are outstanding, losses will be
                                          allocated (other than extraordinary
                                          losses or losses due to bankruptcy,
                                          special hazards and fraud in excess of
                                          certain limits) first to the
                                          Subordinate Certificates, in reverse
                                          numerical order beginning with the
                                          Class with the highest numerical
                                          designation, before allocating them to
                                          the Senior Certificates. A loss is
                                          allocated to a Certificate by reducing
                                          its principal balance by the amount of
                                          the loss. Losses occur if:

                                          . the Trust cannot dispose of a
                                            Mortgaged Property upon liquidation
                                            for an amount at least equal to the
                                            total amount owed by the Mortgagor
                                            plus expenses of liquidation and any
                                            unreimbursed advances; or

                                          . the Mortgagor's monthly payments are
                                            reduced or the principal balance of
                                            the Mortgage Loan is reduced
                                            following a bankruptcy proceeding or
                                            default modification.

                                       If no Subordinate Certificates remain
                                          outstanding, losses will be allocated
                                          among the Senior Certificates (other
                                          than the Class PO Certificates) in
                                          proportion to their unpaid principal
                                          balances prior to such allocation.
                                          However, losses allocable to the Class
                                          A-4 Certificates will be allocated
                                          first to the Class A-6 Certificates as
                                          described herein. See "Description of
                                          the Certificates--Allocation of
                                          Losses; Subordination" herein.

                                       A portion of losses on each Mortgage Loan
                                          having a Net Mortgage Rate of less
                                          than 7.00% that are allocated to the
                                          Senior Certificates will be allocated
                                          first to the Class PO Certificates in
                                          an amount based on the percentage of
                                          each such Mortgage Loan represented by
                                          the Class PO Certificates. The
                                          remainder of such losses will be
                                          allocated as described above.

                                       Such subordination will increase the
                                          likelihood of timely receipt by the
                                          holders of the Certificates with
                                          higher relative payment priority of
                                          the maximum amount to which they are
                                          entitled on any Distribution Date and
                                          will provide such holders protection
                                          against losses resulting from defaults
                                          on Mortgage Loans to the extent
                                          described herein. See "Description of
                                          the Certificates--Principal
                                          Distributions on the Senior
                                          Certificates," "--Principal
                                          Distributions on the Offered
                                          Subordinate Certificates,"
                                          "--Allocation of Losses;
                                          Subordination" and "--Subordination"
                                          herein.

                                       As of the Closing Date, the aggregate
                                          Certificate Principal Balance of the
                                          Subordinate Certificates and of the
                                          Other Certificates will equal
                                          approximately 4.50% and 0.80%,

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                                      S-10
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                                          respectively, of the aggregate
                                          Certificate Principal Balance of
                                          all the Classes of Certificates.

                                       In addition, to extend the period during
                                          which the Subordinate Certificates
                                          remain available as credit enhancement
                                          to the Senior Certificates, the entire
                                          amount of any prepayments and certain
                                          other unscheduled recoveries of
                                          principal with respect to the Mortgage
                                          Loans will be allocated to the Senior
                                          Certificates (other than the Lockout
                                          Certificates) to the extent described
                                          herein during the first five years
                                          after the Closing Date (with such
                                          allocation being subject to reduction
                                          over an additional five year period
                                          thereafter as described herein). This
                                          will accelerate the amortization of
                                          the Senior Certificates as a whole
                                          while, in the absence of losses in
                                          respect of the Mortgage Loans,
                                          increasing the percentage interest in
                                          the principal balance of the Mortgage
                                          Loans evidenced by the Subordinate
                                          Certificates.

                                          See "Description of the
                                          Certificates--Interest "--Principal
                                          Distributions on the Senior
                                          Certificates," "--Principal
                                          Distributions on the Offered
                                          Subordinate Certificates" and
                                          "--Allocation of Losses;
                                          Subordination" herein.

Monthly Advances................       The Servicer will be obligated to advance
                                          delinquent scheduled payments of
                                          principal and interest on the Mortgage
                                          Loans under certain circumstances. See
                                          "The Pooling and Servicing
                                          Agreement--Monthly Advances" herein.

Yield and Prepayment
 Considerations.................       The yield to maturity of each Class of
                                          Certificates will be affected by the
                                          following:

                                          . the amount and timing of principal
                                            payments on the Mortgage Loans,

                                          . the allocation of the Available
                                            Distribution Amount to such Class of
                                            Certificates,

                                          . the applicable Pass-Through Rate for
                                            such Class of Certificates,

                                          . the purchase price paid for such
                                            Class of Certificates, and

                                          . losses and net interest shortfalls
                                            allocated to such Class of
                                            Certificates.

                                       The interaction of the foregoing factors
                                          may have different effects on the
                                          various Classes of Certificates and
                                          the effects on any Class may vary at
                                          different times during the life of
                                          such Class. No one can currently
                                          determine the actual rate of
                                          prepayments on the Mortgage Loans, the
                                          amount and timing of losses or net
                                          interest shortfalls or the yield to
                                          maturity of any Certificates. You are
                                          urged to consider your own estimates
                                          as to the anticipated rate of future
                                          prepayments on the Mortgage Loans and
                                          the suitability of the Certificates to
                                          your investment objectives. You should
                                          carefully review the discussion under
                                          "Certain Yield and

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                                      S-11

--------------------------------------------------------------------------------

                                          Prepayment Considerations" herein and
                                          "Yield and Prepayment Considerations"
                                          in the Prospectus.

Liquidity..........................    There is currently no secondary market
                                          for the Certificates, and you cannot
                                          be assured that one will develop. The
                                          Underwriter intends to establish a
                                          market in the Offered Certificates,
                                          but it is not obligated to do so. Even
                                          if such a market is established it may
                                          not continue. Each Certificateholder
                                          will receive monthly reports
                                          pertaining to the Certificates as
                                          described under "Pooling and Servicing
                                          Agreement--Reports to
                                          Certificateholders" in the Prospectus.
                                          There are a limited number of sources
                                          which provide certain information
                                          about mortgage pass-through
                                          certificates in the secondary market,
                                          and they may not provide information
                                          about the Certificates. Investors
                                          should consider the effect of limited
                                          information on the liquidity of the
                                          Certificates.

Assumed Final Distribution Date....    January 25, 2030.  It is likely that the
                                          actual final Distribution Date will
                                          occur earlier due to prepayments or
                                          the exercise of the optional
                                          termination right described below. See
                                          "Certain Yield and Prepayment
                                          Considerations--General--Assumed Final
                                          Distribution Date" herein.

Optional Termination...............    SAMI or its designee may repurchase from
                                          the Trust all Mortgage Loans at the
                                          purchase price set forth in the
                                          Pooling and Servicing Agreement when
                                          the Stated Principal Balance of the
                                          Mortgage Loans is less than 10% of
                                          their Stated Principal Balance on the
                                          Cut-off Date. If SAMI or its designee
                                          has not exercised such option and the
                                          Stated Principal Balance of the
                                          Mortgage Loans is less than 5% of
                                          their Stated Principal Balance on the
                                          Cut-off Date, the Servicer shall also
                                          have such option so long as it gets
                                          the consent of SAMI. Any such
                                          repurchase will result in the
                                          retirement of the Certificates. See
                                          "Pooling and Servicing Agreement--
                                          Termination" herein.

Federal Income Tax
 Consequences..................           For federal income tax purposes, an
                                          election will be made to treat the
                                          Trust as a real estate mortgage
                                          investment conduit (a "REMIC"). The
                                          Certificates (other than the Residual
                                          Certificate) will represent ownership
                                          of regular interests in the Trust.
                                          Such Certificates will generally be
                                          treated as representing ownership of
                                          debt for federal income tax purposes.
                                          The Class X and the Class PO
                                          Certificate will be issued with
                                          original issue discount, and certain
                                          other Classes of Certificates may be
                                          issued with original issue discount.

                                          Certificateholders will be required to
                                          include in income all interest and
                                          original issue discount, if any, on
                                          such Certificates in accordance with
                                          the accrual method of accounting
                                          regardless of each Certificateholder's
                                          usual method of tax accounting. For
                                          federal income tax purposes, the Class
                                          R Certificate will represent the sole
                                          residual interest in the REMIC.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                 For further information regarding the federal
                                   income tax consequences of investing in the Offered Certificates, including important information regarding the tax treatment of the Class R Certificates, see "Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations.........    Subject to the conditions and considerations
                                   set forth under "ERISA Considerations" herein and in the Prospectus, the Senior Certificates, other than the Senior Support Lockout Certificates and the Class R Certificates, may be purchased by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans and by entities investing assets of such plans.

                                 The Subordinate Certificates and the Senior
                                   Support Lockout Certificates generally may be purchased with assets of such a plan only if a prohibited transaction class exemption issued by the U.S. Department of Labor and applicable to transactions by insurance company general accounts is applicable as further described under "ERISA Considerations" herein.

Restrictions on Purchase
 and Transfer of the
 Residual Certificates.......    Holders of the Residual Certificates may be
                                   required to report taxable income prior to the receipt of payments on such Residual Certificates. The initial purchase and subsequent transfer of the Residual Certificates is subject to certain restrictions. See "Federal Income Tax Consequences" and "Restrictions on Purchase and Transfer of the Residual Certificates" in this Prospectus Supplement.

Rating.......................    The Offered Certificates will receive the
                                   ratings set forth below from Moody's
                                   Investors Service, Inc. ("Moody's'") and
                                   Fitch IBCA, Inc. ("Fitch"). Moody's and Fitch are referred to herein as the "Rating Agencies."

                                                    Rating
                                                  -----------------------------
                           Class                    Moody's            Fitch
                           --------------        ------------      ------------
                           Class A-1                  Aaa              AAA
                           Class A-2                  Aaa              AAA
                           Class A-3                  Aaa              AAA
                           Class A-4                  Aaa              AAA
                           Class A-5                  Aaa              AAA
                           Class A-6                  Aaa              AAA
                           Class A-7                  Aaa              AAA
                           Class PO                   Aaa              AAA
                           Class X                    Aaa              AAA
                           Class R                     --              AAA
                           Class B-1                   --               AA
                           Class B-2                   --                A
                           Class B-3                   --              BBB

                             You should evaluate the ratings of the Offered
                                Certificates of any Class independently from similar ratings on other types

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies. See "Ratings" herein.

Legal Investment...........   The Senior Certificates and the Class B-1
                                Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization. It is not anticipated that the remaining Classes of Certificates will constitute "mortgage related securities" under SMMEA.

                              If your investment activities are subject to legal
                                investment laws and regulations or to review by certain regulatory authorities, you should consult your own legal advisors to determine whether and to what extent there may be restrictions on your ability to invest in the Certificates. See "Legal Investment" herein and in the Prospectus.

--------------------------------------------------------------------------------

                                 RISK FACTORS

The Offered Certificates are Obligations of the Trust Only

     The Offered Certificates will not represent an ownership interest in or obligation of the Seller, the Servicer, the Originator, the Trustee or any of their respective affiliates. Neither the Offered Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Seller, the Servicer, the Originator, the Trustee or any of their respective affiliates. Proceeds of the assets included in the Trust will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Seller, EMC, the Servicer, the Originator, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.

The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds and by the Priority of Payment on such Certificates

     The rate and timing of distributions allocable to principal on the Offered Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to pay principal on such certificates as provided herein. As is the case with mortgage pass-through certificates generally, the Offered Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time.

     Generally, when prevailing interest rates are increasing, prepayment rates on Mortgage Loans tend to decrease; a decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of return of principal to investors in the Offered Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on Mortgage Loans tend to increase; an increase in the prepayment rates on the Mortgage Loans will result in a greater rate of return of principal to investors in the Offered Certificates at a time when reinvestment at comparable yields may not be possible. For further information regarding the effect of principal prepayments on the weighted average lives of the Offered Certificates, see "Certain Yield and Prepayment Considerations" herein, including the tables entitled "Percent of Initial Certificate Principal Balance or Notional Amount Outstanding."

The Weighted Average Lives of the Class A-1, Class-A-2 and Class A-7 Certificates Will Be Affected by Prepayment Speeds

     The Class A-1, Class A-2 and Class A-7 Certificates will generally receive payments of principal on each distribution date in amounts determined by using the table attached to this prospectus supplement as Schedule B assuming, among other things, a certain rate of prepayment on the Mortgage Loans as described herein under "Description of the Certificates--Principal Distributions on the Senior Certificates." However, if prepayments occur at a rate slower than the rate described, the amount of funds available for distribution of principal on such Certificates may not be sufficient to reduce the principal balances thereof to the amounts set forth in such table, and as a result, the weighted average lives of the Class A-1, Class A-2 and Class A-7 Certificates will be extended. Conversely, if prepayments occur at a rate faster than the rate described, and if the principal balance of the Class A-3 Certificates is reduced to zero, the principal balances on such classes of certificates may be reduced below the amounts set forth in such table, and as a result, the weighted average lives of such Certificates will be reduced. For further information regarding the weighted average lives of the Class A-1, Class A-2 and Class A-7 Certificates, see "Certain Yield and Prepayment Considerations" herein.

The Class A-3 Certificates Will Likely Experience Price and Yield Volatility

     Due to the companion nature of the Class A-3 Certificates, these Certificates will likely experience price and yield volatility. Investors should consider whether such volatility is suitable to their investment needs.

The Lockout Certificates Are Not Expected to Receive Distributions of Principal Until December 2004

     The Lockout Certificates are not expected to receive any distributions of principal until the distribution date in December 2004. Until the distribution date in December 2008, the Lockout Certificates may receive a portion of principal payments that is smaller than their pro rata share of principal payments.

The Senior Support Lockout Certificates Will Be Extremely Sensitive To Certain Losses Otherwise Allocable to the Super Senior Certificates

     After the principal balance of the Subordinate Certificates have been reduced to zero, losses on the Mortgage Loans otherwise allocable to the Super Senior Certificates will be allocated first to the Senior Support Lockout Certificates as described in this prospectus supplement. Therefore, the yield to maturity on the Senior Support Lockout Certificates will be extremely sensitive to losses otherwise allocable to the Super Senior Certificates.

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors

     The yield to maturity on the Offered Certificates will depend, in general, on:

     .    the applicable pass-through rate thereon from time to time;

     .    the applicable purchase price; and

     . the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) and the allocation thereof to reduce the certificate principal balance of such certificates, as well as other factors.

     The yield to investors on any Class of Offered Certificates will be adversely affected by any allocation thereto of interest shortfalls on the Mortgage Loans exceeding the amount of compensating interest available to offset such shortfalls.

     In general, if the Offered Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Offered Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that originally assumed.

The Mortgage Loans Are Concentrated in the State of California, Which May Present a Greater Risk of Loss Relating to Such Mortgage Loans

     Approximately 48.12% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by mortgaged properties located in the State of California. The aggregate principal balance of Mortgage Loans in the California zip code with the largest amount of such Mortgage Loans, by aggregate principal balance as of the Cut-off Date, was approximately $2,462,370.11. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may increase over historical levels of comparable type loans, and may increase substantially.

Year 2000 Systems Risk Could Adversely Affect the Ability of the Servicer or the Trustee to Perform Their related Duties.

     As is the case with most companies using computers in their operations, the Servicer and the Trustee are faced with the task of completing their compliance goals in connection with the year 2000 issue. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the Servicer's or the Trustee's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Any such occurrence could result in major computer system failure or miscalculations. Each of the Servicer and the Trustee is presently engaged in various procedures to ensure that its computer systems and software will be year 2000 compliant. However, in the event that the Servicer or the Trustee, or any of their related suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the Servicer or the Trustee, as the case may be, under the Pooling and Servicing Agreement (including without limitation, the ability to service the Mortgage Loans or to make distributions on the Certificates, as applicable) could be materially adversely affected.

There Are Other Risks That You Should Consider

     You should also review the risk factors beginning on page 18 of the Prospectus.

                       DESCRIPTION OF THE MORTGAGE POOL

     All of the Mortgage Loans will be acquired by SAMI on the date of issuance of the Certificates from EMC Mortgage Corporation ("EMC"), an affiliate of SAMI and the Underwriter. EMC acquired the Mortgage Loans from the Originator. All of the Mortgage Loans were originated by the Originator in accordance with the underwriting criteria described herein. EMC will assign to SAMI the representations and warranties made by the Originator with respect to the Mortgage Loans and in turn SAMI will assign to the Trustee for the benefit of the Certificateholders all of such representations and warranties. In the event that a breach of any of the representations and warranties made with respect to the Mortgage Loans in the mortgage loan purchase agreement occurs which materially and adversely affects the value of the Mortgage Loans after the date that EMC acquired the Mortgage Loans and on or prior to the date the Mortgage Loans are assigned to the Trustee, EMC will be required to cure any such breach, or to repurchase the affected Mortgage Loan at the Purchase Price.

     The Mortgage Pool will consist of Mortgage Loans with an aggregate principal balance outstanding as of the Cut-off Date, after deducting payments of principal due on such date, of approximately $302,326,338. The Mortgage Pool will consist of conventional, fixed-rate, first lien, fully amortizing mortgage loans secured by one- to four-family residences and individual condominium units, with terms to maturity of not more than 30 years from the date of origination or modification. All of the Mortgage Loans as of the Cut-off Date with Loan-to-Value Ratios (as defined herein) at origination in excess of 80% have primary mortgage insurance. All percentages of the Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate principal balance as of the Cut-off Date. The aggregate principal balance as of the Cut-off Date of the Mortgage Loans is subject to a permitted variance of up to 5%. All of the Mortgage Loans may be prepaid in full or in part at any time and without penalty. As of the Cut-off Date, no Mortgage Loan will be one month or more delinquent in payment of principal and interest.

     None of the Mortgage Loans will have been originated prior to February 14, 1994, or will have a maturity date later than December 1, 2029. No Mortgage Loan will have a remaining term to maturity as of the Cut-off Date of less than 233 months. The weighted average remaining term to maturity of the Mortgage Loans as of the Cut-off Date will be approximately 355 months. The weighted average original term to maturity of the Mortgage Loans as of the Cut-off Date will be approximately 359 months.

     The tables set forth in Schedule A set forth additional information with respect to the Mortgage Loans.

                          THE ORIGINATOR AND SERVICER

General

     The information set forth in the following paragraphs has been provided by GMACM. None of SAMI, EMC the Underwriter, the Trustee, or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

GMACM

     GMAC Mortgage Corporation, a Pennsylvania corporation, is the originator and servicer for all of the Mortgage Loans. GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

     GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

     The Certificates do not represent an interest in or an obligation of GMACM. GMACM's obligations with respect to the Certificates will relate only to its obligations as the Servicer of the Mortgage Loans and to certain limited representations and warranties made by it as the Originator. As described below in "Pooling and Servicing

Agreement--Representations and Warranties," EMC will assign to SAMI and, in turn, SAMI will assign to the Trustee all of their respective right, title and interest in such limited representations and warranties.

     GMACM, as the Servicer, will be responsible for servicing the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

Underwriting Standards

     GMACM's underwriting standards with respect to the Mortgage Loans generally will conform to those published in the GMACM Underwriting Guidelines (as modified from time to time, the "GMACM Underwriting Guide"). The underwriting standards as set forth in the GMACM Underwriting Guide are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities.

     The underwriting standards set forth in the GMACM Underwriting Guide with respect to Mortgage Loans originated or acquired under the GMAC Mortgage 30 Year Non-Conforming Fixed Rate Loan Program provide for varying levels of documentation. For the full documentation loan program, a prospective borrower is required to complete a detailed application providing pertinent credit information. The application contains a description of borrower's assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with merchants and lenders and any record of bankruptcy. In addition, employment verification is obtained which reports the borrower's current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed or if income is received from dividends and interest, rental properties or other income which can be verified via tax returns, the borrower may also be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has accounts.

     In determining the adequacy of the mortgaged property as collateral, an appraisal may be required of each property considered for financing. Such appraisals may be performed by appraisers independent from or affiliated with GMACM or its affiliates. Such appraisals, however, will not establish that the mortgage properties provide assurance of repayment of the Mortgage Loans. The appraiser is required to verify that property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. Each appraisal must be dated no more than 120 days from the settlement or closing date for existing properties and for new construction. For existing properties, if the appraisal is more than 120 days old but less than 180 days old, the original appraiser must re-certify that the value has not declined. If the appraisal is more than 180 days old, a new appraisal is required. For new construction or construction-to-permanent loans, if the appraisal is more than 120 days old but less than 360 days old, the original appraiser must re-certify that the value has not declined. The re-certification must be dated within 120 days of the settlement or closing. Beyond 360 days of the original report, a new appraisal is required. To the extent that the appraised value of a mortgaged property declines over time, the actual Loan-to-Value Ratio with respect to such mortgage loan will be higher than the Loan-to-Value derived at the time of origination of such mortgage loan.

     Once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed mortgage loan and other expenses related to the home (such as property taxes and hazard insurance) and other financial obligations and monthly living expenses.

     Under the GMACM Underwriting Guide, loans may also be originated under the "Alternative," "Relo," or "Relo-VIP" documentation programs. Under these programs, certain items described above are verified using alternative sources. For example, the borrower's income may be verified via a paystub or a W-2 form for "Alternative" documentation. In addition, the "Alternative" documentation program allows a borrower's verification of employment to be conducted telephonically or a borrower's verification of assets to be in the form of a minimum number of sequential monthly bank statements. In the case of "Relo" documentation, a signed employer relocation verification form is acceptable in lieu of a paystub. The "Relo-VIP" program does not require income verification, however, eligible borrowers must have a minimum annual base salary of $75,000.

     Loans may also be originated under the GMACM Underwriting Guide under the "Quick Program," a no income verification for self-employed borrowers. For such loans, a credit check, an appraisal, and verification of sufficient assets is required. Such loans generally will not exceed a 75% Loan-to-Value/Combined Loan-to-Value on primary residences and a 70% Loan-to-Value/Combined Loan-to-Value on second homes.

     The GMACM Underwriting Guide also provides for loans under its "Select" program to employees and retirees of General Motors Corporation ("GM"). Such loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $75,000 or to GM or GM affiliate retirees with a minimum base retirement annual income of $60,000. In addition, "Super Select" processed loans are made to executives of GM or affiliates of GM, dealer principals and general managers with a minimum annual base salary of $200,000. For both "Select" and "Super Select" loan programs, no income, no asset and, at times, no appraisal is required. Underwriting for both "Select" and "Super Select" is subject to a maximum Loan-to-Value Ratio of 80% for primary residences. For the "Select" program, a maximum Loan-to-Value of 70% is permitted for second homes and for the "Super Select" program the maximum Loan-to-Value allowed is 80% for second homes. The Loan-to-Value Ratio for the "Super Select" program is based on the borrower's stated value and generally no appraisal is required for Loan-to-Value Ratios of 80% or less. On the "Select" program, the borrower must supply evidence of value in some instances only. For example, if the combined loan amount exceeds $650,000 or if the loan is an equity refinance, an appraisal of the property is required. In addition to the LTV and salary requirements above, generally, borrower eligibility under the "Select" or "Super Select" documentation program may be determined by use of a credit scoring model.

     The GMACM Underwriting Guide also allows for streamlined documentation on portfolio refinance transactions under its "Express" and "Super Express" programs. The "Express" option requires a current paystub for income verification and one month's bank statement for asset verification. An appraisal is not required under the "Express" refinance option. The only documentation required under the "Super Express" refinance option is a mortgage history with no more than one 30-day late in the last 12 months. No income verification, no asset verification and no appraisal are required under the "Super Express" program.

     The underwriting standards set forth in the GMACM Underwriting Guide with respect to Mortgage Loans originated under the GMACM 30 Year Non-Conforming Fixed Rate Loan Program may be varied in appropriate cases. There can be no assurance that every Mortgage Loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the Mortgage Loans will be equivalent under all circumstances.

     GMACM's underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of such underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a Mortgage Loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with such underwriting standards. For example, a Mortgage Loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in such underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the Mortgage Loan is considered to be in substantial compliance with the underwriting standards.

Delinquency Experience of GMACM

     The following table summarizes the delinquency experience for all the mortgage loans originated under the GMACM 30 Year Non-Conforming Fixed Rate Loan Program. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency experience of the Mortgage Loans will be similar to that set forth below.

     The information in the table below has not been adjusted to eliminate the effect of the significant growth in the size of the Servicer's mortgage loan portfolio during the periods shown. Accordingly, delinquency as percentages of aggregate principal balance of such mortgage loans serviced for each period would be higher than those shown if certain of such mortgage loans were artificially isolated at a point in time and the information showed the activity only with respect to such mortgage loans.

                          Delinquency Experience (1)


                             At December 31, 1998   At November 30, 1997/(2)/  At December 31, 1996     At December 31, 1995
                           -----------------------  ------------------------- ----------------------  ---------------------
Number of Loans...........            6,695                    6,821                    6,426                    6,295
Total Portfolio...........   $2,014,589,370   100%    $1,990,191,613    100%   $1,882,856,697    100%   $1,865,090,832   100%
Period of Delinquency
---------------------
Loan Balance of Mortgage
 Loans 30 - 59 Days Past
 Due......................   $   29,457,994  1.46%    $   31,934,198   1.60%   $   28,276,322   1.50%   $   25,440,566  1.36%
Loan Balance of Mortgage
 Loans 60 - 89 Days
 Past Due.................   $    3,382,348  0.17%    $    5,683,020   0.29%   $    4,098,001   0.22%   $    6,438,294  0.35%
Loan Balance of Mortgage
 Loans 90 Days or More
 Past Due.................   $    2,370,652  0.12%    $    4,893,677   0.25%   $   10,504,820   0.56%   $    6,815,621  0.37%
Sub-Total.................   $   35,210,993  1.75%    $   42,510,895   2.14%   $   42,879,142   2.28%   $   38,694,481  2.07%
                             --------------           --------------           --------------           --------------
Delinquency Status
------------------
Bankruptcy................   $    2,776,516  0.14%    $    2,759,542   0.14%   $    2,568,102   0.14%   $      354,296  0.02%
Foreclosure...............   $    5,316,657  0.26%    $    7,307,438   0.37%   $   10,524,024   0.56%   $   22,454,440  1.20%
Real Estate Owned.........   $    3,180,488  0.16%    $   11,146,308   0.56%   $    8,259,427   0. 44   $    2,729,826  0.15%
Sub-Total.................   $   11,273,661  0.56%    $   21,213,289   1.07%   $   21,351,553   1.13%   $   25,538,562  1.37%
                             --------------           --------------           --------------           --------------
Total Delinquent Loans....   $   46,484,655  2.31%    $   63,724,184   3.21%   $   64,230,695   3.41%   $   64,233,043  3.44%
                             ==============           ==============           ==============           ==============

(1)  All percentages based on the total loan balance outstanding.
(2)  December 31, 1997 data not available.

                        DESCRIPTION OF THE CERTIFICATES

General

     The Series 1999-J2 Mortgage Pass-Through Certificates will include the following ten classes: Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class X, Class PO and Class R Certificates (the "Senior Certificates"). In addition to the Senior Certificates, the Series 1999-J2 Mortgage Pass-Through Certificates will also include six classes of subordinate certificates which are designated as the Class B-1, Class B-2, Class B-3 (collectively, the "Offered Subordinate Certificates"), Class B-4, Class B-5 and Class B-6 Certificates (together with the Offered Subordinate Certificates, the "Subordinate Certificates" and, together with the Senior Certificates, the "Certificates"). Only the Senior Certificates and the Offered Subordinate Certificates (collectively, the "Offered Certificates") are offered hereby.

     The Certificates will evidence the entire beneficial ownership interest in the Trust. The Trust will consist of: (i) the Mortgage Loans; (ii) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Account (as defined below) established by the Servicer, and in the Certificate Account (as defined below) and belonging to the Trust;
(iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; (iv) any applicable primary mortgage insurance policies, flood insurance policies and standard hazard insurance policies; (v) an assignment of the Seller's rights to the mortgage loan purchase agreement by which it acquired the Mortgage Loans from EMC; and (vi) all proceeds of the foregoing.

     The Class PO Certificates will be entitled to payments of principal based on the Discount Fraction of the Discount Mortgage Loans. A "Discount Mortgage Loan" is any Mortgage Loan with a Net Mortgage Rate less than 7.00% per annum. With respect to each Discount Mortgage Loan, the "Discount Fraction" is equal to a fraction, expressed as a percentage, the numerator of which is 7.00% minus the Net Mortgage Rate for such Discount Mortgage Loan and the denominator of which is 7.00%. The Mortgage Loans other than the Discount Mortgage Loans are referred to herein as the "Non-Discount Mortgage Loans."

     Each Class of Book-Entry Certificates will be represented initially by a single certificate registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC") and beneficial interests will be held by investors through the book-entry facilities of DTC in the United States or Cedelbank ("Cedel") or the Euroclear System ("Euroclear") in Europe in minimum denominations of (i) in the case of the Senior Certificates (other than the Residual Certificates), $1,000 and increments of $1.00 in excess thereof and (ii) in the case of the Offered Subordinate Certificates, $25,000 and increments of $1.00 in excess thereof. One Certificate of each such Class may be issued in a different principal (or notional) amount to accommodate the remainder of the initial principal (or notional) amount of the Certificates of such Class. The Residual Certificate will be issued in certificated fully-registered form in a single certificate of $100.

     Distributions of principal and interest as set forth below initially will be made by the Trustee to Cede, as the registered holder of the Book-Entry Certificates, and to each holder of the Physical Certificates. Upon the issuance of Definitive Securities as defined in "Description of the Securities--Book-Entry Registration" in the Prospectus (herein, "Definitive Certificates") to persons other than Cede, distributions will be made by the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date, which will be the last Business Day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register to be maintained in accordance with the provisions of the Pooling and Servicing Agreement or (ii) upon timely receipt by the Trustee of written instructions from a Certificateholder holding Certificates representing an initial aggregate Certificate Principal Balance or Notional Amount of not less than $1,000,000, by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer, provided, however, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

     A "Business Day" is generally any day other than a Saturday, a Sunday or a day on which the New York Stock Exchange is closed or on which banking institutions in New York, Pennsylvania or Minnesota are authorized or obligated by law or executive order to be closed.

     The Certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the Certificates may experience limited liquidity. See "Risk Factors--Limited Liquidity" in the Prospectus.

Book-Entry Registration

     The Book-Entry Certificates will be issued in one or more certificates which equal the initial Certificate Principal Balance (or Notional Amount) of the Offered Certificates (other than the Physical Certificates) and will initially be registered in the name of Cede. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC.

     Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Book-Entry Certificates will be Cede & Co. Beneficial owners of the Book-Entry Certificates will not be Certificateholders, as that term is used in the Pooling and Servicing Agreement. Beneficial owners are only permitted to exercise the rights of Certificateholders indirectly through Participants. Monthly and annual reports to the Trust provided to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC and to Participants to whose DTC accounts the Book-Entry Certificates are credited. For a description of the features of the book-entry registration system, see "Description of the Securities--Book-Entry Registration" in the Prospectus.

     DTC has advised the Seller that management of DTC is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January1, 2000, may encounter "Year 2000" problems. DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as they relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades with DTC ("DTC Services") continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which, DTC has advised the Industry, is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as DTC's Participants and third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

     Physical Certificates and Definitive Certificates will be transferable and exchangeable on a "Certificate Register" to be maintained by the Trustee at the office or agency of the Trustee maintained for that purpose in New York City, New York. Physical Certificates and Definitive Certificates surrendered to the Trustee for registration or transfer or exchange must be accompanied by a written instrument or transfer in form satisfactory to the Trustee. No service charge may be made for any registration of transfer or exchange of Physical Certificates and Definitive Certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. Certain representations will be required in connection with the transfer of Class R Certificates or Subordinate Certificates. See "Restrictions on Purchase and Transfer of the Residual Certificates" and "ERISA Considerations" herein.

Available Distribution Amount

     The "Available Distribution Amount" for any Distribution Date is generally equal to (a) the sum of (i) the balance on deposit in the Custodial Account on the related Determination Date and (ii) the aggregate amount of all Monthly Advances made by the Servicer for such Distribution Date, reduced by (b) the sum, as of the related Determination Date, of (i) scheduled monthly payments on the Mortgage Loans collected but due after the related Due Date, (ii) partial principal prepayments received on or after first day of the month in which such Distribution Date occurs, (iii) full principal prepayments received after the 15th day of the month in which such Distribution Date occurs, (iv) all interest or other income earned on deposits in the Custodial Account and payable to the Servicer, (v) any other amounts payable or reimbursable to the Servicer with respect to such Distribution Date, (vi) the Servicing Fee payable to the Servicer on such Distribution Date, (vii) the Trustee Fee payable to the Trustee on such Distribution Date, (viii) certain expenses incurred by the Trustee in connection with any termination of the Servicer and the appointment of a successor Servicer to the extent that such expenses are not reimbursed by the Servicer and (ix) Insurance Proceeds, Liquidation Proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the calendar month in which that Distribution Date occurs. With respect to any Distribution Date, (i) the "Due Date" is the first day of the month in which such Distribution Date occurs and (ii) the "Determination Date" is the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

Interest Distributions

     Interest will accrue during the preceding Interest Accrual Period for each Class of Certificates (other than the Class PO Certificates) at its then applicable Pass-Through Rate on the Certificate Principal Balance or Notional Amount of such Class immediately preceding such Distribution Date.

     The "Pass-Through Rates" on all classes of Offered Certificates (other than the Class PO Certificates, which are not entitled to distributions of interest, and the Class X Certificates) are fixed and are set forth on the cover hereof. The Pass-Through Rates on the Class B-4, Class B-5 and Class B-6 Certificates are set forth in "Summary of Terms--The Certificates--Other Certificates". The Pass-Through Rate on the Class X Certificates on each Distribution Date will equal the weighted average, as of the Due Date in the month preceding the month in which such Distribution Date occurs, of the Pool Strip Rates on each of the Non-Discount Mortgage Loans in the Mortgage Pool. The "Pool Strip Rate" on any Non-Discount Mortgage Loan is equal to the Net Mortgage Rate thereon minus 7.00%. The "Non-Discount Mortgage Loans" are the Mortgage Loans which have a Net Mortgage Rate equal to or greater than 7.00%. The "Net Mortgage Rate" on each Mortgage Loan is equal to the Mortgage Rate thereon minus the Servicing Fee Rate and the Trustee Fee Rate with respect to such Mortgage Loan. The Pass-Through Rate for the Class X Certificates for the first Distribution Date is expected to be approximately 0.5491% per annum.

     With respect to each Distribution Date and each Class of Certificates other than the Class PO Certificates, the "Interest Accrual Period" will be the calendar month preceding the month in which such Distribution Date occurs, beginning in November 1999.

     With respect to each Distribution Date, "Accrued Certificate Interest" will be equal to (a) in the case of each class of Offered Certificates (other than the Class X and Class PO Certificates), interest accrued for the preceding Interest Accrual Period on the Certificate Principal Balance of the Certificates of such class immediately prior to such Distribution Date at the related Pass-Through Rate and (b) in the case of the Class X Certificates, interest accrued for the preceding Interest Accrual Period on the Notional Amount at the then-applicable Pass-Through Rate; in each case less interest shortfalls, if any, allocated thereto for such Distribution Date to the extent not covered with respect to the Senior Certificates by the Subordination provided by the Subordinate Certificates (and with respect to the Super Senior Certificates, by the subordination provided by the Senior Support Lockout Certificates) and, with respect to the Offered Subordinate Certificates to the extent not covered by the Subordination provided by the Class B-4, Class B-5 and Class B-6 Certificates and any of the Offered Subordinate Certificates having a lower payment priority, including in each case:

          (i) any Interest Shortfall (as defined below) to the extent not covered by the Servicer as described below;

          (ii) the interest portions of Realized Losses (including Special Hazard Losses in excess of the Special Hazard Amount ("Excess Special Hazard Losses"), Fraud Losses in excess of the Fraud Loss Amount ("Excess Fraud Losses"), Bankruptcy Losses in excess of the Bankruptcy Amount ("Excess Bankruptcy Losses") and losses occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks ("Extraordinary Losses")) not allocated through subordination; and

          (iii) any other interest shortfalls not covered by Subordination, including interest shortfalls relating to the Relief Act or similar legislation or regulations, all allocated as described below.

     Such reductions resulting from clauses (i), (ii) and (iii) above will be allocated among the holders of all classes of Certificates in proportion to the respective amounts of Accrued Certificate Interest which would have been payable on such Distribution Date absent such reductions. In the case of the Offered Subordinate Certificates, Accrued Certificate Interest on such class will be further reduced by the allocation of the interest portion of certain losses thereto, if any, as described below under "--Allocation of Losses; Subordination."

     With respect to any Distribution Date, the "Interest Shortfall" is equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rates) on Mortgage Loans resulting from (a) full principal prepayments received after the 15th day of the month in which such Distribution Date occurs, (b) partial principal prepayments received on or after the 1st day of the month in which such Distribution Date occurs to the extent applied after the 1st day of the month in which such Distribution Date occurs and (c) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Soldiers' and Sailors' Civil Relief Act of 1940 (the "Relief Act"). Interest Shortfalls will result because (i) obligors on each Mortgage Loan (each a "Mortgagor") are obligated to pay interest on full prepayments only to the date of prepayment by such Mortgagor,

(ii) (a) partial principal prepayments are generally not required to be accompanied by interest on the amount of such partial prepayment and (b) partial prepayments applied after the 1st day of the month in which a Distribution Date occurs will result in a reduction of the Stated Principal Balance of the related Mortgage Loan without a corresponding reduction of the Certificate Principal Balance of any Certificate and (iii) the Relief Act limits, in certain circumstances, the interest rate required to be paid by a Mortgagor in the military service, to 6% per annum. Interest Shortfalls resulting from full principal prepayments collected between the 16th day of the month and the last day of the month in which a Distribution Date occurs or partial principal prepayments received and applied on or after the 1st day of the month in which a Distribution Date occurs will be offset by the Servicer on the Distribution Date in the following calendar month to the extent that such Interest Shortfalls do not exceed the Servicing Fee in connection with such Distribution Date (see "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses" herein). The amount of the Servicing Fee used to offset such Interest Shortfalls is referred to herein as "Compensating Interest Payments." Interest Shortfalls net of Compensating Interest Payments are referred to herein as "Net Interest Shortfalls." The interest entitlement described above for each Class of interest bearing Certificates for any Distribution Date will be reduced by the amount, if any, of Net Interest Shortfalls for such Distribution Date.

     Interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months.

     In the event that, on a particular Distribution Date, the Available Distribution Amount is less than Accrued Certificate Interest on the Senior Certificates, the shortfall will be allocated among the holders of all classes of Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest. In addition, the amount of any such interest shortfalls that are covered by Subordination (or, with respect to the Super Senior Certificates, shortfalls that are covered by the Senior Support Lockout Certificates), specifically, interest shortfalls not described in clauses (i) through (iii) in the fourth preceding paragraph, will be unpaid Accrued Certificate Interest and will be distributable to holders of the Certificates of such classes entitled to such amounts on subsequent Distribution Dates, to the extent of available funds. Such shortfalls could occur, for example, if delinquencies on the Mortgage Loans were exceptionally high and were concentrated in a particular month and Monthly Advances by the Servicer did not cover the shortfall. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicer or otherwise, except to the limited extent described in the preceding paragraph with respect to Interest Shortfalls resulting from certain prepayments.

     As described herein, the Accrued Certificate Interest allocable to each class of Certificates (other than the Class PO Certificates, which are not entitled to any distributions in respect of interest) is based on the Certificate Principal Balance thereof or, in the case of the Class X Certificates, on the Notional Amount thereof. The "Certificate Principal Balance" of any Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein, provided that, after the Certificate Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates have been reduced to zero, the Certificate Principal Balance of any Certificate of the class of Offered Subordinate Certificates outstanding with the lowest payment priority shall equal the percentage interest evidenced thereby times the excess, if any, of (a) the then aggregate Stated Principal Balance of all of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of all other classes of Certificates then outstanding.

     The "Notional Amount" of the Class X Certificates as of any Distribution Date is equal to the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans immediately prior to such date.

     The effective yield to the holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because interest will not be distributed to such Certificateholders until the 25th day (or if such day is not a Business Day, then on the next succeeding Business Day) of the month following the month in which interest accrues on the Mortgage Loans. See "Certain Yield and Prepayment Considerations" herein.

Principal Distributions on the Senior Certificates

     Except as provided below, holders of the Senior Certificates (other than the Class X Certificates, which are not entitled to receive any principal distributions, and the Class PO Certificates) will be entitled to receive on each Distribution Date, in the priority set forth herein and to the extent of the portion of the Available Distribution Amount remaining after the aggregate amount of Accrued Certificate Interest to be distributed to the holders of the Senior Certificates for such Distribution Date (the "Senior Interest Distribution Amount") and the Class PO Distribution Amount (as defined below) are distributed, a distribution allocable to principal equal to the sum of the following:

     (i) the product of (A) the then-applicable Senior Percentage and (B) the aggregate of the following amounts:

           (1) the principal portion of all scheduled monthly payments on the Mortgage Loans (other than the related Discount Fraction of the principal portion of such payments with respect to each Discount Mortgage Loan) due on the related Due Date, whether or not received on or prior to the related Determination Date;

           (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) (other than the related Discount Fraction of the principal portion of such proceeds with respect to each Discount Mortgage Loan) as required by the Pooling and Servicing Agreement during the preceding calendar month; and

           (3) the principal portion of all other unscheduled collections received during the preceding calendar month (other than full and partial principal prepayments excluded from the Available Distribution Amount for such Distribution Date and any amounts received in connection with a Final Disposition (as defined below) of a Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal (other than the related Discount Fraction of the principal portion of such unscheduled collections with respect to each Discount Mortgage Loan);

     (ii) in connection with the Final Disposition of a Mortgage Loan (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the then-applicable Senior Percentage of the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance with respect to a Discount Mortgage Loan) and (b) the then-applicable Senior Accelerated Distribution Percentage (as defined below) of the related unscheduled collections, including Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal (in each case other than the Discount Fraction of such collection);

     (iii) the then-applicable Senior Accelerated Distribution Percentage of the aggregate of all full and partial Mortgagor prepayments made by the respective Mortgagors of the Mortgage Loans (other than the related Discount Fraction of such Mortgagor prepayments with respect to each Discount Mortgage
Loan) during the preceding calendar month; and

     (iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates.

     With respect to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and the Class PO Distribution Amount have been distributed and (b) the sum of the amounts described in clauses (i) through (iv) of the immediately preceding paragraph is hereinafter referred to as the "Senior Principal Distribution Amount."

     Holders of the Class PO Certificates will be entitled to receive on each Distribution Date, to the extent of the excess, if any, of the Available Distribution Amount remaining after the Senior Interest Distribution Amount is distributed, a distribution allocable to principal equal to the Class PO Distribution Amount. The "Class PO Distribution Amount" is equal to the aggregate of:

          (i) the related Discount Fraction of the principal portion of the scheduled monthly payment on each Discount Mortgage Loan due on the related Due Date, whether or not received on or prior to the related Determination Date;

          (ii) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Final Disposition of a Discount Mortgage Loan described in clause (iii) below), including full and partial principal prepayments included in the Available Distribution Amount for such Distribution Date, repurchases of Discount Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement, Liquidation Proceeds and Insurance Proceeds, to the extent applied as recoveries of principal;

          (iii) in connection with the Final Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (b) the applicable Discount Fraction of the aggregate amount of collections on such Discount Mortgage Loan to the extent applied as recoveries of principal;

          (iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed; and

          (v) with respect to each Final Disposition of a Discount Mortgage Loan in connection with such Distribution Date or any prior Distribution Date, to the extent that the amount included under clause (iii) above for such Distribution Date was less than the amount described in (a) under clause (iii) above (each such shortfall, a "Class PO Collection Shortfall"), an amount equal to the aggregate of the Class PO Collection Shortfalls, less any amounts paid pursuant to this clause on prior Distribution Dates, until paid in full; provided, that distributions pursuant to this clause (v) shall only be made to the extent of Eligible Funds (as described below) on any Distribution Date.

     A "Final Disposition" of a defaulted Mortgage Loan is deemed to have occurred upon a determination by the Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

     "Eligible Funds" on any Distribution Date means the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of the Senior Interest Distribution Amount, the Senior Principal Distribution Amount, the Class PO Distribution Amount (determined without regard to clause (v) thereof) and the aggregate amount of Accrued Certificate Interest on the Subordinate Certificates. Notwithstanding any other provision hereof, any distribution in respect of any Class PO Collection Shortfall, to the extent not covered by any amounts otherwise distributable to the Class B-6 Certificates, shall result in a reduction of the amount of principal distributions on such Distribution Date on
(i) first, the Class B-4 Certificates and Class B-5 Certificates and (ii) second, the Class B-1, Class B-2 and Class B-3 Certificates, in each case in reverse order of their payment priority.

     The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated to one or more classes of Certificates on or before the date of determination.

     The "Senior Percentage," which initially will equal approximately 95.42% and will in no event exceed 100%, will be recalculated for each Distribution Date to be the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class PO Certificates) immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (other than the Discount Fraction of the Discount Mortgage Loans) immediately prior to such Distribution Date. The "Subordinate Percentage" as of any date of determination is equal to 100% minus the Senior Percentage as of such date. The initial Senior Percentage is less than the initial percentage interest in the Trust evidenced by the classes of Senior Certificates (including the Class PO Certificates) in the aggregate, because such percentage is calculated without regard to either the Certificate Principal Balance of the Class PO Certificates or the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

     The "Senior Accelerated Distribution Percentage" for any Distribution Date occurring prior to the Distribution Date in December 2004 will equal 100%. The Senior Accelerated Distribution Percentage for any Distribution Date occurring after the first five years following the Closing Date will be as follows:

          (i) for any Distribution Date during the sixth year after the Closing Date, the Senior Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date;

          (ii) for any Distribution Date during the seventh year after the Closing Date, the Senior Percentage for such Distribution Date plus 60% of the Subordinate Percentage for such Distribution Date;

          (iii) for any Distribution Date during the eighth year after the Closing Date, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date;

          (iv) for any Distribution Date during the ninth year after the Closing Date, the Senior Percentage for such Distribution Date plus 20% of the Subordinate Percentage for such Distribution Date; and

          (v) for any Distribution Date thereafter, the Senior Percentage for such Distribution Date.

If on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, the Senior Accelerated Distribution Percentage for such Distribution Date will once again equal 100%.

Any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not be made as of any Distribution Date unless either:

          (a)(i)(X) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Subordinate Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2%, and

          (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date, are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the initial Certificate Principal Balances of the Subordinate Certificates; or

          (b)(i) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4%, and

          (ii) Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date, are less than

     10%, 15%, 20%, 25% or 30%, respectively, of the sum of the initial Certificate Principal Balances of the Subordinate Certificates.

Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Senior Certificates (other than the Class PO Certificates) to zero, the Senior Accelerated Distribution Percentage will equal 0%. See "Credit Enhancement--Subordination" in the Prospectus.

     The "Lockout Distribution Percentage" for any Distribution Date occurring prior to the Distribution Date in December 2004 will be equal to 0%. The Lockout Distribution Percentage for any Distribution Date occurring after the first five years following the Closing Date will be as follows: for any Distribution Date during the sixth year after the Closing Date, 30%; for any Distribution Date during the seventh year after the Closing Date, 40%; for any Distribution Date during the eighth year after the Closing Date; 60% for any Distribution Date during the ninth year after the Closing Date, 80%, and for any Distribution Date thereafter, 100%.

     The "Super Senior Optimal Percentage" for any Distribution Date on and after the Credit Support Depletion Date, a percentage expressed as a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Super Senior Certificates immediately prior to that Distribution Date and the denominator of which is the Certificate Principal Balance of each class of Senior Certificates (other than the Class PO Certificates) immediately prior to that Distribution Date.

     The "Super Senior Optimal Principal Distribution Amount" for any Distribution Date on and after the Credit Support Depletion Date, an amount equal to the product of (a) the then applicable Super Senior Optimal Percentage and (b) the Senior Principal Distribution Amount.

     On each Distribution Date, distributions of principal on the Senior Certificates will be made in reduction of the Certificate Principal Balances of the Senior Certificates (after distribution of the Senior Interest Distribution Amount as described above under "--Interest Distributions") in accordance with the following priorities, in each case to the extent of the amount remaining in the Certificate Account:

     (a)  Prior to the Credit Support Depletion Date:

          first, the Class PO Distribution Amount shall be distributed to the Class PO Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          second, the Senior Principal Distribution Amount shall be distributed to the Class R Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          third, from balance of the Senior Principal Distribution Amount remaining after the distribution described in clause second above, there shall be distributed concurrently to the Lockout Certificates, pro rata, in reduction of their respective Certificate Principal Balances, the Lockout Distribution Percentage of the Lockout Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all of the Certificates (other than the Class PO Certificates)) of the aggregate of the collections described in clauses (i), (ii), (iii) and (iv) of the first paragraph under "--Principal Distributions on the Senior Certificates" without any application of the Senior Percentage or Senior Accelerated Distribution Percentage;

     provided that, if the aggregate of the amounts set forth in clauses (i),
     (ii), (iii) and (vi) of the first paragraph under "--Principal Distributions on the Senior Certificates" is more than the balance of the Available Distribution Amount remaining after the Senior Interest Distribution Amount and the Class PO Distribution Amount have been distributed, the amount paid to the Lockout Certificates pursuant to this clause third shall be reduced by an amount equal to the Lockout Certificates' pro rata share (based on the Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of all classes of Senior Certificates (other than the Class PO Certificates)) of such difference;

          fourth, the Senior Principal Distribution Amount remaining after the distributions described in clauses second and third above shall be distributed, sequentially, to the Class A-1, Class A-2 and Class A-7 Certificates, in that order, up to their respective targeted principal balances for such Distribution Date;

          fifth, the Senior Principal Distribution Amount remaining after the distributions described in clauses second through fourth above shall be distributed to the Class A-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

          sixth, the Senior Principal Distribution Amount remaining after the distributions described in clauses second through fifth above shall be distributed, sequentially, to the Class A-1, Class A-2 and Class A-7 Certificates, in that order, without regard to their targeted principal balances, until the Certificate Principal Balances thereof have been reduced to zero;

          seventh, the Senior Principal Distribution Amount remaining after the distributions described in clauses second through sixth above shall be distributed to the Class A-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; and

          eighth, the balance of the Senior Principal Distribution Amount remaining after the distributions, if any, described in clauses second through seventh above shall be distributed, concurrently to the Lockout Certificates, pro rata, until the Certificate Principal Balances thereof have been reduced to zero.

     (b) On or after the Credit Support Depletion Date but prior to the reduction of the Certificate Principal Balance of the Senior Support Lockout Certificates to zero, all priorities relating to the distributions described in clause (a) above relating to principal among the Senior Certificates, other than the Class PO Certificates, will be disregarded. Instead, an amount equal to the Discount Fraction of the principal portion of scheduled and unscheduled payments received or advanced relating to Discount Mortgage Loans will be distributed to the Class PO Certificates, and the Senior Principal Distribution Amount will be distributed to the Senior Certificates, other than the Class PO and Class X Certificates, pro rata in accordance with their respective outstanding Certificate Principal Balances and the Senior Interest Distribution Amount will be distributed as described above under "--Interest Distributions;" provided that the aggregate amount distributable to the Super Senior Certificates and Senior Support Lockout Certificates in respect of the aggregate Accrued Certificate Interest thereon and in respect of their aggregate pro rata portion of the Senior Principal Distribution Amount will be distributed among those Certificates in the following priority: first, to the Super Senior Certificates, up to an amount equal to the Accrued Certificate Interest on the Super Senior Certificates; second, to the Super Senior Certificates, up to an amount equal to the Super Senior Optimal Principal Distribution Amount, in reduction of the Certificate Principal Balance thereof; third, to the Senior Support Lockout Certificates, up to an amount equal to the Accrued Certificate Interest thereon; and fourth, to the Senior Support Lockout Certificates, the remainder, until the Certificate Principal Balance thereof has been reduced to zero.

     (c) On or after the Credit Support Depletion Date and upon reduction of the Certificate Principal Balance of the Senior Support Lockout Certificates to zero, all priorities relating to distributions as described above in respect of principal among the Senior Certificates, other than the Class PO and Class X Certificates, will be disregarded and an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans will be distributed to the Class PO Certificates, and the Senior Principal Distribution Amount will be distributed to the Senior Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances and the Senior Interest Distribution Amount will be distributed as described above under "--Interest Distributions."

     The "Credit Support Depletion Date" is the first Distribution Date, if any, on which the Senior Percentage equals 100%.

     The tables set forth in Schedule B set forth for each Distribution Date the targeted principal balances for the Targeted Principal Certificates.

     There is no assurance that sufficient funds will be available on any Distribution Date to reduce the Certificate Principal Balances of the Targeted Principal Certificates to the targeted principal balances for such Distribution Date, or that distributions thereon will not be made in excess of such amounts for such Distribution Date.

     The targeted principal balance for each Distribution Date set forth in the tables in Schedule B were calculated based on certain assumptions, including the assumption that prepayments on the Mortgage Loans occur each month at a constant level of approximately 175% PSA with respect to the Targeted Principal Certificates. The performance of the Mortgage Loans may differ from the assumptions used in determining the targeted principal balance. The targeted principal balance set forth in the tables in Schedule B are final and binding regardless of any error or alleged error in making such calculations.

     There can be no assurance that funds available for distributions of principal in reduction of the Certificate Principal Balances of the Targeted Principal Certificates will be sufficient or will not be in excess of amounts needed to reduce such Certificate Principal Balances to the related targeted principal balance for any Distribution Date. Distributions in reduction of the Certificate Principal Balance of any class of Targeted Principal Certificates may commence significantly earlier (other than as to a class for which the tables in Schedule B reflect a distribution on the first Distribution Date) or later than the first Distribution Date for such class shown in the tables in Schedule B. Distributions of principal in reduction of the Certificate Principal Balance of any of the Targeted Principal Certificates may end significantly earlier or later than the last Distribution Date for such class shown in the tables in Schedule B. See "Certain Yield and Prepayment Considerations" herein for a further discussion of the assumptions used to produce the tables in Schedule B and the effect of prepayments on the Mortgage Loans on the rate of payments of principal and on the weighted average lives of such Certificates.

Principal Distributions on the Offered Subordinate Certificates

     Holders of each of the Offered Subordinate Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the Available Distribution Amount remaining after (a) the sum of the Senior Interest Distribution Amount, the Class PO Distribution Amount and the Senior Principal Distribution Amount is distributed to holders of the Senior Certificates, (b) the aggregate amount of Accrued Certificate Interest and principal required to be distributed on any of the Offered Subordinate Certificates having a higher payment priority on such Distribution Date is distributed to holders of such Offered Subordinate Certificates and (c) the aggregate amount of Accrued Certificate Interest required to be distributed on such Offered Subordinate Certificates on such Distribution Date is distributed to such Offered Subordinate Certificates, a distribution allocable to principal in the sum of the following:

     (i) the product of (A) the then-applicable related Offered Subordinate Percentage (as defined below) and (B) the aggregate of the following amounts:

               (1) the principal portion of all scheduled monthly payments on the Mortgage Loans (other than the related Discount Fraction of the principal portion of such payments with respect to each Discount Mortgage Loan) due on the related Due Date, whether or not received on or prior to the related Determination Date;

               (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) (other than the related Discount Fraction of the principal portion of such proceeds with respect to a Discount Mortgage Loan) as required by the Pooling and Servicing Agreement during the preceding calendar month; and

               (3) the principal portion of all other unscheduled collections received during the preceding calendar month (other than full and partial Mortgagor prepayments made by the respective Mortgagors and any amounts received in connection with a Final Disposition of a Mortgage Loan described in clause (ii) below), to the extent applied as recoveries of principal (other than the related Discount Fraction of the principal amount of such unscheduled collections, with respect to a Discount Mortgage Loan);

          (ii) such class's pro rata share, based on the Certificate Principal Balance of each class of Subordinate Certificates then outstanding, of all amounts received in connection with the Final Disposition of a Mortgage Loan (other than the related Discount Fraction of such amounts with respect to a Discount Mortgage Loan) (x) that occurred in the preceding calendar month and (y) that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates;

          (iii) the portion of full and partial Mortgagor prepayments (other than the Discount Fraction of such Mortgagor prepayments with respect to a Discount Mortgage Loan) made by the respective Mortgagors during the preceding calendar month allocable to such Offered Subordinate Certificates as described below; and

          (iv) any amounts allocable to principal for any previous Distribution Date (calculated pursuant to clauses (i) through (iii) above) that remain undistributed to the extent that any such amounts are not attributable to Realized Losses which were allocated to any of the Offered Subordinate Certificates with a lower payment priority or the Class B-4, Class B-5 and Class B-6 Certificates.

     References herein to "payment priority" of the Offered Subordinate Certificates refer to a payment priority among such classes as follows: first, to the Class B-1 Certificates; second, to the Class B-2 Certificates; and third, to the Class B-3 Certificates.

     As to each of the Offered Subordinate Certificates, on any Distribution Date, any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable to the extent of available funds. Notwithstanding the foregoing, if the Certificate Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates have been reduced to zero, on any Distribution Date, with respect to the Offered Subordinate Certificates outstanding on such Distribution Date with the lowest payment priority, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date (except in the limited circumstances provided in the Pooling and Servicing Agreement) will not be distributable.

     All Mortgagor prepayments not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the Offered Subordinate Certificates with the highest payment priority then outstanding and each other class of Subordinate Certificates for which certain loss levels established for such class in the Pooling and Servicing Agreement have not been exceeded. The related loss level on any Distribution Date would be satisfied as to any Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Certificates, respectively, only if the sum of the current percentage interests in the Mortgage Pool evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the Mortgage Pool evidenced by such class and each class, if any, subordinate thereto.

     The Class B-1, Class B-2 and Class B-3 Percentages, which initially will equal approximately 2.44%, 0.86% and 0.46%, respectively (each, an "Offered Subordinate Percentage"), and will in no event exceed 100%, will each be adjusted for each Distribution Date to be the percentage equal to the Certificate Principal Balance of the related Offered Subordinate Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date. The initial Class B-1, Class B-2 and Class B-3 Percentages are greater than the initial percentage interests in the Trust evidenced by the Class B-1, Class B-2 and Class B-3 Certificates, respectively, because the Class B-1, Class B-2 and Class B-3 Percentages are calculated without regard to the Discount Fraction of the Stated Principal Balance of each Discount Mortgage Loan.

     As stated above under "--Principal Distributions on the Senior Certificates," the Senior Accelerated Distribution Percentage will be 100% during the first five years after the Closing Date (unless the Certificate Principal Balances of the Senior Certificates (other than the Class PO Certificates) are reduced to zero before the end of such period), and will thereafter equal 100% whenever the Senior Percentage exceeds the initial Senior Percentage. Furthermore, as set forth herein, the Senior Accelerated Distribution Percentage will exceed the Senior Percentage during the sixth through ninth years following the Closing Date, and scheduled reductions to the Senior Accelerated Distribution Percentage are subject to postponement based on the loss and delinquency experience of the Mortgage Loans. Accordingly, each of the Offered Subordinate Certificates will not be entitled to any prepayments for at least the first five years after the Closing Date (unless the Certificate Principal Balances of the Senior Certificates (other than the Class PO Certificates) have been reduced to zero before the end of such period), and may receive no prepayments or a disproportionately small portion of prepayments relative to the related Offered Subordinate Percentage during certain periods thereafter. See "--Principal Distributions on the Senior Certificates" herein.

Allocation of Losses; Subordination

     The Subordination provided to the Senior Certificates by the Subordinate Certificates and the Subordination provided to each of the Offered Subordinate Certificates by the Class B-4, Class B-5 and Class B-6 Certificates and by any of the Offered Subordinate Certificates subordinate thereto will cover Realized Losses on the Mortgage Loans that are Defaulted Mortgage Losses, Fraud Losses, Bankruptcy Losses (each as defined in the Prospectus) and Special Hazard Losses (as defined herein). Any such Realized Losses which are not Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows: first, to the Other Certificates in the reverse order of their numerical designation; second, to the Class B-3 Certificates; third, to the Class B-2 Certificates; and fourth, to the Class B-1 Certificates, in each case until the Certificate Principal Balance of such class of Certificates has been reduced to zero; and thereafter, if any such Realized Loss is on a Discount Mortgage Loan, to the Class PO Certificates in an amount equal to the related Discount Fraction of the principal portion of such Realized Loss, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount Mortgage Loans among all the remaining classes of Senior Certificates (other than the Class PO Certificates) on a pro rata basis, except that Defaulted Mortgage Losses otherwise allocable to the Super Senior Certificates will be allocated first to the Senior Support Lockout Certificates, until the Certificate Principal Balance of the Senior Support Lockout Certificates has been reduced to zero. Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof, in the case of the principal portion of such Realized Loss, in each case until the Certificate Principal Balance of such class has been reduced to zero, and the Accrued Certificate Interest thereon, in the case of the interest portion of such Realized Loss, by the amount so allocated as of the Distribution Date occurring in the month following the calendar month in which such Realized Loss was incurred. In addition, any such allocation of a Realized Loss to a Offered Subordinate Certificate may also be made by operation of the payment priority to the Senior Certificates set forth above under "--Principal Distributions on the Senior Certificates" and of the Offered Subordinate Certificates with a higher payment priority. As used herein, "Debt Service Reduction" means a reduction in the amount of the monthly payment due to certain bankruptcy proceedings, but does not include any permanent forgiveness of principal. As used herein, "Subordination" refers to the provisions discussed above for the sequential allocation of Realized Losses among the various classes, as well as all provisions effecting such allocations including the priorities for distribution of cash flows in the amounts described herein.

     An allocation of the interest portion of a Realized Loss will not reduce the level of Subordination, as such term is defined herein, until an amount in respect thereof has been actually disbursed to the Senior Certificateholders or the Offered Subordinate Certificateholders, as applicable. The holders of the Offered Certificates will not be entitled to any additional payments with respect to Realized Losses from amounts otherwise distributable on any classes of Certificates subordinate thereto (except in limited circumstances in the case of Class PO Collection Shortfalls, to the extent of Eligible Funds). Accordingly, the Subordination provided to the Senior Certificates (other than the Class PO Certificates) and to each of the Offered Subordinate Certificates by the respective classes of Certificates subordinate thereto with respect to Realized Losses allocated on any Distribution Date will be effected primarily by increasing the Senior Percentage, or the respective Offered Subordinate Percentage, of future distributions of principal of the remaining Mortgage Loans. Because the Discount Fraction of each Discount Mortgage Loan will not change over time, the protection from losses provided to the Class PO Certificates by the Subordinate Certificates is limited to the prior right of the Class PO Certificates to receive distributions in respect of principal as described herein. Furthermore, principal losses on the Mortgage Loans will be allocated to the Class PO Certificates only to the extent they occur on a Discount Mortgage Loan and only to the extent of the related Discount Fraction of such losses. Such allocation of principal losses on the Discount Mortgage Loans may result in such losses being allocated in an amount that is greater or less than would have been the case had such losses been allocated in proportion to the Certificate Principal Balance of the Class PO Certificates. Thus, the Senior Certificates (other than the Class PO Certificates) will bear the entire amount of losses that are not allocated to the Subordinate Certificates (other than the amount allocable to the Class PO Certificates), which losses will be allocated among all classes of Senior Certificates (other than the Class PO Certificates) as described herein.

     Because the Class PO Certificates are entitled to receive in connection with the Final Disposition of a Discount Mortgage Loan, on any Distribution Date, an amount equal to all unpaid Class PO Collection Shortfalls to the extent of Eligible Funds on such Distribution Date, shortfalls in distributions of principal on any of the Offered Subordinate Certificates could occur under certain circumstances, even if such class is not the most subordinate class of Certificates then outstanding.

     Any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses, Extraordinary Losses or other losses of a type not covered by Subordination on Non-Discount Mortgage Loans will be allocated on a pro rata basis among the Senior Certificates (other than the Class PO Certificates), Subordinate Certificates (any such Realized Losses so allocated to the Senior Certificates or Offered Subordinate Certificates will be allocated without priority among the various classes of Senior Certificates (other than the Class PO Certificates) or Offered Subordinate Certificates). The principal portion of such losses on Discount Mortgage Loans will be allocated to the Class PO Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount Mortgage Loans will be allocated among the remaining Certificates on a pro rata basis. An allocation of a Realized Loss on a "pro rata basis" among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date in the case of an allocation of the principal portion of a Realized Loss, or based on the Accrued Certificate Interest thereon in respect of such Distribution Date in the case of an allocation of the interest portion of a Realized Loss.

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale, disposition of the related Mortgaged Property if acquired on behalf of the Certificateholders by deed in lieu of foreclosure, or otherwise, the amount of loss realized, if any, will equal the portion of the Stated Principal Balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Servicer for Monthly Advances and Servicing Advances, including attorneys' fees) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses and Bankruptcy Losses are referred to herein as "Realized Losses."

     In order to maximize the likelihood of distribution in full of the Senior Interest Distribution Amount, Class PO Distribution Amount and Senior Principal Distribution Amount on each Distribution Date, holders of Senior Certificates have a right to distributions of the Available Distribution Amount that is prior to the rights of the holders of the Subordinate Certificates, to the extent necessary to satisfy the Senior Interest Distribution Amount, Class PO Distribution Amount and Senior Principal Distribution Amount. Similarly, holders of the Offered Subordinate Certificates have a right to distributions of the Available Distribution Amount prior to the rights of holders of the Class B-4, Class B-5 and Class B-6 Certificates, and holders of any of the Class B-4, Class B-5 and Class B-6 Certificates with a higher payment priority have a right to distributions of the Available Distribution Amount prior to the rights of holders of any of the Subordinate Certificates with a lower payment priority. In addition, holders of the Super Senior Certificates will have a right, on each Distribution Date occurring on or after the Credit Support Depletion Date, to that portion of the Available Distribution Amount otherwise allocable to the Senior Support Lockout Certificates to the extent necessary to satisfy the Accrued Certificate Interest on the Super Senior Certificates and the Super Senior Optimal Principal Distribution Amount.

     The application of the Senior Accelerated Distribution Percentage (when it exceeds the Senior Percentage) to determine the Senior Principal Distribution Amount will accelerate the amortization of the Senior Certificates (other than the Class PO Certificates) in the aggregate relative to the actual amortization of the Mortgage Loans. The Class PO Certificates will not receive more than the Discount Fraction of any unscheduled payment relating to a Discount Mortgage Loan. To the extent that the Senior Certificates in the aggregate (other than the Class PO Certificates) are amortized faster than the Mortgage Loans, in the absence of offsetting Realized Losses allocated to the Subordinate Certificates, the percentage interest evidenced by such Senior Certificates in the Trust will be decreased (with a corresponding increase in the interest in the Trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Principal Balances, the Subordination afforded the Senior Certificates (other than the Class PO Certificates) by the Subordinate Certificates collectively. In addition, if losses on the Mortgage Loans exceed the amounts described above under "--Principal Distributions on the Senior Certificates," a greater percentage of full and partial Mortgagor prepayments will be allocated to the Senior Certificates in the aggregate (other than the Class PO Certificates) than would otherwise be the case, thereby accelerating the amortization of such Senior Certificates (other than the Class PO Certificates) relative to the Subordinate Certificates.

     The priority of payments (including Mortgagor prepayments) among the Offered Subordinate Certificates, as described herein, also has the effect during certain periods, in the absence of losses, of decreasing the percentage interest evidenced by any of the Offered Subordinate Certificates with a higher payment priority, thereby increasing, relative to its Certificate Principal Balance, the Subordination afforded to such of the Offered Subordinate Certificates by the Class B-4, Class B-5 and Class B-6 Certificates and any of the Offered Subordinate Certificates with a lower payment priority.

     The aggregate amount of Realized Losses which may be allocated in connection with Special Hazard Losses (the "Special Hazard Amount") through Subordination shall initially be equal to $3,023,263.38. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal $3,023,263.38 less the sum of (A) any amounts allocated through Subordination in respect of Special Hazard Losses and (B) the Adjustment Amount. The "Adjustment Amount" will be equal to an amount calculated pursuant to the terms of the Pooling and Servicing Agreement. A "Special Hazard Loss" is a Realized Loss attributable to damage or a direct physical loss suffered by a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on a Mortgaged Property) other than any such damage or loss covered by a hazard insurance policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property under the Pooling and Servicing Agreement or any loss due to normal wear and tear or certain other causes. Special Hazard Losses will not include, and the Subordination will not cover, Extraordinary Losses, and Special Hazard Losses will not exceed the lesser of the cost of repair or replacement of the related Mortgaged Properties.

     The aggregate amount of Realized Losses which may be allocated in connection with Fraud Losses (the "Fraud Loss Amount") through Subordination shall initially be equal to $6,046,526.76. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the third anniversary of the Cut-off Date an amount equal to 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated through Subordination with respect to Fraud Losses up to such date of determination and (Y) from the third to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 0.50% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated through Subordination with respect to Fraud Losses since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero and Fraud Losses shall not be allocated through Subordination.

     The aggregate amount of Realized Losses which may be allocated in connection with Bankruptcy Losses (the "Bankruptcy Amount") through Subordination will initially be equal to $100,000. As of any date of determination, the Bankruptcy Amount will equal $100,000 less the sum of any amounts allocated through Subordination for such losses up to such date of determination.

     Notwithstanding the foregoing, the provisions relating to Subordination will not be applicable in connection with a Bankruptcy Loss so long as the Servicer has notified the Trustee in writing that the Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable standard hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Servicer.

     The Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount are subject to further reduction as described in the Prospectus under "Credit Enhancement."

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

General

     The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans and the amount and timing of Mortgagor defaults resulting in Realized Losses. Such yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans in the Trust. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of Mortgagor prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described herein and in the Prospectus under "Yield and Prepayment Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.

     The Mortgage Loans generally may be prepaid by the Mortgagors at any time without payment of any prepayment fee or penalty. The Mortgage Loans generally contain due-on-sale clauses. As described under "Description of the Certificates--Principal Distributions on the Senior Certificates" and "-- Principal Distributions on the Offered Subordinate Certificates" herein, during certain periods all or a disproportionately large percentage of Mortgagor prepayments on the Mortgage Loans will be allocated among the Senior Certificates (other than the Lockout Certificates and the Class PO Certificates), and during certain periods no Mortgagor prepayments or, relative to the Lockout Distribution Percentage or the related Subordinate Percentage, a disproportionately small portion of Mortgagor prepayments on the Mortgage Loans will be distributed to the Lockout Certificates and to each class of the Offered Subordinate Certificates. In addition to the foregoing, if on any Distribution Date, the loss level established for the Class B-2 Certificates or Class B-3 Certificates is exceeded and a class of Subordinate Certificates having a higher payment priority is then outstanding, the Class B-2 Certificates or Class B-3 Certificates, as the case may be, will not receive distributions in respect of Mortgagor prepayments on such Distribution Date. Furthermore, if the Certificate Principal Balances of the Senior Certificates (other than the Lockout and Class PO Certificates) have been reduced to zero, the Lockout Certificates may, under certain circumstances, receive all Mortgagor prepayments made during the preceding calendar month otherwise allocable to the Senior
Certificates to the extent not paid to the Class PO Certificates.   Prepayments,
liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease.

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. See "Yield and Prepayment Considerations" in the Prospectus.

     After the Certificate Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates have been reduced to zero, the yield to maturity on the Offered Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the Mortgage Loans (and the timing thereof) because the entire amount of losses that are covered by Subordination will be allocated to such Offered Subordinate Certificates. Furthermore, because principal distributions are paid to certain classes of Senior Certificates and Offered Subordinate Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

     All classes of Senior Certificates entitled to payments of principal are subject to various priorities for payment of principal as described herein. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the Mortgage Loans early in the life of the Mortgage Pool. The timing of commencement of principal distributions and the weighted average lives of classes of Certificates with a later priority of payment will be affected by the rates of prepayment experienced both before and after the commencement of principal distributions on such classes.

     Because the Mortgage Rates on the Mortgage Loans and the Pass-Through Rates on the Offered Certificates (other than the Class X Certificates) are fixed, such rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Offered Certificates other than the Class X Certificates were to rise, the market value of such Offered Certificates may decline.

     As described herein under "Description of the Certificates--Allocation of Losses; Subordination" and "The Pooling and Servicing Agreement--Monthly Advances," amounts otherwise distributable to holders of one or more of the Offered Subordinate Certificates may be made available to protect the holders of the Senior Certificates and holders of any Offered Subordinate Certificates with a higher payment priority against interruptions in distributions due to certain Mortgagor delinquencies, to the extent not covered by Monthly Advances. Such delinquencies may affect the yields to investors on such of the Offered Subordinate Certificates, and, even if subsequently cured, may affect the timing of the receipt of distributions by the holders of such of the Offered Subordinate Certificates. Similarly, if the Certificate Principal Balances of the Subordinate Certificates are reduced to zero, delinquencies on the Mortgage Loans to the extent not covered by Monthly Advances will affect the yield to investors on the Senior Support Lockout Certificates because the amount of any shortfall resulting from such delinquencies and otherwise allocable to Super Senior Certificates would be borne by the Senior Support Lockout Certificates to the extent those Certificates are then outstanding as described in this prospectus supplement. Furthermore, the Class PO Certificates will share in the principal portion of Realized Losses on the Mortgage Loans only to the extent that they are incurred with respect to Discount Mortgage Loans and only to the extent of the related Discount Fraction; thus, after the Subordinate Certificates are retired or in the case of Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses, the Senior Certificates (other than the Class PO Certificates) may be affected to a greater extent by losses on Non-Discount Mortgage Loans than losses on Discount Mortgage Loans. In addition, a higher than expected rate of delinquencies or losses will also affect the rate of principal payments on one or more of the Offered Subordinate Certificates if it delays the scheduled reduction of the Senior Accelerated Distribution Percentage or affects the allocation of prepayments among the Subordinate Certificates.

     The amount of interest otherwise payable to holders of the Offered Certificates will be reduced by any interest shortfalls to the extent not covered by Subordination or by the Servicer as described herein, including Interest Shortfalls and, in the case of each of the Offered Subordinate Certificates, the interest portions of Realized Losses allocated solely to such class of Certificates. Such shortfalls will not be offset by a reduction in the Servicing Fee payable to the Servicer or otherwise, except as described herein with respect to certain Interest Shortfalls. See "Yield and Prepayment Considerations" in the Prospectus and "Description of the Certificates--Interest Distributions" herein for a discussion of the effect of Mortgagor prepayments on the Mortgage Loans on the yield to maturity of the Offered Certificates and certain possible shortfalls in the collection of interest.

     The yield to investors in the Offered Certificates will be affected by Interest Shortfalls allocable thereto in the month preceding any Distribution Date to the extent that such shortfalls exceed the amount offset by the Servicer. See "Description of the Certificates--Interest Distributions" herein.

     In addition, the yield to maturity on each class of the Offered Certificates will depend on, among other things, the price paid by the holders of the Offered Certificates and the related Pass-Through Rate. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a class of Offered Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a class of Offered Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. For additional considerations relating to the yield on the Certificates, see "Yield and Prepayment Considerations" in the Prospectus.

     Targeted Principal Certificates: The Targeted Principal Certificates have been structured so that principal distributions generally will be made thereon in the amounts determined by using the aggregate tables and the cash flow allocation provisions described herein, assuming that prepayments on the Mortgage Loans occur each month at a constant level of approximately 175% PSA.

     There can be no assurance that funds available for distribution of principal on the Targeted Principal Certificates will result in the Certificate Principal Balances equaling their respective targeted principal balances for any Distribution Date. To the extent that prepayments occur at a level below approximately 175% PSA, the funds available for principal distributions on the Targeted Principal Certificates on each Distribution Date may be insufficient to reduce the Certificate Principal Balances of the Targeted Principal Certificates to their respective targeted principal balances for such Distribution Date, and the weighted average lives of the Targeted Principal Certificates may be extended. Conversely, to the extent that prepayments occur at a level above approximately 175% PSA, the Certificate Principal Balances of the Targeted Principal Certificates may be reduced below their respective targeted principal balances and the weighted average lives of the Targeted Principal Certificates may be reduced.

     It is very unlikely that the Mortgage Loans will prepay at any particular constant rate. Furthermore, the targeted principal balances set forth in the tables in Schedule B were calculated based on certain assumptions which may differ from the actual performance of the Mortgage Loans. The actual prepayment rates that will result in the Certificate Principal Balances of the Targeted Principal Certificates equaling their respective targeted principal balances set forth in such tables may differ from the rates used to calculate such amounts. The prepayment rates that will result in the Certificate Principal Balances of the Targeted Principal Certificates equaling such amounts may vary over time as a result of the actual prepayment experience of the Mortgage Loans. Moreover, because the targeted principal balances were calculated using certain assumptions regarding the Mortgage Loans, the actual prepayment behavior of the individual Mortgage Loans could be such that the amount available for distributions of principal in reduction of the Targeted Principal Certificates may not result in the Certificate Principal Balances thereof equaling their respective targeted principal balances even if prepayments were at a constant speed of approximately 175% PSA.

     Lockout Certificates: Investors in the Lockout Certificates should be aware that because the Lockout Certificates are not intended to receive any distributions of payments of principal prior to the Distribution Date occurring in December 2004 and until the Distribution Date occurring in December 2008 may receive a disproportionately small portion of principal payments (unless the Certificate Principal Balances of the Senior Certificates (other than the Lockout Certificates and Class PO Certificates) have been reduced to zero), the weighted average lives of such Certificates will be longer than would otherwise be the case, and the effect on the market value of such Certificates of changes in market interest rates or market yields for similar securities will be greater than for other classes of Senior Certificates entitled to such distributions.

     Certificates with Subordination Features: After the aggregate Certificate Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates has been reduced to zero, the yield to maturity on the class of Offered Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the Mortgage Loans and the timing of those losses because the entire amount of losses that are covered by Subordination will be allocated to that class of Offered Subordinate Certificates. After the Credit Support Depletion Date, the yield to maturity on the Senior Support Lockout Certificates will be extremely sensitive to losses on the Mortgage Loans, and the timing thereof, because the entire amount of losses that would be allocable to the Super Senior Certificates will be allocated first to the Senior Support Lockout Certificates. See "Description of the Certificates--Allocation of Losses; Subordination" above. Furthermore, because principal distributions are paid to some classes of Senior Certificates and Offered Subordinate Certificates before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

     Assumed Final Distribution Date: The assumed final Distribution Date with respect to each class of the Offered Certificates is January 25, 2030, which is the Distribution Date in the month immediately following the latest scheduled maturity date for any Mortgage Loan.

     No event of default, change in the priorities for distribution among the various classes or other provisions under the Pooling and Servicing Agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of Certificates on or before its assumed final Distribution Date.

     Weighted Average Life: Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model ("PSA") used in this Prospectus Supplement represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. PSA does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. 100% PSA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum. Multiples will be calculated from this prepayment rate series; for example, 200% PSA assumes prepayment rates will be approximately 0.40% per annum in month one, approximately 0.80% per annum in month two, reaching approximately 12% per annum in month 30 and remaining constant at approximately 12% per annum thereafter.
0% PSA assumes no prepayments.

     The table set forth below has been prepared on the basis of certain assumptions as described below regarding the weighted average characteristics of the Mortgage Loans that are expected to be included in the Trust as described under "Description of the Mortgage Pool" herein and the performance thereof. The table assumes, among other things, that: (i) the Mortgage Loans have been divided into two pools: (a) one pool of Non-Discount Mortgage Loans with an aggregate principal balance as of the date of issuance of the Offered Certificates of $199,344,359.53, a Mortgage Rate of 7.8090597531%, a Net Mortgage Rate of 7.5490597531%, an original term to maturity of 358 months and a remaining term to maturity of 355 months and (b) one pool of Discount Mortgage Loans with an aggregate principal balance as of the date of issuance of the Offered Certificates of $102,981,978.47, a Mortgage Rate of 6.9219423207%, a Net Mortgage Rate of 6.6619423207%, an original term to maturity of 358 months and a remaining term to maturity of 353 months; (ii) the scheduled monthly payment for each Mortgage Loan has been based on its outstanding balance, interest rate and remaining term to maturity, such that the Mortgage Loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; (iii) the Originator, the Servicer or SAMI will not repurchase any Mortgage Loan, as described under "Mortgage Loans--Representations by Lenders; Repurchases" and "Administration--Assignment of Mortgage Assets" in the Prospectus, and neither the Servicer nor SAMI exercises any option to purchase the Mortgage Loans and thereby cause a termination of the Trust; (iv) there are no delinquencies or Realized Losses on the Mortgage Loans, and principal payments on the Mortgage Loans will be timely received together with prepayments, if any, at the respective constant percentages of PSA set forth in the table; (v) there is no Interest Shortfall or any other interest shortfall in any month; (vi) payments on the Certificates will be received on the 25th day of each month, commencing in December 1999; (vii) payments on the Mortgage Loans earn no reinvestment return; (viii) there are no additional ongoing Trust expenses payable out of the Trust; and (ix) the Certificates will be purchased on November 30, 1999; ((i) through (ix) collectively, the "Structuring Assumptions").

     The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at a constant level of PSA until maturity or that all of the Mortgage Loans will prepay at the same level of PSA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various constant percentages of PSA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Principal Balances outstanding over time and the weighted average lives of the classes of Offered Certificates.

     Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each class of Offered Certificates, and sets forth the percentages of the initial Certificate Principal Balance of each such class of Offered Certificates that would be outstanding after each of the dates shown at various percentages of PSA.

      Percent of Initial Certificate Principal Balance or Notional Amount
                                  Outstanding

                                                      Class A-1 Certificates
                                                   -----------------------------
                                                          Percent of PSA
                                                   -----------------------------
Date                                                0 %  100 % 200 % 350 % 500 %
----                                               ----- ----- ----- ----- -----
Initial Percentage................................   100  100   100   100   100
November 2000.....................................    98   94    91    91    91
November 2001.....................................    96   84    75    68    52
November 2002.....................................    94   72    56    36    12
November 2003.....................................    92   60    39    11     0
November 2004.....................................    90   49    24     0     0
November 2005.....................................    87   39    11     0     0
November 2006.....................................    85   30     0     0     0
November 2007.....................................    82   22     0     0     0
November 2008.....................................    79   15     0     0     0
November 2009.....................................    76    9     0     0     0
November 2010.....................................    72    3     0     0     0
November 2011.....................................    69    0     0     0     0
November 2012.....................................    65    0     0     0     0
November 2013.....................................    61    0     0     0     0
November 2014.....................................    56    0     0     0     0
November 2015.....................................    52    0     0     0     0
November 2016.....................................    47    0     0     0     0
November 2017.....................................    41    0     0     0     0
November 2018.....................................    35    0     0     0     0
November 2019.....................................    28    0     0     0     0
November 2020.....................................    21    0     0     0     0
November 2021.....................................    14    0     0     0     0
November 2022.....................................     6    0     0     0     0
November 2023.....................................     0    0     0     0     0
November 2024.....................................     0    0     0     0     0
November 2025.....................................     0    0     0     0     0
November 2026.....................................     0    0     0     0     0
November 2027.....................................     0    0     0     0     0
November 2028.....................................     0    0     0     0     0
November 2029.....................................     0    0     0     0     0
                                                   ----- ----  ----  ----  ----
Weighted Average Life (in years)++................ 14.99 5.30  3.49  2.59  2.05
                                                   ===== ====  ====  ====  ====

--------
++ The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

      Percent of Initial Certificate Principal Balance or Notional Amount
                                  Outstanding

                                                        Class A-2 Certificates
                                                      --------------------------
                                                            Percent of PSA
                                                      --------------------------
Date                                                   0%   100%  200% 350% 500%
----                                                  ----- ----- ---- ---- ----
Initial Percentage...................................   100   100  100  100  100
November 2000........................................   100   100  100  100  100
November 2001........................................   100   100  100  100  100
November 2002........................................   100   100  100  100  100
November 2003........................................   100   100  100  100   29
November 2004........................................   100   100  100   60    0
November 2005........................................   100   100  100    3    0
November 2006........................................   100   100  100    0    0
November 2007........................................   100   100   62    0    0
November 2008........................................   100   100   32    0    0
November 2009........................................   100   100    8    0    0
November 2010........................................   100   100    0    0    0
November 2011........................................   100    87    0    0    0
November 2012........................................   100    64    0    0    0
November 2013........................................   100    42    0    0    0
November 2014........................................   100    22    0    0    0
November 2015........................................   100     3    0    0    0
November 2016........................................   100     0    0    0    0
November 2017........................................   100     0    0    0    0
November 2018........................................   100     0    0    0    0
November 2019........................................   100     0    0    0    0
November 2020........................................   100     0    0    0    0
November 2021........................................   100     0    0    0    0
November 2022........................................   100     0    0    0    0
November 2023........................................    88     0    0    0    0
November 2024........................................    48     0    0    0    0
November 2025........................................     4     0    0    0    0
November 2026........................................     0     0    0    0    0
November 2027........................................     0     0    0    0    0
November 2028........................................     0     0    0    0    0
November 2029........................................     0     0    0    0    0
                                                      ----- ----- ---- ---- ----
Weighted Average Life (in years)++................... 24.95 13.72 8.51 5.23 3.84
                                                      ===== ===== ==== ==== ====

--------
++ The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

      Percent of Initial Certificate Principal Balance or Notional Amount
                                  Outstanding


                                                        Class A-3 Certificates
                                                      --------------------------
                                                            Percent of PSA
                                                      --------------------------
Date                                                   0%   100%  200% 350% 500%
----                                                  ----- ----- ---- ---- ----
Initial Percentage...................................   100   100  100  100  100
November 2000........................................   100   100   92   47    2
November 2001........................................   100   100   78    0    0
November 2002........................................   100   100   61    0    0
November 2003........................................   100   100   49    0    0
November 2004........................................   100   100   41    0    0
November 2005........................................   100   100   37    0    0
November 2006........................................   100   100   35    0    0
November 2007........................................   100   100   35    0    0
November 2008........................................   100   100   35    0    0
November 2009........................................   100   100   35    0    0
November 2010........................................   100   100   35    0    0
November 2011........................................   100   100   35    0    0
November 2012........................................   100   100   18    0    0
November 2013........................................   100   100    0    0    0
November 2014........................................   100   100    0    0    0
November 2015........................................   100   100    0    0    0
November 2016........................................   100   100    0    0    0
November 2017........................................   100   100    0    0    0
November 2018........................................   100    79    0    0    0
November 2019........................................   100    51    0    0    0
November 2020........................................   100    25    0    0    0
November 2021........................................   100     *    0    0    0
November 2022........................................   100     0    0    0    0
November 2023........................................   100     0    0    0    0
November 2024........................................   100     0    0    0    0
November 2025........................................   100     0    0    0    0
November 2026........................................    92     0    0    0    0
November 2027........................................     1     0    0    0    0
November 2028........................................     0     0    0    0    0
November 2029........................................     0     0    0    0    0
                                                      ----- ----- ---- ---- ----
Weighted Average Life (in years)++................... 27.50 20.11 6.39 0.94 0.63
                                                      ===== ===== ==== ==== ====

--------
++ The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).
*  Less than 0.5% but greater than 0.0%.

      Percent of Initial Certificate Principal Balance or Notional Amount
                                  Outstanding

                                                       Class A-4 Certificates
                                                    ----------------------------
                                                           Percent of PSA
                                                    ----------------------------
Date                                                 0%   100%  200%  350%  500%
----                                                ----- ----- ----- ----- ----
Initial Percentage.................................   100   100   100   100  100
November 2000......................................   100   100   100   100  100
November 2001......................................   100   100   100   100  100
November 2002......................................   100   100   100   100  100
November 2003......................................   100   100   100   100  100
November 2004......................................   100   100   100   100   80
November 2005......................................   100   100   100   100   27
November 2006......................................   100   100   100    99    0
November 2007......................................   100   100   100    67    0
November 2008......................................   100   100   100    48    0
November 2009......................................   100   100   100    37    0
November 2010......................................   100   100   100    28    0
November 2011......................................   100   100   100    22    0
November 2012......................................   100   100   100    17    0
November 2013......................................   100   100    95    13    0
November 2014......................................   100   100    81    10    0
November 2015......................................   100   100    68     7    0
November 2016......................................   100   100    57     6    0
November 2017......................................   100   100    48     4    0
November 2018......................................   100   100    40     3    0
November 2019......................................   100   100    33     2    0
November 2020......................................   100   100    27     2    0
November 2021......................................   100   100    21     1    0
November 2022......................................   100    84    17     1    0
November 2023......................................   100    70    13     1    0
November 2024......................................   100    55    10     *    0
November 2025......................................   100    42     7     *    0
November 2026......................................   100    29     5     *    0
November 2027......................................   100    17     3     *    0
November 2028......................................    36     6     1     *    0
November 2029......................................     0     0     0     0    0
                                                    ----- ----- ----- ----- ----
Weighted Average Life (in years)++................. 28.82 25.55 18.78 10.19 5.63
                                                    ===== ===== ===== ===== ====

++ The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).
*  Less than 0.5% but greater than 0.0%.

      Percent of Initial Certificate Principal Balance or Notional Amount
                                  Outstanding


                                                      Class A-5 Certificates
                                                   -----------------------------
                                                          Percent of PSA
                                                   -----------------------------
Date                                                0 %  100 % 200 % 350 % 500 %
----                                               ----- ----- ----- ----- -----
Initial Percentage................................   100   100   100   100  100
November 2000.....................................   100   100   100   100  100
November 2001.....................................   100   100   100   100  100
November 2002.....................................   100   100   100   100  100
November 2003.....................................   100   100   100   100  100
November 2004.....................................   100   100   100   100  100
November 2005.....................................   100    98    96    93   90
November 2006.....................................    99    95    90    84   74
November 2007.....................................    98    90    83    72   47
November 2008.....................................    96    85    74    59   31
November 2009.....................................    94    78    63    46   21
November 2010.....................................    92    71    55    35   15
November 2011.....................................    90    65    47    27   10
November 2012.....................................    87    60    40    21    7
November 2013.....................................    84    54    34    16    5
November 2014.....................................    81    49    29    12    3
November 2015.....................................    78    45    24     9    2
November 2016.....................................    75    40    21     7    1
November 2017.....................................    71    36    17     5    1
November 2018.....................................    67    32    14     4    1
November 2019.....................................    63    28    12     3    *
November 2020.....................................    58    24    10     2    *
November 2021.....................................    53    21     8     2    *
November 2022.....................................    47    18     6     1    *
November 2023.....................................    42    14     5     1    *
November 2024.....................................    35    12     3     *    *
November 2025.....................................    29     9     2     *    *
November 2026.....................................    21     6     2     *    *
November 2027.....................................    13     4     1     *    *
November 2028.....................................     5     1     *     *    *
November 2029.....................................     0     0     0     0    0
                                                   ----- ----- ----- ----- ----
Weighted Average Life (in years)++................ 21.30 15.86 12.87 10.50 8.60
                                                   ===== ===== ===== ===== ====

--------
++ The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).
*  Less than 0.5% but greater than 0.0%.

      Percent of Initial Certificate Principal Balance or Notional Amount
                                  Outstanding

                                                       Class A-6 Certificates
                                                    ----------------------------
                                                           Percent of PSA
                                                    ----------------------------
Date                                                 0%   100%  200%  350%  500%
----                                                ----- ----- ----- ----- ----
Initial Percentage.................................   100   100   100   100  100
November 2000......................................   100   100   100   100  100
November 2001......................................   100   100   100   100  100
November 2002......................................   100   100   100   100  100
November 2003......................................   100   100   100   100  100
November 2004......................................   100   100   100   100  100
November 2005......................................   100    98    96    93   90
November 2006......................................    99    95    90    84   74
November 2007......................................    98    90    83    72   47
November 2008......................................    96    85    74    59   31
November 2009......................................    94    78    63    46   21
November 2010......................................    92    71    55    35   15
November 2011......................................    90    65    47    27   10
November 2012......................................    87    60    40    21    7
November 2013......................................    84    54    34    16    5
November 2014......................................    81    49    29    12    3
November 2015......................................    78    45    24     9    2
November 2016......................................    75    40    21     7    1
November 2017......................................    71    36    17     5    1
November 2018......................................    67    32    14     4    1
November 2019......................................    63    28    12     3    *
November 2020......................................    58    24    10     2    *
November 2021......................................    53    21     8     2    *
November 2022......................................    47    18     6     1    *
November 2023......................................    42    14     5     1    *
November 2024......................................    35    12     3     *    *
November 2025......................................    29     9     2     *    *
November 2026......................................    21     6     2     *    *
November 2027......................................    13     4     1     *    *
November 2028......................................     5     1     *     *    *
November 2029......................................     0     0     0     0    0
                                                    ----- ----- ----- ----- ----
Weighted Average Life (in years)++................. 21.30 15.86 12.87 10.50 8.60
                                                    ===== ===== ===== ===== ====

--------
++ The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).
*  Less than 0.5% but greater than 0.0%.

      Percent of Initial Certificate Principal Balance or Notional Amount
                                  Outstanding

                                                       Class A-7 Certificates
                                                     ---------------------------
                                                           Percent of PSA
                                                     ---------------------------
Date                                                  0%   100%  200%  350% 500%
----                                                 ----- ----- ----- ---- ----
Initial Percentage..................................   100   100   100  100  100
November 2000.......................................   100   100   100  100  100
November 2001.......................................   100   100   100  100  100
November 2002.......................................   100   100   100  100  100
November 2003.......................................   100   100   100  100  100
November 2004.......................................   100   100   100  100    0
November 2005.......................................   100   100   100  100    0
November 2006.......................................   100   100   100    0    0
November 2007.......................................   100   100   100    0    0
November 2008.......................................   100   100   100    0    0
November 2009.......................................   100   100   100    0    0
November 2010.......................................   100   100    65    0    0
November 2011.......................................   100   100    17    0    0
November 2012.......................................   100   100     0    0    0
November 2013.......................................   100   100     0    0    0
November 2014.......................................   100   100     0    0    0
November 2015.......................................   100   100     0    0    0
November 2016.......................................   100    59     0    0    0
November 2017.......................................   100    13     0    0    0
November 2018.......................................   100     0     0    0    0
November 2019.......................................   100     0     0    0    0
November 2020.......................................   100     0     0    0    0
November 2021.......................................   100     0     0    0    0
November 2022.......................................   100     0     0    0    0
November 2023.......................................   100     0     0    0    0
November 2024.......................................   100     0     0    0    0
November 2025.......................................   100     0     0    0    0
November 2026.......................................     0     0     0    0    0
November 2027.......................................     0     0     0    0    0
November 2028.......................................     0     0     0    0    0
November 2029.......................................     0     0     0    0    0
                                                     ----- ----- ----- ---- ----
Weighted Average Life (in years)++ ................. 26.54 17.22 11.35 6.52 4.56
                                                     ===== ===== ===== ==== ====

--------
++ The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

      Percent of Initial Certificate Principal Balance or Notional Amount
                                  Outstanding

                                                        Class X Certificates+
                                                      --------------------------
                                                            Percent of PSA
                                                      --------------------------
Date                                                   0%   100%  200% 350% 500%
----                                                  ----- ----- ---- ---- ----
Initial Percentage...................................   100   100  100  100  100
November 2000........................................    99    97   95   92   90
November 2001........................................    98    92   86   78   70
November 2002........................................    97    86   75   61   48
November 2003........................................    96    80   65   48   33
November 2004........................................    95    74   57   37   23
November 2005........................................    93    68   49   29   16
November 2006........................................    92    63   43   22   11
November 2007........................................    90    59   37   17    8
November 2008........................................    89    54   32   14    5
November 2009........................................    87    50   28   10    4
November 2010........................................    85    46   24    8    2
November 2011........................................    83    42   20    6    2
November 2012........................................    81    38   17    5    1
November 2013........................................    78    35   15    4    1
November 2014........................................    75    32   13    3    1
November 2015........................................    73    29   11    2    *
November 2016........................................    69    26    9    2    *
November 2017........................................    66    23    8    1    *
November 2018........................................    62    20    6    1    *
November 2019........................................    58    18    5    1    *
November 2020........................................    54    16    4    *    *
November 2021........................................    50    13    3    *    *
November 2022........................................    45    11    3    *    *
November 2023........................................    39     9    2    *    *
November 2024........................................    33     8    2    *    *
November 2025........................................    27     6    1    *    *
November 2026........................................    20     4    1    *    *
November 2027........................................    13     2    *    *    *
November 2028........................................     5     1    *    *    *
November 2029........................................     0     0    0    0    0
                                                      ----- ----- ---- ---- ----
Weighted Average Life (in years)++................... 20.05 11.54 7.63 4.95 3.67
                                                      ===== ===== ==== ==== ====

++ The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).
*  Less than 0.5% but greater than 0.0%.
+  Notional Amount.

    Percentage of Initial Certificate Principal Balance or Notional Amount
                                  Outstanding

                                                        Class PO Certificates
                                                      --------------------------
                                                          Percentage of PSA
                                                      --------------------------
Date                                                   0%   100%  200% 350% 500%
----                                                  ----- ----- ---- ---- ----
Initial Percentage...................................   100   100  100  100  100
November 2000........................................    99    97   94   91   87
November 2001........................................    98    91   84   75   66
November 2002........................................    97    84   73   59   46
November 2003........................................    95    78   64   46   32
November 2004........................................    94    73   55   35   22
November 2005........................................    92    67   48   28   15
November 2006........................................    91    62   41   21   10
November 2007........................................    89    57   36   17    7
November 2008........................................    87    53   31   13    5
November 2009........................................    85    48   26   10    3
November 2010........................................    83    44   23    8    2
November 2011........................................    81    40   19    6    2
November 2012........................................    78    37   17    4    1
November 2013........................................    75    33   14    3    1
November 2014........................................    73    30   12    3    *
November 2015........................................    70    27   10    2    *
November 2016........................................    66    24    8    1    *
November 2017........................................    63    22    7    1    *
November 2018........................................    59    19    6    1    *
November 2019........................................    55    17    5    1    *
November 2020........................................    51    15    4    *    *
November 2021........................................    46    12    3    *    *
November 2022........................................    41    10    2    *    *
November 2023........................................    36     9    2    *    *
November 2024........................................    30     7    1    *    *
November 2025........................................    24     5    1    *    *
November 2026........................................    18     4    1    *    *
November 2027........................................    11     2    *    *    *
November 2028........................................     3     1    *    *    *
November 2029........................................     0     0    0    0    0
                                                      ----- ----- ---- ---- ----
Weighted Average Life (in years)++................... 19.40 11.21 7.41 4.78 3.52
                                                      ===== ===== ==== ==== ====

++ The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).
*  Less than 0.5% but greater than 0.0%

      Percent of Initial Certificate Principal Balance or Notional Amount
                                  Outstanding

                                                          Class R Certificates
                                                        ------------------------
                                                             Percent of PSA
                                                        ------------------------
Date                                                      0% 100% 200% 350% 500%
----                                                      -- ---- ---- ---- ----
Initial Percentage.....................................  100  100  100  100  100
November 2000..........................................    0    0    0    0    0
November 2001..........................................    0    0    0    0    0
November 2002..........................................    0    0    0    0    0
November 2003..........................................    0    0    0    0    0
November 2004..........................................    0    0    0    0    0
November 2005..........................................    0    0    0    0    0
November 2006..........................................    0    0    0    0    0
November 2007..........................................    0    0    0    0    0
November 2008..........................................    0    0    0    0    0
November 2009..........................................    0    0    0    0    0
November 2010..........................................    0    0    0    0    0
November 2011..........................................    0    0    0    0    0
November 2012..........................................    0    0    0    0    0
November 2013..........................................    0    0    0    0    0
November 2014..........................................    0    0    0    0    0
November 2015..........................................    0    0    0    0    0
November 2016..........................................    0    0    0    0    0
November 2017..........................................    0    0    0    0    0
November 2018..........................................    0    0    0    0    0
November 2019..........................................    0    0    0    0    0
November 2020..........................................    0    0    0    0    0
November 2021..........................................    0    0    0    0    0
November 2022..........................................    0    0    0    0    0
November 2023..........................................    0    0    0    0    0
November 2024..........................................    0    0    0    0    0
November 2025..........................................    0    0    0    0    0
November 2026..........................................    0    0    0    0    0
November 2027..........................................    0    0    0    0    0
November 2028..........................................    0    0    0    0    0
November 2029..........................................    0    0    0    0    0
                                                        ---- ---- ---- ---- ----
Weighted Average Life (in years)++..................... 0.07 0.07 0.07 0.07 0.07
                                                        ==== ==== ==== ==== ====

--------
++ The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).

      Percent of Initial Certificate Principal Balance or Notional Amount
                                  Outstanding

                                                       Class B-1, B-2 and B-3
                                                            Certificates
                                                     ---------------------------
                                                           Percent of PSA
                                                     ---------------------------
Date                                                  0%   100%  200%  350% 500%
----                                                 ----- ----- ----- ---- ----
Initial Percentage..................................   100   100   100  100  100
November 2000.......................................    99    99    99   99   99
November 2001.......................................    98    98    98   98   98
November 2002.......................................    97    97    97   97   97
November 2003.......................................    96    96    96   96   96
November 2004.......................................    94    94    94   94   94
November 2005.......................................    93    91    90   87   84
November 2006.......................................    92    88    84   78   71
November 2007.......................................    90    83    76   66   57
November 2008.......................................    88    77    67   54   42
November 2009.......................................    86    71    58   42   29
November 2010.......................................    84    65    50   32   20
November 2011.......................................    82    60    43   25   13
November 2012.......................................    80    55    37   19    9
November 2013.......................................    77    50    31   15    6
November 2014.......................................    74    45    26   11    4
November 2015.......................................    72    41    22    8    3
November 2016.......................................    68    37    19    6    2
November 2017.......................................    65    33    16    5    1
November 2018.......................................    61    29    13    4    1
November 2019.......................................    57    25    11    3    1
November 2020.......................................    53    22     9    2    *
November 2021.......................................    48    19     7    1    *
November 2022.......................................    43    16     6    1    *
November 2023.......................................    38    13     4    1    *
November 2024.......................................    32    11     3    *    *
November 2025.......................................    26     8     2    *    *
November 2026.......................................    19     6     1    *    *
November 2027.......................................    12     3     1    *    *
November 2028.......................................     4     1     *    *    *
November 2029.......................................     0     0     0    0    0
                                                     ----- ----- ----- ---- ----
Weighted Average Life (in years)++.................. 19.84 14.85 12.12 9.94 8.78
                                                     ===== ===== ===== ==== ====

--------
++ The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal balance (or notional amount) of such Certificate from one Distribution Date to the next Distribution Date by the number of years from the date of issuance to the second such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance (or notional amount) of such Certificate referred to in clause (a).
*  Less than 0.5% but greater than 0.0%.

Class X Certificate and Class PO Certificate Yield Considerations

     Because the Class PO Certificates will be purchased at a discount, the yield on the Class PO Certificates will be adversely affected by slower than expected payments of principal (including prepayments, defaults, liquidations and purchases of Mortgage Loans due to a breach of a representation and warranty) on the Discount Mortgage Loans.

     The yield to maturity on the Class X Certificates will be extremely sensitive to both the timing of receipt of prepayments and the overall rate of principal prepayments and defaults on the Mortgage Loans, which rate may fluctuate significantly over time. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments. Solely with respect to the Class X Certificates, because the Pool Strip Rates on the Discount Mortgage Loans equal 0.00%, the yield to investors on the Class X Certificates will not be affected by prepayments on the Discount Mortgage Loans.

     The following tables indicate the sensitivity of the pre-tax yield to maturity on the Class X Certificates and Class PO Certificates to various constant rates of prepayment on the Mortgage Loans by projecting the monthly aggregate payments on the Class X Certificates and Class PO Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Structuring Assumptions including the assumptions regarding the characteristics and performance of the Mortgage Loans which differ from the actual characteristics and performance thereof and assuming the aggregate purchase price set forth below. Any differences between such assumptions and the actual characteristics and performance of the Mortgage Loans and of the Certificates may result in yields being different from those shown in such tables. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the tables, which are provided only to give a general sense of the sensitivity of yields in varying prepayment scenarios.

                   Pre-Tax Yield to Maturity of the Class PO
               Certificates at the Following Percentages of PSA

Assumed Purchase Price                   0%        100%      250%     350%      500%
----------------------                  ----       ----      ----     ----      -----
     $3,431,650.80                      1.98       3.68      6.84     8.99      12.14

                   Pre-Tax Yield to Maturity of the Class X
               Certificates at the Following Percentages of PSA

Assumed Purchase Price                   0%         100%      250%     350%      500%
----------------------                  ----        ----      ----     ----      ----
     $4,075,056.83                      27.06       21.80     13.72    8.18     (0.33)

     Each pre-tax yield to maturity set forth in the preceding tables was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class X Certificates and Class PO Certificates, as applicable, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the tables. With respect to the Class X Certificates, accrued interest is included in the assumed purchase price and is used in computing the yields shown. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X Certificates or Class PO Certificates and thus do not reflect the return on any investment in the Class X Certificates or Class PO Certificates when any reinvestment rates other than the discount rates set forth in the preceding tables are considered.

     Notwithstanding the assumed prepayment rates reflected in the preceding tables, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X Certificates and Class PO Certificates is likely to differ from those shown in the tables above, even if the average prepayment rate on all of the Mortgage Loans equals the constant percentages of PSA indicated in the tables above over any given time period or over the entire life of the Certificates. A lower than anticipated rate of principal prepayments on the Discount Mortgage Loans will have a material adverse effect on the yield to maturity of the Class PO Certificates. The rate and timing of principal prepayments on the Discount Mortgage Loans may differ from the rate and timing of principal prepayments on the Mortgage Pool. In addition, because the Discount Mortgage Loans have Mortgage Rates that are lower than the Mortgage Rates of the Non-Discount Mortgage Loans, the Discount Mortgage Loans are generally likely to prepay under most circumstances at a lower rate than the Non-Discount Mortgage Loans. In addition, holders of the Class X Certificates generally have rights to relatively larger portions of interest payments on Non-Discount Mortgage Loans with higher Mortgage Rates; thus, the yield on the Class X Certificates will be adversely affected to a greater extent than on the other Offered Certificates if the Non-Discount Mortgage Loans with higher Mortgage Rates prepay faster than the Non-Discount Mortgage Loans with lower Mortgage Rates. Because Mortgage Loans having higher Pool Strip Rates have higher Mortgage Rates, such Mortgage Loans are generally more likely to be prepaid under most circumstances than are Mortgage Loans having lower Pool Strip Rates.

     There can be no assurance that the Mortgage Loans will prepay at any particular rate or that the yield on the Class X Certificates and Class PO Certificates will conform to the yields described herein. Moreover, the various remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the preceding table at the various constant percentages of the PSA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Investors are urged to make their investment decisions based on their determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X Certificates should fully consider the risk that a rapid rate of prepayments on the Mortgage Loans could result in the failure of such investors to fully recover their investments.

     For additional considerations relating to the yield on the Certificates, see "Yield and Prepayment Considerations" in the Prospectus.

Additional Yield Considerations Applicable Solely to the Residual Certificates

     The Residual Certificateholders' after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates during the early years of the Trust's term that substantially exceed any distributions payable thereon during any such period. In addition, holders of Residual Certificates may have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Pool.

     The Residual Certificateholders should consult their tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the purchase of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

                        POOLING AND SERVICING AGREEMENT

General

     The Certificates will be issued pursuant to a Pooling and Servicing Agreement dated as of November 1, 1999, among SAMI, the Servicer and Norwest Bank Minnesota, National Association, as Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust office of the Trustee. The Seller will provide a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Structured Asset Mortgage Investments, Inc., 245 Park Avenue, New York, New York 10167. Pursuant to the Pooling and Servicing Agreement, transfers of Residual Certificates are prohibited to any non-United States person. Transfers of certain of the Certificates, including the Residual Certificates, are also subject to additional transfer restrictions as set forth in the Pooling and Servicing Agreement.

See "Federal Income Tax Consequences" herein and "Federal Income Tax Consequences--Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. In addition to the circumstances described in the Prospectus, SAMI may terminate the Trustee for cause under certain circumstances. See "The Pooling and Servicing Agreement--The Trustee" herein.

Servicing

     The Mortgage Loans will be serviced by the Servicer in accordance with the provisions of the Pooling and Servicing Agreement.

     The Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any such subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Mortgage Loans.

Voting Rights

     Certain actions specified in the Prospectus that may be taken by holders of Certificates evidencing a specified percentage of all undivided interests in the Trust may be taken by holders of Certificates entitled in the aggregate to such percentage of the Voting Rights. 98% of all Voting Rights will be allocated among all holders of the Certificates (other than the Class X Certificates and Residual Certificates) in proportion to their then outstanding Certificate Principal Balances, and 1% and 1% of all Voting Rights will be allocated to the holders of the Class X Certificates and Class R Certificates, respectively, in proportion to the Percentage Interests (as defined in the Prospectus) evidenced by their Certificates.

Assignment of Mortgage Loans

     At the time of issuance of the Certificates, SAMI will cause the Mortgage Loans, together with all principal and interest due on or with respect to such Mortgage Loans after the Cut-off Date, to be sold to the Trustee. The Mortgage Loans will be identified in a separate schedule appearing as an exhibit to the Pooling and Servicing Agreement. Such schedule will include information as to the principal balance of each Mortgage Loan as of the Cut-off Date, as well as information including, among other things, the Mortgage Rate, the applicable Net Mortgage Rate, the Monthly Payment, the maturity date of each Mortgage Note, the Servicing Fee Rate and the Loan-to-Value Ratio.

     In addition, SAMI will cause the Originator to deposit with the Trustee or its designee (the "Custodian"), with respect to each Mortgage Loan, the original Mortgage Note, endorsed without recourse in blank or in the name of the Trustee or its designee, and showing a complete chain of title from the original payee thereof to the entity endorsing it to the Trustee; the original Mortgage which shall have been recorded (or sent for recording), with evidence of such recording (or submission to the recording office) indicated thereon; the assignment (which may be in the form of a blanket assignment) to the Trustee of the Mortgage; all intervening assignments of the Mortgage, if any, with evidence of recording thereon (or evidence of submission to the recording office); and originals of all assumption and modification agreements. The documents delivered to the Custodian with respect to each Mortgage Loan are referred to collectively as the "Mortgage File." The Originator will cause the assignments of the Mortgage to the Trustee to be recorded promptly after the Closing Date unless an opinion or opinions of counsel delivered to the Trustee and satisfactory to the Rating Agencies to the effect that recordation of such assignments is not required in the relevant jurisdiction to protect the interests of Certificateholders or the Trustee in the applicable Mortgage Loans.

     The Trustee will review or cause to be reviewed each Mortgage File on or before the Closing Date to verify that the Mortgage File includes a Mortgage Note and to execute and deliver, or cause to be executed and delivered, to SAMI and the Servicer an initial certification. Within 180 days of the Closing Date the Trustee will review or cause to be reviewed the Mortgage Files delivered to it and will execute and deliver to SAMI and the Servicer a final certification. If, as a result of its review, the Trustee determines that any document is missing (except for documents not yet returned from the recorder's office), does not appear regular on its face, or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan schedule (a "Material Defect"), the Trustee shall notify the Servicer and the Originator of such Material Defect. The Originator shall correct or cure any such Material Defect within 90 days from the date of notice from the Trustee of the Material Defect and if the Originator does not correct or cure such Material Defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Originator will, within 90 days of the date of notice, repurchase the related Mortgage Loan at the related Purchase Price.

     The "Purchase Price" means, with respect to any Mortgage Loan required to be repurchased, an amount equal to 100% of the Stated Principal Balance of such Mortgage Loan as of the date of repurchase, plus accrued interest thereon at the related Net Mortgage Rate through and including the end of the month of repurchase, plus any unreimbursed Monthly Advances or Servicing Advances with respect to such Mortgage Loan.

Representations and Warranties

     In the purchase agreement pursuant to which EMC purchased the Mortgage Loans from the Originator, the Originator made certain representations and warranties to EMC concerning the Mortgage Loans. EMC will assign to SAMI and, in turn, SAMI will assign to the Trustee all of their respective right, title and interest in such purchase agreement insofar as it relates to such representations and warranties, as well as the remedies provided for breach of such representations and warranties. The representations and warranties of the Originator include, among other things, that as of the closing date or such other date as may be specified below:

     (a) The information set forth in the Mortgage Loan Schedule is true, complete and correct in all material respects as of the Cut-off Date;

     (b) The Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note, free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to certain permitted exceptions;

     (c) The Mortgage Loan has not been delinquent thirty (30) days or more at any time during the twelve (12) month period prior to the Cut-off Date for such Mortgage Loan. As of the related closing date, the Mortgage Loan is not delinquent in payment more than 30 days and has not been dishonored; there are no defaults under the terms of the Mortgage Loan; and the Originator has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the Mortgaged Property subject to the Mortgage, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

     (d) There are no delinquent taxes which are due and payable, ground rents, assessments or other outstanding charges affecting the related Mortgaged Property;

     (e) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (f) All buildings upon the Mortgaged Property are insured by a generally acceptable insurer pursuant to standard hazard policies conforming to the requirements of Fannie Mae and Freddie Mac;

     (g) Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects;

     (h) The Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission;

     (i) The Mortgage Note and the Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency and other laws of general application affecting the rights of creditors;

     (j) Immediately prior to the transfer and assignment to EMC, the Mortgage Note and the Mortgage were not subject to an assignment or pledge, and the Originator had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to EMC free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest;

     (k) The Mortgage Loan is covered by a lender's title insurance policy or other generally acceptable form of policy of insurance, with all necessary endorsements, issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located;

     (l) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and, to the Originator's knowledge, no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration; and neither the Originator nor any prior mortgagee has waived any default, breach, violation or event permitting acceleration;

     (m) There are no mechanics, or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

     (n) All improvements subject to the Mortgage lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

     (o) The Mortgaged Property at origination of the Mortgage Loan was and, to the Originator's knowledge, currently is free of damage and waste and at origination of the Mortgage Loan there was, to the Originator's knowledge, no proceeding pending for the total or partial condemnation thereof; and

     (p) The Loan-to-Value Ratio of the Mortgage Loan at origination was not in excess of 95.00%. The original Loan-to-Value Ratio of each Mortgage Loan either was not more than 95.00% or the excess over 80.00% is insured as to payment defaults by a primary mortgage insurance policy issued by a primary mortgage insurer acceptable to Fannie Mae and Freddie Mac until the Loan-to-Value Ratio of such Mortgage Loan is reduced below the levels required by Fannie Mae, Freddie Mac and applicable law.

     Upon any substitution for a Mortgage Loan, the representations and warranties set forth above shall be deemed to be made as to any substitute Mortgage Loan as of the date of substitution.

     Upon discovery by either the Originator, SAMI or the Trustee of a breach of any representation or warranty set forth above which materially and adversely affects the value of the Mortgage Loans or the interest of Certificateholders or the Trustee in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the others. The Originator shall have a period of sixty
(60) days from the earlier of its discovery or its receipt of notice of any such breach within which to correct or cure such breach. If any such breach cannot be corrected or cured within such 60 day period, the Originator shall, not later than 90 days of its discovery or its receipt of notice of such breach, repurchase the affected Mortgage Loan at the related Purchase Price. The obligations of the Originator to cure or purchase shall constitute the Trustee's sole and exclusive remedy respecting a breach of such representations or warranties.

Collection and Other Servicing Procedures

     The Servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the Mortgage Loans are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a related Mortgage Loan and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days. In the event the Servicer shall consent to the deferment of due dates for payments due on a Mortgage Note as described in clauses (i) and (ii) of the previous sentence, the Servicer shall nonetheless continue to make advances through liquidation of the Mortgaged Property as described herein to the same extent as if such installment were due, owing and delinquent and had not been deferred, but the obligation of the Servicer to advance shall apply only to the extent that the Servicer believes, in good faith, that such advances are recoverable from future payments on any Mortgage Loan.

     If a Mortgaged Property has been or is about to be conveyed by the Mortgagor and the Servicer has knowledge thereof, the Servicer will accelerate the maturity of the Mortgage Loan, to the extent permitted by the terms of the related Mortgage and applicable law, but only to the extent that such acceleration will not adversely affect or jeopardize coverage under any existing Primary Mortgage Insurance Policy. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, the Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and the Mortgagor, to the extent permitted by applicable law, remains liable thereon. The Servicer will retain any fee collected for entering into an assumption agreement as additional servicing compensation. In regard to circumstances in which the Servicer may be unable to enforce due-on-sale clauses, see "Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses" in the Prospectus. In connection with any such assumption, the Mortgage Rate borne by the related Mortgage Note may not be changed.

     The Servicer will establish and maintain one or more accounts (each, an "Escrow Account") in a depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum extent permitted by law. The Servicer will deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors and in trust as provided in the Pooling and Servicing Agreement. Each Escrow Account shall be an account (an "Eligible Account") which is either (i) an account or accounts maintained with a federal or state chartered depository institution the accounts of which are insured by the FDIC (to the limits established by the FDIC) and the short-term debt ratings and the long-term deposit ratings of which are rated in one of the two highest rating categories by the Rating Agencies or (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iii) an account or accounts of a depository institution acceptable to the Rating Agencies. Withdrawals of amounts from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Escrow Accounts, to pay earnings not required to be paid to Mortgagors to the Servicer or to clear and terminate the Escrow Accounts as may be requested by the related Mortgagor in accordance with the terms of the mortgage or applicable law or at any time after the termination of the Pooling and Servicing Agreement.

     The Servicer will maintain in full force and effect Primary Mortgage Insurance Policies issued by a qualified insurer with respect to each Mortgage Loan for which such coverage is required. Such coverage will be maintained until the ratio of the current outstanding principal balance of the related Mortgage Loan to the appraised value of the related Mortgaged Property, based on the most recent appraisal of the Mortgaged Property performed by a qualified appraiser is reduced to 80.00% or less. The Servicer will not cancel or refuse to renew any Primary Mortgage Insurance Policy that is required to be kept in force under the Pooling and Servicing Agreement unless a replacement Primary Mortgage Insurance Policy for such canceled or nonrenewed policy is obtained from and maintained with a qualified insurer. The Servicer shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Servicer would have been covered thereunder.

     The Servicer will maintain errors and omissions insurance and fidelity bonds in certain specified amounts.

Hazard Insurance

     The Servicer shall cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan or
(ii) the greater of (a) the outstanding principal balance of the Mortgage Loan, and (b) the percentage such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified by the Federal Emergency Management Agency as being a special flood hazard area that has federally-mandated flood insurance requirements, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current federal guidelines with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

     The Servicer will also maintain on the each Mortgaged Property acquired by the Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property"), fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above. Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer's normal servicing procedures, shall be deposited in the Custodial Account. No other additional insurance need be required by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loans, other than pursuant to such applicable state or federal laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and its successors and/or assigns and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount or material change in coverage to the Servicer.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     Since the amount of hazard insurance to be maintained on the improvements securing the Mortgage Loans may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

     The Servicer, on behalf of the Trustee and Certificateholders, will present claims to the insurer under any applicable Primary Mortgage Insurance Policy, standard hazard insurance policy or flood insurance policy. All collections under such policies that are not applied to the restoration or repair of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer's normal servicing procedures are to be deposited in the Custodial Account.

Realization Upon Defaulted Mortgage Loans; Purchases of Defaulted Mortgage Loans

     The Servicer shall, either itself or through an agent selected by the Servicer, manage, conserve, protect and operate each REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Each disposition of an REO Property shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer deems to be in the best interest of the Certificateholders. The proceeds from the sale of each REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Servicer shall reimburse itself for any related Monthly Advances or servicing advances. The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least monthly thereafter or more frequently as may be required by the circumstances.

Servicing Compensation and Payment of Expenses

     The Servicer will be entitled to receive a monthly fee (the "Servicing Fee") equal to the product of the Servicing Fee Rate and the Stated Principal Balance of each Mortgage Loan from full payments of accrued interest on each Mortgage Loan as compensation for its activities under the Pooling and Servicing Agreement. The Servicing Fee will accrue at a rate (the "Servicing Fee Rate") equal to 0.2500% per annum.

     Interest Shortfalls on Mortgage Loans serviced by the Servicer resulting from prepayments in full or in part in any calendar month will be offset by the Servicer on the Distribution Date in the following calendar month to the extent such Interest Shortfalls do not exceed the Servicing Fee in connection with such Distribution Date (the amount of the Servicing Fee used to offset Interest Shortfalls is referred to herein as "Compensating Interest Payments").

     In addition to the primary compensation described above, the Servicer will retain, with respect to each Mortgage Loan, all prepayment charges, if any, assumption fees, tax service fees, fees for statement of account payoff and late payment charges, all to the extent collected from Mortgagors. The Servicer will also be entitled to retain, as additional servicing compensation with respect to each Mortgage Loan it services, any Excess Liquidation Proceeds (i.e., the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceeds the sum of (i) the Stated Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Rate through the related Liquidation Date, plus (ii) related liquidation expenses, to the extent that such amount is not required by law to be paid to the related Mortgagor). The Servicer will also be entitled to receive as additional servicing compensation any income received from amounts on deposit in the Custodial Accounts.

     The Servicer will pay all expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described herein). The Trustee will be entitled to receive for its activities as trustee under the Pooling and Servicing Agreement a monthly fee equal to 0.0100% per annum (the "Trustee Fee") of the Stated Principal Balance of the Mortgage Loans. The Trustee will also be entitled to receive any income received from amounts on deposit in the Certificate Account.

Custodial Account and Certificate Account

     The Servicer will establish and maintain an account (each, a "Custodial Account") into which it will deposit all collections of principal and interest on any Mortgage Loan, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, the Purchase Price for any such Mortgage Loans repurchased, and advances made from the Servicer's own funds (less servicing compensation as permitted above). Each Custodial Account shall be an Eligible Account.

     On each Remittance Date the Servicer shall withdraw or shall cause to be withdrawn from the Custodial Accounts and shall remit to the Trustee for deposit into the Certificate Account the portion of the Available Distribution Amount on deposit in the Custodial Account as of the Determination Date (net of the Servicer's compensation, any reimbursable expenses and advances and other amounts, as permitted by the Pooling and

Servicing Agreement). As to any Distribution Date, the "Remittance Date" is the 24th day of the related month, or if such day is not a Business Day, the Business Day immediately preceding such 24th day.

     Each institution at which a Custodial Account is maintained shall invest the funds therein as directed in writing by the Servicer in certain investments permitted by the Pooling and Servicing Agreement ("Permitted Investments"), which shall mature not later than the second Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Remittance Date) and shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment of funds on deposit in a Custodial Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted monthly to the Servicer.

     The Trustee shall establish and maintain an account (the "Certificate Account") in the name of the Trustee for the benefit of the Certificateholders. All amounts deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the Certificate Account shall be in general
(i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested, in the name of the Trustee, in such Permitted Investments as the Trustee may select or deposited in demand deposits with such depository institutions as selected by the Trustee, provided that time deposits of such depository institutions would be a Permitted Investment.

Certain Matters Regarding the Servicer

     The Pooling and Servicing Agreement will provide that the Servicer may not resign from the obligations and duties imposed on it thereunder, except upon determination that the performance of such duties is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Trustee which opinion of counsel shall be in form and substance acceptable to the Trustee. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Servicer to the extent required under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties thereunder, except upon determination that the performance of such duties is no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor has assumed the obligations and duties of the Servicer to the extent required under the Pooling and Servicing Agreement. The Servicer, however, has the right, with the written consent of the Trustee (which consent will not be unreasonably withheld) to assign, sell or transfer its rights and delegate its duties and obligations under the Pooling and Servicing Agreement to an affiliate of the Servicer to which all servicing of the Servicer is assigned so long as such affiliate (i) is qualified to service mortgage loans for Fannie Mae or Freddie Mac, (ii) is reasonably satisfactory to the Trustee, (iii) if it is intended that such affiliate be spun off to the shareholders of the Servicer, have a net worth of not less than $10,000,000 and (iv) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such affiliate of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Pooling and Servicing Agreement from and after the date of such agreement.

     The Pooling and Servicing Agreement will further provide that neither the Servicer nor any of the officers, employees or agents of the Servicer shall be under any liability to the Trustee, the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment made in good faith; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranties or representations made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of negligence or any breach of the terms and conditions of the Pooling and Servicing Agreement. The Servicer and any officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by the Trustee respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with the Pooling and Servicing Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Trustee, which consent shall not be unreasonably withheld, undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer will be entitled to be reimbursed therefor from the Certificate Account.

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any corporation succeeding to the business of the Servicer will be the successor of the Servicer under the Pooling and Servicing Agreement, provided that any such successor to the Servicer shall be qualified to service Mortgage Loans on behalf of Fannie Mae or Freddie Mac.

Events of Default

     "Events of Default" under the Pooling and Servicing Agreement include (i) any failure by the Servicer to deposit in the Certificate Account or remit to the Trustee any payment (including Monthly Advances) required to be made under the terms of the Pooling and Servicing Agreement, which failure shall continue unremedied for two (2) Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or the Seller, or to the Servicer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Certificates or in the Pooling and Servicing Agreement (including any breach of the Servicer's representations and warranties which materially and adversely affects the interests of the Certificateholders) which continues unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Seller, or to the Servicer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights, (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days, (iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or (v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, or file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

     In each and every case, so long as such Event of Default with respect to the Servicer shall not have been remedied, the Trustee may or, at the direction of Holders of Certificates evidencing not less than 66 2/3% of the Voting Rights, the Trustee shall by notice in writing to the Servicer (and to the Trustee if given by such Certificateholders), with a copy to the Rating Agencies, terminate all of the rights and obligations (but not the liabilities) of the Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans and the proceeds thereof. Upon the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Pooling and Servicing Agreement, whether with respect to the Certificates, the Mortgage Loans or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans) shall, subject to the provisions of the Pooling and Servicing Agreement and to bankruptcy insolvency or similar laws, if applicable, automatically and without further action pass to and be vested in the Trustee.

     Upon the receipt by the Servicer of a notice of termination or an opinion of counsel to the effect that the Servicer is legally unable to act or to delegate its duties to a person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Servicer in its capacity under the Pooling and Servicing Agreement and the transactions set forth or provided for therein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Servicer, including the obligation to make Monthly Advances which have been or will be required to be made by the terms and provisions thereof; provided, however, that the Trustee (i) shall be under no obligation to repurchase any Mortgage Loan; and

(ii) shall have no obligation whatsoever with respect to any liability (other than advances deemed recoverable and not previously made) incurred by the Servicer at or prior to the time of receipt by the Servicer of such notice or of such opinion of counsel. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Servicer would have been entitled to retain if the Servicer had continued to act as such, except for those amounts due the Servicer as reimbursement for Monthly Advances previously made. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer having a net worth of not less than $10,000,000, as the successor to the Servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the Servicer under the Pooling and Servicing Agreement, the Trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Trustee as provided above, and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third person acting as an agent or independent contractor in the performance of master servicing responsibilities under the Pooling and Servicing Agreement. The Trustee shall be entitled to be reimbursed by the Servicer for all costs associated with the transfer of servicing, including any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

Monthly Advances

     Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall either (i) deposit in the Custodial Account from its own funds an amount equal to the Monthly Advances to be made by the Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of scheduled monthly payments (with each interest portion thereof adjusted to the Net Mortgage Rate), which scheduled monthly payments were delinquent as of the close of business as of the related Determination Date; provided that no Monthly Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on deposit in the Custodial Account all or a portion of the amount held for future distribution in discharge of any such Monthly Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Monthly Advance. Subject to the foregoing, such Monthly Advances will be made by the Servicer through the liquidation of the related Mortgaged Property. Failure by the Servicer to remit to the Trustee for deposit in the Certificate Account any Monthly Advance required to be made by it under the Pooling and Servicing Agreement would constitute an Event of Default as discussed under "--Events of Default" above.

Reports to Certificateholders

     On each Distribution Date, a written report will be provided to each holder of Certificates setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Balance or Notional Amount of an individual Certificate following the payment and certain other information relating to the Certificates and the Mortgage Loans.

     The Trustee will make the Distribution Date statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and other parties to the Pooling and Servicing Agreement via the Trustee's internet website and its fax-on demand service. The Trustee's fax-on demand service may be accessed by dialing (301) 815-6610. The Trustee's internet website shall initially be located at www.ctslink.com. Assistance in using the website or the fax-on demand service
---------------
can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way Distribution Date statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

Termination

     The obligations of the Servicer and the Trustee created by the Pooling and Servicing Agreement will terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them following the earlier to occur of (i) the repurchase by the Seller or its designee (or if the Seller or its designee does not exercise such option, the Servicer or its designee) of all Mortgage Loans and each REO Property in respect thereof remaining in the Trust as described below and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement.

     On any Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans is less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, SAMI, or its designee may repurchase from the Trust all Mortgage Loans remaining outstanding and any REO Property remaining in the Trust at a purchase price equal to (a) the unpaid principal balance of such Mortgage Loans (other than Mortgage Loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances made by the Servicer, plus accrued but unpaid interest thereon at the applicable Net Mortgage Rate to the next Due Date, plus (b) the appraised value of any REO Property, less the good faith estimate of the Servicer of liquidation expenses to be incurred in connection with its disposal thereof. If SAMI or its designee has not exercised such option and the aggregate Stated Principal Balance of the Mortgage Loans is less than 5% of their aggregate Stated Principal Balance as of the Cut-off Date, the Servicer shall also have such option so long as it gets the consent of SAMI. Any such repurchase will result in the retirement of the Certificates.

The Trustee

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Trustee or substantially all of its property. Upon becoming aware of such circumstances, the Servicer will be entitled to appoint a successor Trustee.
The Trustee may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the Trust. In the event that the Certificateholders remove the Trustee, the compensation of any successor Trustee shall be paid by the Certificateholders to the extent that such compensation exceeds the amount agreed to by the Servicer and the original Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                        FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Offered Certificates, Brown & Wood LLP, counsel to the Seller and the Underwriter, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust will qualify as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986 (the "Code").

     For federal income tax purposes, the Class X and the Class PO Certificates will, and certain other Classes of Offered Certificates may, be treated as having been issued with original issue discount. The Offered Certificates (other than the Residual Certificates) will be designated as regular interests in the REMIC and are referred to herein as "Regular Certificates" or "REMIC Regular Certificates." As REMIC regular interests, the Offered Certificates (other than the Residual Certificates) generally will be taxable as debt obligations under the Code, and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to Certificateholders in accordance with the accrual method of tax accounting. See "Federal Income Tax Consequences- -REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount" in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount or premium with respect to the Certificates is 200% PSA. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. However, no representation is made as to the rate at which prepayments actually will occur.

     Certain other Classes of Regular Certificates may be treated as having been issued at a premium. Holders of REMIC Regular Certificates issued with a premium may elect to amortize such premium under a constant yield method in which case such amortizable premium will generally be allocated among the interest payments on such Certificates and will be applied as an offset against such interest payments. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, if any, of the rules relating to original issue discount and premium on the purchase of the Regular Certificates. See "Federal Income Tax Consequences--REMIC Regular Securities-- Premium" in the Prospectus.

     The Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes. Instead, the Residual Certificates will be considered as residual interests in the REMIC, representing rights to the taxable income or net loss of the REMIC. Holders of the Residual Certificates will be required to report and will be taxed on their pro rata share of such income or loss, and such reporting requirements will continue until there are no Certificates of any Class outstanding, even though holders of Residual Certificates previously may have received full payment of any stated interest and principal. The taxable income of holders of the Residual Certificates attributable to the Residual Certificates may exceed any principal and interest payments received by such Certificateholders during the corresponding period, which would result in a negligible (or even negative) after-tax return, in certain circumstances. See "Federal Income Tax Consequences--REMIC Residual Certificates" in the Prospectus.

     The Offered Certificates (including the Residual Certificates) will generally be treated as "qualifying real property loans" for domestic building and loan associations, and "real estate assets" for real estate investment trusts ("REITs"), subject to the limitations described in "Federal Income Tax Consequences--REMIC Certificates--Status of REMIC Securities" in the Prospectus. Similarly, interest on such Certificates will be considered "interest on obligations secured by mortgages on real property" for REITs, subject to the limitations described in "Federal Income Tax Consequences --REMIC Securities-- Status of REMIC Securities" in the Prospectus.

                     RESTRICTIONS ON PURCHASE AND TRANSFER
                          OF THE RESIDUAL CERTIFICATES

     The Residual Certificates are not offered for sale to any investor that is a "disqualified organization" as described in "Federal Income Tax Consequences-- Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus.

     A Residual Certificate (or interests therein) may not be transferred without the prior express written consent of the holder of the Residual Certificate who is a "Tax Matters Person" as defined in the Code and by SAMI. SAMI will not give its consent to any proposed transfer to a disqualified organization. As a prerequisite to such consent to any other transfer, the proposed transferee must provide the Tax Matters Person, the Trustee and SAMI with an affidavit that the proposed transferee is not a disqualified organization (and, unless the Tax Matters Person and SAMI consent to the transfer to a person who is not a U.S. Person (as defined below), an affidavit that it is a U.S. Person). Notwithstanding the fulfillment of the prerequisites described above, the Tax Matters Person or SAMI may withhold its consent to a transfer, but only to the extent necessary to avoid a risk of REMIC disqualification or REMIC-level tax. In the event that legislation is enacted which would subject the Trust to tax (or disqualify the REMIC as a REMIC) on the transfer of an interest in the Residual Certificate to any other person or persons, the Tax Matters Person and SAMI may, without action on the part of Certificateholders, amend the Pooling and Servicing Agreement to restrict or prohibit prospectively such transfer. A transfer in violation of the restrictions set forth herein may subject a Residual Certificateholder to taxation. See "Federal Income Tax Consequences--REMIC Residual Certificates-- Transfers of REMIC Residual Certificates--Tax on Disposition of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Moreover, certain transfers of a Residual Certificate that are effective to transfer legal ownership may nevertheless be ineffective to transfer ownership for federal income tax purposes, if at the time of the transfer the Residual Certificate represents a "non-economic residual interest" as defined in the REMIC Regulations and if avoiding or impeding the assessment or collection of tax is a significant purpose of the transfer. See "Federal Income Tax Consequences --REMIC Residual Certificates--Transfers of REMIC Residual Certificates" and "--Restrictions on Transfer; Holding by Pass-Through Entities" in the Prospectus. Further, the Pooling and Servicing Agreement prohibits transfers of the Residual Certificate to a plan that is subject to ERISA or to Section 4975 of the Code.

     Unless the Tax Matters Person and SAMI consent in writing (which consent may be withheld in the Tax Matters Person's or SAMI's sole discretion), a Residual Certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code (a "U.S. Person").

                              ERISA CONSIDERATIONS

     Fiduciaries of employee benefit plans subject to Title I of ERISA should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plans"), should consult with their legal counsel to determine whether an investment in the Certificates will constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code that is not covered by a statutory, regulatory or administrative exemption, or will cause the assets of the Trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. (S) 2510.3-101 (the "Plan Asset Regulations"), thereby causing the prohibited transaction rules of ERISA and Section 4975 of the Code to apply to transactions involving the Trust Assets and subjecting the Trustee and the Servicer to the fiduciary responsibility standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates.

     Prohibited Transaction Exemption 90-30 (the "Exemption") may be met with respect to the Offered Certificates that are also Senior Certificates (other than the Senior Support Lockout Certificates and the Residual Certificates), but no representation is made with respect to those conditions which are dependent on facts unknown to SAMI or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase such Class of Senior Certificates. Before purchasing a Senior Certificate, a fiduciary of a Plan should make its own determination as to the availability of exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to such Senior Certificates. See "ERISA Considerations" in the Prospectus.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not likely apply to the purchase, sale or holding of the Senior Support Lockout Certificates and the Offered Subordinate Certificates (due to the subordinate nature thereof) or the Residual Certificates, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person using "Plan Assets" to effect such acquisition will not be registered by the Trustee unless the transferee provides SAMI, the Trustee and the Servicer with an opinion of counsel satisfactory to SAMI, the Trustee and the Servicer, which opinion will not be at the expense of SAMI, the Trustee or the Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject SAMI, the Trustee or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement.

     In lieu of such opinion of counsel, the transferee may provide (or, in the case of Book-Entry Certificates, shall be deemed to provide) a certification substantially to the effect that the purchase of the Senior Support Lockout Certificates or the Offered Subordinate Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject SAMI, the Trustee or the Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and the following conditions are satisfied: the transferee is an insurance company and (i) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60), (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied and (iii) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization, exceeds 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates. The Residual Certificates, the Offered Subordinate Certificates and the Senior Support Lockout Certificates will contain a legend describing such restrictions on transfer.

     Any Plan fiduciary which proposes to cause a Plan to purchase Offered Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Offered Certificates. Assets of a Plan should not be invested in the Offered Certificates unless it is clear that the Exemption or another prohibited transaction exemption will apply and exempt all potential prohibited transactions that arise on account of the investment, including prohibited transactions arising in connection with the operations of the Trust.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement, dated November 24, 1999 (the "Underwriting Agreement"), the Underwriter has agreed to purchase and SAMI has agreed to sell to the Underwriter the Offered Certificates. The Underwriter is an affiliate of SAMI. It is expected that delivery of the Offered Certificates (other than the Residual Certificates) will be made only in book-entry form through the Same Day Funds Settlement System of DTC, and the delivery of the Residual Certificates offered hereby in definitive, fully-registered form will be made at the offices of the Underwriter, New York, New York 10167 on or about the Closing Date, against payment therefor in immediately available funds.

     The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of SAMI's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the SEC.

     The distribution of the Offered Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to SAMI from the sale of the Offered Certificates, before deducting expenses payable by SAMI, will be approximately 97.22% of the aggregate Certificate Principal Balance of the Offered Certificates, plus accrued interest thereon from the Cut-off Date. The Underwriter may effect such transactions by selling their respective Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of its Offered Certificates, the Underwriter may be deemed to have received compensation from SAMI in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of its Offered Certificates may be deemed to be Underwriter and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

     The Underwriting Agreement provides that SAMI will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify SAMI, against certain civil liabilities under the 1933 Act, or contribute to payments required to be made in respect thereof.

     There is currently no secondary market for the Certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

                                 LEGAL OPINIONS

     Certain legal matters relating to the Certificates will be passed upon for SAMI and for the Underwriter by Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition of the issuance of the Senior Certificates (other than the Class R Certificate) that they be rated not lower than "Aaa" by Moody's and "AAA" by Fitch. It is a condition of the issuance of the Class R, Class B-1, Class B-2 and Class B-3 Certificates that they be rated not lower than "AAA," "AA," "A" and "BBB," respectively, by Fitch.

     The ratings assigned by Moody's to mortgage pass-through certificates also address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses the structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood or rate of Mortgagor prepayments. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield or that the holders of the Class X Certificates may fail to recoup their initial investments.

     The ratings assigned by Fitch to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which they are entitled under the transaction structure. Fitch's ratings reflect its analysis of the riskiness of the underlying Mortgage Loans and the structure of the transaction as described in the operative documents. Fitch's ratings do not address the effect on the Certificates' yield attributable to prepayments or recoveries on the underlying Mortgage Loans. Further, the rating on the Class X Certificates does not represent an assessment of the likelihood or rate of principal prepayments. The rating on the Class PO Certificates only addresses the return of its Certificate Principal Balance. The rating on the Class R Certificates only addresses the return of its Certificate Principal Balance and interest on the Class R Certificates at the related pass-through rate. The Seller has not requested a rating on the Offered Certificates by any rating agency other than Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates by Moody's and Fitch.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. The ratings of the Class X Certificates do not address the possibility that the holders of such Certificates may fail to fully receive their initial investments. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Offered Certificates.

                                LEGAL INVESTMENT

     The Senior Certificates and Class B-1 Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") so long as they are rated in at least the second highest rating category by one of the Rating Agencies, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. The Class B-2 Certificates and Class B-3 Certificates will not constitute "mortgage related securities" for purposes of SMMEA.

     The Seller makes no representation as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

     See "Legal Investment" in the Prospectus.

                        INDEX OF PRINCIPAL DEFINITIONS

1933 Act...........................................................       S-2
Accrued Certificate Interest.......................................      S-24
Adjustment Amount..................................................      S-35
Available Distribution Amount......................................      S-23
Bankruptcy Amount..................................................      S-35
Business Day.......................................................      S-22
Cede...............................................................      S-21
Cedel..............................................................      S-21
Certificate Account................................................      S-60
Certificate Principal Balance......................................      S-25
Certificate Register...............................................      S-23
Certificateholder..................................................      S-22
Certificates.......................................................  S-4,S-21
Class PO Collection Shortfall......................................      S-27
Class PO Distribution Amount.......................................      S-27
Class X Certificate and Class PO Certificate Yield Considerations..      S-52
Closing Date.......................................................       S-4
Code...............................................................      S-63
Compensating Interest Payments..................................... S-25,S-59
Credit Support Depletion Date......................................      S-30
Custodial Account..................................................      S-59
Custodian..........................................................      S-54
Cut-off Date.......................................................       S-4
Debt Service Reduction.............................................      S-33
Definitive Certificates............................................      S-22
Determination Date.................................................      S-23
Discount Fraction..................................................      S-21
Discount Mortgage Loan.............................................      S-21
Distribution Date..................................................       S-6
DTC................................................................      S-21
Due Date...........................................................      S-23
Eligible Account...................................................      S-57
Eligible Funds.....................................................      S-27
EMC................................................................  S-4,S-18
Escrow Account.....................................................      S-57
Euroclear..........................................................      S-22
Events of Default..................................................      S-61
Excess Bankruptcy Losses...........................................      S-24
Excess Fraud Losses................................................      S-24
Excess Special Hazard Losses.......................................      S-24
Exemption..........................................................      S-65
Extraordinary Losses...............................................      S-24
FDIC...............................................................      S-57
Final Disposition..................................................      S-27
Fitch..............................................................      S-13
Fraud Loss Amount..................................................      S-35
GM.................................................................      S-20
GMACM..............................................................       S-4
GMACM Underwriting Guide...........................................      S-19
Interest Accrual Period............................................      S-24
Interest Shortfall.................................................      S-24
Issuer.............................................................       S-1
Lockout Distribution Percentage....................................      S-29
Material Defect....................................................      S-55

Monthly Advance....................................................      S-11
Moody's............................................................      S-13
Mortgage File......................................................      S-54
Mortgagor..........................................................      S-24
Net Interest Shortfalls............................................      S-25
Net Mortgage Rate..................................................      S-24
Non-Discount Mortgage Loans........................................      S-21
Notional Amount....................................................      S-25
Offered Certificates...............................................      S-21
Offered Subordinate Certificates...................................      S-21
Offered Subordinate Percentage.....................................      S-32
Originator.........................................................       S-4
Other Certificates.................................................       S-5
Pass-Through Rates.................................................      S-24
Permitted Investments..............................................      S-60
Plan Asset Regulations.............................................      S-65
Plans..............................................................      S-65
Pool Strip Rate....................................................      S-24
Pooling and Servicing Agreement....................................       S-4
PSA................................................................      S-39
Purchase Price.....................................................      S-55
Rating Agencies....................................................      S-13
Realized Losses....................................................      S-34
Record Date........................................................       S-6
Regular Certificates...............................................      S-63
REITs..............................................................      S-64
Relief Act.........................................................      S-24
REMIC.............................................................. S-12,S-63
REMIC Regular Certificates.........................................      S-63
REMIC Residual Certificates........................................      S-64
Remittance Date....................................................      S-60
REO Property.......................................................      S-58
SAMI...............................................................       S-4
SEC................................................................       S-2
Seller.............................................................       S-4
Senior Accelerated Distribution Percentage.........................      S-28
Senior Certificates................................................      S-21
Senior Interest Distribution Amount................................      S-26
Senior Percentage..................................................      S-28
Senior Principal Distribution Amount...............................      S-26
Servicer...........................................................       S-4
Servicing Fee......................................................      S-59
Servicing Fee Rate.................................................      S-59
Similar Law........................................................      S-66
SMMEA.............................................................. S-14,S-67
Special Hazard Amount..............................................      S-35
Special Hazard Loss................................................      S-35
Stated Principal Balance...........................................      S-27
Structuring Assumptions............................................      S-39
Subordinate Certificates...........................................      S-21
Subordinate Percentage.............................................      S-28
Subordination......................................................      S-33
Super Senior Optimal Percentage....................................      S-29
Super Senior Optimal Principal Distribution Amount.................      S-29
Tax Matters Person.................................................      S-64
Trust..............................................................       S-1
Trust Assets.......................................................      S-65
Trustee............................................................       S-4
Trustee Fee........................................................      S-59
U.S. Person........................................................      S-65

Underwriter........................................................      S-1
Underwriting Agreement.............................................     S-66

                                                                      SCHEDULE A

                 Original Principal Balances of Mortgage Loans
                               Average: $340,052

                                                           Aggregate
                                             Number of Scheduled Balance   % of
                                             Mortgage  Outstanding as of Mortgage
Original Principal Balance                     Loans     Cut-Off Date     Loans
--------------------------                   --------- ----------------- --------
Less than $200,000..........................     44      $  5,697,799       1.88%
$200,000 - $249,999.........................     41         9,559,915       3.16
$250,000 - $299,999.........................    277        75,779,914      25.07
$300,000 - $349,999.........................    228        72,329,261      23.92
$350,000 - $399,999.........................    120        44,659,994      14.77
$400,000 - $449,999.........................     60        25,213,200       8.34
$450,000 - $499,999.........................     39        18,276,145       6.05
$500,000 - $599,999.........................     49        26,311,813       8.70
$600,000 - $699,999.........................     20        12,418,269       4.11
$700,000 - $799,999.........................     11         8,101,063       2.68
$900,000 - $999,999.........................      2         1,986,704       0.66
$1,000,000 - $1,999,999.....................      2         1,992,261       0.66
                                                ---      ------------     ------
  Total.....................................    893      $302,326,338     100.00%
                                                ===      ============     ======

                 Scheduled Principal Balances of Mortgage Loans
                               Average: $338,551

                                                          Aggregate
                                            Number of Scheduled Balance   % of
                                            Mortgage  Outstanding as of Mortgage
Scheduled Principal Balance                   Loans     Cut-Off Date     Loans
---------------------------                 --------- ----------------- --------
Less than $200,000.........................     48      $  6,296,298       2.08%
$200,000 - $249,999........................     42        10,056,216       3.33
$250,000 - $299,999........................    311        86,117,765      28.49
$300,000 - $349,999........................    198        64,038,860      21.18
$350,000 - $399,999........................    119        44,702,544      14.79
$400,000 - $449,999........................     55        23,350,391       7.72
$450,000 - $499,999........................     45        21,436,018       7.09
$500,000 - $599,999........................     45        24,819,973       8.21
$600,000 - $699,999........................     16        10,126,427       3.35
$700,000 - $799,999........................     10         7,402,881       2.45
$900,000 - $999,999........................      4         3,978,965       1.32
                                               ---      ------------     ------
  Total....................................    893      $302,326,338     100.00%
                                               ===      ============     ======

        Mortgage Interest Rates as of the Cut-Off Date of Mortgage Loans
                            Weighted Average: 7.507%

                                                          Aggregate
                                            Number of Scheduled Balance   % of
                                            Mortgage  Outstanding as of Mortgage
Mortgage Interest Rate                        Loans     Cut-Off Date     Loans
----------------------                      --------- ----------------- --------
6.500% or less.............................     38      $ 13,665,774       4.52%
6.501% - 6.750%............................     73        24,489,894       8.10
6.751% - 7.000%............................     66        23,632,693       7.82
7.001% - 7.250%............................    116        41,193,618      13.63
7.251% - 7.500%............................    156        52,369,492      17.32
7.501% - 7.750%............................    199        66,195,685      21.90
7.751% - 8.000%............................    125        42,215,960      13.96
8.001% - 8.250%............................     59        19,671,691       6.51
8.251% - 8.500%............................     45        14,414,397       4.77
8.501% - 8.750%............................      8         2,143,810       0.71
8.751% - 9.000%............................      5         1,239,700       0.41
9.001% - 9.250%............................      2           544,387       0.18
9.501% - 9.750%............................      1           549,237       0.18
                                               ---      ------------     ------
  Total....................................    893      $302,326,338     100.00%
                                               ===      ============     ======

             Loan-to-Value Ratios at Origination of Mortgage Loans
                            Weighted Average: 75.64%

                                                          Aggregate
                                            Number of Scheduled Balance   % of
                                            Mortgage  Outstanding as of Mortgage
Original Loan-to-Value Ratios                 Loans     Cut-Off Date     Loans
-----------------------------               --------- ----------------- --------
50.00% or less.............................     33      $ 10,435,647       3.45%
50.01% - 55.00%............................     17         5,757,004       1.90
55.01% - 60.00%............................     25        10,847,724       3.59
60.01% - 65.00%............................     42        13,092,753       4.33
65.01% - 70.00%............................     65        25,507,934       8.44
70.01% - 75.00%............................    135        46,615,525      15.42
75.01% - 80.00%............................    457       155,818,444      51.54
80.01% - 85.00%............................     13         4,178,565       1.38
85.01% - 90.00%............................     62        19,311,542       6.39
90.01% - 95.00%............................     44        10,761,199       3.56
                                               ---      ------------     ------
  Total....................................    893      $302,326,338     100.00%
                                               ===      ============     ======

                     Property Types of Mortgaged Properties

                                                          Aggregate
                                            Number of Scheduled Balance   % of
                                            Mortgage  Outstanding as of Mortgage
Property Type                                 Loans     Cut-Off Date     Loans
-------------                               --------- ----------------- --------
Single Family..............................    810      $274,673,262      90.85%
Two-Family to Four-Family..................     14         4,429,129       1.47
Condominium................................     36        11,306,068       3.74
Planned Unit Development...................     33        11,917,880       3.94
                                               ---      ------------     ------
  Total....................................    893      $302,326,338     100.00%
                                               ===      ============     ======

                        Loan Purposes of Mortgage Loans

                                                          Aggregate
                                            Number of Scheduled Balance   % of
                                            Mortgage  Outstanding as of Mortgage
Loan Purpose                                  Loans     Cut-Off Date     Loans
------------                                --------- ----------------- --------
Purchase...................................    586      $201,046,578      66.50%
Rate / Term Refinance......................    156        50,415,483      16.68
Cash Out Refinance.........................    151        50,864,277      16.82
                                               ---      ------------     ------
  Total....................................    893      $302,326,338     100.00%
                                               ===      ============     ======

                    Occupancy Status of Mortgaged Properties

                                                          Aggregate
                                            Number of Scheduled Balance   % of
                                            Mortgage  Outstanding as of Mortgage
Occupancy Status                              Loans     Cut-Off Date     Loans
----------------                            --------- ----------------- --------
Primary Residence..........................    867      $293,783,296      97.17%
Second Home................................     19         6,250,911       2.07
Investor...................................      7         2,292,131       0.76
                                               ---      ------------     ------
  Total....................................    893      $302,326,338     100.00%
                                               ===      ============     ======

                        Original Terms of Mortgage Loans
                             Weighted Average: 359

                                                          Aggregate
                                            Number of Scheduled Balance   % of
                                            Mortgage  Outstanding as of Mortgage
Original Term                                 Loans     Cut-Off Date     Loans
-------------                               --------- ----------------- --------
240 Months.................................      9      $  2,989,575       0.99%
241 - 359 Months...........................     11         4,279,473       1.42
360 Months.................................    873       295,057,290      97.60
                                               ---      ------------     ------
  Total....................................    893      $302,326,338     100.00%
                                               ===      ============     ======

                    Stated Remaining Terms of Mortgage Loans
                             Weighted Average: 355

                                                          Aggregate
                                            Number of Scheduled Balance   % of
Stated Remaining                            Mortgage  Outstanding as of Mortgage
Term to Maturity                              Loans     Cut-Off Date     Loans
----------------                            --------- ----------------- --------
181-240....................................      9      $  2,989,575       0.99%
241-300....................................      2           683,088       0.23
301-360....................................    882       298,653,675      98.79
                                               ---      ------------     ------
  Total....................................    893      $302,326,338     100.00%
                                               ===      ============     ======

                Geographic Distribution of Mortgaged Properties

                                                          Aggregate
                                            Number of Scheduled Balance   % of
                                            Mortgage  Outstanding as of Mortgage
State                                         Loans     Cut-Off Date     Loans
-----                                       --------- ----------------- --------
California.................................    424      $145,479,479      48.12%
Michigan...................................     64        22,570,578       7.47
Pennsylvania...............................     41        14,674,689       4.85
Texas......................................     47        13,206,485       4.37
New Jersey.................................     34        11,881,681       3.93
Florida....................................     29         9,618,485       3.18
Massachusetts..............................     26         8,744,610       2.89
New York...................................     27         8,542,630       2.83
Connecticut................................     18         6,893,206       2.28
Georgia....................................     19         6,689,468       2.21
Washington.................................     20         6,354,797       2.10
Other......................................    144        47,670,232      15.77
                                               ---      ------------     ------
  Total....................................    893      $302,326,338     100.00%
                                               ===      ============     ======
*  No more than approximately 0.81% of the Mortgage Loans by Scheduled
   Principal Balance will be secured by Mortgaged Properties located in any one zip code area.

                     Documentation Types of Mortgage Loans

                                                          Aggregate
                                            Number of Scheduled Balance   % of
                                            Mortgage  Outstanding as of Mortgage
Documentation Type                            Loans     Cut-Off Date     Loans
------------------                          --------- ----------------- --------
Alternative Lite...........................     21      $  6,455,172       2.14%
Alternative................................    384       128,284,038      42.43
Express....................................      2           586,862       0.19
Full.......................................    298       101,676,053      33.63
Quick......................................     16         4,614,918       1.53
Super Express..............................      1           343,419       0.11
Select.....................................     55        19,682,603       6.51
Streamline.................................      1           318,797       0.11
Super Select...............................     20         8,142,092       2.69
Relocation.................................     78        25,932,482       8.58
VIP Relocation.............................     17         6,289,901       2.08
                                               ---      ------------     ------
  Total....................................    893      $302,326,338     100.00%
                                               ===      ============     ======

                                                                     SCHEDULE B

                          PRINCIPAL BALANCE SCHEDULES

  The Principal Balance Schedules have been prepared on the basis of the Structuring Assumptions and the assumption that the Mortgage Loans prepay at the approximate constant levels set forth in the following table:

        Principal
         Balance
         Schedule                                                 Prepayment
        References                             Related Classes Assumption Level
        ----------                             --------------- ----------------
      Targeted Balance........................       A-1           175% PSA
      Targeted Balance........................       A-2           175% PSA
      Targeted Balance........................       A-7           175% PSA

  There is no assurance that the principal balances of the Classes listed above will conform on any Distribution Date to the applicable balances specified for such Distribution Date in the Principal Balance Schedules herein, or that distributions of principal on the related Class will begin or end on the respective Distribution Date specified therein. Because any excess of the amount available for distribution of principal of such Classes for any Distribution Date over the amount necessary to reduce the principal balances of the Targeted Principal Certificates to their respective scheduled balances will be distributed, the ability to so reduce the principal balances of such Classes will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the applicable range or level specified above, the amount available for distribution of principal of such Classes on any Distribution Date may be insufficient to reduce the Targeted Principal Certificates to their respective balances if prepayments do not occur at a constant percentage of the Prepayment Assumption. This result could occur, for example, if principal payments on the Mortgage loans initially occur at a relatively fast rate within such range and subsequently occur at a significantly slower rate within such range. Moreover, because of the diverse remaining terms to maturity of the Mortgage loans, the Targeted Principal Certificates may not be reduced to their respective targeted balances, even if prepayments occur at a constant level within the applicable range or at the rate specified above.

                          Targeted Principal Balances

                                            Targeted Principal Balances
                                    --------------------------------------------
                                         TAC            TAC            TAC
Distribution Date                        A-1            A-2            A-7
-----------------                   -------------- -------------- --------------

December 25, 1999.................. 152,969,099.78  36,100,000.00  13,588,146.00
January 25, 2000................... 152,255,025.92  36,100,000.00  13,588,146.00
February 25, 2000.................. 151,453,205.88  36,100,000.00  13,588,146.00
March 25, 2000..................... 150,564,046.25  36,100,000.00  13,588,146.00
April 25, 2000..................... 149,588,032.69  36,100,000.00  13,588,146.00
May 25, 2000....................... 148,525,729.61  36,100,000.00  13,588,146.00
June 25, 2000...................... 147,377,779.87  36,100,000.00  13,588,146.00
July 25, 2000...................... 146,144,904.25  36,100,000.00  13,588,146.00
August 25, 2000.................... 144,827,900.90  36,100,000.00  13,588,146.00
September 25, 2000................. 143,427,644.58  36,100,000.00  13,588,146.00
October 25, 2000................... 141,945,085.84  36,100,000.00  13,588,146.00
November 25, 2000.................. 140,381,250.06  36,100,000.00  13,588,146.00
December 25, 2000.................. 138,737,236.43  36,100,000.00  13,588,146.00
January 25, 2001................... 137,014,216.69  36,100,000.00  13,588,146.00
February 25, 2001.................. 135,213,433.89  36,100,000.00  13,588,146.00
March 25, 2001..................... 133,336,200.96  36,100,000.00  13,588,146.00
April 25, 2001..................... 131,383,899.21  36,100,000.00  13,588,146.00
May 25, 2001....................... 129,357,976.68  36,100,000.00  13,588,146.00
June 25, 2001...................... 127,259,946.44  36,100,000.00  13,588,146.00
July 25, 2001...................... 125,091,384.75  36,100,000.00  13,588,146.00
August 25, 2001.................... 122,853,929.10  36,100,000.00  13,588,146.00
September 25, 2001................. 120,549,276.25  36,100,000.00  13,588,146.00
October 25, 2001................... 118,179,180.04  36,100,000.00  13,588,146.00
November 25, 2001.................. 115,745,449.23  36,100,000.00  13,588,146.00
December 25, 2001.................. 113,249,945.18  36,100,000.00  13,588,146.00
January 25, 2002................... 110,721,567.45  36,100,000.00  13,588,146.00
February 25, 2002.................. 108,161,526.16  36,100,000.00  13,588,146.00
March 25, 2002..................... 105,625,937.29  36,100,000.00  13,588,146.00
April 25, 2002..................... 103,114,574.86  36,100,000.00  13,588,146.00
May 25, 2002....................... 100,627,214.99  36,100,000.00  13,588,146.00
June 25, 2002......................  98,163,635.87  36,100,000.00  13,588,146.00
July 25, 2002......................  95,723,617.76  36,100,000.00  13,588,146.00
August 25, 2002....................  93,306,942.94  36,100,000.00  13,588,146.00
September 25, 2002.................  90,913,395.72  36,100,000.00  13,588,146.00
October 25, 2002...................  88,542,762.39  36,100,000.00  13,588,146.00
November 25, 2002..................  86,194,831.24  36,100,000.00  13,588,146.00
December 25, 2002..................  83,869,392.52  36,100,000.00  13,588,146.00
January 25, 2003...................  81,566,238.42  36,100,000.00  13,588,146.00
February 25, 2003..................  79,285,163.06  36,100,000.00  13,588,146.00
March 25, 2003.....................  77,025,962.45  36,100,000.00  13,588,146.00
April 25, 2003.....................  74,788,434.53  36,100,000.00  13,588,146.00
May 25, 2003.......................  72,572,379.07  36,100,000.00  13,588,146.00
June 25, 2003......................  70,377,597.74  36,100,000.00  13,588,146.00
July 25, 2003......................  68,203,894.01  36,100,000.00  13,588,146.00
August 25, 2003....................  66,051,073.20  36,100,000.00  13,588,146.00
September 25, 2003.................  63,918,942.42  36,100,000.00  13,588,146.00
October 25, 2003...................  61,807,310.58  36,100,000.00  13,588,146.00
November 25, 2003..................  59,715,988.36  36,100,000.00  13,588,146.00
December 25, 2003..................  57,644,788.20  36,100,000.00  13,588,146.00
January 25, 2004...................  55,593,524.28  36,100,000.00  13,588,146.00
February 25, 2004..................  53,562,012.49  36,100,000.00  13,588,146.00
March 25, 2004.....................  51,550,070.44  36,100,000.00  13,588,146.00
April 25, 2004.....................  49,557,517.44  36,100,000.00  13,588,146.00
May 25, 2004.......................  47,584,174.47  36,100,000.00  13,588,146.00

(Table continued on next page.)

                                            Targeted Principal Balances
                                    --------------------------------------------
                                         TAC            TAC            TAC
Distribution Date                        A-1            A-2            A-7
-----------------                   -------------- -------------- --------------

June 25, 2004...................... $45,629,864.18 $36,100,000.00 $13,588,146.00
July 25, 2004......................  43,694,410.85  36,100,000.00  13,588,146.00
August 25, 2004....................  41,777,640.40  36,100,000.00  13,588,146.00
September 25, 2004.................  39,879,380.38  36,100,000.00  13,588,146.00
October 25, 2004...................  37,999,459.93  36,100,000.00  13,588,146.00
November 25, 2004..................  36,137,709.77  36,100,000.00  13,588,146.00
December 25, 2004..................  34,423,498.03  36,100,000.00  13,588,146.00
January 25, 2005...................  32,726,726.47  36,100,000.00  13,588,146.00
February 25, 2005..................  31,047,231.19  36,100,000.00  13,588,146.00
March 25, 2005.....................  29,384,849.79  36,100,000.00  13,588,146.00
April 25, 2005.....................  27,739,421.40  36,100,000.00  13,588,146.00
May 25, 2005.......................  26,110,786.65  36,100,000.00  13,588,146.00
June 25, 2005......................  24,498,787.63  36,100,000.00  13,588,146.00
July 25, 2005......................  22,903,267.93  36,100,000.00  13,588,146.00
August 25, 2005....................  21,324,072.58  36,100,000.00  13,588,146.00
September 25, 2005.................  19,761,048.06  36,100,000.00  13,588,146.00
October 25, 2005...................  18,214,042.27  36,100,000.00  13,588,146.00
November 25, 2005..................  16,682,904.54  36,100,000.00  13,588,146.00
December 25, 2005..................  15,209,272.52  36,100,000.00  13,588,146.00
January 25, 2006...................  13,750,913.49  36,100,000.00  13,588,146.00
February 25, 2006..................  12,307,682.19  36,100,000.00  13,588,146.00
March 25, 2006.....................  10,879,434.71  36,100,000.00  13,588,146.00
April 25, 2006.....................   9,466,028.47  36,100,000.00  13,588,146.00
May 25, 2006.......................   8,067,322.25  36,100,000.00  13,588,146.00
June 25, 2006......................   6,683,176.13  36,100,000.00  13,588,146.00
July 25, 2006......................   5,313,451.52  36,100,000.00  13,588,146.00
August 25, 2006....................   3,958,011.11  36,100,000.00  13,588,146.00
September 25, 2006.................   2,616,718.89  36,100,000.00  13,588,146.00
October 25, 2006...................   1,289,440.11  36,100,000.00  13,588,146.00
November 25, 2006..................           0.00  36,076,041.28  13,588,146.00
December 25, 206...................           0.00  34,856,298.38  13,588,146.00
January 25, 2007...................           0.00  33,649,353.03  13,588,146.00
February 25, 2007..................           0.00  32,455,080.78  13,588,146.00
March 25, 2007.....................           0.00  31,273,358.33  13,588,146.00
April 25, 2007.....................           0.00  30,104,063.59  13,588,146.00
May 25, 2007.......................           0.00  28,947,075.58  13,588,146.00
June 25, 2007......................           0.00  27,802,274.52  13,588,146.00
July 25, 2007......................           0.00  26,669,541.72  13,588,146.00
August 25, 2007....................           0.00  25,548,759.64  13,588,146.00
September 25, 2007.................           0.00  24,439,811.87  13,588,146.00
October 25, 2007...................           0.00  23,342,583.07  13,588,146.00
November 25, 2007..................           0.00  22,256,959.03  13,588,146.00
December 25, 2007..................           0.00  21,257,363.82  13,588,146.00
January 25, 2008...................           0.00  20,268,069.01  13,588,146.00
February 25, 2008..................           0.00  19,288,973.86  13,588,146.00
March 25, 2008.....................           0.00  18,319,978.60  13,588,146.00
April 25, 2008.....................           0.00  17,360,984.41  13,588,146.00
May 25, 2008.......................           0.00  16,411,893.41  13,588,146.00
June 25, 2008......................           0.00  15,472,608.69  13,588,146.00
July 25, 2008......................           0.00  14,543,034.23  13,588,146.00
August 25, 2008....................           0.00  13,623,074.96  13,588,146.00
September 25, 2008.................           0.00  12,712,636.71  13,588,146.00
October 25, 2008...................           0.00  11,811,626.20  13,588,146.00
November 25, 2008..................           0.00  10,919,951.06  13,588,146.00
December 25, 2008..................           0.00  10,105,309.66  13,588,146.00
January 25, 2009...................           0.00   9,298,546.39  13,588,146.00
February 25, 2009..................           0.00   8,499,587.59  13,588,146.00
March 25, 2009.....................           0.00   7,708,360.30  13,588,146.00

(Table continued from previous page.)

                                             Targeted Principal Balances
                                     -------------------------------------------
                                          TAC           TAC            TAC
Distribution Date                         A-1           A-2            A-7
-----------------                    ------------- -------------- --------------

April 25, 2009...................... $        0.00 $ 6,924,792.19 $13,588,146.00
May 25, 2009........................          0.00   6,148,811.66  13,588,146.00
June 25, 2009.......................          0.00   5,380,347.71  13,588,146.00
July 25, 2009.......................          0.00   4,619,330.05  13,588,146.00
August 25, 2009.....................          0.00   3,865,689.01  13,588,146.00
September 25, 2009..................          0.00   3,119,355.56  13,588,146.00
October 25, 2009....................          0.00   2,380,261.34  13,588,146.00
November 25, 2009...................          0.00   1,648,338.59  13,588,146.00
December 25, 2009...................          0.00     923,520.19  13,588,146.00
January 25, 2010....................          0.00     205,739.65  13,588,146.00
February 25, 2010...................          0.00           0.00  13,083,077.08
March 25, 2010......................          0.00           0.00  12,379,175.21
April 25, 2010......................          0.00           0.00  11,682,115.37
May 25, 2010........................          0.00           0.00  10,991,833.49
June 25, 2010.......................          0.00           0.00  10,308,266.08
July 25, 2010.......................          0.00           0.00   9,631,350.27
August 25, 2010.....................          0.00           0.00   8,961,023.73
September 25, 2010..................          0.00           0.00   8,297,224.74
October 25, 2010....................          0.00           0.00   7,639,892.15
November 25, 2010...................          0.00           0.00   6,988,965.34
December 25, 2010...................          0.00           0.00   6,344,384.30
January 25, 2011....................          0.00           0.00   5,706,089.55
February 25, 2011...................          0.00           0.00   5,074,022.15
March 25, 2011......................          0.00           0.00   4,448,123.73
April 25, 2011......................          0.00           0.00   3,828,336.44
May 25, 2011........................          0.00           0.00   3,214,602.99
June 25, 2011.......................          0.00           0.00   2,606,866.59
July 25, 2011.......................          0.00           0.00   2,005,071.00
August 25, 2011.....................          0.00           0.00   1,409,160.49
September 25, 2011..................          0.00           0.00     819,079.84
October 25, 2011....................          0.00           0.00     234,774.37
November 25, 2011...................          0.00           0.00           0.00
December 25, 2011...................          0.00           0.00           0.00
January 25, 2012....................          0.00           0.00           0.00
February 25, 2012...................          0.00           0.00           0.00
March 25, 2012......................          0.00           0.00           0.00
April 25, 2012......................          0.00           0.00           0.00
May 25, 2012........................          0.00           0.00           0.00
June 25, 2012.......................          0.00           0.00           0.00
July 25, 2012.......................          0.00           0.00           0.00
August 25, 2012.....................          0.00           0.00           0.00
September 25, 2012..................          0.00           0.00           0.00
October 25, 2012....................          0.00           0.00           0.00
November 25, 2012...................          0.00           0.00           0.00
December 25, 2012...................          0.00           0.00           0.00
January 25, 2013....................          0.00           0.00           0.00
February 25, 2013...................          0.00           0.00           0.00
March 25, 2013......................          0.00           0.00           0.00
April 25, 2013......................          0.00           0.00           0.00
May 25, 2013........................          0.00           0.00           0.00
June 25, 2013.......................          0.00           0.00           0.00
July 25, 2013.......................          0.00           0.00           0.00
August 25, 2013.....................          0.00           0.00           0.00
September 25, 2013..................          0.00           0.00           0.00
October 25, 2013....................          0.00           0.00           0.00
November 25, 2013...................          0.00           0.00           0.00
December 25, 2013...................          0.00           0.00           0.00
January 25, 2014....................          0.00           0.00           0.00

(Table continued from previous page.)

                                             Targeted Principal Balances
                                     -------------------------------------------
                                          TAC           TAC            TAC
Distribution Date                         A-1           A-2            A-7
-----------------                    ------------- -------------- --------------

February 25, 2014................... $        0.00 $         0.00 $         0.00
March 25, 2014......................          0.00           0.00           0.00
April 25, 2014......................          0.00           0.00           0.00
May 25, 2014........................          0.00           0.00           0.00
June 25, 2014.......................          0.00           0.00           0.00
July 25, 2014.......................          0.00           0.00           0.00
August 25, 2014.....................          0.00           0.00           0.00
September 25, 2014..................          0.00           0.00           0.00
October 25, 2014....................          0.00           0.00           0.00
November 25, 2014...................          0.00           0.00           0.00
December 25, 2014...................          0.00           0.00           0.00
January 25, 2015....................          0.00           0.00           0.00
February 25, 2015...................          0.00           0.00           0.00
March 25, 2015......................          0.00           0.00           0.00
April 25, 2015......................          0.00           0.00           0.00
May 25, 2015........................          0.00           0.00           0.00
June 25, 2015.......................          0.00           0.00           0.00
July 25, 2015.......................          0.00           0.00           0.00
August 25, 2015.....................          0.00           0.00           0.00
September 25, 2015..................          0.00           0.00           0.00
October 25, 2015....................          0.00           0.00           0.00
November 25, 2015...................          0.00           0.00           0.00
December 25, 2015...................          0.00           0.00           0.00
January 25, 2016....................          0.00           0.00           0.00
February 25, 2016...................          0.00           0.00           0.00
March 25, 2016......................          0.00           0.00           0.00
April 25, 2016......................          0.00           0.00           0.00
May 25, 2016........................          0.00           0.00           0.00
June 25, 2016.......................          0.00           0.00           0.00
July 25, 2016.......................          0.00           0.00           0.00
August 25, 2016.....................          0.00           0.00           0.00
September 25, 2016..................          0.00           0.00           0.00
October 25, 2016....................          0.00           0.00           0.00
November 25, 2016...................          0.00           0.00           0.00
December 25, 2016...................          0.00           0.00           0.00
January 25, 2017....................          0.00           0.00           0.00
February 25, 2017...................          0.00           0.00           0.00
March 25, 2017......................          0.00           0.00           0.00
April 25, 2017......................          0.00           0.00           0.00
May 25, 2017........................          0.00           0.00           0.00
June 25, 2017.......................          0.00           0.00           0.00
July 25, 2017.......................          0.00           0.00           0.00
August 25, 2017.....................          0.00           0.00           0.00
September 25, 2017..................          0.00           0.00           0.00
October 25, 2017....................          0.00           0.00           0.00
November 25, 2017...................          0.00           0.00           0.00
December 25, 2017...................          0.00           0.00           0.00
January 25, 2018....................          0.00           0.00           0.00
February 25, 2018...................          0.00           0.00           0.00
March 25, 2018......................          0.00           0.00           0.00
April 25, 2018......................          0.00           0.00           0.00
May 25, 2018........................          0.00           0.00           0.00
June 25, 2018.......................          0.00           0.00           0.00
July 25, 2018.......................          0.00           0.00           0.00
August 25, 2018.....................          0.00           0.00           0.00
September 25, 2018..................          0.00           0.00           0.00
October 25, 2018....................          0.00           0.00           0.00

(Table continued from previous page.)

                                             Targeted Principal Balances
                                     -------------------------------------------
                                          TAC           TAC            TAC
Distribution Date                         A-1           A-2            A-7
-----------------                    ------------- -------------- --------------

November 25, 2018................... $        0.00 $         0.00 $         0.00
December 25, 2018...................          0.00           0.00           0.00
January 25, 2019....................          0.00           0.00           0.00
February 25, 2019...................          0.00           0.00           0.00
March 25, 2019......................          0.00           0.00           0.00
April 25, 2019......................          0.00           0.00           0.00
May 25, 2019........................          0.00           0.00           0.00
June 25, 2019.......................          0.00           0.00           0.00
July 25, 2019.......................          0.00           0.00           0.00
August 25, 2019.....................          0.00           0.00           0.00
September 25, 2019..................          0.00           0.00           0.00
October 25, 2019....................          0.00           0.00           0.00
November 25, 2019...................          0.00           0.00           0.00
December 25, 2019...................          0.00           0.00           0.00
January 25, 2020....................          0.00           0.00           0.00
February 25, 2020...................          0.00           0.00           0.00
March 25, 2020......................          0.00           0.00           0.00
April 25, 2020......................          0.00           0.00           0.00
May 25, 2020........................          0.00           0.00           0.00
June 25, 2020.......................          0.00           0.00           0.00
July 25, 2020.......................          0.00           0.00           0.00
August 25, 2020.....................          0.00           0.00           0.00
September 25, 2020..................          0.00           0.00           0.00
October 25, 2020....................          0.00           0.00           0.00
November 25, 2020...................          0.00           0.00           0.00
December 25, 2020...................          0.00           0.00           0.00
January 25, 2021....................          0.00           0.00           0.00
February 25, 2021...................          0.00           0.00           0.00
March 25, 2021......................          0.00           0.00           0.00
April 25, 2021......................          0.00           0.00           0.00
May 25, 2021........................          0.00           0.00           0.00
June 25, 2021.......................          0.00           0.00           0.00
July 25, 2021.......................          0.00           0.00           0.00
August 25, 2021.....................          0.00           0.00           0.00
September 25, 2021..................          0.00           0.00           0.00
October 25, 2021....................          0.00           0.00           0.00
November 25, 2021...................          0.00           0.00           0.00
December 25, 2021...................          0.00           0.00           0.00
January 25, 2022....................          0.00           0.00           0.00
February 25, 2022...................          0.00           0.00           0.00
March 25, 2022......................          0.00           0.00           0.00
April 25, 2022......................          0.00           0.00           0.00
May 25, 2022........................          0.00           0.00           0.00
June 25, 2022.......................          0.00           0.00           0.00
July 25, 2022.......................          0.00           0.00           0.00
August 25, 2022.....................          0.00           0.00           0.00
September 25, 2022..................          0.00           0.00           0.00
October 25, 2022....................          0.00           0.00           0.00
November 25, 2022...................          0.00           0.00           0.00
December 25, 2022...................          0.00           0.00           0.00
January 25, 2023....................          0.00           0.00           0.00
February 25, 2023...................          0.00           0.00           0.00
March 25, 2023......................          0.00           0.00           0.00
April 25, 2023......................          0.00           0.00           0.00
May 25, 2023........................          0.00           0.00           0.00
June 25, 2023.......................          0.00           0.00           0.00
July 25, 2023.......................          0.00           0.00           0.00

(Table continued from previous page.)

                                             Targeted Principal Balances
                                     -------------------------------------------
                                          TAC           TAC            TAC
Distribution Date                         A-1           A-2            A-7
-----------------                    ------------- -------------- --------------

August 25, 2023..................... $        0.00 $         0.00 $         0.00
September 25, 2023..................          0.00           0.00           0.00
October 25, 2023....................          0.00           0.00           0.00
November 25, 2023...................          0.00           0.00           0.00
December 25, 2023...................          0.00           0.00           0.00
January 25, 2024....................          0.00           0.00           0.00
February 25, 2024...................          0.00           0.00           0.00
March 25, 2024......................          0.00           0.00           0.00
April 25, 2024......................          0.00           0.00           0.00
May 25, 2024........................          0.00           0.00           0.00
June 25, 2024.......................          0.00           0.00           0.00
July 25, 2024.......................          0.00           0.00           0.00
August 25, 2024.....................          0.00           0.00           0.00
September 25, 2024..................          0.00           0.00           0.00
October 25, 2024....................          0.00           0.00           0.00
November 25, 2024...................          0.00           0.00           0.00
December 25, 2024...................          0.00           0.00           0.00
January 25, 2025....................          0.00           0.00           0.00
February 25, 2025...................          0.00           0.00           0.00
March 25, 2025......................          0.00           0.00           0.00
April 25, 2025......................          0.00           0.00           0.00
May 25, 2025........................          0.00           0.00           0.00
June 25, 2025.......................          0.00           0.00           0.00
July 25, 2025.......................          0.00           0.00           0.00
August 25, 2025.....................          0.00           0.00           0.00
September 25, 2025..................          0.00           0.00           0.00
October 25, 2025....................          0.00           0.00           0.00
November 25, 2025...................          0.00           0.00           0.00
December 25, 2025...................          0.00           0.00           0.00
January 25, 2026....................          0.00           0.00           0.00
February 25, 2026...................          0.00           0.00           0.00
March 25, 2026......................          0.00           0.00           0.00
April 25, 2026......................          0.00           0.00           0.00
May 25, 2026........................          0.00           0.00           0.00
June 25, 2026.......................          0.00           0.00           0.00
July 25, 2026.......................          0.00           0.00           0.00
August 25, 2026.....................          0.00           0.00           0.00
September 25, 2026..................          0.00           0.00           0.00
October 25, 2026....................          0.00           0.00           0.00
November 25, 2026...................          0.00           0.00           0.00
December 25, 2026...................          0.00           0.00           0.00
January 25, 2027....................          0.00           0.00           0.00
February 25, 2027...................          0.00           0.00           0.00
March 25, 2027......................          0.00           0.00           0.00
April 25, 2027......................          0.00           0.00           0.00
May 25, 2027........................          0.00           0.00           0.00
June 25, 2027.......................          0.00           0.00           0.00
July 25, 2027.......................          0.00           0.00           0.00
August 25, 2027.....................          0.00           0.00           0.00
September 25, 2027..................          0.00           0.00           0.00
October 25, 2027....................          0.00           0.00           0.00
November 25, 2027...................          0.00           0.00           0.00
December 25, 2027...................          0.00           0.00           0.00
January 25, 2028....................          0.00           0.00           0.00
February 25, 2028...................          0.00           0.00           0.00
March 25, 2028......................          0.00           0.00           0.00
April 25, 2028......................          0.00           0.00           0.00

(Table continued from previous page.)

                                             Targeted Principal Balances
                                     -------------------------------------------
                                          TAC           TAC            TAC
Distribution Date                         A-1           A-2            A-7
-----------------                    ------------- -------------- --------------

May 25, 2028........................ $        0.00 $         0.00 $         0.00
June 25, 2028.......................          0.00           0.00           0.00
July 25, 2028.......................          0.00           0.00           0.00
August 25, 2028.....................          0.00           0.00           0.00
September 25, 2028..................          0.00           0.00           0.00
October 25, 2028....................          0.00           0.00           0.00
November 25, 2028...................          0.00           0.00           0.00
December 25, 2028...................          0.00           0.00           0.00
January 25, 2029....................          0.00           0.00           0.00
February 25, 2029...................          0.00           0.00           0.00
March 25, 2029......................          0.00           0.00           0.00
April 25, 2029......................          0.00           0.00           0.00
May 25, 2029........................          0.00           0.00           0.00
June 25, 2029.......................          0.00           0.00           0.00
July 25, 2029.......................          0.00           0.00           0.00

(Table continued from previous page.)

PROSPECTUS

                         Mortgage-Backed Certificates

                             Mortgage-Backed Notes

                             (Issuable in Series)
                  STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
                                    Seller
                           _________________________

     This Prospectus relates to Mortgage-Backed Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") which may be sold from time to time in one or more series (each, a "Series") on terms determined at the time of sale and described in the related Prospectus Supplement for the Series. The Securities of a Series will evidence either beneficial ownership of one or more trusts (each a "Trust Fund") or the debt obligations of a Trust Fund. As specified in the related Prospectus Supplement, a Trust Fund for a Series of Securities will include certain mortgage-related assets (the "Mortgage Assets") consisting of
(i) mortgage loans or participations therein secured by one- to four-family residential properties ("Single Family Loans"), (ii) mortgage loans or participations therein secured by multifamily residential properties ("Multifamily Loans"), (iii) loans or participations therein secured by security interests or similar liens on shares in cooperative housing corporations and the related proprietary leases or occupancy agreements ("Cooperative Loans"), (iv) conditional sales contracts and installment sales or loan agreements or participations therein secured by manufactured housing ("Contracts"), (v) mortgage pass-though securities (the "Agency Securities") issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("Fannie Mae"), Freddie Mac (formerly, the Federal Home Loan Mortgage Corporation) ("Freddie Mac") or other government agencies or government-sponsored agencies or (vi) privately issued mortgage-backed securities ("Private Mortgage-Backed Securities"). If specified in the related Prospectus Supplement, certain Securities will evidence the entire beneficial ownership interest in, or the debt obligations of, a Trust Fund that will contain a beneficial ownership interest in another Trust Fund which will contain the Mortgage Assets. The Mortgage Assets will be acquired by Structured Asset Mortgage Investments Inc. (formerly, Bear Stearns Mortgage Securities Inc.) (the "Seller") from one or more institutions which may be affiliates of the Seller (each, a "Lender") and conveyed by the Seller to the related Trust Fund. In addition to Mortgage Assets, a Trust Fund may include United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. Government Securities"), insurance policies, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other assets to the extent described in the related Prospectus Supplement (collectively, the "Trust Assets").

     Each Series of Securities will include either one or more classes of Certificates or, if Notes are issued as part of a Series, one or more classes of Notes and one or more classes of Certificates, as set forth in the related Prospectus Supplement. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Trust Assets in the related Trust Fund or will evidence the obligations of the related Trust Fund to make payments from amounts received on the Trust Assets in the related Trust Fund. A Series of Securities may include one or more senior classes that receive certain preferential treatment with respect to one or more other classes of Securities of such Series. One or more classes of Securities of a Series may be entitled to receive distributions of principal, interest or any combination thereof prior to one or more other classes of Securities of such Series or after the occurrence of specified events or may be required to absorb one or more types of losses prior to one or more other classes of Securities, in each case as specified in the related Prospectus Supplement. Certain Series will provide for the issuance of one or more classes of "Exchangeable Securities," or "Callable Securities" and "Call Securities," as provided in this Prospectus. See "Summary of Terms--Description of the Securities."

                           _________________________

     For a discussion of significant factors affecting investments in the Securities, see "Risk Factors" on page 18 herein.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ________________________

     Prior to issuance there will have been no market for the Securities of any Series and there can be no assurance that a secondary market for any Securities will develop. This Prospectus may not be used to consummate sales of a Series of Securities unless accompanied by a Prospectus Supplement.

     Offers of the Securities may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. To the extent Securities are underwritten, Securities will be distributed by, or sold by underwriters managed by:

                           BEAR, STEARNS & CO. INC.

                 The date of this Prospectus is July 27, 1999.

     Distributions to holders of Securities ("Securityholders") will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of a Series will be made only from the assets of the related Trust Fund and any other assets specified in the related Prospectus Supplement.

     The Securities will not represent an obligation of or interest in the Seller or any affiliate thereof and will not be insured or guaranteed by any governmental agency or instrumentality and will be insured or guaranteed by another person only if specified in the related Prospectus Supplement. In general, with respect to a Series of Securities, the Seller will obtain certain representations and warranties from the Lender or Lenders from which it acquired the Mortgage Assets or other third parties and will assign its rights with respect to such representations and warranties to the Trust Fund for the related Series of Securities. The Seller will have obligations with respect to a Series only to the extent specified in the related Prospectus Supplement. The principal obligations of one or more master servicers (each, a "Master Servicer") named in the Prospectus Supplement with respect to the related Series of Securities will be limited to its or their contractual servicing obligations, including any obligation to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

     The yield on each class of Securities of a Series will be affected by the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. Certain classes of Securities may be subject to call and a Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Administration--Termination; Optional Termination."

     If specified in a Prospectus Supplement, one or more elections may be made to treat each Trust Fund or specified portions thereof as a "real estate mortgage investment conduit" ("REMIC") or a "financial asset securitization investment trust" ("FASIT") for federal income tax purposes. See "Federal Income Tax Consequences."

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to the Securities of each Series to be offered hereunder will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities; (ii) the rate of interest or method of determining the amount of interest, if any, to be paid to each such class; (iii) the aggregate principal amount, if any, relating to each such class; (iv) the distribution dates (each a "Distribution Date") for interest and principal distributions and, if applicable, the initial and final scheduled Distribution Dates for each class;
(v) if applicable, the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (vi) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate to any other class; (vii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the amount and source of any reserve fund (a "Reserve Account"), and the insurance, letters of credit, guarantees, or other instruments or agreements included in the Trust Fund; (viii) the circumstances, if any, under which the Trust Fund may be subject to early termination; (ix) additional information with respect to the plan of distribution of such Securities; (x) whether one or more REMIC or FASIT elections will be made and designation of the regular interests and residual interests; (xi) information as to the Trustee; and (xii) information as to any Master Servicer.

                             AVAILABLE INFORMATION

     The Seller has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This Prospectus and the Prospectus Supplement relating to each Series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450

Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding the registrants that file electronically with the Commission, including the Seller. The address of such Internet Web site is (http://www.sec.gov).

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Securities offered hereby and thereby nor an offer of the Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by Structured Asset Mortgage Investments Inc. (formerly, Bear Stearns Mortgage Securities Inc.) (the "Seller") pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, with respect to a Series of Securities subsequent to the date of this Prospectus and the related Prospectus Supplement and prior to the termination of the offering of such Series of Securities shall be deemed to be incorporated by reference in this Prospectus as supplemented by the related Prospectus Supplement from the date of filing of such documents. If so specified in any such documents, such document shall also be deemed to be incorporated by reference in the Registration Statement of which this Prospectus forms a part.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein ) or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus and the related Prospectus Supplement.

     The Seller will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus and the related Prospectus Supplement is delivered, on the written or oral request of any such person, a copy of any and all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Written requests for such copies should be directed to the President, Structured Asset Mortgage Investments Inc., 245 Park Avenue, New York, New York 10167. Telephone requests for such copies should be directed to the President at (212) 272-2000.

                          REPORTS TO SECURITYHOLDERS

     Periodic and annual reports concerning the related Trust Fund will be provided to the Securityholders. See "Description of the Securities--Reports to Securityholders."

--------------------------------------------------------------------------------

                               SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each Series of Securities.

Title of Securities.................    Mortgage-Backed Certificates (the
                                        "Certificates") and Mortgage-Backed
                                        Notes (the "Notes" and, together with
                                        the Certificates, the "Securities"),
                                        issuable from time to time in Series.

Seller..............................    Structured Asset Mortgage Investments
                                        Inc., a Delaware corporation and a
                                        wholly-owned subsidiary of Bear Stearns
                                        Mortgage Capital Corporation. See "The
                                        Seller."

Issuer..............................    The trust created pursuant to the
                                        Pooling and Servicing Agreement (each, a
                                        "Pooling and Servicing Agreement") among the Seller, the Master Servicer(s), if applicable, and the Trustee for the related Series or the owner trust created pursuant to the Deposit Trust
                                        Agreement (each, a "Trust Agreement")
                                        among the Seller, the Master
                                        Servicer(s), if applicable, and the
                                        Trustee for the related Series, as
                                        applicable.

Trustee.............................    The trustee under the applicable Pooling
                                        and Servicing Agreement, Trust Agreement or Indenture (as herein defined) and named as such in the related Prospectus
                                        Supplement.

Master Servicer.....................    One or more entities named as a Master
                                        Servicer in the related Prospectus
                                        Supplement, which may be an affiliate of the Seller. See "Administration--Certain
                                        Matters Regarding the Master Servicer
                                        and the Seller."

Trust Fund Assets...................    A Trust Fund for a Series of Securities
                                        will include the Mortgage Assets
                                        consisting of (i) a pool (a "Mortgage
                                        Pool") of Single Family Loans,
                                        Multifamily Loans, Cooperative Loans or
                                        Contracts (collectively, the "Mortgage
                                        Loans"), (ii) Agency Securities or (iii)
                                        Private Mortgage-Backed Securities,
                                        together with payments in respect of
                                        such Mortgage Assets and certain other
                                        accounts, obligations or agreements,
                                        such as United States Treasury
                                        securities and other securities issued
                                        by the U.S. Government, any of its
                                        agencies or other issuers established by federal statute (collectively, "U.S.
                                        Government Securities"), in each case as specified in the related Prospectus
                                        Supplement. The assets of a Trust Fund
                                        will be purchased by such Trust Fund
                                        under the terms of the related Pooling
                                        and Servicing Agreement or the related
                                        Trust Agreement, as applicable.

A.   Single Family, Cooperative
     and Multifamily Loans..........    Single Family Loans will be secured by
                                        mortgage liens on one- to four-family
                                        residential properties or by other liens specified in the related Prospectus
                                        Supplement. Cooperative Loans generally
                                        will be secured by security interests in shares issued by private, nonprofit, cooperative housing corporations
                                        ("Cooperatives") and in the related
                                        proprietary leases or occupancy
                                        agreements granting exclusive rights to
                                        occupy specific dwelling units in such
                                        Cooperatives' buildings. Single Family
                                        Loans and Cooperative Loans may be
                                        conventional loans (i.e., loans that are not insured or guaranteed by any

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        governmental agency), insured by the
                                        Federal Housing Authority ("FHA") or
                                        partially guaranteed by the Veterans
                                        Administration ("VA") as specified in
                                        the related Prospectus Supplement.
                                        Single Family Loans and Cooperative
                                        Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related Prospectus Supplement.

                                        Multifamily Loans will be secured by
                                        mortgage liens on rental apartment
                                        buildings or projects containing five or more residential units, including apartment buildings owned by
                                        Cooperatives. Such loans may be
                                        conventional loans or insured by the
                                        FHA, as specified in the related
                                        Prospectus Supplement. Multifamily Loans will all have individual principal balances at origination of not less than $25,000 and original terms to stated maturity of not more than 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related Prospectus Supplement.

                                        The payment terms of the Mortgage Loans
                                        to be included in a Trust Fund will be
                                        described in the related Prospectus
                                        Supplement and may include any of the
                                        following features or combinations
                                        thereof or other features described in
                                        the related Prospectus Supplement:

                                        (a)  Interest may be payable at a fixed
                                             rate, a rate adjustable from time
                                             to time in relation to an index, a
                                             rate that is fixed for a period of
                                             time or under certain circumstances
                                             and is followed by an adjustable
                                             rate, a rate that otherwise varies
                                             from time to time, or a rate that
                                             is convertible from an adjustable
                                             rate to a fixed rate. Changes to an
                                             adjustable rate may be subject to
                                             periodic limitations, maximum
                                             rates, minimum rates or a
                                             combination of such limitations.
                                             Accrued interest may be deferred
                                             and added to the principal of a
                                             Mortgage Loan for such periods and
                                             under such circumstances as may be
                                             specified in the related Prospectus
                                             Supplement. Mortgage Loans may
                                             provide for the payment of interest
                                             at a rate lower than the specified
                                             interest rate on the Mortgage Loan
                                             (the "Mortgage Rate") for a period
                                             of time or for the life of the
                                             Mortgage Loan, and the amount of
                                             any difference may be contributed
                                             from funds supplied by the seller
                                             of the Mortgaged Property or
                                             another source ("Buydown Loans") or
                                             may be treated as accrued interest
                                             and added to the principal of the
                                             Mortgage Loan.

                                        (b)  Principal may be payable on a level
                                             debt service basis to fully
                                             amortize the Mortgage Loan over its
                                             term, may be calculated on the
                                             basis of an assumed amortization
                                             schedule that is significantly
                                             longer than the original term to
                                             maturity or on an interest rate
                                             that is different from the interest
                                             rate on the Mortgage Loan or may
                                             not be amortized during all or a
                                             portion of the original term.
                                             Payment of all or a substantial
                                             portion of the principal may be due
                                             on maturity ("balloon payments").
                                             Principal may include interest that
                                             has been deferred and added to the
                                             principal balance of the Mortgage
                                             Loan.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        (c)  Payments of principal and interest
                                             may be fixed for the life of the
                                             Mortgage Loan, may increase over a
                                             specified period of time or may
                                             change from period to period.
                                             Mortgage Loans may include limits
                                             on periodic increases or decreases
                                             in the amount of monthly payments
                                             and may include maximum or minimum
                                             amounts of monthly payments.

                                        (d)  Prepayments of principal may be
                                             subject to a prepayment fee, which
                                             may be fixed for the life of the
                                             Mortgage Loan or may decline over
                                             time, and may be prohibited for the
                                             life of the Mortgage Loan or for
                                             certain periods ("lockout
                                             periods"). Certain Mortgage Loans
                                             may permit prepayments after
                                             expiration of the applicable
                                             lockout period and may require the
                                             payment of a prepayment fee in
                                             connection with any such subsequent
                                             prepayment. Other Mortgage Loans
                                             may permit prepayments without
                                             payment of a fee unless the
                                             prepayment occurs during specified
                                             time periods. The Mortgage Loans
                                             may include due-on-sale clauses
                                             which permit the mortgagee to
                                             demand payment of the entire
                                             Mortgage Loan in connection with
                                             the sale or certain transfers of
                                             the related Mortgaged Property.
                                             Other Mortgage Loans may be
                                             assumable by persons meeting the
                                             then applicable underwriting
                                             standards of the Lender.

                                        Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs. The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The Mortgage Loans generally will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided in the related Prospectus Supplement. All Mortgage Loans will have been purchased by the Seller, either directly or through an affiliate, from Lenders.

B.   Contracts......................    Contracts will consist of conditional
                                        sales and installment sales or loan
                                        agreements secured by new or used
                                        Manufactured Homes (as defined herein).
                                        Contracts may be conventional loans,
                                        insured by the FHA or partially
                                        guaranteed by the VA, as specified in
                                        the related Prospectus Supplement. Each
                                        Contract will be fully amortizing and
                                        will bear interest at a fixed accrual
                                        percentage rate ("APR") or will amortize on another basis, and bear interest at another APR, as specified in the related
                                        Prospectus Supplement. Contracts will
                                        all have individual principal balances
                                        at origination of not less than $10,000
                                        and not more than $1,000,000 and
                                        original terms to stated maturity of 5
                                        to 30 years, or such other individual
                                        principal balances at origination and/or original terms to stated maturity as are specified in the related Prospectus
                                        Supplement.

C.   Agency Securities..............    The Agency Securities will consist of
                                        (i) fully modified pass-through
                                        mortgage-backed certificates guaranteed
                                        as to timely payment of principal and
                                        interest by the Government National
                                        Mortgage Association ("GNMA
                                        Certificates"), (ii) Guaranteed Mortgage
                                        Pass-Through Certificates issued and
                                        guaranteed as to timely payment of
                                        principal and interest by the Federal
                                        National Mortgage

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        Association ("Fannie Mae Certificates"),
                                        (iii) Mortgage Participation
                                        Certificates issued and guaranteed as to timely payment of interest and ultimate (but generally not timely) payment of principal by Freddie Mac (formerly, the Federal Home Loan Mortgage Corporation) ("Freddie Mac Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain GNMA, Fannie Mae, Freddie Mac or other government agency or government-sponsored agency certificates and generally guaranteed to the same extent as the underlying securities, (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or another government agency or government-sponsored agency and described in the related Prospectus Supplement, or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No Fannie Mae or Freddie Mac
                                        Certificates will be backed, directly or indirectly, by the full faith and credit of the United States. However, to the extent any Fannie Mae or Freddie Mac Certificates are backed by GNMA Certificates, such Fannie Mae or Freddie Mac Certificates benefit from the backing of the underlying GNMA Certificates by the full faith and credit of the United States. The Agency Securities may consist of pass-through securities issued under the GNMA I Program, the GNMA II Program, Freddie Mac's Cash or Guarantor Program or another program specified in the related Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus Supplement.

D.   Private Mortgage-Backed
     Securities.....................    Private Mortgage-Backed Securities may
                                        include (i) mortgage participation or
                                        pass-through certificates representing
                                        beneficial interests in certain Mortgage
                                        Loans or (ii) Collateralized Mortgage
                                        Obligations ("CMO's") secured by such
                                        Mortgage Loans. Private Mortgage-Backed
                                        Securities may include stripped
                                        mortgage-backed securities representing
                                        an undivided interest in all or a part
                                        of any of the principal distributions
                                        (but not the interest distributions) or
                                        the interest distributions (but not the
                                        principal distributions) or in some
                                        specified portion of the principal and
                                        interest distributions (but not all of
                                        such distributions) on certain mortgage
                                        loans. Although individual Mortgage
                                        Loans underlying a Private Mortgage-
                                        Backed Security may be insured or
                                        guaranteed by the United States or an
                                        agency or instrumentality thereof, they
                                        need not be, and the Private Mortgage-
                                        Backed Securities themselves will not be so insured or guaranteed. See "The Trust
                                        Fund--Private Mortgage-Backed
                                        Securities." Payments on the Private
                                        Mortgage-Backed Securities will be
                                        distributed directly to the Trustee as
                                        registered owner of such Private
                                        Mortgage-Backed Securities or as
                                        otherwise specified in the related
                                        Prospectus Supplement. See "The Trust
                                        Fund--Private Mortgage-Backed
                                        Securities."

                                        The Prospectus Supplement for a Series
                                        will specify (i) the aggregate
                                        approximate principal amount, if any,
                                        and type of any Private

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                                        Mortgage-Backed Securities to be
                                        included in the Trust Fund for such
                                        Series; (ii) certain characteristics of
                                        the Mortgage Loans which comprise the
                                        underlying assets for the Private
                                        Mortgage-Backed Securities including to
                                        the extent available (A) the payment
                                        features of such Mortgage Loans, (B) the approximate aggregate principal amount, if known, of the underlying Mortgage Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, (D) the minimum and maximum stated maturities of the Mortgage Loans at origination and
                                        (E) delinquency experience with respect
                                        to the Mortgage Loans; (iii) the pass-
                                        through or certificate rate or ranges
                                        thereof for the Private Mortgage-Backed
                                        Securities and the method of
                                        determination thereof; (iv) the issuer
                                        of the Private Mortgage-Backed
                                        Securities (the "PMBS Issuer"), the
                                        servicer of the Private Mortgage-Backed
                                        Securities (the "PMBS Servicer") and the trustee of the Private Mortgage-Backed Securities (the "PMBS Trustee"); (v) certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies or third party guarantees, relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities, or to such Private Mortgage-Backed Securities themselves;
                                        (vi) the terms on which underlying
                                        Mortgage Loans for such Private
                                        Mortgage-Backed Securities, or such
                                        Private Mortgage-Backed Securities
                                        themselves, may, or are required to, be
                                        repurchased prior to stated maturity;
                                        and (vii) the terms on which substitute
                                        Mortgage Loans or substitute Private
                                        Mortgage-Backed Securities may be
                                        delivered to replace those initially
                                        deposited with the PMBS Trustee or the
                                        Trustee. See "The Trust Fund." Such
                                        securities will (i) either (a) have been previously registered under the Securities Act of 1933, as amended or
                                        (b) will at the time be eligible for
                                        sale under Rule 144(k) under such act;
                                        and (ii) will be acquired in bona fide
                                        secondary market transactions not from
                                        an issuer or seller that is an affiliate of the Seller.

E.   U.S. Government Securities.....    If specified in the related Prospectus
                                        Supplement, United States Treasury
                                        securities and other securities issued
                                        by the U.S. Government, any of its
                                        agencies or other issuers established by federal statute (collectively, "U.S.
                                        Government Securities") may be included
                                        in the Trust Assets. Such securities
                                        will be backed by the full faith and
                                        credit of the United States or will
                                        represent the obligations of the U.S.
                                        Government or such agency or such other
                                        issuer or obligations payable from the
                                        proceeds of U.S. Government Securities,
                                        as specified in the related Prospectus
                                        Supplement.

F.   Pre-Funding and Capitalized....
     Interest Accounts                  If specified in the related Prospectus
                                        Supplement, a Trust Fund will include
                                        one or more segregated trust accounts
                                        (each, a "Pre-Funding Account")
                                        established and maintained with the
                                        Trustee for the related Series. If so
                                        specified, on the closing date for such
                                        Series, a portion of the proceeds of the sale of the Securities of such Series
                                        (such amount to be equal to the excess
                                        of (x) the principal amounts of
                                        Securities being sold over (y) the
                                        principal balance (as of the related
                                        Cut-off Date) of the Trust Assets on the Closing Date, the "Pre-Funded Amount") will be deposited in the Pre-Funding
                                        Account and may be used to purchase
                                        additional Mortgage Loans during the
                                        period of time, not to exceed six
                                        months, specified in the

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                                        related Prospectus Supplement (the "Pre-
                                        Funding Period"). The Mortgage Loans to
                                        be so purchased will be required to have certain characteristics specified in the related Prospectus Supplement. Each additional Mortgage Loan so purchased must conform to the representations and warranties set forth in the applicable Agreement. Therefore, the characteristics of the Trust Assets at the end of the Pre-Funding Period will conform in all material respects to the characteristics of the Trust Assets on the Closing Date. If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related Prospectus Supplement to prepay the Securities of the applicable Series. Pending the acquisition of additional assets during the Pre-Funding Period, all amounts in the Pre-Funding Account will be invested in Permitted
                                        Investments, as defined under "Credit
                                        Enhancement--Reserve and other Accounts" herein. It is expected that substantially all of the funds deposited in the Pre-Funding Account will be used during the related Pre-Funding Period to purchase additional assets as described above. If, however, amounts remain in the Pre-Funding Account at the end of the Pre-Funding Period, such amounts will be distributed to the
                                        Securityholders, as described in the
                                        related Prospectus Supplement.

                                        If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related Series. On the closing date for such Series, a portion of the proceeds of the sale of the Securities of such Series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (x) the sum of (i) the amount of interest accrued on the Securities of such Series and (ii) if specified in the related Prospectus Supplement, certain fees or expenses during the Pre-Funding Period such as trustee fees and credit enhancement fees, over (y) the amount of interest available therefor from the Mortgage Assets or other assets in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related Prospectus Supplement.

Description of the
 Securities.........................    A Series will include either one or more
                                        classes of Certificates or, if Notes are issued as part of a Series, one or more classes of Notes and one or more classes of Certificates. Each Certificate will represent a beneficial ownership interest in a trust (a "Trust Fund") created by the Seller pursuant to a Pooling and Servicing Agreement or a Trust Agreement for the related Series.
                                        Each Note will represent a debt
                                        obligation of a Trust Fund created
                                        pursuant to an Indenture for such Notes.
                                        The Securities of any Series may be
                                        issued in one or more classes as
                                        specified in the related Prospectus
                                        Supplement. A Series of Securities may
                                        include one or more classes of senior
                                        Securities (collectively, the "Senior
                                        Securities") which receive certain
                                        preferential treatment specified in the
                                        related Prospectus Supplement with
                                        respect to one or more classes of
                                        subordinate Securities (collectively,
                                        the "Subordinated Securities"). Certain
                                        Series or classes of Securities may be
                                        covered by U.S. Government Securities,
                                        insurance policies, cash accounts,
                                        letters of credit, financial guaranty
                                        insurance policies, third party
                                        guarantees or other forms of credit

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                                        enhancement as described herein and in
                                        the related Prospectus Supplement.

                                        One or more classes of Securities of
                                        each Series (i) may be entitled to
                                        receive distributions allocable only to
                                        principal, only to interest or to any
                                        combination thereof; (ii) may be
                                        entitled to receive distributions only
                                        of prepayments of principal throughout
                                        the lives of the Securities or during
                                        specified periods; (iii) may be
                                        subordinated in the right to receive
                                        distributions of scheduled payments of
                                        principal, prepayments of principal,
                                        interest or any combination thereof to
                                        one or more other classes of Securities
                                        of such Series throughout the lives of
                                        the Securities or during specified
                                        periods or may be subordinated with
                                        respect to certain losses or
                                        delinquencies; (iv) may be entitled to
                                        receive such distributions only after
                                        the occurrence of events specified in
                                        the related Prospectus Supplement; (v)
                                        may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust Fund; (vi) as to Securities entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to Securities entitled to distributions allocable to interest, may be entitled to such distributions only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes, over time, or otherwise as specified in the related Prospectus Supplement.

                                        In addition, certain Series may provide
                                        for the issuance of one or more classes
                                        of of exchangeable certificates (each an "ES Class" or "Exchangeable Security") as provided in the related Prospectus Supplement. The holders of such ES Classes will be entitled to exchange all or a portion of such ES Classes for proportionate interests in other related classes of Exchangeable Securities. See "Exchangeable Securities--General."
                                        Further, if so provided in the related
                                        Prospectus Supplement, one or more
                                        classes of Securities (each, a "Callable
                                        Class") may be callable at the option of one or more other classes of securities (each, a "Call Class"). A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will not be called unless the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related Prospectus Supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such Securities could not be called. It is anticipated that Call Classes generally will be offered only on a private basis. See "Description of the Securities--General."

                                        The related Prospectus Supplement will
                                        specify whether application will be made to list any Securities on a securities exchange or to quote the Securities in the automated quotation system of a registered securities association.

Distributions on the
 Securities.........................    Distributions on the Securities entitled
                                        thereto will be made monthly, quarterly, semi-annually or at such other intervals and on such other

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                           Distribution Dates specified in the related
                           Prospectus Supplement solely out of the payments received in respect of the assets of the related Trust Fund or other assets pledged for the benefit of the Securities as specified in the related Prospectus Supplement. The amount allocable to distributions of principal and interest on any Distribution Date will be determined as specified in the related Prospectus Supplement. All distributions will be made pro rata to Securityholders of the class entitled thereto or as otherwise specified in the related Prospectus Supplement, and the aggregate original principal balance of the Securities will equal the aggregate distributions allocable to principal that such Securities will be entitled to receive. If specified in the related Prospectus Supplement, the Securities will have an aggregate original principal balance equal to or less than the aggregate unpaid principal balance of the Trust Assets (plus amounts held in a Pre-Funding Account) as of a date specified in the Prospectus Supplement related to the creation of the Trust Fund (the "Cut-off Date") and will bear interest in the aggregate at a rate (the "Interest Rate") equal to the interest rate borne by the underlying Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities, net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, the aggregate original principal balance of the Securities and interest rates on the classes of Securities will be determined based on the cash flow on the Trust Assets. The Interest Rate at which interest will be paid to holders of Securities entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case as specified in the related Prospectus Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the related Prospectus Supplement.

Credit Enhancement.......  The assets in a Trust Fund or the Securities of one or more classes in the related Series may have the benefit of one or more types of credit enhancement described in the related Prospectus Supplement. The protection against losses afforded by any such credit support will be limited. Such credit enhancement may include one or more of the following types:

A. Subordination.........  The rights of the holders of the Subordinated
                           Securities of a Series to receive distributions with respect to the assets in the related Trust Fund will be subordinated to such rights of the holders of the Senior Securities of the same Series to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Securities of the full amount of payments which such holders would be entitled to receive if there had been no losses or delinquencies. The protection afforded to the holders of Senior Securities of a Series by means of the subordination feature may be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Securities, the amounts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Securities Account and, to the extent described in the related Prospectus Supplement, by the right of such holders to receive future distributions from the assets in the related Trust Fund that would

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                           otherwise have been payable to the Subordinated
                           Securityholders; (ii) reducing the ownership interest of the related Subordinated Securities; (iii) a combination of clauses (i) and (ii) above; or (iv) as otherwise described in the related Prospectus Supplement. The protection afforded to the holders of Senior Securities of a Series by means of the subordination feature also may be accomplished by allocating certain types of losses or delinquencies to the Subordinated Securities to the extent described in the related Prospectus Supplement.

                           If so specified in the related Prospectus Supplement, the same class of Securities may be Senior Securities with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Securities with respect to other types of payments or types of losses or delinquencies. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy of the borrower. If specified in the related Prospectus Supplement, a reserve fund may be established and maintained by the deposit therein of distributions allocable to the holders of Subordinated Securities until a specified level is reached. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinated Securities in a Series, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, the manner of funding the related reserve fund, if any, and the conditions under which amounts in any such reserve fund will be used to make distributions to holders of Senior Securities or released from the related Trust Fund.

B. Reserve Accounts......  One or more Reserve Accounts may be established and maintained for each Series. The related Prospectus Supplement will specify whether or not any such Reserve Account will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related Reserve Account and the conditions under which the amounts in any such Reserve Account will be used to make distributions to holders of Securities of a particular class or released from the related Trust Fund.

C. Pool Insurance
   Policy...............   A mortgage pool insurance policy or policies (the
                           "Pool Insurance Policy") may be obtained and maintained for each Series pertaining to Single
                           Family Loans, Cooperative Loans or Contracts, limited in scope, covering defaults on the related Single
                           Family Loans, Cooperative Loans or Contracts in an initial amount equal to a specified percentage of the aggregate principal balance of all Single Family
                           Loans, Cooperative Loans or Contracts included in the Mortgage Pool as of the Cut-off Date or such other date as is specified in the related Prospectus
                           Supplement.

D. Special Hazard
   Insurance Policy.....   In the case of Single Family Loans, Cooperative Loans
                           or Contracts, certain physical risks that are not otherwise insured against by standard hazard insurance policies may be covered by a special hazard insurance policy or policies (the "Special Hazard
                           Insurance

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                                       12
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                           Policy"). Each Special Hazard Insurance Policy
                           generally will be limited in scope and will cover losses in an initial amount equal to the greatest of
                           (i) a specified percentage of the aggregate principal balance of the Single Family Loans, Cooperative Loans or Contracts as of the related Cut-off Date, (ii) twice the unpaid principal balance as of the related Cut-off Date of the largest Single Family Loan, Cooperative Loan or Contract in the related Mortgage Pool, or (iii) the aggregate principal balance of Single Family Loans, Cooperative Loans or Contracts as of the Cut-off Date secured by property in any single zip code concentration.

E. Bankruptcy Bond.......  A bankruptcy bond or bonds (the "Bankruptcy Bond")
                           may be obtained covering certain losses resulting from action which may be taken by a bankruptcy court in connection with a Single Family Loan, Cooperative Loan or Contract. The level of coverage of each Bankruptcy Bond will be specified in the related Prospectus Supplement.

F. FHA Insurance and VA
   Guarantee.............  All or a portion of the Mortgage Loans in a Mortgage
                           Pool may be insured by FHA insurance and all or a portion of the Single Family Loans or Contracts in a Mortgage Pool may be partially guaranteed by the VA.

G. Other Arrangements....  Other arrangements as described in the related
                           Prospectus Supplement including, but not limited to, one or more U.S. Government Securities, letters of credit, financial guaranty insurance policies or third party guarantees, interest rate or other swap agreements, caps, collars or floors, may be used to provide coverage for certain risks of defaults or losses. These arrangements may be in addition to or in substitution for any forms of credit support described in the Prospectus. Any such arrangement must be acceptable to each nationally recognized rating agency that rates the related Series of Securities (the "Rating Agency").

H. Cross Support.........  If specified in the related Prospectus Supplement, separate groups of assets or separate Trust Funds may be beneficially owned by separate classes of the related Series of Securities or separate groups of assets or separate Trust Funds may be available for the payment of principal and interest on certain classes of Securities. In any such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to certain Securities relating to one or more asset groups or Trust Funds out of funds received with respect to other asset groups or Trust Funds prior to distributions to other Securities relating to such other asset groups or Trust Funds or that losses be allocated in such manner as to provide such cross-support. If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Funds, without priority among such Trust Funds, until the credit support is exhausted. If specified in the related Prospectus Supplement, one or more asset groups or Trust Funds relating to certain securities could be initially free of cross-support but later might become subject to cross-support. If applicable, the related Prospectus Supplement will identify the asset groups or Trust Funds to which such credit support relates and the manner of determining the amount of the coverage

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                           provided thereby and of the application of such
                           coverage to the identified asset groups or Trust
                           Funds.

Advances.................  Each Master Servicer and, if applicable, each mortgage servicing institution that services a Mortgage Loan in a Mortgage Pool on behalf of a Master Servicer (a "Sub-Servicer") generally will be obligated to advance amounts corresponding to delinquent principal and interest payments on such Mortgage Loan until the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated. Any such obligation to make advances may be limited to amounts due holders of Senior Securities of the related Series, to amounts deemed to be recoverable from late payments or liquidation proceeds, for specified periods or any combination thereof, or as otherwise specified in the related Prospectus Supplement. See "Description of the Securities-- Advances." Advances will be reimbursable to the extent described herein and in the related Prospectus Supplement.

Optional Termination...... The Seller, a Master Servicer, the holders of the residual interests in a REMIC, a FASIT or any other entity specified in the related Prospectus Supplement may have the option to effect early retirement of a Series of Securities through the purchase of the Mortgage Assets and other assets in the related Trust Fund under the circumstances and in the manner described in "Administration--Termination; Optional Termination."

Legal Investment.........  The related Prospectus Supplement for each Series of
                           Securities will specify which, if any, of the classes of Securities offered will constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors. See "Legal Investment."

                           Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Securities. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Securities. See "Legal Investment" herein.

Federal Income Tax
 Consequences............  The income tax consequences of the purchase, ownership and disposition of the Securities of each Series will depend on whether an election is made to treat the corresponding Trust Fund (or certain assets of the Trust Fund) as either a REMIC or a FASIT under the Internal Revenue Code of 1986, as amended (the "Code"), or whether the Trust Fund will be treated as either a grantor trust or a partnership for federal income tax purposes.

                           REMIC. If an election is to be made to treat the
                           -----
                           Trust Fund for a Series of Securities as a REMIC for federal income tax purposes, the related Prospectus Supplement will specify which class or classes thereof will be designated as regular interests in the REMIC ("REMIC Regular Securities") and which class of Certificates will be

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                                       14
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                           designated as the residual interest in the REMIC
                           ("REMIC Residual Certificates").

                           For federal income tax purposes, REMIC Regular Securities generally will be treated as debt obligations of the Trust Fund with payment terms equivalent to the terms of such Securities. Holders of REMIC Regular Securities will be required to report income with respect to such Securities under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on REMIC Regular Securities will be includible in the income of the holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. The REMIC Residual Certificates generally will not be treated as evidences of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the REMIC.

                           Each holder of a REMIC Residual Certificate will be required to take into account separately its pro rata portion of the REMIC's taxable income or loss. Certain income of a REMIC (referred to as "excess inclusions") generally may not be offset by such a holder's net operating loss carryovers or other deductions, and in the case of a tax-exempt holder of a REMIC Residual Certificate will be treated as "unrelated business taxable income." In certain situations, particularly in the early years of a REMIC, holders of a REMIC Residual Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to them. Certain "disqualified organizations (as defined under "Federal Income Tax Consequences--Transfers of REMIC Residual Certificates--Restrictions on Transfer; Holding by Pass-Through Entities") are prohibited from acquiring or holding any beneficial interest in the REMIC Residual Certificates. In certain cases, a transfer of a REMIC Residual Certificate will not be effective for federal income tax purposes.

                           FASIT. If an election is to be made to treat the
                           -----
                           Trust Fund for a Series of Securities as a FASIT for federal income tax purposes, the related Prospectus Supplement will specify which class or classes thereof will be designated as regular interests in the FASIT ("FASIT Regular Securities"), which class or classes of FASIT Regular Securities constitute "High-Yield Interests" and which class of Certificates will be designated as the ownership interest in the FASIT ("FASIT Ownership Certificate").

                           For federal income tax purposes, FASIT Regular Securities generally will be treated as debt obligations of the Trust Fund with payment terms equivalent to the terms of such Securities. Holders of FASIT Regular Securities will be required to report income with respect to such Securities under an accrual method, regardless of their normal tax accounting method. Original issue discount, if any, on FASIT Regular Securities will be includible in the income of the holders thereof as it accrues, in advance of receipt of the cash attributable thereto, which rate of accrual will be determined based on a reasonable assumed prepayment rate. Holders of High-Yield Interests may not use net operating losses to offset any non-FASIT income derived from the High-Yield Interest, and in certain cases, a

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                           transfer of a High-Yield Interest will not be
                           recognized for federal income tax purposes.

                           The FASIT Ownership Certificate generally will not be treated as an evidence of indebtedness for federal income tax purposes, but instead, as representing rights to the taxable income or net loss of the FASIT. The holder of the FASIT Ownership Certificate will be required to take into account all of the income or loss of the FASIT under an accrual method regardless of its normal accounting method. In certain situations, particularly in the early years of a FASIT, the holder of the FASIT Ownership Certificate may have taxable income, and possibly tax liabilities with respect to such income, in excess of cash distributed to it. Certain "disqualified holders" are prohibited from acquiring or holding the FASIT Ownership Certificate.

                           Grantor Trust. If a determination is to be made to
                           -------------
                           treat the Trust Fund for a Series of Certificates as a grantor trust, the Trust Fund will be classified as a grantor trust for federal income tax purposes and not as an association or taxable mortgage pool taxable as a corporation. Holders of Certificates issued by a grantor trust ("Non-Electing Securities") will be treated for such purposes, subject to the possible application of the stripped bond rules, as owners of undivided interests in the related Trust Assets and generally will be required to report as income their pro rata share of the entire gross income (including amounts paid as reasonable servicing compensation) from the Trust Assets and will be entitled, subject to certain limitations, to deduct their pro rata share of expenses of the Trust Fund.

                           Partnerships. If a Prospectus Supplement for a Series
                           ------------
                           indicates that a Trust Fund is to be treated as a partnership, assuming that all the provisions of the applicable Agreement are complied with, the Trust Fund will not be treated as an association, taxable mortgage pool, or a publicly traded partnership taxable as a corporation. If a Prospectus Supplement indicates that one or more classes of Securities of the related Series are to be treated as indebtedness for federal income tax purposes, assuming that all of the provisions of the applicable Agreement are complied with, the Securities so designated will be considered indebtedness for federal income tax purposes. Each holder of a Note, by the acceptance of a Note of a given Series, will agree to treat such Note as indebtedness, and each holder of a Certificate, by the acceptance of a Certificate of a given Series, will agree to treat the related Trust Fund for federal tax purposes as a partnership in which such holder is a partner if there is more than one holder of Certificates for federal income tax purposes, or to disregard the Trust Fund as an entity separate from the holder of Certificates if there is only one such holder for federal income tax purposes. Alternative characterizations of such Trust Fund and such Securities are possible, but would not result in materially adverse tax consequences to holders of Securities. See "Federal Income Tax Consequences."

                           Generally, gain or loss will be recognized on a sale of Securities in the amount equal to the difference between the amount realized and the seller's tax basis in the Securities sold. The material federal

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                           income tax consequences for investors associated with
                           the purchase, ownership and disposition of the Securities are set forth herein under "Federal Income Tax Consequences." The material federal income tax consequences for investors associated with the purchase, ownership and disposition of Securities of any particular Series will be set forth under the heading "Federal Income Tax Consequences" in the related Prospectus Supplement. See "Federal Income
                           Tax Consequences."

ERISA Considerations...... A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or Section 4975 of the Code should carefully review with its legal advisors whether the purchase, holding or disposition of Securities could give rise to a prohibited transaction under ERISA or the Code or subject the assets of the Trust Fund to the fiduciary investment standards of ERISA. See "ERISA Considerations."

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                                       17

                                  RISK FACTORS

     Limited Liquidity. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide liquidity of investment or will continue for the life of the Securities of such Series. The market value of the Securities will fluctuate with changes in prevailing rates of interest. Consequently, the sale of Securities in any market that may develop may be at a discount from the Securities' par value or purchase price. Owners of Securities generally have no right to request redemption of Securities, and the Securities are subject to redemption only under the limited circumstances, if any, described in the related Prospectus Supplement. It is not intended to list any class of Securities on any securities exchange or to quote the Securities in the automated quotation system of a regulated securities association. However, if such listing or such quotation is intended with respect to some or all of the Securities in a Series, relevant information will be included in the related Prospectus Supplement. If the Securities are not so listed or quoted, investors may experience more limited liquidity. The Prospectus Supplement for a Series may indicate that an underwriter specified therein intends to establish a secondary market in some or all of the Securities of such Series. However, no underwriter will be obligated to do so.

     Book-Entry Securities. If Securities are issued in a book-entry form, investors may experience delay in receipt of their payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of Securities in book-entry form may reduce the liquidity of such Securities in the secondary trading market since some investors may be unwilling to purchase Securities for which they cannot receive physical certificates. See "The Securities--Book-Entry Registration."

     Yield, Maturity and Prepayment Considerations. The yield to maturity and weighted average life of the Securities of each series will depend on the rate and timing of principal payments (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable rate loans to fixed interest rate loans or breaches of representations and warranties) on the Mortgage Loans and the price paid by Securityholders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments or level of losses on the related Mortgage Loans. The yield to maturity on Securities purchased at a discount to their principal amounts (including any principal only Securities) will be lower than anticipated if prepayments occur at a slower than anticipated rate and the yield to maturity on Securities purchased at a premium to their principal amounts or on interest only Securities, will be lower than anticipated if prepayments occur at a faster than anticipated rate. In the case of certain interest only Securities, a faster rate of prepayments may result in a loss of investment. In addition, the yield to maturity on certain other types of classes of Securities, including accrual Securities, Securities with a pass-through rate which fluctuates inversely with an index or certain other classes in a series including more than one class of Securities, may be relatively more sensitive to the rate of prepayment on the related Mortgage Loans than other classes of Securities. Prepayments are influenced by a number of factors, including prevailing mortgage market interest rates, local and regional economic conditions and homeowner mobility. Any losses allocated to the Securities will have a negative effect on the yield to maturity of such Securities. See "Yield and Prepayment Considerations" herein.

     Optional Termination May Adversely Affect Yield. As described under "Administration--Termination; Optional Termination", a Trust Fund may be subject to optional termination. Any such optional termination may adversely affect the yield to maturity on the related Series of Securities. In addition, if the Mortgage Assets include properties which have been acquired by the related Trust Fund through foreclosure or deed-in-lieu of foreclosure, the purchase price paid to exercise the optional termination may be less than the outstanding principal balances of the related Series of Securities. In such event, the Holders of one or more classes of Securities may incur a loss.

     Subordination of the Subordinated Securities; Effect of Losses on the Mortgage Assets. The rights of Holders of Subordinated Securities to receive distributions to which they would otherwise be entitled with respect to the Mortgage Assets will be subordinated to the rights of the Holders of the Senior Securities to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinated Securities.

     The yields on the Subordinated Securities may be extremely sensitive to the loss experience of the Mortgage Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Mortgage

Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinated Securities may be lower than anticipated.

     Limited Obligations. The Securities will not represent an interest in or obligation of the Seller, a Master Servicer or any of their affiliates. The only obligations of the foregoing entities with respect to the Securities or any Mortgage Assets will be the obligations (if any) of the Seller and a Master Servicer pursuant to certain limited representations and warranties made with respect to the Mortgage Assets, a Master Servicer's servicing obligations under the related Pooling and Servicing Agreement (including its limited obligation to make certain advances) and pursuant to the terms of any Mortgage Assets, and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of a Master Servicer in connection with a swap, yield supplement agreement or purchase obligation. If an affiliate of the Seller has originated any Mortgage Loan, such affiliate will only have an obligation with respect to the representations and warranties of the Seller, as described herein. Neither the Securities nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Seller, a Master Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund (including the Mortgage Assets and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Seller, a Master Servicer or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

     Declining Real Estate Market; Geographical Concentration. If the residential real estate market in general or a regional or local area where real property securing Mortgage Loans constituting or underlying the Mortgage Assets for a Trust Fund are concentrated should experience an overall decline in property values, or a significant downturn in economic conditions, rates of delinquencies, foreclosures and losses could be higher than those then generally experienced in the mortgage lending industry. See "The Trust Fund--The Mortgage Loans--General."

     Limitations, Reduction and Substitution of Credit Enhancement. Credit enhancement may be provided in one or more of the forms described in the related Prospectus Supplement, including, but not limited to, prioritization as to payments of one or more classes of the related Series, a Pool Insurance Policy, a Special Hazard Insurance Policy, Bankruptcy Bond, FHA Insurance, VA Guarantees, Reserve Accounts, other insurance, guaranties and similar instruments and agreements, or any combination thereof. See "Credit Enchancement." Regardless of the credit enhancement provided, the coverage provided may be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancement may provide only very limited coverage as to certain types of losses and may provide no coverage as to certain other types of losses. The Trustee may be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any Series of Securities, if the applicable rating agencies indicate that the then-current rating thereof will not be adversely affected.

     Risks related to Financial Instruments. A Trust Fund may include one or more financial instruments such as interest rate or other swap agreements and interest rate cap or floor agreements. See "Credit Enchancement." These financial instruments provide protection against certain types of risks or provide certain cashflow characteristics for one or more classes of a Series. The protection or benefit to be provided by any such financial instrument will be dependent on, among other things, the performance of the provider of such financial instrument. If such provider were to be unable or unwilling to perform its obligations under the related financial instrument, the Securityholders of the applicable class or classes would bear the effects of such non-performance, including the possibility of a material adverse effect on the yield to maturity, the market price and liquidity for such class or Series. Even if the provider of a financial instrument performs its obligations thereunder, a withdrawal or reduction in a credit rating assigned to such provider may adversely affect the market price and liquidity of the applicable class or classes of Securities. To the extent that a financial instrument is intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the Securityholders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and liquidity for such class or classes.

     Environmental Considerations. Real property pledged as security for a mortgage loan may be subject to certain environmental risks. There are many federal and state environmental laws concerning hazardous waste and other substances that may affect the property securing Mortgage Assets. Under certain federal and state laws, a person who takes a deed in lieu of foreclosure or purchases a mortgaged property in foreclosure may become liable for remedial action to remove hazardous waste and other substances from such property. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan constituting part of or underlying the Mortgage Assets became the property of the Trust Fund in certain circumstances and if the costs of such remediation were incurred. Moreover, certain states by statute impose a priority lien for any such remediation costs incurred by such state on such property. In such states, even prior recorded liens are subordinated to such state liens. In these states, the security interest of the Trustee in a property that is subject to such a state lien could be adversely affected. See "Legal Aspects of the Mortgage Loans--Environmental Considerations."

     Security Interests in Manufactured Homes May Be Lost. The method of perfecting a security interest in a Manufactured Home depends on the laws of the state in which the Manufactured Home is located and, in some cases, the facts and circumstances surrounding the location of the Manufactured Home (for example, whether the Manufactured Home has become permanently affixed to its site). If a Manufactured Home is moved from one state to another, steps must be taken to re-perfect the security interest under the laws of the new state. Generally the Sub-Servicer would become aware of the need to take such steps following notice due to the notation of the Lender's lien on the applicable certificate of title. However, if through fraud or administrative error such steps were not taken in a timely manner, the perfected status of the lien on the related Manufactured Home could be lost.

     Similarly, if a Manufactured Home were to become or be deemed to be permanently affixed to its site, additional steps may have to be taken to maintain the priority and/or perfection of the security interest granted by the related Contract. Although the borrower will have agreed not to permit the Manufactured Homes to become or to be deemed to be permanently affixed to the site, there can be no assurance that the borrower will comply with this agreement. In such cases, the Sub-Servicer would be unlikely to obtain knowledge thereof which would permit the Sub-Servicer to take additional steps, if any, required under applicable law to maintain the priority and/or perfection of the lien on the Manufactured Home.

                                THE TRUST FUND

     A Trust Fund for a Series of Securities will include the Mortgage Assets consisting of (A) a Mortgage Pool* comprised of (i) Single Family Loans, (ii) Multifamily Loans, (iii) Cooperative Loans or (iv) Contracts, (B) Agency Securities, or (C) Private Mortgage-Backed Securities, in each case, as specified in the related Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, such as U.S. Government Securities, in each case as specified in the related Prospectus Supplement.

     The Securities will be entitled to payment only from the assets of the related Trust Fund and any other assets specified in the related Prospectus Supplement, but will not be entitled to payments in respect of the assets of any other trust fund established by the Seller. If specified in the related Prospectus Supplement, certain Securities in a Series will evidence the entire beneficial ownership interest in, or the debt obligations of, a trust fund, and, in turn the assets of such trust fund will consist of a beneficial ownership interest in another trust fund which will contain the underlying trust assets, as would be the case, for example, in a Series that includes Exchangeable Securities. For a further discussion of such a structure, see "Exchangeable Securities--General."

     The Mortgage Assets will be acquired by the Seller, either directly or through affiliates, from Lenders and conveyed by the Seller to the related Trust Fund. The Lenders may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See "The Mortgage Loans--Underwriting Standards."

_____________________________
* Whenever the terms "Mortgage Pool" and "Securities" are used in this Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Securities representing certain undivided interests in, or the debt obligations of, a single Trust Fund consisting primarily of the Mortgage Loans in such Mortgage Pool. Similarly, the term "Interest Rate" will refer to the Interest Rate borne by the Securities of one specific Series and the term "Trust Fund" will refer to one specific Trust Fund.

   As used herein, "Agreement" means, (i) with respect to the Certificates of a Series, the Pooling and Servicing Agreement or the Trust Agreement and (ii) with respect to the Notes of a Series, the Indenture or the Master Servicing Agreement, as the context requires.

   The following is a brief description of the Trust Assets expected to be included in a Trust Fund. If specific information respecting the Trust Assets is not known at the time the related Series of Securities initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Commission within fifteen days after the initial issuance of such Securities (the "Detailed Description"). A copy of the Pooling and Servicing Agreement or the Trust Agreement and/or the Indenture, as applicable, with respect to each Series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Securities.

The Mortgage Loans--General

   The real property and Manufactured Homes, as the case may be, which secure repayment of the Mortgage Loans (the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia, Guam, Puerto Rico or any other territory of the United States. Certain Mortgage Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement and described below. Mortgage Loans with certain Loan-to-Value Ratios (as defined herein) or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies (each, a "Primary Insurance Policy"). The existence, extent and duration of any such coverage will be described in the related Prospectus Supplement.

   Mortgage Loans in a Mortgage Pool will provide for payments to be made monthly or bi-weekly or as specified in the related Prospectus Supplement. All of the monthly-pay Mortgage Loans in a Mortgage Pool will have payments due on the first day of each month or such other day as is specified in the related Prospectus Supplement. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

     (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the Mortgage Rate for a period of time or for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source or may be treated as accrued interest added to the principal of the Mortgage Loan.

     (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ("balloon" payments). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

     (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Certain Mortgage Loans, sometimes called graduated payment mortgage loans, may require the monthly payments of principal and interest to increase for a specified period, provide for deferred payment of a portion of the interest due monthly during such period, and recoup the deferred interest through negative amortization whereby the difference between the scheduled payment of interest and the amount of interest actually accrued is added monthly to the outstanding principal balance. Other Mortgage Loans, sometimes referred to as growing equity mortgage loans, may provide for periodic scheduled payment increases for a specified period with the full amount of such increases being applied to principal. Other Mortgage Loans, sometimes referred to as reverse mortgages, may provide for monthly payments to the borrowers with interest and principal payable when the borrowers move or die. Reverse mortgages typically are made to older persons who have substantial equity in their homes.

      (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods ("lockout periods"). Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include due-on-sale clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Lender.

   Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Seller, with respect to the Mortgage Loans contained in the related Mortgage Pool, including, generally (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., one- to four-family houses, vacation and second homes, Manufactured Homes, multifamily apartments or other real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest original principal balance and the smallest original principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans,
(vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the Mortgage Rates or APR's or range of Mortgage Rates or APR's borne by the Mortgage Loans, and (viii) the geographical distribution of the Mortgage Loans on a state-by-state basis. If specific information respecting the Mortgage Loans is not known to the Seller at the time the related Securities are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement and specific information will be set forth in the Detailed Description.

   The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the Mortgage Loan to the Collateral Value of the related Mortgaged Property. The "Collateral Value" of a Mortgaged Property, other than with respect to Contracts and certain Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan (each, a "Refinance Loan"), generally is the lesser of
(a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property. In the case of Refinance Loans, the Collateral Value of the related Mortgaged Property generally is the appraised value thereof determined in an appraisal obtained at the time of refinancing. For purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Collateral Value generally is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "'Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. The Collateral Value of a used Manufactured Home generally is the least of the sales price, appraised value,and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

  No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. In the case of Multifamily Loans, such other factors could include excessive building resulting in an oversupply of rental housing stock or a decrease in employment reducing the demand for rental units in an area; federal, state or local regulations and controls affecting rents; prices of goods and energy; environmental restrictions; increasing labor and material costs; and the relative attractiveness to tenants of the Mortgaged Properties. To the extent that such losses are not covered by credit enhancements, such losses will be borne, at least in part, by the holders of the Securities of the related Series.

   The Seller will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Securities of the related Series. One or more Master Servicers named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through Sub-Servicers, pursuant to the Pooling and Servicing Agreement or, if the Series includes Notes, pursuant to a Master Servicing Agreement among the Seller, the Master Servicer and the related Trust Fund (the "Master Servicing Agreement") and will receive a fee for such services. See "The Mortgage Loans" and "Administration." With respect to Mortgage Loans serviced by a Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the applicable Agreement, as if the Master Servicer alone were servicing such Mortgage Loans.

   In general, the Seller with respect to a Series of Securities will obtain certain representations and warranties from the Lenders or other third parties and will assign its rights with respect to such representations and warranties to the Trustee for such Series of Securities. The Seller will have obligations with respect to a Series only to the extent specified in the related Prospectus Supplement. See "Administration--Assignment of Mortgage Assets." The obligations of each Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers, Lenders or other third parties as more fully described herein under "The Mortgage Loans--Representations by Lenders; Repurchases" and "Administration-- Sub-Servicing by Lenders," "--Assignment of Mortgage Assets") and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under "Description of the Securities--Advances." The obligations of a Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.

Single Family and Cooperative Loans

   Single Family Loans generally will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by liens on one- to four-family residential properties. The Single Family Loans also may include loans or participations therein secured by mortgages or deeds of trust on condominium units in condominium buildings together with such condominium unit's appurtenant interest in the common elements of the condominium building. Cooperative Loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. Single Family Loans and Cooperative Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Single Family Loans and Cooperative Loans will all have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of 15 to 40 years or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related Prospectus Supplement.

   The Mortgaged Properties relating to Single Family Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units. Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold generally will exceed the scheduled maturity of the Mortgage Loan by at least five years. Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs.

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

Multifamily Loans

   Multifamily Loans will consist of mortgage loans, deeds of trust or participation or other beneficial interests therein, secured by liens on rental apartment buildings or projects containing five or more residential units. Such loans may be conventional loans or FHA-insured loans, as specified in the related Prospectus Supplement. Multifamily Loans generally will have original terms to stated maturity of not more than 40 years.

   Mortgaged Properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. Certain of the Multifamily Loans may be secured by apartment buildings owned by Cooperatives. The Cooperative owns all the apartment units in the building and all common areas. The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the Cooperative. The Cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A Cooperative's ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the Cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Contracts

   The Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements each secured by a Manufactured Home. Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related Prospectus Supplement. Each Contract generally will be fully amortizing and will bear interest at its APR. Contracts will have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of 5 to 40 years, or such other individual principal balances at origination and/or original terms to stated maturity as are specified in the related Prospectus Supplement.

   The "Manufactured Homes" securing the Contracts generally will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

   The related Prospectus Supplement will specify for the Contracts contained in the related Trust Fund among other things, the date of origination of the Contracts; the APRs on the Contracts; the Contract Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance; the outstanding principal balances of the Contracts included in the related Trust Fund, and the original maturities of the Contracts and the last maturity date of any Contract.

Agency Securities

   Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially

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

guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

   Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.

   GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I Program or the GNMA II Program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property or a manufactured home. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

   The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties or manufactured homes and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

   If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

   All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

   Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

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

   Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

   GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or Buydown Loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in respect of graduated payment or buydown mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

   If specified in a related Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.

   The GNMA Certificates included a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

   Federal National Mortgage Association. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

   Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

   Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

   Mortgage loans underlying Fannie Mae Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

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

   Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related Prospectus Supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

   Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

   Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered Fannie Mae Certificates, distributions thereon will be made by check.

   The Fannie Mae Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

   Freddie Mac. Freddie Mac is a publicly-held United States government-sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

   Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "Freddie Mac Certificate Group"). Freddie Mac Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A Freddie Mac Certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

   Mortgage loans underlying the Freddie Mac Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years or such other period as provided in the related Prospectus Supplement. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A Freddie Mac Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate group. Under the Guarantor Program, any such Freddie Mac Certificate group may include only whole loans or participation interests in whole loans.

   Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate group represented by such Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

   Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

   Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by Freddie Mac.

   Under Freddie Mac's cash program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under such program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac Certificate group based upon their yield to Freddie Mac

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

rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

   Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

   Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Freddie Mac, Fannie Mae, GNMA or other government agency or government-sponsored agency Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related Prospectus Supplement. Freddie Mac, Fannie Mae, GNMA or another government agency or government-sponsored agency generally will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security.

   Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any such mortgage pass-through certificates will be described in such related Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

Private Mortgage-Backed Securities

   General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of Mortgage Loans, or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement (a "PMBS Agreement"). The Private Mortgage-Backed Securities in a Trust Fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the PMBS Trustee under the PMBS Agreement. The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by the PMBS Servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee, or such other servicer as specified in the related Prospectus Supplement.

   Such securities will (i) either (a) have been previously registered under the Securities Act of 1933, as amended, or (b) will at the time be eligible for sale under Rule 144(k) under such act; and (ii) will be acquired in bona fide secondary market transactions not from the issuer or its affiliates. The PMBS Issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Seller. The obligations of the PMBS Issuer will generally

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

be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust or the assignment by it of the representations and warranties of another entity from which it acquired the assets. The PMBS Issuer generally will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

   Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Underlying Loans. The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, Manufactured Homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. In general, (i) no Mortgage Loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each Single Family Loan secured by a Mortgaged Property having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy until the principal balance is reduced to 80%, (iii) each Mortgage Loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no Mortgage Loan that was more than 30 days delinquent more than once in the past 12 months and will not be delinquent as of the Cut-off Date as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each Mortgage Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy), and (vi) each Mortgage Loan (other than a Cooperative Loan or a Contract secured by a Manufactured Home) will be covered by a title insurance policy.

   Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the PMBS Agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, guarantees or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

   Additional Information. The related Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify
(i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including to the extent available (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination and (E) delinquency experience with respect to the Mortgage Loans, (iii) the pass-through or certificate rate of the Private Mortgage-Backed Securities and the method of determination thereof, (iv) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (v) certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (vi) the terms on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities, or such Private Mortgage-Backed Securities themselves, may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (vii) the terms on which Mortgage Loans or Private Mortgage-Backed Securities may be substituted for those originally deposited with the PMBS Trustee or the Trustee.

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

U.S. Government Securities

     If specified in the related Prospectus Supplement, United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute (collectively, "U.S. Government Securities") may be included in the Trust Assets. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related Prospectus Supplement.

FASITs

     Assets may be added to the Trust Fund if it has elected to be treated as a FASIT for federal income tax purposes under the Code, subject to the provisions of the Code restricting such additional assets to "permitted assets", as defined in the Code, and so long as the FASIT does not engage in a "prohibited transaction" under the Code. See "Federal Income Tax Consequences--Qualification as a FASIT" and "--FASIT Ownership Certificate--Income from Prohibited Transactions." Subject to the foregoing, it is intended that, in connection with a particular Trust Fund, assets will be chosen for a FASIT on the basis of similarity of certain characteristics such as coupon and market price, as provided in the related Prospectus Supplement. Assets would be added to a FASIT upon the occurrence of certain events such as prepayment of existing assets or removal of assets for credit or other reasons, as provided in the related Prospectus Supplement. Any such addition or removal would be subject to confirmation from the applicable rating agency or agencies that such actions would not affect the ratings then assigned to the related Securities.

Substitution of Mortgage Assets

     If so provided in the related Prospectus Supplement, substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee or other party identified in the related Prospectus Supplement to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement. The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.

                                USE OF PROCEEDS

     The Seller intends to use the net proceeds to be received from the sale of the Securities of each Series to repay short-term loans incurred to finance the purchase of the Trust Assets related to such Securities, to acquire certain of the Trust Assets to be deposited in the related Trust Fund, and/or to pay other expenses connected with pooling Trust Assets and issuing Securities. Any amounts remaining after such payments may be used for general corporate purposes. The Seller expects to sell Securities in Series from time to time.

                                  THE SELLER

     Structured Asset Mortgage Investments Inc. (formerly, Bear Stearns Mortgage Securities Inc.), the Seller, is a Delaware corporation organized on October 17, 1991. The Seller is engaged in the business of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Bear Stearns Mortgage Capital Corporation, a Delaware corporation, and an affiliate of Bear, Stearns & Co. Inc. The Seller maintains its principal office at 245 Park Avenue, New York, New York 10167. Its telephone number is
(212) 272-2000.

     The Seller does not have, nor is it expected in the future to have, any significant assets.

                              THE MORTGAGE LOANS

     The Mortgage Loans will have been purchased by the Seller, either directly or through affiliates, from Lenders. The Mortgage Loans so acquired by the Seller will have been originated in accordance with the underwriting criteria specified below under "Underwriting Standards" or such other underwriting criteria as is specified in the related Prospectus Supplement.

Underwriting Standards

     In general, each Lender will represent and warrant that all Mortgage Loans originated and/or sold by it to the Seller or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by mortgage lenders or manufactured home lenders generally during the period of origination. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Lender will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting standards are applied by or on behalf of a Lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. In general, a prospective borrower applying for a Single Family Loan or a Cooperative Loan or for financing secured by a Manufactured Home is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related Prospectus Supplement.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to Single Family Loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Cooperative Loans, the appraisal is based on the market value of comparable units. With respect to Contracts, the appraisal is based on recent sales of comparable Manufactured Homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable Manufactured Home. With respect to a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a multifamily project's cashflow, expenses, capitalization and other operational information in determining the property's value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of Single Family Loans, Cooperative Loans and Contracts, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by Lenders may be varied in appropriate cases where factors such as low Loan-to-Value Ratios or other favorable credit factors exist.

     A Lender may originate Mortgage Loans under a reduced documentation program with balances that exceed in size or other respects general agency criteria. A reduced documentation program is designed to facilitate the loan approval process and thereby improve the Lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on property underwriting than on credit underwriting and certain credit underwriting documentation concerning income and employment verification is waived.

     In the case of a Single Family or Multifamily Loan secured by a leasehold interest in a real property, the title to which is held by a third party lessor, the Lender will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the Mortgage Loan.

     Certain of the types of Mortgage Loans which may be included in the Mortgage Pools are more recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase.

     Re-Underwriting. The Seller will acquire Mortgage Loans utilizing re-underwriting criteria it believes are appropriate depending to some extent on the Seller's or its affiliates' prior experience with the Lender and the servicer, as well as the Seller's prior experience with a particular type of loan or with loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting will be to compare loan file information and information that is represented to the Seller on a tape with respect to a percentage of the Mortgage Loans deemed appropriate by the Seller in the circumstances. No independent investigation of the creditworthiness of particular obligors will be undertaken by the Seller.

Qualifications of Lenders

     Each Lender will be required to satisfy the qualifications set forth herein or as otherwise set forth in the related Prospectus Supplement. Each Lender must be an institution experienced in originating and servicing Mortgage Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. In general, each Lender must be a seller/servicer approved by either Fannie Mae or Freddie Mac, and each Lender must be a mortgagee approved by the HUD or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the "FDIC").

Representations by Lenders; Repurchases

     Each Lender generally will have made representations and warranties in respect of the Mortgage Loans and Contracts sold by such Lender and included in the assets of the Trust Fund. Such representations and warranties generally include, among other things: (i) that title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) in the case of Single Family Loans and Multifamily Loans and any required hazard insurance policy was in effect on the date of purchase of the Mortgage Loan from the Lender by or on behalf of the Seller; (ii) that the Lender had title to each such Mortgage Loan and such Mortgage Loan was subject to no offsets, defenses or counterclaims;
(iii) that each Mortgage Loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the Mortgaged Property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and that the Mortgaged Property was free from damage and was in good repair; (iv) that there were no delinquent tax or assessment liens against the Mortgaged Property; (v) that no required payment on a Mortgage Loan was more than a specified number of days delinquent; (vi) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable state and federal laws and regulations in all material respects; and (vii) that each Manufactured Home securing an interest in a Contract complies with section 25(e)(10) of the Internal Revenue Code.

     All of the representations and warranties of a Lender in respect of a Mortgage Loan will have been made as of the date on which such Lender sold the Mortgage Loan to the Seller or one of its affiliates or as of such other date as is specified in the related Prospectus Supplement. A substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Securities evidencing an interest in, or secured by, such Mortgage Loan. Since the representations and warranties of a Lender do not address events that may occur following the sale of a Mortgage Loan by such Lender, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Lender to the Seller or its affiliates. If the Master Servicer is also a Lender with respect to a particular Series, such representations will be in addition to the representations and warranties, if any, made by the Master Servicer in its capacity as a Master Servicer.

     In general, the Master Servicer or the Trustee, if the Master Servicer is the Lender, will be required to promptly notify the relevant Lender of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Securityholders with respect to such Mortgage Loan. If such Lender cannot cure such breach generally within 60 days after notice from the Master Servicer or the Trustee, as the case may be, then such Lender generally will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the "Purchase Price") equal to the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the Mortgage Rate (less any amount payable as related servicing compensation if the Lender is the Master Servicer) or such other price as may be described in the related Prospectus Supplement. This repurchase obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by a Lender. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

     Neither the Seller nor the Master Servicer (unless the Master Servicer is the Lender) will be obligated to purchase a Mortgage Loan if a Lender defaults on its obligation to do so, and no assurance can be given that Lenders will carry out their respective repurchase obligations with respect to Mortgage Loans. However, to the extent that a breach of a representation and warranty of a Lender may also constitute a breach of a representation made by the Seller or the Master Servicer, the Master Servicer may have a repurchase obligation as described below under "Administration--Assignment of Mortgage Assets."

     If specified in the related Prospectus Supplement, the Lender may have acquired the Mortgage Loans from a third party which made certain representations and warranties to the Lender as of the time of the sale to the Lender. In lieu of representations and warranties made by the Lender as of the time of the sale to the Seller, the Lender may assign the representations and warranties from the third party to the Seller, which will assign them to the Trustee on behalf of the Securityholders. In such cases, the third party will be obligated to purchase a Mortgage Loan upon a breach of such representations and warranties, and the Lender will not be obligated to purchase a Mortgage Loan if the third party defaults on its obligation to do so.

     The Lender and any third party which conveyed the Mortgage Loans to the Lender may experience financial difficulties and in some instances may enter into insolvency proceedings. As a consequence, the Lender or such third party may be unable to perform its repurchase obligations with respect to the Mortgage Loans. Any arrangements for the assignment of representations and the repurchase of Mortgage Loans must be acceptable to the Rating Agency rating the related Securities.

Optional Purchase of Defaulted Loans

     If specified in the related Prospectus Supplement, the Master Servicer or another entity identified in such Prospectus Supplement may, at its option, purchase from the Trust Fund any Mortgage Loan which is delinquent in payment by 91 days or more. Any such purchase shall be at such price as may be described in the related Prospectus Supplement.

                         DESCRIPTION OF THE SECURITIES

     The Notes of a Series will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Notes. The Certificates will also be issued in Series pursuant to separate agreements (each a "Pooling and Servicing

Agreement" or a "Trust Agreement") among the Seller, one or more Master Servicers, if applicable, and the Trustee. The provisions of each such Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. A form of Pooling and Servicing Agreement, a form of a Trust Agreement and a form of Indenture are exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each such Agreement. The Prospectus Supplement for a Series of Securities will provide additional information regarding each such Agreement relating to such Series. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable Agreement or Agreements for each Series of Securities and the applicable Prospectus Supplement. The Seller will provide a copy of the applicable Agreement or Agreements (without exhibits) relating to any Series without charge upon written request of a Securityholder of such Series addressed to Structured Asset Mortgage Investments Inc., 245 Park Avenue, New York, New York 10167; Attention:
Mortgage Department.

General

     The Securities of each Series will be issued in fully registered form, in the denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in, or debt secured by the assets of, the related Trust Fund and will not be entitled to distributions in respect of the Trust Assets included in any other Trust Fund established by the Seller. The Securities will not represent obligations of the Seller or any affiliate of the Seller. The Mortgage Loans generally will not be insured or guaranteed by any governmental entity or other person unless the Prospectus Supplement provides that loans are included that have the benefit of FHA insurance ("FHA Insurance"), VA guarantees ("VA Guarantees"), primary mortgage insurance, pool insurance or another form of insurance or guarantees. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, as from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ("Retained Interest")), (ii) such assets as from time to time are required to be deposited in the related Protected Account, Securities Account or any other accounts established pursuant to the Agreement (collectively, the "Accounts"); (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure, (iv) U.S. Government Securities; and
(v) any Primary Insurance Policies, FHA Insurance, VA Guarantees, other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus Supplement, a Trust Fund may include one or more of the following: reinvestment income on payments received on the Trust Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a financial guaranty insurance policy, third party guarantees or similar instruments, U.S. Government Securities designed to assure payment of the Securities or other agreements. If provided in the related Agreement, a securities administrator may be obligated to perform certain duties in connection with the administration of the Securities. It is not intended to list any class of Securities on any securities exchange or to quote the Securities in the automated quotation system of a regulated securities association. However, if such listing or such quotation is intended in a Series, relevant information will be included in the related Prospectus Supplement.

     Each Series of Securities will be issued in one or more classes. Each class of Securities of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the assets in the related Trust Fund or will evidence the obligations of the related Trust Fund to make payments from amounts received on the such assets in the related Trust Fund. A Series of Securities may include one or more classes that receive certain preferential treatment with respect to one or more other classes of Securities of such Series. Certain Series or classes of Securities may he covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. Distributions on one or more classes of a Series of Securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the assets in the related Trust Fund or on a different basis, in each case, as specified in the related Prospectus Supplement. The timing and amounts of such distributions may vary among classes or over time as specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the Securityholder of a class (a "Call Class") of securities of a Series may have the right to direct the Trustee to redeem a related Callable Class or Classes (as defined herein). A "Callable Class" is a class of Securities of a Series that is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related Prospectus Supplement. A Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement. A Callable Class generally will not be called unless the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets. If so provided in the related Prospectus Supplement, after the issuance of the Callable Class, there may be a specified "lock-out period" during which such Securities could not be called. It is anticipated that Call Classes generally will be offered only on a private basis. It is anticipated that Call Classes generally will be offered only on a private basis.

     Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Securities will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement) in the proportions specified in the related Prospectus Supplement. Distributions will be made to the persons in whose names the Securities are registered at the close of business on the dates specified in the related Prospectus Supplement (each, a "Record Date"). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Securities (the "Securities Register") or, if specified in the related Prospectus Supplement, in the case of Securities that are of a certain minimum denomination, upon written request by the Securityholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee or other person specified in the notice to Securityholders of such final distribution.

     Except with respect to REMIC Residual Securities and FASIT Ownership Securities, the Securities will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Securities of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge. Certain representations will be required in connection with the transfer of REMIC Residual Securities and FASIT Ownership Securities, as provided in the related Prospectus Supplement.

Distributions on Securities

     General. In general, the method of determining the amount of distributions on a particular Series of Securities will depend on the type of credit support, if any, that is used with respect to such Series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Securities of a particular Series. The Prospectus Supplement for each Series of Securities will describe the method to be used in determining the amount of distributions on the Securities of such Series.

     Distributions allocable to principal and interest on the Securities will be made by the Trustee out of, and only to the extent of, funds in the related Securities Account, including any funds transferred from any Reserve Account and funds received as a result of credit enhancement or from other specified sources. As between Securities of different classes and as between distributions of interest and principal and, if applicable, between distributions of prepayments of principal and scheduled payments of principal, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Distributions to any class of Securities will be made pro rata to all Securityholders of that class or as specified in the related Prospectus Supplement.

     Available Funds. All distributions on the Securities of each Series on each Distribution Date will be made from the Available Funds in accordance with the terms described in the related Prospectus Supplement and as specified in the Agreement. "Available Funds" for each Distribution Date will generally equal the amounts on deposit in the related Securities Account on a date specified in the related Prospectus Supplement, net of related fees and expenses payable by the related Trust Fund and other amounts to be held therein for distribution on future Distribution Dates.

     Distributions of Interest. Interest generally will accrue on the aggregate Current Principal Amount (defined herein) (or, in the case of Securities entitled only to distributions allocable to interest, the aggregate notional principal balance) of each class of Securities entitled to interest from the date, at the interest rate (the "Interest Rate") and for the periods specified in the related Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Securities entitled to interest (other than a class of Securities that provides for interest that accrues, but is not currently payable, referred to hereinafter as

"Accrual Securities") will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Current Principal Amount of the Securities of such class has been distributed in full or, in the case of Securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of such Securities is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Current Principal Amount of each Security will equal the aggregate distributions allocable to principal to which such Security is entitled. Distributions allocable to interest on each Security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of such Security or on such other basis as is specified in the related Prospectus Supplement. The notional principal balance of a Security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of Accrual Securities, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Current Principal Amount of such class of Securities on that Distribution Date. Distributions of interest on each class of Accrual Securities will commence only after the occurrence of the events specified in the related Prospectus Supplement. Prior to such time, the beneficial ownership interest of such class of Accrual Securities in the Trust Fund, as reflected in the aggregate Current Principal Amount of such class of Accrual Securities, generally will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Securities during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution Date. Any such class of Accrual Securities will thereafter accrue interest on its outstanding Current Principal Amount as so adjusted.

     Distributions of Principal. The aggregate "Current Principal Amount" of any class of Securities entitled to distributions of principal generally will be the aggregate original Current Principal Amount of such class of Securities specified in the related Prospectus Supplement, reduced by all distributions and losses reported to the holders of such Securities as allocable to principal, and, in the case of Accrual Securities, generally will be increased by all interest accrued but not then distributable on such Accrual Securities. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Securities on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Securities entitled to distributions of principal.

     If so provided in the related Prospectus Supplement, one or more classes of Senior Securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ("Principal Prepayments") in the percentages and under the circumstances or for the periods specified in the related Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Securities will have the effect of accelerating the amortization of such Senior Securities while increasing the interests evidenced by the Subordinated Securities in the Trust Fund. Increasing the interests of the Subordinated Securities relative to that of the Senior Securities is intended to preserve the availability of the subordination provided by the Subordinated Securities. See "Credit Enhancement--Subordination."

     Unscheduled Distributions. If specified in the related Prospectus Supplement, the Securities will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in the related Prospectus Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus Supplement if, due to substantial payments of principal (including Principal Prepayments) on the Mortgage Assets, low rates then available for reinvestment of such payments or both, the Trustee or the Master Servicer determines, based on the assumptions specified in the Agreement, that the amount anticipated to be on deposit in the Securities Account on the next Distribution Date, together with, if applicable, any amounts available to be withdrawn from any Reserve Account, may be insufficient to make required distributions on the Securities on such Distribution Date. The amount of any such unscheduled distribution that is allocable to principal generally will not exceed the amount that would otherwise have been required to be distributed as principal on the Securities on the next Distribution Date. All unscheduled distributions generally will include interest at the applicable Interest Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related Prospectus Supplement.

     All distributions allocable to principal in any unscheduled distribution generally will be made in the same priority and manner as distributions of principal on the Securities would have been made on the next Distribution Date, and with respect to Securities of the same class, unscheduled distributions of principal generally will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

Advances

     The Master Servicer or other person designated in the Prospectus Supplement will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in any of the Accounts for future distributions to the holders of such Securities), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date and were not advanced by any Sub-Servicer, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, with respect to any of the Mortgage Loans.

     In making advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Securities, rather than to guarantee or insure against losses. If advances are made by the Master Servicer from cash being held for future distribution to Securityholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Account on such Distribution Date would be less than the amount required to be available for distributions to Securityholders on such date. Any Master Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such advances were made (e.g., late payments made by the related Mortgagor, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Lender under the circumstances described herein). Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or Sub-Servicer) from cash otherwise distributable to Securityholders (including the holders of Senior Securities) at such time as the Master Servicer determines that any such advances previously made are not ultimately recoverable from the proceeds with respect to the specific Mortgage Loan or, if required by the applicable Rating Agency, at such time as a loss is realized with respect to a specific Mortgage Loan. The Master Servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

Reports to Securityholders

     Prior to or concurrently with each distribution on a Distribution Date or at such other time as is specified in the related Prospectus Supplement or Agreement, the Master Servicer or the Trustee will furnish to each Securityholder of record of the related Series a statement setting forth, to the extent applicable or material to such Series of Securities, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

          (ii)  the amount of such distribution allocable to interest;

          (iii) the amount of any advance by the Master Servicer;

          (iv) the aggregate amount (a) otherwise allocable to the Subordinated Securityholders on such Distribution Date, and (b) withdrawn from the Reserve Fund, if any, that is included in the amounts distributed to the Senior Securityholders;

          (v) the outstanding Current Principal Amount or notional principal balance of such class after giving effect to the distribution of principal on such Distribution Date;

          (vi) the percentage of principal payments on the Mortgage Loans, if any, which such class will be entitled to receive on the following Distribution Date;

          (vii) the percentage of Principal Prepayments on the Mortgage Loans, if any, which such class will be entitled to receive on the following Distribution Date;

          (viii) unless the Interest Rate is a fixed rate, the Interest Rate applicable to the distribution on the Distribution Date;

          (ix) the number and aggregate principal balances of Mortgage Loans in the related Mortgage Pool delinquent (a) one month, (b) two months or
   (c) three or more months, and the number and aggregate principal balances of Mortgage Loans in foreclosure;

          (x) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure, and if such real estate secured a Multifamily Loan, such additional information as may be specified in the related Prospectus Supplement; and

          (xi) if applicable, the amount remaining in any Reserve Account or the amount remaining of any other credit support, after giving effect to the distribution on the Distribution Date.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Security of the relevant class having a denomination or interest specified in the related Prospectus Supplement or in the report to Securityholders. The report to Securityholders for any Series of Securities may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Securityholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year and (b) such other customary information as may be deemed necessary or desirable for Securityholders to prepare their tax returns.

Book-Entry Registration

     If specified in the related Prospectus Supplement, one or more classes of Securities of any Series may be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry Securities ("Owners") will hold their Securities through the Depository Trust Company ("DTC") in the United States, or Cedel Bank, societe anonyme, ("Cedel") or the Euroclear System ("Euroclear") (in Europe) if they are participants of any of such systems ("Participants"), or indirectly through organizations which are Participants. The book-entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the aggregate principal balance of the applicable class or classes of Securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedel and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Cedel and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a book-entry Security will be entitled to receive a physical certificate or note representing such Security (a "Definitive Security"). Unless and until Definitive Securities are issued, it is anticipated that the only "Securityholder" will be Cede & Co., as nominee of DTC. Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The Owner's ownership of a book-entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry Security will be recorded on the records of DTC (or of a DTC Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedel or Euroclear, as appropriate).

     Owners will receive all distributions allocable to principal and interest with respect to the book-entry Securities from the Trustee through DTC and DTC Participants. While the book-entry Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions allocable to principal and interest with respect to the Securities. Participants and Financial Intermediaries with whom Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Owners. Accordingly, although Owners will not possess physical certificates or notes, the Rules provide a mechanism by which Owners will receive distributions and will be able to transfer their beneficial ownership interests in the Securities.

     Owners will not receive or be entitled to receive Definitive Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Owners who are not Participants may transfer ownership of Securities only through Participants and Financial Intermediaries by instructing such Participants and Financial Intermediaries to transfer beneficial ownership interests in the Securities by book-entry transfer through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Owners.

     Because of time zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC is a New York-chartered limited purpose trust company that performs services for its Participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the book-entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry Securities will be subject to the Rules as in effect from time to time.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its Participants and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for movement of physical securities. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions on the book-entry Securities will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payments to the Owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Owners that it represents.

   Under a book-entry format, Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede & Co. Distributions with respect to Securities held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC Participants that in turn can only act on behalf of Financial Intermediaries, the ability of an Owner to pledge book-entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry Securities, may be limited due to the lack of physical certificates or notes for such book-entry Securities. In addition, issuance of the book-entry Securities in book-entry form may reduce the liquidity of such Securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical certificates or notes.

   Monthly and annual reports on the applicable Trust Fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Owners upon request, in accordance with the Rules, and to the DTC Participants to whose DTC accounts the book-entry Securities of such Owners are credited directly or are credited indirectly through Financial Intermediares.

   DTC has advised the Trustee that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry Securities under the Agreement only at the direction of one or more DTC Participants to whose DTC accounts the book-entry Securities are credited, to the extent that such actions are taken on behalf of such Participants whose holdings include such book-entry Securities. Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the Agreement on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Securities which conflict with actions taken with respect to other Securities.

   Definitive Securities will be issued to Owners only upon the events specified in the related Agreement. Such events may include the following: (i) the Seller advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, elects to terminate the book-entry system through DTC, or
(iii) after the occurrence of an Event of Default (defined herein), Securityholders representing not less than 50% of the aggregate Current Principal Amount of the applicable Securities advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Securityholders. Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the certificates or notes representing the Securities and instruction for re-registration, the Trustee will issue the Securities in the form of Definitive Securities, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Security (whether Definitive Securities or Securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such Securities on the final Distribution Date at such office or agency as is specified in the notice of final payment to Securityholders.

   Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Securities among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

   None of the Seller, the Master Servicer or the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry Securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.


                            EXCHANGEABLE SECURITIES

General

   Certain Series will provide for the issuance of one or more classes of Exchangeable Securities, as set forth in the relevant Prospectus Supplement. In any such Series, the holders of one or more of the specified classes of Exchangeable Securities will be entitled, upon notice and payment to the Trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of Exchangeable Securities. The classes of Exchangeable Securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of Exchangeable Securities will be referred to as "Combinations." The Combinations for the Exchangeable Securities in a Series, if any, will be set forth in the Prospectus Supplement for the Series.

   In each Series that includes Exchangeable Securities, all of the classes of Securities that are shown on the cover page of the related Prospectus Supplement will be issued, and those classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund (an "Exchangeable Security Trust Fund") established pursuant to a trust agreement between the Seller and a trustee. The Trustee may serve as such trustee. The Exchangeable Security Trust Fund initially will issue classes of Exchangeable Securities that are identical in all respects to the classes of Securities deposited in such trust fund. At any time after their issuance, including immediately after such issuance, these classes of Exchangeable Securities may be exchanged, in whole or in part, for other related classes of Exchangeable Securities that are part of the same Combination, as specified in the related Prospectus Supplement. When an exchange is effected, the Exchangeable Security Trust Fund will cancel the relevant portion or portions of the class or classes of Exchangeable Securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related Exchangeable Securities into which such class or classes of securities are exchangeable. Exchangeable Securities received in an exchange may subsequently be exchanged for other Exchangeable Securities that are part of the same Combination. This process may be repeated again and again. Each Exchangeable Security issued by an Exchangeable Security Trust Fund will represent a beneficial ownership interest in the class or classes of Securities deposited in such trust fund.

   In general, the descriptions in this Prospectus of classes of Securities of a Series also apply to the ES Classes of that Series, except where the context requires otherwise. For example, the ES Classes of a Series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as Definitive Securities to Securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the classes of Securities of such Series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment" apply to Exchangeable Securities as well as Securities.

Exchanges

   The ability of a holder of a class or classes of Exchangeable Securities to exchange such class or classes for another related class or classes of Exchangeable Securities within the same Combination will be subject to three basic constraints, as follows:

     . The aggregate principal amount (rounded to whole dollars) of the Exchangeable Securities received in the exchange, immediately after the exchange, must equal that of the Exchangeable Securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

     . The aggregate amount of annual interest (rounded to whole dollars) (the "Annual Interest Amount") payable with respect to the Exchangeable Securities received in the exchange must equal that of the Exchangeable Securities surrendered for exchange.

     . Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related Prospectus Supplement, which, as described below, are based at all times on the original principal amounts (or original notional principal amounts, if applicable) of such classes.

     Within any particular Series, one or more types of Combinations may exist. For example, a class of Exchangeable Securities with an Interest Rate that varies directly with changes in an index (a "Floating Rate Class"") and a class of Exchangeable Securities with an Interest Rate that varies inversely with changes in an index (an "Inverse Floating Rate Class") may be exchangeable for a class of Exchangeable Securities with a fixed Interest Rate. Under another Combination, a class of Exchangeable Securities that is a principal only class and a class of Exchangeable Securities that is an interest only class may be exchangeable for a class of Exchangeable Securities that pays both principal and interest. Further, a class of Exchangeable Securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) (an "Accrual Class") and a class of Exchangeable Securities that receives principal payments from such accretions on the Accrual Class may be exchangeable for a class of Exchangeable Securities that receives payments of principal continuously from the first Distribution Date on which it receives principal until it is retired. Under another Combination, a class of Exchangeable Securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying Mortgage Loans ( a "Planned Amortization Class") and a class of Exchangeable Securities that receives principal payments on any Distribution Date only if scheduled payments have been made on the Planned Amortization Class may be exchangeable for a class of Exchangeable Securities that receives payments of principal continuously from the first Distribution Date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of Combinations that are possible.

   Set forth below are additional examples that illustrate in simple mathematical terms how certain possible Combinations might operate. The first example shows a Combination in which Exchangeable Securities of a principal only class and Exchangeable Securities of an interest bearing class are exchangeable for Exchangeable Securities of a class that has the aggregate characteristics of the two original classes of Exchangeable Securities:

                                                     Maximum
             Original                               Original
             Principal      Interest                Principal      Interest
Class         Amount          Rates      Class       Amount          Rate
-----         ------          -----      -----       ------          ----
ES-1         $20,000,000      10%         ES-2      $40,000,000         5%
ES-P*         20,000,000       0%

--------------
*  Class ES-P is a principal only class and will receive no interest.

   The following example illustrates a Combination of a Floating Rate Exchangeable Security and an Inverse Floating Rate Exchangeable Security which are exchangeable for a single class of Exchangeable Securities with a fixed interest rate:

                                                    Maximum
              Original                               Original
             Principal      Interest                Principal      Interest
Class         Amount          Rate       Class       Amount          Rate
-----         ------          ----       -----       ------          ----

ES-3         $9,333,330     LIBOR+0.75%   ES-5       $11,333,330        7%
ES-4          2,000,000     36.16666 -
                           (LIBORx
                             4.666667)

   In the following Combination, a Exchangeable Security that pays both principal and interest is exchangeable for two Exchangeable Securities, one of which pays only interest and the other pays only principal:

                                                  Maximum Original
             Original                               Principal or
             principal      Interest             Notional Principal   Interest
Class         Amount          Rate      Class          Amount           Rates
-----         ------          ----      -----          ------           -----

ES-5         20,000,000     10%         ES-P*    $20,000,000               0%
                                        ES-X**    20,000,000              10%
                                                   (notional)***

--------------

  *    Class ES-P is a principal only class and will receive no interest.
  **   Class ES-X is an interest only class and will receive no principal.
  *** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

   In some Series, a Combination may include a number of classes of Exchangeable Securities that are exchangeable for one another and that will enable a holder of one of the classes of Exchangeable Securities to exchange it for another class of Exchangeable Securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of Exchangeable Securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:


             Original                              Maximum Original
            Principal       Interest             Principal or Notional  Interest
Class        Amount           Rate      Class      Principal Amount        Rates
-----        ------           ----      -----      ----------------        -----
ES-6       $20,000,000       7.00%      ES-X*        $20,000,000          7.00%
                                                      (notional)
                                        ES-7          20,000,000          6.00
                                        ES-8          20,000,000          6.25
                                        ES-9          20,000,000          6.50
                                        ES-10         20,000,000          6.75
                                        ES-11         19,310,344          7.25
                                        ES-12         18,666,666          7.50
                                        ES-13         18,064,516          7.75
                                        ES-14         17,500,000          8.00
                                        ES-P**        20,000,000          0.00

--------------
*     Class ES-X is an interest only class and will receive no principal.
**    Class ES-P is a principal only class and will receive no interest.

   The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 Exchangeable Security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related Exchangeable Security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the Annual Interest Amount applicable to the Exchangeable Security to be exchanged, and divide such interest amount by the coupon of the desired Exchangeable Security. The resulting principal amount can in no case be greater than the principal amount of Exchangeable Securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 Exchangeable Securities that could be created would be $18,666,666, an amount arrived at by dividing the Annual Interest Amount of the Class ES-6 Securities ($1,400,000) by the Interest Rate of the Class ES-12 Exchangeable Securities (7.50%). Since all of the available Annual Interest Amount with respect to the Class ES-6 Exchangeable Securities would be used to create the Class ES-12 Exchangeable Securities, principal only Class ES-P Exchangeable Securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 Exchangeable Securities original principal amount from the Class ES-6 Exchangeable Securities original principal amount).

   Similarly, if Class ES-9 Exchangeable Securities are desired, dividing the Annual Interest Amount of the Class ES-6 Exchangeable Securities ($1,400,000) by the Interest Rate of the Class ES-9 Exchangeable Securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 Exchangeable Securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 Exchangeable Securities could be created. The Annual Interest Amount applicable to the Class ES-9 Exchangeable Securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the Annual Interest Amount of the Class ES-6 Exchangeable Securities is $1,400,000, the interest only Class ES-X Exchangeable Securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the Annual Interest Amount ($100,000) by the Interest Rate applicable to Class ES-X Exchangeable Securities (7.00%) to determine the notional amount ($1,428,571).

   Under the terms of this Combination, the Class ES-9 Exchangeable Securities described in the preceding paragraph might also be exchangeable for the Class ES-14 Exchangeable Securities. If the Annual Interest Amount of the Class ES-9 Exchangeable Securities ($1,300,000) is divided by the Interest Rate on the Class ES-14 Exchangeable Securities (8.00%), the maximum original principal amount of the Class ES-14 Exchangeable Securities that can be created is $16,250,000. Since all of the available Annual Interest Amount with respect to the Class ES-9 Exchangeable Securities would be used to create the Class ES-14 Exchangeable Securities, principal only Class ES-P Exchangeable Securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 Exchangeable Securities original principal amount from the Class ES-9 Exchangeable Securities original principal amount).

   The foregoing examples set forth various combinations of Exchangeable Securities which differ in interest characteristics (i.e., interest only classes, principal only classes and classes which have principal amounts and bear interest). In certain Series, a Securityholder may also be able to exchange its Exchangeable Securities for other Exchangeable Securities that have different principal payment characteristics. For example, an exchange of two or more classes of Exchangeable Securities for a single class of Exchangeable Securities may result in an Exchangeable Security with the aggregate principal payment characteristics of the multiple classes of Exchangeable Securities for which it was exchanged. In addition, in certain Series, Exchangeable Securities may be exchangeable for other Exchangeable Securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

   At any given time, a Securityholder's ability to exchange Exchangeable Securities for other Exchangeable Securities will be limited by a number of factors. A Securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary in order to effect the desired exchange. A Securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of Exchangeable Securities. The Securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA or other transfer restrictions may apply to certain of the Exchangeable Securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

Procedures and Exchange Proportions

   A Securityholder proposing to effectuate an exchange must notify the Trustee or follow other procedures as described in the related Prospectus Supplement. Such notice must be given in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the Trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related Prospectus Supplement. The notice must include the outstanding principal (or notional principal) amount of both the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the Securityholder has given the required notice, the Trustee will provide instructions for delivering the securities and the payment of the administrative fee to the Trustee by wire transfer. A Securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related Prospectus Supplement.

   An administrative fee will be payable to the Trustee in connection with each exchange as specified in the related Prospectus Supplement. Any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities, in the case of ES Classes issued in book-entry form.

   Where exchange proportions are shown in the related Prospectus Supplement for classes of Exchangeable Securities, the Issuer will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (i) multiplying the exchange proportion shown in the related Prospectus Supplement for each such class by its current Class Factor (as defined below) and (ii) dividing each resulting percentage by the sum of such percentages. The Trustee will include the Class Factor for each class of outstanding Exchangeable Securities having a principal amount in the statements it furnishes to Securityholders in connection with each Distribution Date. The current Class Factor also will be available to Securityholders upon request from the Trustee or the Seller as specified in the related Prospectus Supplement.
The "Class Factor" for any month will be a truncated seven-digit decimal which, when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the Distribution Date in the following month. A Class Factor for each interest only class having a notional principal amount will be included in the statements the Trustee furnishes to Securityholders in connection with each Distribution Date and also will be available to Securityholders upon request from the Trustee or the Seller as specified in the related Prospectus Supplement. Such a Class Factor will reflect the remaining notional principal amount of the interest only class in an analogous manner.

   The first payment on an Exchangeable Security received in an exchange transaction will be made on the Distribution Date in the month following the month of the exchange or as specified in the related Prospectus Supplement. Such payment will be made to the Securityholder of record as of the applicable record date.

                              CREDIT ENHANCEMENT

General

   Credit enhancement may be provided with respect to one or more classes of a Series of Securities or with respect to the assets in the related Trust Fund. Credit enhancement may be in the form of (i) the subordination of one or more classes of the Securities of such Series, (ii) the use of a Pool Insurance Policy, Special Hazard Insurance Policy, Bankruptcy Bond, FHA Insurance, VA Guarantees, Reserve Accounts, a letter of credit, a limited financial guaranty insurance policy, other third party guarantees, interest rate or other swap agreements, caps, collars or floors, another method of credit enhancement described in the related Prospectus Supplement, or the use of a cross-support feature, or (iii) any combination of the foregoing. In general, any credit enhancement will not provide protection against all risks of loss and generally will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, holders of one or more classes of Securities will bear their allocable share of deficiencies. If a form of credit enhancement applies to several classes of Securities, and if principal payments equal to the Current Principal Amounts of certain classes will be distributed prior to such distributions to other classes, the classes which receive such distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. Coverage under any credit enhancement generally may be canceled or reduced by the Master Servicer or the Seller if such cancellation or reduction would not adversely affect the rating or ratings of the related Securities.

Subordination

   If so specified in the related Prospectus Supplement, distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of Subordinated Securities of a Series will instead be payable to holders of one or more classes of Senior Securities under the circumstances and to the extent specified in the related Prospectus Supplement. If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Securities and thereafter by the various classes of Senior Securities, in each case under the circumstances and subject to the limitations specified in the related Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Securities or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Securities by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated Securityholders that will be distributable to Senior Securityholders on any Distribution Date may be limited as specified in the related Prospectus Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed the total amounts payable and available for distribution to holders of Subordinated Securities or, if applicable, were to exceed the specified maximum amount, holders of Senior Securities would experience losses on such Securities.

   In addition to or in lieu of the foregoing, if so specified in the related Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Securities on any Distribution Date may instead be deposited into one or more Reserve Accounts established with the Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each Distribution Date, on each Distribution Date for specified periods or until the balance in the Reserve Account has reached a specified amount and, following payments from the Reserve Account to holders of Senior Securities or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Account to required levels, in each case as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Account may be released to the holders of the class of Securities specified in the related Prospectus Supplement at the times and under the circumstances specified in the related Prospectus Supplement.

   If so specified in the related Prospectus Supplement, the same class of Securities may be Senior Securities with respect to certain types of payments or certain types of losses or delinquencies and Subordinated Securities with respect to other types of payment or types of losses or delinquencies. If specified in the related Prospectus Supplement, various classes of Senior Securities and Subordinated Securities may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Securities, respectively, through a cross support mechanism or otherwise.

   As between classes of Senior Securities and as between classes of Subordinated Securities, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement.

Pool Insurance Policies

   If specified in the Prospectus Supplement related to a Mortgage Pool of Single Family Loans or Cooperative Loans, a separate Pool Insurance Policy will be obtained for the Mortgage Pool and issued by the insurer (the "Pool Insurer") named in such related Prospectus Supplement. Each Pool Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Single Family Loans or Cooperative Loans in the Mortgage Pool in an amount specified in such Prospectus Supplement. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Securities. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. A Pool Insurance Policy generally will not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy.

   In general, each Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the Mortgaged Property at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Insurance Policy. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged Mortgaged Property unless it determines that (i) such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the Mortgaged Property or proceeds of the related Pool Insurance Policy or any related Primary Insurance Policy.

   A Pool Insurance Policy generally will not insure (and many Primary Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof, or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. If so specified in the Prospectus supplement, an endorsement to the Pool Insurance Policy, a bond or other credit support may cover fraud in connection with the origination of Mortgage Loans. If so specified in the related Prospectus Supplement, a failure of coverage attributable to an event specified in clause
(i) or (ii) above might result in a breach of the related Lender's representations described above and, in such event, might give rise to an obligation on the part of such Lender to purchase the defaulted Mortgage Loan if the breach cannot be cured by such

Lender. No Pool Insurance Policy will cover (and many Primary Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

   The original amount of coverage under each Pool Insurance Policy generally will be reduced over the life of the related Securities by the aggregate dollar amount of claims paid less the aggregate of the net dollar amounts realized by the Pool Insurer upon disposition of all foreclosed properties covered thereby. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any Pool Insurance Policy reach the original policy limit, coverage under that Pool Insurance Policy will be exhausted and any further losses will be borne by the Securityholders.

   The terms of any pool insurance policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

Special Hazard Insurance Policies

   If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the "Special Hazard Insurer") named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Securities from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See "Administration--Hazard Insurance." Special Hazard Insurance Policies will not cover losses occasioned by war, civil insurrection, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the Mortgaged Property is located in a federally designated flood area), chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan has been kept in force and other protection and preservation expenses have been paid.

   Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of (i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Securityholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy.

   Collection of insurance proceeds under a Pool Insurance Policy is generally not possible if the underlying property has been damaged and not restored. A Special Hazard Insurance Policy permits full recovery under a Pool Insurance Policy relating to the Mortgage Loans backing the Series of Securities by providing insurance to restore damaged property. Each Agreement will provide that, if the related Pool Insurance Policy shall have been terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain such Special Hazard Insurance Policy.

   To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account in lieu thereof relating to such Securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such rating agency.

   The terms of any Special Hazard Insurance Policy relating to a pool of Contracts will be described in the related Prospectus Supplement.

Bankruptcy Bonds

   If specified in the related Prospectus Supplement, a Bankruptcy Bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Securities of the related Series in the Trust Fund to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. See "Legal Aspects of the Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders."

   To the extent specified in the related Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Securities of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account in lieu thereof relating to such Securities may be reduced so long as any such reduction will not result in a downgrading of the rating of such Securities by any such rating agency.

   The terms of any Bankruptcy Bond relating to a pool of Contracts will be described in the related Prospectus Supplement.

FHA Insurance; VA Guarantees

   Single Family Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Mortgage Loan relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

   The insurance premiums for Mortgage Loans insured by the FHA are collected by lenders approved by HUD or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Mortgage Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

   HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The Master Servicer or any Sub-Servicer of each FHA-insured Single Family Loan will be obligated to purchase any such debenture issued in satisfaction of such Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

   The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment, to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

   Mortgage Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Mortgage Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

   The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703(a), as amended. As of April, 1998, the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,750. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

   With respect to a defaulted VA-guaranteed Single Family Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

   The amount payable under the guarantee will be the percentage of the VA-insured Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the

Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

FHA Insurance on Multifamily Loans

   There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

   Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, a dollar amount per apartment unit established from time to time by HUD or, at the discretion of the Secretary of HUD, 25% of the value of the property. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

   FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. Such insurance does not cover 100% of the mortgage loan but is instead subject to certain deductions and certain losses of interest from the date of the default.

Reserve and other Accounts

   If specified in the related Prospectus Supplement, cash, U.S. Treasury or comparable securities, instruments evidencing ownership of principal or interest payments thereon, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement will be deposited by the Master Servicer or Seller on the date specified in the related Prospectus Supplement with the Trustee or in one or more Reserve Accounts established with the Trustee. Such cash and the principal and interest payments on such other instruments will be used to pay, or to enhance the likelihood of timely payment of, principal of, and interest on, or, if so specified in the related Prospectus Supplement, to provide additional protection against losses in respect of, the assets of the related Trust Fund, to pay the expenses of the Trust Fund or for such other purposes specified in the related Prospectus Supplement. Whether or not the Master Servicer or Seller has any obligation to make such a deposit, certain amounts to which the Subordinated Securityholders, if any, will otherwise be entitled may instead be deposited into a Reserve Account from time to time and in the amounts as specified in the related Prospectus Supplement. Any cash in the Reserve Account and the proceeds of any other instrument upon maturity will be invested, to the extent acceptable to the applicable Rating Agency, in obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks, certain repurchase agreements of United States government securities with eligible commercial banks and certain other instruments acceptable to the applicable Rating Agency ("Permitted Investments"). Instruments held by the Trustee and/or deposited in the Reserve Account generally will name the Trustee, in its capacity as trustee for the holders of the Securities, as beneficiary and generally will be issued by an entity acceptable to the applicable Rating Agency. Additional information with respect to such instruments will be set forth in the related Prospectus Supplement.

   Any amounts so deposited and payments on instruments so deposited will be available for distribution to the holders of Securities for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

Other Insurance, Guarantees and Similar Instruments or Agreements

   If specified in the related Prospectus Supplement, a Trust Fund may include in lieu of some or all of the foregoing or in addition thereto letters of credit, financial guaranty insurance policies, third party guarantees, U.S. Government Securities and other arrangements for providing for or maintaining timely payments or providing

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additional protection against losses on the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the related Prospectus Supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Securities has a floating interest rate, or if any of the Mortgage Assets has a floating interest rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

Cross Support

   If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Securities. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Securities evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross-support feature.

   If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more separate Trust Fund. If applicable, the related Prospectus Supplement will identify the Trust Fund to which such credit support relates and the manner of determining the amount of the coverage provided hereby and of the application of such coverage to the identified Trust Fund.

                      YIELD AND PREPAYMENT CONSIDERATIONS

   The yields to maturity of the Securities will be affected by the amount and timing of principal payments on or in respect of the Mortgage Assets included in the related Trust Funds, the allocation of available funds to various Classes of Securities, the Interest Rate for various Classes of Securities and the purchase price paid for the Securities.

   The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Single Family Loans, Cooperative Loans and Contracts generally may be prepaid without penalty in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part.

   Conventional Single Family Loans, Cooperative Loans and Contracts generally will contain due-on-sale provisions permitting the mortgagee or holder of the Contract to accelerate the maturity of the Mortgage Loan or Contract upon sale or certain transfers by the mortgagor or obligor of the underlying Mortgaged Property. As described in the related Prospectus Supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions, or both. Mortgage Loans insured by the FHA, and Single Family Loans and Contracts partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. The Master Servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Administration-- Collection Procedures" and "Legal Aspects of the Mortgage Loans" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

   When a full prepayment is made on a Single Family Loan or Cooperative Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Similarly, upon liquidation of a Mortgage Loan, interest accrues on the principal amount of the Mortgage Loan only for the number of days in the month

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actually elapsed up to the date of liquidation rather than for a full month. The effect of prepayments in full and liquidations generally will be to reduce the amount of interest passed through in the following month to holders of Securities because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment or liquidation. In connection with certain Series, as described in the related Prospectus Supplement, the Master Servicer or a Lender will be required to use some or all of its servicing compensation to pay compensating interest to cover such shortfalls. Interest shortfalls also could result from the application of the Solders' and Sailors' Civil Relief Act of 1940, as amended, as described under "Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act" herein. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Prepayment penalties collected with respect to Multifamily Loans will be distributed to the holders of Securities, or to other persons entitled thereto, as described in the related Prospectus Supplement.

   Under certain circumstances, the Master Servicer, the holders of the residual interests in a REMIC or a FASIT or another person specified in the related Prospectus Supplement may have the option to purchase the assets of a Trust Fund, thereby effecting earlier retirement of the related Series of Securities.
See "Administration--Termination; Optional Termination."   The yield to
investors in a Callable Class will depend on whether and, if so, when a redemption of such Securities occurs.

   The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

   Prepayments are influenced by a variety of economic, geographical, social, tax, legal and additional factors. The rate of prepayment on Single Family Loans, Cooperative Loans and Contracts may be affected by changes in a mortgagor's housing needs, job transfers, unemployment, a borrower's net equity in the mortgage properties, the enforcement of due-on-sale clauses and other servicing decisions. Adjustable rate mortgage loans, bi-weekly mortgage loans, graduated payment mortgage loans, growing equity mortgage loans, reverse mortgage loans, buy-down mortgage loans and mortgage loans with other characteristics may experience a rate of principal prepayments which is different from that of fixed rate, monthly pay, fully amortizing mortgage loans. The rate of prepayment on Multifamily Loans may be affected by other factors, including Mortgage Loan terms (e.g., the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment penalties), relative economic conditions in the area where the Mortgaged Properties are located, the quality of management of the Mortgaged Properties and the relative tax benefits associated with the ownership of income-producing real property.

   The timing of payments on the Mortgage Assets may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the Mortgage Assets, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Securities will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

   The effective yield to Securityholders generally will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest generally will accrue on each Mortgage Loan from the first day of the month, the distribution of such interest will not be made earlier than a specified date in the month following the month of accrual.

   In the case of any Securities purchased at a discount, a slower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. In the case of any Securities purchased at a premium, a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. A discount or premium would be determined in relation to the price at which a Security will yield its Interest Rate, after giving effect to any payment delay.

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

   Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Securities.

   The Prospectus Supplement relating to a Series of Securities will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments) on the yield, weighted average lives and maturities of such Securities (including, but not limited to, any Exchangeable Securities in such Series).

                                 ADMINISTRATION

   Set forth below is a summary of the material provisions of each Agreement which are not described elsewhere in this Prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. Concurrently with the assignment of the Trust Assets to the related Trust Fund, the Trustee will execute and deliver the Securities.

Assignment of Mortgage Assets

   Assignment of the Mortgage Loans. At the time of issuance of the Securities of a Series, the Seller will cause the Mortgage Loans comprising the Trust Fund to be sold and assigned to the Trustee, together with all principal and interest received by or on behalf of the Seller on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. If Notes are issued in a Series, such assets will be pledged to the Trustee pursuant to the terms of the Indenture. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information.

   In addition, the Seller generally will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note or Contract endorsed without recourse in blank or to the order of the Trustee, (ii) in the case of Single Family Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (a "Mortgage") with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Seller will deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was or will be delivered to such recording office), (iii) an assignment of the Mortgage or Contract to the Trustee, which assignment will be in recordable form in the case of a Mortgage assignment, and (iv) such other security documents as may be specified in the related Prospectus Supplement. In the case of Single Family Loans or Multifamily Loans, the Seller or Master Servicer generally will promptly cause the assignments of the related Mortgage Loans to be recorded in the appropriate public office for real property records, except in the discretion of the Seller in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Seller or the originator of such loans. In the case of Contracts, the Seller or Master Servicer generally will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

   With respect to any Mortgage Loans which are Cooperative Loans, the Seller will cause to be delivered to the Trustee (or to the custodian hereinafter referred to), the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

   The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement after receipt thereof, and the Trustee will hold such

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

documents in trust for the benefit of the Securityholders. In general, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will be required to notify the Master Servicer and the Seller or in certain circumstances the related Lender, or the Master Servicer will notify the related Lender. If the Lender or an entity which sold the Mortgage Loan to the Lender cannot cure the omission or defect within 60 days after receipt of such notice (or such other period as is specified in the related Prospectus Supplement), the Lender or such entity generally will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price. There can be no assurance that a Lender or such entity will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under "The Mortgage Loans-- Representations by Lenders; Repurchases," neither the Master Servicer nor the Seller will be obligated to purchase such Mortgage Loan if the Lender or such entity defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Seller, as the case may be. This purchase obligation generally will constitute the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. Certain rights of substitution for defective Mortgage Loans may be provided with respect to a Series in the related Prospectus Supplement.

   The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

   Assignment of Agency Securities. The Seller will cause Agency Securities to be registered in the name of the Trustee or its nominee. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

   Assignment of Private Mortgage-Backed Securities. The Seller will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee on behalf of the Trust Fund. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. The Trustee generally will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Fund-- Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.

Payments on Mortgage Loans; Deposits to Accounts

   In general, each Master Servicer and Sub-Servicer servicing the Mortgage Loans will be required to establish and maintain for one or more Series of Securities a separate account or accounts for the collection of payments on the related Mortgage Loans (the "Protected Account"), which must be either (i) maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of such holding company) are rated in one of the two highest rating categories by each Rating Agency rating the Series of Securities, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), and the uninsured deposits in which are invested in Permitted Investments held in the name of the Trustee, or
(iv) an account or accounts otherwise acceptable to each Rating Agency. A Protected Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. The related Master Servicer or Sub-Servicer or its designee or another person specified in the Prospectus supplement will be entitled to receive any such interest or other income earned on funds in the Protected Account as additional compensation and will be obligated to deposit or deliver for deposit in the Protected Account the amount of any loss immediately as realized. The Protected Account may be maintained with the Master Servicer or Sub-Servicer or with a depository institution that is an affiliate of the Master Servicer or Sub-Servicer, provided it meets the standards set forth above.

   Each Master Servicer and Sub-Servicer generally will be required to deposit or cause to be deposited in the Protected Account for each Trust Fund on a daily basis the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

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   (i)  all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

   (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

   (iii) to the extent specified in the related Agreement, all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ("Insured Expenses") incurred, and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) of the title insurance policies, the hazard insurance policies and any Primary Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, "Insurance Proceeds") and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ("Liquidation Expenses") and unreimbursed advances made, by the related Master Servicer or Sub-Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with any net proceeds received with respect to any properties acquired on behalf of the Securityholders by foreclosure or deed in lieu of foreclosure;

   (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased as described under "The Mortgage Loans--Representations by Lenders; Repurchases" or "--Assignment of Mortgage Assets" above;

   (v) all payments required to be deposited in the Protected Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

   (vi) any amount required to be deposited by the Master Servicer or Sub-Servicer in connection with losses realized on investments for the benefit of the Master Servicer or Sub-Servicer of funds held in any Accounts; and

   (vii) all other amounts required to be deposited in the Protected Account pursuant to the Agreement.

   If acceptable to each Rating Agency rating the Series of Securities, a Protected Account maintained by a Master Servicer or Sub-Servicer may commingle funds from the Mortgage Loans deposited in the Trust Fund with similar funds relating to other mortgage loans which are serviced or owned by the Master Servicer or Sub-Servicer. The Agreement may require that certain payments related to the Mortgage Assets be transferred from a Protected Account maintained by a Master Servicer or Sub-Servicer into another account maintained under conditions acceptable to each Rating Agency.

   The Trustee will be required to establish in its name as Trustee for one or more Series of Securities a trust account or another account acceptable to each Rating Agency (the "Securities Account"). The Securities Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. If there is more than one Master Servicer for the rated Series of Securities, there may be a separate Securities Account or a separate subaccount in a single Securities Account for funds received from each Master Servicer. The related Master Servicer or its designee or another person specified in the related Prospectus Supplement may be entitled to receive any interest or other income earned on funds in the Securities Account or subaccount of the Securities Account as additional compensation and, if so entitled, will be obligated to deposit or deliver for deposit in the Securities Account or subaccount the amount of any loss immediately as realized. The Trustee will be required to deposit into the Securities Account on the business day received all funds received from the Master Servicer for deposit into the Securities Account and any other amounts required to be deposited into the Securities Account pursuant to the Agreement. In addition to other purposes specified in the Agreement, the Trustee will be required to make withdrawals from the Securities Account to make distributions to Securityholders. If the Series includes one Trust Fund which contains a beneficial ownership interest in another Trust Fund, funds from the Trust Assets may be withdrawn from the Securities Account included in the latter Trust Fund and deposited into another Account included in the former Trust Fund prior to transmittal to Securityholders with a beneficial ownership interest in the former Trust Fund. If specified in the related Prospectus Supplement, the Protected Account and the Securities Account may be combined into a single Securities Account. With respect to a Series backed by Agency Securities and/or Private Mortgage-Backed Securities there would only be one or more Securities Accounts.

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Sub-Servicing by Lenders

   Each Lender with respect to a Mortgage Loan or any other servicing entity may act as the Master Servicer or the Sub-Servicer for such Mortgage Loan pursuant to an agreement (each, a "Sub-Servicing Agreement"), which will not contain any terms inconsistent with the related Agreement. While in general each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a Series of Securities is issued will provide that, if for any reason the Master Servicer for such Series of Securities is no longer the Master Servicer of the related Mortgage Loans, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

   With the approval of the Master Servicer, a Sub-Servicer may delegate its servicing obligations to third-party servicers. Such Sub-Servicer will remain obligated, or will be released from its obligations, under the related Sub-Servicing Agreement, as provided in the related Prospectus Supplement. Each Sub-Servicer will be required to perform the customary functions of a servicer of mortgage loans. Such functions generally include collecting payments from mortgagors or obligors and remitting such collections to the Master Servicer; maintaining hazard insurance policies as described herein and in the related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impound accounts of mortgagors or obligors for payment of taxes, insurance and other items required to be paid by the mortgagor or obligor pursuant to the related Mortgage Loan; processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; maintaining accounting records relating to the Mortgage Loans; and, to the extent specified in the related Prospectus Supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims thereunder. A Sub-Servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on Mortgage Loans, as described more fully above under "--Payments on Mortgage Loans; Deposits to Accounts," and in respect of certain taxes and insurance premiums not paid on a timely basis by mortgagors or obligors.

   As compensation for its servicing duties, each Sub-Servicer will be entitled to a monthly servicing fee (to the extent the scheduled payment on the related Mortgage Loan has been collected) in the amount set forth in the related Prospectus Supplement. Each Sub-Servicer will generally be entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the mortgage note or related instruments. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under the Agreement. The Master Servicer may purchase the servicing of Mortgage Loans if the Sub-Servicer elects to release the servicing of such Mortgage Loans to the Master Servicer. See "--Servicing and Other Compensation and Payment of Expenses."

   Each Sub-Servicer may be required to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Each Sub-Servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.

   Each Sub-Servicer will be required to service each Mortgage Loan pursuant to the terms of the Sub-Servicing Agreement for the entire term of such Mortgage Loan, unless the Sub-Servicing Agreement is earlier terminated by the Master Servicer or unless servicing is released to the Master Servicer. The Master Servicer generally may terminate a Sub-Servicing Agreement without cause, upon written notice to the Sub-Servicer.

   The Master Servicer may agree with a Sub-Servicer to amend a Sub-Servicing Agreement or, upon termination of the Sub-Servicing Agreement, the Master Servicer may act as servicer of the related Mortgage Loans or enter into new Sub-Servicing Agreements with other sub-servicers. If the Master Servicer acts as servicer, it will not assume liability for the representations and warranties of the Sub-Servicer which it replaces. Each Sub-Servicer must be a Lender or meet the standards for becoming a Lender or have such servicing experience as to be otherwise satisfactory to the Master Servicer and the Seller. The Master Servicer will make reasonable efforts to have the new Sub-Servicer assume liability for the representations and warranties of the terminated Sub-Servicer, but no assurance can be given that such an assumption will occur. In the event of such an assumption, the Master Servicer may in the

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exercise of its business judgment release the terminated Sub-Servicer from liability in respect of such representations and warranties. Any amendments to a Sub-Servicing Agreement or new Sub-Servicing Agreements may contain provisions different from those which are in effect in the original Sub-Servicing Agreement. However, each Agreement will provide that any such amendment or new agreement may not be inconsistent with or violate such Agreement.

Collection Procedures

   The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Pool Insurance Policy, Primary Insurance Policy, FHA Insurance, VA Guaranty, Special Hazard Insurance Policy, Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment or such other period as is specified in the Agreement. Both the Sub-Servicer and the Master Servicer remain obligated to make advances during any period of such an arrangement.

   In any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer generally will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but only if the exercise of such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Primary Insurance Policy. If these conditions are not met or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon; provided, however, that the Master Servicer will not enter into such an agreement if it would jeopardize the tax status of the Trust Fund. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In the case of Multifamily Loans, the Master Servicer generally will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related Mortgaged Property effected in violation of any due-on-encumbrance clause applicable thereto. See "Legal Aspects of the Mortgage Loans--Due-on-Sale Clauses." In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

   With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See "Legal Aspects of the Mortgage Loans." This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

   In general, a "tenant-stockholder" (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative

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fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

   The Master Servicer will require the mortgagor or obligor on each Single Family Loan, Multifamily Loan or Contract to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements or Manufactured Home securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Protected Account. In the event that the Master Servicer maintains a blanket policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Protected Account the amounts which would have been deposited therein but for such clause. Any additional insurance coverage for Mortgaged Properties in a Mortgage Pool of Multifamily Loans will be specified in the related Prospectus Supplement.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or Manufactured Home securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

   The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy or an alternative form of credit enhancement will be obtained to insure against certain of the uninsured risks described above. See "Credit Enhancement--Special Hazard Insurance Policies."

   The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and

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the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

Realization Upon Defaulted Mortgage Loans

     Primary Insurance Policies. The Master Servicer will be required to maintain or cause each Sub-Servicer to maintain, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Insurance Policy with regard to each Single Family Loan for which such coverage is required. The Master Servicer will be required not to cancel or refuse to renew any such Primary Insurance Policy in effect at the time of the initial issuance of a Series of Securities that is required to be kept in force under the applicable Agreement unless the replacement Primary Insurance Policy for such canceled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Securities of such Series that have been rated.

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Insurance Policy covering a Mortgage Loan generally will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Insurance Policy (the "Primary Insurer"), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (d) the related Master Servicer not being approved as a servicer by the Primary Insurer.

     Recoveries Under a Primary Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Insurance Policy covering a Mortgage Loan, the insured generally will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses,
(4) any outstanding liens (as defined in such Primary Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     In those cases in which a Single Family Loan is serviced by a Sub-Servicer, the Sub-Servicer, on behalf of itself, the Trustee and Securityholders, will present claims to the Primary Insurer, and all collections thereunder will be deposited in the Protected Account maintained by the Sub-Servicer. In all other cases, the Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the Primary Insurer under each Primary Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Protected Account, subject to withdrawal as heretofore described.

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     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged
Property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Securityholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Securityholders, the Master Servicer will be entitled to withdraw or retain from the Protected Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Protected Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. See "Credit Enhancement."

     Recoveries Under FHA Insurance and VA Guarantees. The Master Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims under any FHA Insurance or VA Guarantees with respect to the Mortgage Loans. See "Credit Enhancement--FHA Insurance; VA Guarantees."

Servicing and Other Compensation and Payment of Expenses

     A Master Servicer's primary servicing compensation with respect to a Series of Securities will come from the monthly payment to it, out of each interest payment on a Mortgage Loan, of an amount equal to the percentage per annum described in the related Prospectus Supplement of the outstanding principal balance thereof or from such other source as is specified in the related Prospectus Supplement. If the Master Servicer's primary compensation is a percentage of the outstanding principal balance of each Mortgage Loan, such amounts will decrease as the Mortgage Loans amortize. In addition to primary compensation, the Master Servicer or the Sub-Servicers generally will be entitled to retain all assumption fees and late payment charges, to the extent collected from Mortgagors, and any prepayment penalties and, to the extent provided in the related Prospectus Supplement, any interest or other income which may be earned on funds held in any Accounts. Sub-Servicers generally will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation.

     In addition to amounts payable to any Sub-Servicer, to the extent specified in the related Agreement, the Master Servicer may pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment in certain cases of premiums for insurance policies, guarantees, sureties or other forms of credit enhancement, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of certain other expenses. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Lenders under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with any defaulted Mortgage Loan as to which it has determined that all recoverable Liquidation Proceeds and Insurance Proceeds have been received.

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Evidence as to Compliance

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or a program certified by such firm to be comparable, the servicing by or on behalf of the Master Servicer of mortgage loans, agency securities or private mortgage-backed securities, under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, the Uniform single Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans, agency securities or private mortgage-backed securities by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such comparable program (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer of each Master Servicer to the effect that such Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

     Copies of the annual accountants' statement and the statement of officers of each Master Servicer may be obtained by Securityholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

Certain Matters Regarding the Master Servicer and the Seller

     One or more Master Servicers under each Agreement will be named in the related Prospectus Supplement. Each entity serving as Master Servicer may have normal business relationships with the Seller or the Seller's affiliates.

     The Agreement will provide that a Master Servicer may not resign from its obligations and duties under the Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or as otherwise specified in the related Prospectus Supplement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, in certain instances, the Seller nor any director, officer, employee, or agent of the Master Servicer or the Seller will be under any liability to the Trustee, the related Trust Fund or Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Seller nor any such person will be protected against any breach of warranties or representations made in the Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, in certain instances, the Seller and any director, officer, employee or agent of the Master Servicer or the Seller will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor, in certain instances, the Seller will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Seller may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability

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resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Seller, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Securityholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Securities of such Series that have been rated.

Events of Default; Rights Upon Event of Default

     Pooling and Servicing Agreement; Trust Agreement; Master Servicing Agreement. "Events of Default" under a Pooling and Servicing Agreement, a Trust Agreement or a Master Servicing Agreement generally will include (i) any failure by the Master Servicer to cause to be deposited in the Securities Account any amount so required to be deposited pursuant to the Agreement, and such failure continues unremedied for two business days or such other time period as is specified in the Agreement; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 60 days or such other time period as is specified in the Agreement after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Securities of any class evidencing not less than 25% of the aggregate principal amount or interests ("Percentage Interests") evidenced by such class; and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     If specified in the related Prospectus Supplement, the Pooling and Servicing Agreement, the Trust Agreement or Master Servicing Agreement will permit the Trustee to sell the assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

     In general, so long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Securities evidencing Percentage Interests aggregating not less than 25% of the principal of the related Trust Fund and under such circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon the Trustee generally will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     In general, no Securityholder, solely by virtue of such holder's status as a Securityholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities of any class of such Series evidencing not less than 25% of the aggregate Percentage Interest constituting such class have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

     Indenture. "Events of Default" under the Indenture for each Series of Notes will include: In general, (i) a default for 30 days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Trust Fund in the Indenture which continues for a period of 60 days or such other time period as is specified in the Indenture after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iii) any representation or warranty made by the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or

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affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within 60 days after notice thereof is given in accordance with the procedures described in the related Prospectus
Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Seller or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are entitled to payment of principal only, such portion of the principal amount as may be specified in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Securityholders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default other than a default in the payment of any principal or interest on any Note of such Series for 30 days or more, unless
(a) the Securityholders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of Securityholders of 66-2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for 30 days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Securityholders of Notes may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders of Notes after the occurrence of such an Event of Default.

     In the event the principal of the Notes of a Series is declared due and payable, as described above, the Securityholder of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Securityholders of Notes of such Series, unless such Securityholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

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The Trustee

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Seller and its affiliates. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the applicable Agreement will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents will have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee will continue to be responsible for its duties and obligations under the Agreement. In the event a Series includes both Notes and Certificates, a separate Trustee identified in the related Prospectus Supplement will serve as Trustee for the Certificates and for the Notes.

Duties of the Trustee

     The Trustee will not make any representations as to the validity or sufficiency of the Agreement, the Securities or of any assets or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement. However, the Trustee will not be responsible for the accuracy or content of any such documents furnished to it by the Securityholders or the Master Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Securityholders following an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Resignation of Trustee

     The Trustee may, upon written notice to the Seller, resign at any time, in which event the Seller will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within the period specified in the Agreement after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time (i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Securityholders evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Seller. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

Amendment

     In general, each Agreement may be amended by the parties thereto, without the consent of any of the Securityholders, (i) to cure any ambiguity; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein; or (iii) to make any other revisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any Securityholder. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Securityholders, to change the manner in which the Securities Account, the Protected Account or any other

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Accounts are maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Securities of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. In general, each Agreement may also be amended by the parties thereto with consent of holders of Securities of such Series evidencing not less than 51% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Securities; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Assets which are required to be distributed on any Security without the consent of the holder of such Security, or (ii) reduce the aforesaid percentage of Securities of any class of holders which are required to consent to any such amendment without the consent of the holders of all Securities of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

Termination; Optional Termination

     The obligations created by each Agreement for a Series of Securities generally will terminate upon the payment to the related Securityholders of all amounts held in any Accounts or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Trust Assets subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Seller, the Master Servicer or other entity specified in the related Prospectus Supplement including, if REMIC or FASIT treatment has been elected, by the holder of the residual interest in the REMIC or FASIT (see "Federal Income Tax Consequences" below), from the related Trust Fund of all of the remaining Trust Assets and all property acquired in respect of Mortgage Assets remaining in the Trust Fund.

     Any such purchase of Trust Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Securities will be made at the option of the Seller or other entity identified in the related Prospectus Supplement, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. Such purchase price may not in all cases equal the entire unpaid principal and accrued unpaid interest on the Securities that are outstanding at the time of the optional termination due to the fact that any component of the purchase price based on existing REO property (i.e. real property acquired following foreclosure and as to which a realized loss has not yet been taken) will be equal to the fair market value of such property and not necessarily the previously outstanding principal balance of the related loan. There may not be sufficient proceeds to pay off the then current balance of and accrued unpaid interest on Securities of such Series outstanding. The exercise of such right will effect early retirement of the Securities, but the right of the Seller or such other entity to so purchase will generally be subject to the principal balance of the related Trust Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Trust Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC or FASIT election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a "qualified liquidation" of the REMIC or the FASIT within the meaning of Section 860F(g)(4) of the Code.

                      LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of material legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans is situated.

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General

     Single Family Loans and Multifamily Loans. The Single Family Loans and Multifamily Loans will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. The mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. The priority of the lien of the mortgage in a Single Family Loan or Multifamily Loan will be specified in the related Prospectus Supplement.

     Condominiums. Certain of the Mortgage Loans may be loans secured by condominium units. The condominium building may be a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the other individual condominium units) and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative (i) owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or (ii) leases the land generally by a long-term ground lease and owns the apartment building. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the property and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest

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in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and typically a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

     Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the Agreement, the Seller generally will transfer or cause the transfer of physical possession of the Contracts to the Trustee or its custodian. In addition the Seller will make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts.

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for Manufactured Homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law. The Master Servicer generally will be required to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. If the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Seller and transferred to the Seller.

     The Seller will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Securityholders. In general, neither the Seller, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Securityholders, as the new secured party and, accordingly, the Seller or the Lender will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security

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interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Seller's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Seller or Lender.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Trustee on the certificate of title or delivery of the required documents and fees should be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Seller and the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Securityholders as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     If the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Master Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Seller will obtain the representation of the Lender that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

Foreclosure/Repossession

     Single Family Loans and Multifamily Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition the trustee must provide notice in some states to any other person having an interest of record in the real property, including any junior lienholders. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and, in most states, including California, published during a specific period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to parties having an interest of record in the property. In California, the entire process from recording a notice of default to recording a non-judicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior

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encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and Bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's

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right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws and existing shareholders and tenants are entitled to remain in the building pursuant to such laws.

     Contracts. The Master Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Contracts in default. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, generally varying from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the Manufactured Home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral.

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Rights of Redemption

     Single Family Loans and Multifamily Loans. In certain states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

     Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC. Manufactured Homes are most often resold through private sale.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the Master Servicer will not seek deficiency judgments against defaulting mortgagors. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a Manufactured Home. However, some states impose prohibitions or limitations on deficiency judgments in such cases.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Securities and possible reductions in the aggregate amount of such payments. Some states also have homestead exemption laws which would protect a principal residence from a liquidation in bankruptcy.

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     Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders and manufactured housing lenders in connection with the origination, servicing and enforcement of Single Family Loans, Cooperative Loans and Contracts. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Contracts in a Mortgage Pool will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Lender had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Lender to repurchase the Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the obligor's obligation to make the required payments under the Contract.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

Due-on-Sale Clauses

     Each conventional Mortgage Loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan or contract may be accelerated by the mortgagor or secured party. The Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence (which would include a Manufactured Home), the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a Mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loan.

Prepayment Charges

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following origination of Single Family Loans, Cooperative Loans or Contracts with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Single Family Loans, Cooperative Loans and Contracts. The absence of such a restraint on prepayment, particularly with respect to fixed rate Single Family Loans, Cooperative Loans or Contracts having higher Mortgage Rates or APR's, may increase the likelihood of refinancing or other early retirement of such loans or contracts. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related Prospectus Supplement.

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Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     Title V also provides that, subject to the following conditions, state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayment, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels will be included in any Trust Fund.

Soldiers' and Sailors' Civil Relief Act

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. In general, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Securities. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property in a timely fashion.

Product Liability and Related Litigation

     Certain environmental and product liability claims may be asserted alleging personal injury or property damage from the existence of certain chemical substances which may be present in building materials. For example, formaldehyde and asbestos have been and in some cases are incorporated into many building materials utilized in manufactured and other housing. As a consequence, lawsuits may arise from time to time asserting claims against manufacturers or builders of the housing, suppliers of component parts, and related persons in the distribution process. Plaintiffs have won such judgments in certain such lawsuits.

     Under the FTC Rule described above, the holder of any Contract secured by a Manufactured Home with respect to which a product liability claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In general, the successful assertion of such claim constitutes a breach of a representation or warranty of the Lender, and the Securityholders would suffer a loss only to the extent that (i) the Lender breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Lender, the Seller or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability

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insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde and certain other chemicals in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

     To the extent described in the related Prospectus Supplement, the Mortgage Loans may include installment sales contracts entered into with the builders of the homes located on the Mortgaged Properties. The Mortgagors in some instances may have claims and defenses against the builders which could be asserted against the Trust Fund.

Environmental Considerations

     Environmental conditions may diminish the value of the Mortgage Assets and give rise to liability of various parties. There are many federal and state environmental laws concerning hazardous waste, hazardous substances, petroleum substances (including heating oil and gasoline), radon and other materials which may affect the property securing the Mortgage Assets. For example, under the Federal Comprehensive Environmental Response Compensation and Liability Act, as amended, and possibly under state law in certain states, a secured party which takes a deed in lieu of foreclosure or purchases a mortgaged property at a foreclosure sale may become liable in certain circumstances for the costs of a remedial action ("Cleanup Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. It is possible that such costs could become a liability of the Trust Fund and reduce the amounts otherwise distributable to the Securityholders if a Mortgaged Property securing a Mortgage Loan became the property of the Trust Fund in certain circumstances and if such Cleanup Costs were incurred. Moreover, certain states by statute impose a priority lien for any Cleanup Costs incurred by such state on the property that is the subject of such Cleanup Costs (a "Superlien"). In such states, even prior recorded liens are subordinated to such Superliens. In these states, the security interest of the Trustee in a property that is subject to such a Superlien could be adversely affected.

                        FEDERAL INCOME TAX CONSEQUENCES

General

     This section sets forth (i) the federal income tax opinions of Brown & Wood LLP, special counsel to the Seller ("Federal Tax Counsel"), described below regarding the federal income tax status of the entity issuing the Secuirites and the federal income tax characterization of such Securities, and (ii) a summary, based on the advice of Federal Tax Counsel, of the material federal income tax consequences of the purchase, ownership and disposition of Securities. The summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), but much of the discussion is applicable to other investors as well. Because tax consequences may vary based on the status or tax attributes and the individual circumstances or special treatment under the income tax laws of the owner of a Security, prospective investors are urged to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Securities. For purposes of this tax discussion (except with respect to information reporting, or where the context indicates otherwise), any reference to the "holder" means the beneficial owner of a Security.

     The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The federal income tax consequences with respect to a Series of Securities to holders will vary depending on whether: (i) an election is made to treat the Trust Fund (or certain assets of the Trust Fund) relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Code; (ii) an election is made to treat the Trust Fund (or certain assets of the Trust Fund) as a financial asset securitization investment trust ("FASIT") under the Code; (iii) for federal income tax purposes the Trust Fund is classified as a grantor trust; (iv) for federal income tax purposes the Trust Fund is classified as a partnership or is disregarded as an entity separate

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from its owner; (v) the Securities represent an ownership interest for federal income tax purposes in some or all of the assets included in the Trust Fund for a Series and/or (vi) the Securities of a Series are classified as indebtedness for federal income tax purposes. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC or FASIT election, if any, will be made with respect to such Series.

REMIC and FASIT Elections

     Under the Code, an election may be made with respect to each Trust Fund related to a Series of Securities to treat such Trust Fund or certain assets of such Trust Fund as a REMIC or a FASIT. The Prospectus Supplement for each Series of Securities will indicate whether a REMIC or a FASIT election will be made with respect to the related Trust Fund. To the extent provided in the Prospectus Supplement for a Series, holders may also have the benefit of a Reserve Account and of certain agreements (each, a "Yield Supplement Agreement") under which payment will be made from the Reserve Account or under the Yield Supplement Agreement in the event that interest accrued on the Mortgage Loans at their Mortgage Rates is insufficient to pay interest on the Securities of such Series (a "Basis Risk Shortfall").

REMIC Securities

     General. The term "REMIC Securities" denotes Securities (or the interests composing Securities) of a Series with respect to which a REMIC election will be made. If a REMIC election with respect to a Trust Fund is to be made, the Prospectus Supplement will designate the Securities of such Series or the interests composing such Securities as "regular interests" ("REMIC Regular Securities"), which where the context so requires includes a reference to each interest composing a Security where such interest has been designated as a regular interest, in lieu of such Securities, in the REMIC (within the meaning of Section 860G(a)(l) of the Code) or as the REMIC Residual Certificates in the REMIC (within the meaning of Section 860G(a)(2) of the Code). With respect to each Series of REMIC Securities, the Trustee will agree in the Agreement to elect to treat the related Trust Fund or certain assets of such Trust Fund as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Upon the issuance of each Series of REMIC Securities, Federal Tax Counsel will deliver its opinion that, with respect to each Series of REMIC Securities for which a REMIC election is to be made, under then existing law, and assuming a proper and timely REMIC election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, the related Trust Fund or certain assets of such Trust Fund will be a REMIC and the REMIC Securities will be considered to evidence ownership of "regular interests" or "residual interests" within the meaning of the REMIC provisions of the Code.

     Allocation of Purchase Price. To the extent provided in the Prospectus Supplement for a Series, holders of REMIC Regular Securities who are entitled to payments from the Reserve Account in the event of a Basis Risk Shortfall will be required to allocate their purchase price between their beneficial ownership interests in the related REMIC regular interests and Yield Supplement Agreements, and will be required to report their income realized with respect to each, calculated taking into account such allocation. In general, such allocation would be based on the respective fair market values of the REMIC regular interests and the related Yield Supplement Agreements on the date of purchase of the related REMIC Regular Security. However, a portion of the purchase price of a REMIC Regular Security should be allocated to accrued but unpaid interest. No representation is or will be made as to the fair market value of the Yield Supplement Agreements or the relative values of the REMIC regular interests and the Yield Supplement Agreements, upon initial issuance of the related REMIC Regular Securities or at any time thereafter. Holders of REMIC Regular Securities are advised to consult their own tax advisors concerning the determination of such fair market values. Under the applicable Agreement, holders of applicable REMIC Regular Securities will agree that, for federal income tax purposes, they will be treated as owners of the respective regular interests and of the corresponding Yield Supplement Agreement.

     Status of REMIC Securities. REMIC Securities will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the REMIC's assets are qualifying assets, but not to the extent that the REMIC's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the REMIC's assets are qualifying assets, then 100 percent of the REMIC Securities will be qualifying assets. Similarly, income on the REMIC Securities will be treated as "interest on

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obligations secured by mortgages on real property" within the meaning of Section
856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to the Mortgage Assets, the REMIC's assets will include payments on the Mortgage Assets held pending distribution to holders of REMIC Securities, amounts in Reserve Accounts (if any), other credit enhancements (if any), and possibly buydown funds ("Buydown Funds"). The Prospectus Supplement will indicate whether the Mortgage Assets will be qualifying assets under the foregoing sections of the Code. The regulations under Sections 860A through 860G of the Code (the "REMIC Regulations") treat credit enhancements as part of the mortgages or pool of mortgages to which they relate, and therefore credit enhancements generally should be qualifying assets. Regulations issued in conjunction with the REMIC Regulations provide that amounts paid on the Mortgage Assets and held pending distribution to holders of REMIC Securities ("cash flow investments") will be treated as qualifying assets. Treasury regulations do not address whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets. The Prospectus Supplement for each Series will indicate (if applicable) that it has Buydown Funds. The REMIC Securities will not be "residential loans" for purposes of the residential loan requirement of
Section 593(g)(4)(B) of the Code.

Tiered REMIC Structures

     For certain Series of Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such Series of Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered REMICs will each qualify under then existing law as a REMIC and the REMIC Securities issued by the Tiered REMICs, respectively, will be considered to evidence ownership of "regular interests" or "residual interests" in the related REMIC within the meaning of the REMIC provisions of the Code.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

REMIC Regular Securities

     Current Income on REMIC Regular Securities--General. Except as otherwise indicated herein, the REMIC Regular Securities will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the REMIC on the date of issuance of the REMIC Regular Securities and not as beneficial interests in the REMIC or the REMIC's assets. Holders of REMIC Regular Securities who would otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Securities under an accrual method.

     Payments of interest on REMIC Regular Securities may be based on a fixed rate, a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Security is outstanding. The definition of a variable rate for purposes of the REMIC Regulations is based on the definition of a qualified floating rate for purposes of the rules governing original issue discount set forth in Sections 1271 through 1275 of the Code and the regulations thereunder (the "OID Regulations") with certain modifications and permissible variations. See "--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate REMIC Regular Securities" below, for a discussion of the definition of a qualified floating rate for purposes of the OID Regulations. In contrast to the OID Regulations, for purposes of the REMIC Regulations, a qualified floating rate does not include any multiple of a qualified floating rate (also excluding multiples of qualified floating rates that themselves would constitute qualified floating rates under the OID Regulations), and the characterization of a variable rate that is subject to a cap, floor or similar restriction as a qualified floating rate for purposes of the REMIC Regulations will not depend upon the OID Regulations relating to caps, floors, and similar restrictions. See "--Current Income on REMIC Regular Securities--Original Issue Discount" and "-- Variable Rate REMIC Regular Securities" below for discussion of the OID Regulations relating to caps, floors and similar restrictions. A qualified floating rate, as defined above for purposes of the REMIC Regulations (a "REMIC qualified floating rate"), qualifies as a variable rate for purposes of the REMIC Regulations if such REMIC qualified floating rate is set at a "current rate" as defined in the OID Regulations. In addition, a rate equal to the highest, lowest or an average of two or more REMIC

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qualified floating rates qualifies as a variable rate for REMIC purposes. A
REMIC Regular Security may also have a variable rate based on a weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC where each qualified mortgage taken into account has a fixed rate or a variable rate that is permissible under the REMIC Regulations. Further, a REMIC Regular Security may have a rate that is the product of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier, is a constant number of basis points more or less than a REMIC qualified floating rate or a weighted average rate, or is the product, plus or minus a constant number of basis points, of a REMIC qualified floating rate or a weighted average rate and a fixed multiplier. An otherwise permissible variable rate for a REMIC Regular Security, described above, will not lose its character as such because it is subject to a floor or a cap, including a "funds available cap" as that term is defined in the REMIC Regulations. Lastly, a REMIC Regular Security will be considered as having a permissible variable rate if it has a fixed or otherwise permissible variable rate during one or more payment or accrual periods and different fixed or otherwise permissible variable rates during other payment or accrual periods.

     Original Issue Discount. REMIC Regular Securities of certain Series may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Holders of REMIC Regular Securities issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any REMIC Regular Security be reported periodically to the Internal Revenue Service and to certain categories of holders of such REMIC Regular Securities.

     Each Trust Fund will report original issue discount, if any, to the holders of REMIC Regular Securities based on the OID Regulations. OID Regulations concerning contingent payment debt instruments do not apply to the REMIC Regular Securities.

     The OID Regulations provide that, in the case of debt instruments such as REMIC Regular Securities, (i) the amount and rate of accrual of original issue discount will be calculated based on a reasonable assumed prepayment rate (the "Prepayment Assumption"), and (ii) adjustments will be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The method for determining the appropriate assumed prepayment rate will eventually be set forth in Treasury regulations, but those regulations have not yet been issued. The applicable legislative history indicates, however, that such regulations will provide that the assumed prepayment rate for securities such as the REMIC Regular Securities will be the rate used in pricing the initial offering of the securities. The Prospectus Supplement for each Series of REMIC Regular Securities will specify the Prepayment Assumption, but no representation is made that the REMIC Regular Securities will, in fact, prepay at a rate based on the Prepayment Assumption or at any other rate.

     In general, a REMIC Regular Security will be considered to be issued with original issue discount if its stated redemption price at maturity exceeds its issue price. Except as discussed below under "--Payment Lag REMIC Regular Securities; Initial Period Considerations," and "--Qualified Stated Interest," and in the case of certain Variable Rate REMIC Regular Securities (as defined below) and accrual Securities, the stated redemption price at maturity of a REMIC Regular Security is its principal amount. The issue price of a REMIC Regular Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the class of REMIC Regular Securities is sold. The issue price will be reduced if any portion of such price is allocable to a related Yield Supplement Agreement. Notwithstanding the general definition of original issue discount, such discount will be considered to be zero for any REMIC Regular Security on which such discount is less than 0.25% of its stated redemption price at maturity multiplied by its weighted average life. The weighted average life of a REMIC Regular Security apparently is computed for purposes of this de minimis rule as the sum, for all distributions included in the stated redemption price at maturity of the REMIC Regular Security, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Closing Date to the date on which each such distribution is expected to be made, determined under the Prepayment Assumption, by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the REMIC Regular Security's stated redemption price at maturity. The OID Regulations provide that holders will include any de minimis original issue discount ratably as payments of stated principal are made on the REMIC Regular Securities.

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

     The holder of a REMIC Regular Security issued with original issue discount must include in gross income the sum of the "daily portions" of such original issue discount for each day during its taxable year on which it held such REMIC Regular Security. In the case of an original holder of a REMIC Regular Security, the daily portions of original issue discount are determined first by calculating the portion of the original issue discount that accrued during each period (an "accrual period") that begins on the day following a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the next succeeding Distribution Date. The original issue discount accruing during each accrual period is then allocated ratably to each day during such period to determine the daily portion of original issue discount for that day.

     The portion of the original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions to be made on the REMIC Regular Security, if any, in future periods and (B) the distributions made on the REMIC Regular Security during the accrual period that are included in such REMIC Regular Security's stated redemption price at maturity, over (ii) the adjusted issue price of such REMIC Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that the REMIC Regular Securities will be prepaid in future periods at a rate computed in accordance with the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the REMIC Regular Securities. For these purposes, the original yield to maturity of the REMIC Regular Securities will be calculated based on their issue price and assuming that the REMIC Regular Securities will be prepaid in accordance with the Prepayment Assumption. The adjusted issue price of a REMIC Regular Security at the beginning of any accrual period will equal the issue price of such REMIC Regular Security, increased by the portion of the original issue discount that has accrued during prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Security in prior accrual periods that were included in such REMIC Regular Security's stated redemption price at maturity.

     The daily portions of original issue discount may increase or decrease depending on the extent to which the actual rate of prepayments diverges from the Prepayment Assumption. If original issue discount accruing during any accrual period computed as described above is negative, it is likely that a holder will be entitled to offset such amount only against positive original issue discount accruing on such REMIC Regular Security in future accrual periods. Such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder is entitled. However, Treasury regulations do not address this issue.

     A subsequent holder that purchases a REMIC Regular Security issued with original issue discount at a cost that is less than its remaining stated redemption price at maturity will also generally be required to include in gross income, for each day on which it holds such REMIC Regular Security, the daily portions of original issue discount with respect to the REMIC Regular Security, calculated as described above. However, if (i) the excess of the remaining stated redemption price at maturity over such cost is less than (ii) the aggregate amount of such daily portions for all days after the date of purchase until final retirement of such REMIC Regular Security, then such daily portions will be reduced proportionately in determining the income of such holder.

     Qualified Stated Interest. Interest payable on a REMIC Regular Security which qualifies as "qualified stated interest" for purposes of the OID Regulations will not be includable in the stated redemption price at maturity of the REMIC Regular Security. Accordingly, if the interest on a REMIC Regular Security does not constitute "qualified stated interest," the REMIC Regular Security will have original issue discount. Interest payments will not qualify as qualified stated interest unless the interest payments are "unconditionally payable." The OID Regulations state that interest is unconditionally payable if reasonable legal remedies exist to compel timely payment, or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment of interest a remote contingency, as defined in the OID Regulations. Treasury regulations do not address whether the terms and conditions of the Mortgage Assets underlying the REMIC Regular Securities or the terms and conditions of the REMIC Regular Securities are considered when determining whether the likelihood of late payment or nonpayment of interest is a remote contingency. Any terms or conditions that do not reflect arm's length dealing or that the holder does not intend to enforce are not considered.

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   Premium. A purchaser of a REMIC Regular Security that purchases such REMIC
Regular Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such REMIC Regular Security at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the REMIC Regular Security. The Prepayment Assumption is probably taken into account in determining the life of the REMIC Regular Security for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the REMIC Regular Security.

   Payment Lag REMIC Regular Securities; Initial Period Considerations. Certain REMIC Regular Securities will provide for distributions of interest based on a period that is the same length as the interval between Distribution Dates but ends prior to each Distribution Date. Any interest that accrues prior to the Closing Date may be treated under the OID Regulations either (i) as part of the issue price and the stated redemption price at maturity of the REMIC Regular Securities or (ii) as not included in the issue price or the stated redemption price. The OID Regulations provide a special application of the de minimis rule for debt instruments with long first accrual periods where the interest payable for the first period is at a rate which is effectively less than that which applies in all other periods. In such cases, for the sole purpose of determining whether original issue discount is de minimis, the OID Regulations provide that the stated redemption price is equal to the instrument's issue price plus the greater of the amount of foregone interest or the excess (if any) of the instrument's stated principal amount over its issue price.

   Variable Rate REMIC Regular Securities. Under the OID Regulations, REMIC Regular Securities paying interest at a variable rate (a "Variable Rate REMIC Regular Security") are subject to special rules. A Variable Rate REMIC Regular Security will qualify as a "variable rate debt instrument" if (i) its issue price does not exceed the total noncontingent principal payments due under the Variable Rate REMIC Regular Security by more than a specified de minimis amount;
(ii) it provides for stated interest, paid or compounded at least annually, at
(a) one or more qualified floating rates, (b) a single fixed rate and one or more qualified floating rates, (c) a single objective rate or (d) a single fixed rate and a single objective rate that is a qualified inverse floating rate; and
(iii) it does not provide for any principal payments that are contingent, as defined in the OID Regulations, except as provided in (i), above. Because the OID Regulations relating to contingent payment debt instruments do not apply to REMIC regular interests, principal payments on the REMIC Regular Securities should not be considered contingent for this purpose.

   A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Rate REMIC Regular Security is denominated. A multiple of a qualified floating rate will generally not itself constitute a qualified floating rate for purposes of the OID Regulations. However, a variable rate equal to (i) the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35 or (ii) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate will constitute a qualified floating rate for purposes of the OID Regulations. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Rate REMIC Regular Security will be treated as a single qualified floating rate (a "Presumed Single Qualified Floating Rate"). Two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Rate REMIC Regular Security's issue date will be conclusively presumed to be a Presumed Single Qualified Floating Rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate, but which is subject to one or more restrictions such as a cap or floor, will not be a qualified floating rate for purposes of the OID Regulations unless the restriction is fixed throughout the term of the Variable Rate REMIC Regular Security or the restriction is not reasonably expected as of the issue date to significantly affect the yield of the Variable Rate REMIC Regular Security.

   An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based upon objective financial or economic information. The OID Regulations also provide that other variable rates may be treated as objective rates if so designated by the Internal Revenue Service in the future. An interest rate on a REMIC Regular Security that is the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC should constitute an objective rate. Despite the foregoing, a variable rate of interest on a Variable Rate REMIC Regular Security will not constitute an objective rate if it is reasonably expected that the average value of such rate during the first half of the Variable Rate REMIC Regular Security's term will be either significantly less than or significantly greater than the average value of the rate during

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the final half of the Variable Rate REMIC Regular Security's term. Further, an objective rate does not include a rate that is based on information that is within the control of the issuer (or a party related to the issuer) or that is unique to the circumstances of the issuer (or a party related to the issuer). An objective rate will qualify as a "qualified inverse floating rate" if such rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Rate REMIC Regular Security provides for stated interest at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Rate REMIC Regular Security's issue date is intended to approximate the fixed rate, then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be (a "Presumed Single Variable Rate"). If the value of the variable rate and the initial fixed rate are within 25 basis points of each other as determined on the Variable Rate REMIC Regular Security's issue date, the variable rate will be conclusively presumed to approximate the fixed rate.

   For Variable Rate REMIC Regular Securities that qualify as a "variable rate debt instrument" under the OID Regulations and provide for interest at either a single qualified floating rate, a single objective rate, a Presumed Single Qualified Floating Rate or a Presumed Single Variable Rate throughout the term (a "Single Variable Rate REMIC Regular Security"), original issue discount is computed as described above in "--Current Income on REMIC Regular Securities-- Original Issue Discount" based on the following: (i) stated interest on the Single Variable Rate REMIC Regular Security which is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually will constitute qualified stated interest; (ii) by assuming that the variable rate on the Single Variable Rate REMIC Security is a fixed rate equal to: (a) in the case of a Single Variable Rate REMIC Regular Security with a qualified floating rate or a qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or the qualified inverse floating rate or
(b) in the case of a Single Variable Rate REMIC Regular Security with an objective rate (other than a qualified inverse floating rate), a fixed rate which reflects the reasonably expected yield for such Single Variable Rate REMIC Regular Security; and (iii) the qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid under the assumed fixed rate described in (ii), above.

   In general, any Variable Rate REMIC Regular Security other than a Single Variable Rate REMIC Regular Security(a "Multiple Variable Rate REMIC Regular Security") that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Multiple Variable Rate REMIC Regular Security. The OID Regulations generally require that such a Multiple Variable Rate REMIC Regular Security be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Multiple Variable Rate REMIC Regular Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Multiple Variable Rate REMIC Regular Security's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Multiple Variable Rate REMIC Regular Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Multiple Variable Rate REMIC Regular Security. (A Multiple Variable Rate REMIC Regular Security may not bear more than one objective rate.) In the case of a Multiple Variable Rate REMIC Regular Security that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Multiple Variable Rate REMIC Regular Security provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Multiple Variable Rate REMIC Regular Security as of the Multiple Variable Rate REMIC Regular Security's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Multiple Variable Rate REMIC Regular Security is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

   Once the Multiple Variable Rate REMIC Regular Security is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amounts of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the original issue discount rules to the "equivalent" fixed rate debt instrument in the manner described above in "--Current Income on REMIC Regular

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Securities--Original Issue Discount." A holder of the Multiple Variable Rate
REMIC Regular Security will account for such original issue discount and qualified stated interest as if the holder held the "equivalent" fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Multiple Variable Rate REMIC Regular Security during the accrual period.

   If a Variable Rate REMIC Regular Security does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Rate REMIC Regular Security would be treated as a contingent payment debt obligation. The manner in which a Variable Rate REMIC Regular Security would be taxed if such REMIC Regular Security were treated as a contingent payment debt obligation is not governed by the OID Regulations relating to contingent payment debt obligations which do not apply to REMIC regular interests and Treasury regulations do not otherwise address this point.

   Interest-Only REMIC Regular Securities. The Trust Fund intends to report income from interest-only REMIC Regular Securities to the Internal Revenue Service and to holders of interest-only REMIC Regular Securities based on the assumption that the stated redemption price at maturity is equal to the sum of all payments determined under the Prepayment Assumption. As a result, such interest-only REMIC Regular Securities will be treated as having original issue discount.

   Market Discount. A holder that acquires a REMIC Regular Security at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the holder of a REMIC Regular Security will be required to allocate that principal distribution first to the portion of the market discount on such REMIC Regular Security that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent. In general terms, unless Treasury regulations when issued provide otherwise, market discount on a REMIC Regular Security may be treated, at the election of the holder of the REMIC Regular Security, as accruing either (i) under a constant yield method, taking into account the Prepayment Assumption, or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to stated interest at the Interest Rate).

   In addition, a holder may be required to defer deductions for a portion of the holder's interest expense on any debt incurred or continued to purchase or carry a REMIC Regular Security purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the REMIC Regular Security that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the REMIC Regular Security. The Code requires that information necessary to compute accruals of market discount be reported periodically to the Internal Revenue Service and to certain categories of holders of REMIC Regular Securities.

   Notwithstanding the above rules, market discount on a REMIC Regular Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such REMIC Regular Security multiplied by its weighted average remaining life. Weighted average remaining life presumably is calculated in a manner similar to weighted average life (described above under "--Current Income on REMIC Regular Securities--Original Issue Discount"), taking into account distributions (including prepayments) prior to the date of acquisition of such REMIC Regular Security by the subsequent purchaser. If market discount on a REMIC Regular Security is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such REMIC Regular Security in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

   Election to Treat All Interest Under the Constant Yield Rules. The OID Regulations provide that the holder of a debt instrument issued after April 4, 1994 may elect to include in gross income all interest that accrues on such debt instrument using the constant yield method. For purposes of this election, interest includes stated interest, original issue discount, and market discount, as adjusted to account for any premium. Holders of REMIC Regular Securities should consult their own tax advisors regarding the availability or advisability of such an election.

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   Single-Class REMICs.  In the case of "single-class REMICs," certain expenses of the REMIC will be allocated to the holders of the REMIC Regular Securities. The deductibility of such expenses may be subject to certain limitations. See "- -Deductibility of Trust Fund Expenses" below.

   Sales of REMIC Regular Securities. If a REMIC Regular Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Regular Security. A holder's adjusted basis in a REMIC Regular Security generally equals the cost of the REMIC Regular Security to the holder, increased by income reported by the holder with respect to the REMIC Regular Security and reduced (but not below zero) by distributions on the REMIC Regular Security received by the holder and by amortized premium. Except as indicated in the next two paragraphs, any such gain or loss generally will be capital gain or loss provided the REMIC Regular Security is held as a capital asset.

   Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includable in the seller's income with respect to the REMIC Regular Security had income accrued thereon at a rate equal to 110% of "the applicable federal rate" (generally, an average of current yields on Treasury securities), determined as of the date of purchase of the REMIC Regular Security, over (ii) the amount actually includable in the seller's income. In addition, gain recognized on the sale of a REMIC Regular Security by a seller who purchased the REMIC Regular Security at a market discount would be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Regular Security was held by such seller, reduced by any market discount includable in income under the rules described above under "--Current Income on REMIC Regular Securities--Market Discount."

   REMIC Regular Securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a REMIC Regular Security by a bank or other financial institution to which such section applies would be ordinary income or loss.

   Termination. The REMIC will terminate, if not earlier, shortly following the REMIC's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a REMIC Regular Security should be treated as a payment in full retirement of a debt instrument.

Tax Treatment of Yield Supplement Agreements

   Whether a holder of a REMIC Regular Security of a Series will have a separate contractual right to payments under a Yield Supplement Agreement, and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

REMIC Residual Certificates

   Because the REMIC Residual Certificates will be treated as "residual interests" in the REMIC, each holder of a REMIC Residual Certificate will be required to take into account its daily portion of the taxable income or net loss of the REMIC for each day during the calendar year on which it holds its REMIC Residual Certificate. The daily portion is determined by allocating to each day in a calendar quarter a ratable portion of the taxable income or net loss of the REMIC for that quarter and allocating such daily amounts among the holders on such day in proportion to their holdings. All income or loss of the REMIC taken into account by a holder of a REMIC Residual Certificate must be treated as ordinary income or loss as the case may be. Income from residual interests is "portfolio income" which cannot be offset by "passive activity losses" in the hands of individuals or other persons subject to the passive loss rules. The Code also provides that all residual interests must be issued on the REMIC's startup day and designated as such. For this purpose, "startup day" means the day on which the REMIC issues all of its regular and residual interests, and under the REMIC Regulations may, in the case of a REMIC to which property is contributed over a period of up to ten consecutive days, be any day designated by the REMIC within such period.

   The taxable income of the REMIC, for purposes of determining the amounts taken into account by holders of REMIC Residual Certificates, is determined in the same manner as in the case of an individual, with certain exceptions. The accrual method of accounting must be used and the taxable year of the REMIC must be the calendar

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year. The basis of property contributed to the REMIC in exchange for regular or residual interests is its fair market value immediately after the transfer. The REMIC Regulations determine the fair market value of the contributed property by deeming it equal to the aggregate issue prices of all regular and residual interests in the REMIC.

   A REMIC Regular Security will be considered indebtedness of the REMIC. Market discount on any of the Mortgage Assets held by the REMIC must be included in the income of the REMIC as it accrues, rather than being included in income only upon sale of the Mortgage Assets or as principal on the Mortgage Assets is paid. The REMIC is not entitled to any personal exemptions or to deductions for taxes paid to foreign countries and U.S. possessions, charitable contributions or net operating losses, or to certain other deductions to which individuals are generally entitled. Income or loss in connection with a "prohibited transaction" is disregarded. See "--Prohibited Transactions."

   As previously discussed, the timing of recognition of negative original issue discount, if any, on a REMIC Regular Security is uncertain. As a result, the timing of recognition of the related REMIC taxable income is also uncertain. The related REMIC taxable income may be recognized when the adjusted issue price of such REMIC Regular Security would exceed the maximum amount of future payments with respect to such REMIC Regular Security. However, Treasury regulations do not address this issue.

   A REMIC Residual Certificate has a tax basis in its holder's hands that is distinct from the REMIC's basis in its assets. The tax basis of a REMIC Residual Certificate in its holder's hands will be its cost (i.e., the purchase price of the REMIC Residual Certificate), and will be reduced (but not below zero) by the holder's share of cash distributions and losses and increased by its share of taxable income from the REMIC.

   If, in any year, cash distributions to a holder of a REMIC Residual Certificate exceed its share of the REMIC's taxable income, the excess will constitute a return of capital to the extent of the holder's basis in its REMIC Residual Certificate. A return of capital is not treated as income for federal income tax purposes, but will reduce the tax basis of the holder in its REMIC Residual Certificate (but not below zero). If a REMIC Residual Certificate's basis is reduced to zero, any cash distributions with respect to that REMIC Residual Certificate in any taxable year in excess of its share of the REMIC's income would be taxable to the holder as gain on the sale or exchange of its interest in the REMIC.

   The losses of the REMIC taken into account by a holder of a REMIC Residual Certificate in any quarter may not exceed the holder's basis in its REMIC Residual Certificate. Any excess losses may be carried forward indefinitely to future quarters subject to the same limitation.

   There is no REMIC counterpart to the partnership election under Code Section 754 to increase or decrease the partnership's basis in its assets by reference to the adjusted basis to subsequent partners of their partnership interest. Consequently, a subsequent purchaser of a REMIC Residual Certificate at a premium will not be able to use the premium to reduce its share of the REMIC's taxable income.

   Mismatching of Income and Deductions. The taxable income recognized by the holder of a REMIC Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and discount income (or deductions for amortization of premium) with respect to qualified mortgages, on the one hand, and the timing of deductions for interest (including original issue discount) on the REMIC Regular Securities, on the other. In the case of multiple classes of REMIC Regular Securities issued at different yields, and having different weighted average lives, taxable income recognized by the holders of REMIC Residual Certificates may be greater than cash flow in earlier years of the REMIC (with a corresponding taxable loss or less taxable income than cash flow in later years). This may result from the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, will increase over time as the shorter term, lower yielding classes of REMIC Regular Securities are paid, whereas interest income from the Mortgage Assets may not increase over time as a percentage of the outstanding principal amount of the Mortgage Assets.

   In the case of Tiered REMICs, the OID Regulations provide that the regular interests in the REMIC which directly owns the Mortgage Assets (the "Lower Tier REMIC") will be treated as a single debt instrument for

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purposes of the original issue discount provisions. Therefore, the Trust Fund will calculate the taxable income of Tiered REMICs by treating the Lower Tier REMIC regular interests as a single debt instrument.

   Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to certain special rules. The excess inclusions with respect to a REMIC Residual Certificate are equal to the excess, if any, of its share of REMIC taxable income for the quarterly period over the sum of the daily accruals for such quarterly period. The daily accrual for any day on which the REMIC Residual Certificate is held is determined by allocating to each day in a quarter its allocable share of the product of (A) 120% of the long-term applicable federal rate (for quarterly compounding) that would have applied to the REMIC Residual Certificates (if they were debt instruments) on the closing date under Section 1274(d)(1) and (B) of the Code the adjusted issue price of such REMIC Residual Certificates at the beginning of a quarterly period. For this purpose, the adjusted issue price of such REMIC Residual Certificate at the beginning of a quarterly period is the issue price of such Securities plus the amount of the daily accruals of REMIC taxable income for all prior quarters, decreased by any distributions made with respect to such Securities prior to the beginning of such quarterly period.

   The excess inclusions of a REMIC Residual Certificate may not be offset by other deductions, including net operating loss carryforwards, on a holder's return.

   Recently enacted provisions governing the relationship between excess inclusions and the alternative minimum tax provide that (i) the alternative minimum taxable income of a taxpayer is based on the taxpayer's regular taxable income computed without regard to the rule that taxable income cannot be less than the amount of excess inclusions, (ii) the alternative minimum taxable income of a taxpayer for a taxable year cannot be less than the amount of excess inclusions for that year, and (iii) the amount of any alternative minimum tax net operating loss is computed without regard to any excess inclusions. While these provisions are generally effective for tax years beginning after December 31, 1986, a taxpayer may elect to have these provisions apply only with respect to tax years beginning after August 20, 1996.

   If the holder of a REMIC Residual Certificate is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the excess inclusions will be treated as unrelated business taxable income of such holder for purposes of Section 511 of the Code. In addition, the Code provides that under Treasury regulations, if a real estate investment trust ("REIT") owns a REMIC Residual Certificate, to the extent excess inclusions of the REIT exceed its real estate investment trust taxable income (excluding net capital gains), the excess inclusions would be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Excess inclusions derived by regulated investment companies ("RICs"), common trust funds, and subchapter T cooperatives must be allocated to the shareholders of such entities using rules similar to those applicable to REITs. The Internal Revenue Service has not yet adopted or proposed such regulations as to REITs, RICs, or similar entities. A life insurance company cannot adjust its reserve with respect to variable contracts to the extent of any excess inclusion, except as provided in regulations.

   The Internal Revenue Service has authority to promulgate regulations providing that if the aggregate value of the REMIC Residual Certificates is not considered to be "significant," then the entire share of REMIC taxable income of a holder of a REMIC Residual Certificate may be treated as excess inclusions subject to the foregoing limitations. This authority has not been exercised to date.

   Prohibited Transactions. A REMIC is subject to tax at a rate of 100 percent on any net income it derives from "prohibited transactions." In general, "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to specified exceptions, the receipt of income as compensation for services, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, or gain from the disposition of an asset representing a temporary investment of payments on the qualified mortgages pending distribution on the REMIC Securities. In addition, a tax is imposed on a REMIC equal to 100 percent of the value of certain property contributed to the REMIC after its "startup day." No REMIC in which interests are offered hereunder will accept contributions that would cause it to be subject to such tax. This provision will not affect a REMIC's ability in accordance with the Agreement to accept substitute Mortgage Assets or to sell defective Mortgage Assets.

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   A REMIC is subject to a tax (deductible from its income) on any "net income from foreclosure property" (determined in accordance with Section 857(b)(4)(B) of the Code as if the REMIC were a REIT).

   The related Prospectus Supplement will indicate whether any tax described in the two preceding paragraphs that may be imposed on a Trust Fund initially would be borne by the REMIC Residual Certificates in the related REMIC rather than by the REMIC Regular Securities.

   Dealers' Ability to Mark to Market REMIC Residual Certificates. Treasury regulations provide that all REMIC Residual Certificates acquired on or after January 4, 1995 are not securities and cannot be marked to market pursuant to
Section 475 of the Code.

Transfers of REMIC Residual Certificates

   Tax on Disposition of REMIC Residual Certificates. The sale of a REMIC Residual Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the adjusted basis of the REMIC Residual Certificate.

   If the seller of a REMIC Residual Certificate held the REMIC Residual Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Section 582(c) of the Code, the sale of a REMIC Residual Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. Although the tax treatment with respect to a REMIC Residual Certificate that has unrecovered basis after all funds of the Trust Fund have been distributed is not addressed in Treasury regulations, under general tax principles, the holder would be entitled to claim a loss in the amount of the unrecovered basis.

   The Code provides that, except as provided in Treasury regulations (which have not yet been issued), if a holder sells a REMIC Residual Certificate and acquires the same or other REMIC Residual Certificates, residual interests in another REMIC, or any similar interests in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

   A tax is imposed on the transfer of any residual interest in a REMIC to a "disqualified organization." The tax is imposed on the transferor, or, where the transfer is made through an agent of the disqualified organization, on the agent. "Disqualified organizations" include for this purpose the United States, any State or political subdivision thereof, any foreign government, any international organization or agency or instrumentality of the foregoing (with an exception for certain taxable instrumentalities of the United States, of a State or of a political subdivision thereof), any rural electrical and telephone cooperative, and any tax-exempt entity (other than certain farmers' cooperatives) not subject to the tax on unrelated business income.

   The amount of tax to be paid by the transferor on a transfer to a disqualified organization is equal to the present value of the total anticipated excess inclusions for periods after such transfer with respect to the interest transferred multiplied by the highest corporate rate of tax. The transferor (or agent, as the case may be) will be relieved of liability so long as the transferee furnishes an affidavit that it is not a disqualified organization and the transferor or agent does not have actual knowledge that the affidavit is false. Under the REMIC Regulations, an affidavit will be sufficient if the transferee furnishes (A) a social security number, and states under penalties of perjury that the social security number is that of the transferee, or (B) a statement under penalties of perjury that it is not a disqualified organization.

   Treatment of Payments to a Transferee in Consideration of Transfer of a REMIC Residual Certificate. The preamble to the REMIC Regulations indicates that the Internal Revenue Service is considering the appropriate federal income tax consequences of any considertaion paid to a transferee on a transfer of an interest in a REMIC Residual Certificate and has requested comments on this issue from tax practitioners. A transferee of such an interest should consult its own tax advisors.

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   Restrictions on Transfer; Holding by Pass-Through Entities. An entity or segregated pool of assets cannot qualify as a REMIC absent reasonable arrangements designed to ensure that (1) residual interests in such entity or segregated pool are not held by disqualified organizations and (2) information necessary to calculate the tax due on transfers to disqualified organizations (i.e., a computation of the present value of the excess inclusions) is made available by the REMIC. The governing instruments of a Trust Fund will contain provisions designed to ensure the foregoing, and any transferee of a REMIC Residual Certificate must execute and deliver an affidavit stating that neither the transferee nor any person for whose account such transferee is acquiring the REMIC Residual Certificate is a disqualified organization. In addition, as to the requirement that reasonable arrangements be made to ensure that disqualified organizations do not hold a residual interest in the REMIC, the REMIC Regulations require that notice of the prohibition be provided either through a legend on the certificate that evidences ownership, or through a conspicuous statement in the prospectus or other offering document used to offer the residual interest for sale. As to the requirement that sufficient information be made available to calculate the tax on transfers to disqualified organizations (or the tax, discussed below, on pass-through entities, interests in which are held by disqualified organizations), the REMIC Regulations further require that such information also be provided to the Internal Revenue Service.

   A tax is imposed on "pass-through entities" holding residual interests where a disqualified organization is a record holder of an interest in the pass-through entity. "Pass-through entity" is defined for this purpose to include RICs, REITs, common trust funds, partnerships, trusts, estates and subchapter T cooperatives. Except as provided in regulations, nominees holding interests in a "pass-through entity" for another person will also be treated as "pass-through entities" for this purpose. The tax is equal to the amount of excess inclusions allocable to the disqualified organization for the taxable year multiplied by the highest corporate rate of tax, and is deductible by the "pass-through entity" against the gross amount of ordinary income of the entity.

   The Agreement provides that any attempted transfer of a beneficial or record interest in a REMIC Residual Certificate will be null and void unless the proposed transferee provides to the Trustee an affidavit that such transferee is not a disqualified organization.

   For taxable years beginning after December 31, 1997, all partners of certain "electing large partnerships" having 100 or more number of partners will be treated as disqualified organizations for purposes of the tax imposed on pass-through entities if such partnerships hold residual interests in a REMIC. In addition, 70 percent of an electing large partnership's miscellaneous itemized deductions will be disallowed, including deductions for servicing and guaranty fees and any expenses of the REMIC, although the remaining deductions will not be subject to the 2 percent floor applicable to individual partners. See "-- Deductibility of Trust Fund Expenses" below.

   The REMIC Regulations provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal income tax purposes unless impeding the assessment or collection of tax was not a significant purpose of the transfer. A residual interest will be treated as a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the residual interest at least equals the product of (x) the present value of all anticipated excess inclusions with respect to the residual interest and (y) the highest corporate tax rate, and (2) the transferor reasonably expects that for each anticipated excess inclusion, the transferee will receive distributions from the REMIC, at or after the time at which taxes on such excess inclusion accrue, sufficient to pay the taxes thereon. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known (had "improper knowledge") that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor will be presumed not to have improper knowledge if (i) the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they came due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future, and (ii) the transferee represents to the transferor that (A) the transferee understands that it might incur tax liabilities in excess of any cash received with respect to the residual interest and (B) the transferee intends to pay the taxes associated with owning the residual interest as they come due. Any transferee of a REMIC Residual Certificate must execute and deliver to the transferor an affidavit containing the representations described in (ii) above. A different formulation of this rule applies to transfers of REMIC Residual Certificates by or to foreign transferees. See "--Foreign Investors in REMIC Securities" below.

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Deductibility of Trust Fund Expenses

   A holder of REMIC Securities that is an individual, estate or trust will be subject to the limitation with respect to certain itemized deductions described in Section 67 of the Code, to the extent that such deductions, in the aggregate, do not exceed two percent of the holder's adjusted gross income, and such holder may not be able to deduct such fees and expenses to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or
(ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. Such deductions will include servicing, guarantee, and administrative fees paid to the Master Servicer of the Mortgage Assets. These deductions will be allocated entirely to the holders of the REMIC Residual Certificates in the case of REMIC Trust Funds with multiple classes of REMIC Regular Securities that do not pay their principal amounts ratably. As a result, the REMIC will report additional taxable income to holders of REMIC Residual Certificates in an amount equal to their allocable share of such deductions, and individuals, estates, or trusts holding an interest in such REMIC Residual Certificates may have taxable income in excess of the cash received. In the case of a "single-class REMIC," the expenses will be allocated, under Treasury regulations, among the holders of the REMIC Regular Securities and the REMIC Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a REMIC Regular Security who is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including REITs), the deductibility of such expenses will be subject to the limitations described above. The reduction or disallowance of these deductions may have a significant impact on the yield of REMIC Regular Securities to such a holder. In general terms, a single-class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single-class REMIC rules.

Foreign Investors in REMIC Securities

   REMIC Regular Securities. Except as discussed below, a holder of a REMIC Regular Security who is not a "United States person" (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a REMIC Regular Security, provided that (i) the holder complies to the extent necessary with certain identification requirements, including timely delivery of a statement, signed by the holder of the REMIC Regular Security under penalties of perjury, certifying that the holder of the REMIC Regular Security is not a United States person and providing the name and address of the holder, (ii) the holder is not a "10-percent shareholder" within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to apply to a holder of a REMIC Regular Security who holds a direct or indirect 10 percent interest in the REMIC Residual Certificates, (iii) the holder is not a "controlled foreign corporation" (as defined in the Code) related to the REMIC or related to a 10 percent holder of a residual interest in the REMIC, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a REMIC Regular Security. For these purposes, the term "United States person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and
(iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts described in (iv) above, unless the trust elects to have its United States status determined under the criteria set forth in (iv) above for tax years ending after August 20, 1996. Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations.

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   REMIC Residual Certificates. The Conference Report to the Tax Reform Act of
1986 states that amounts paid to foreign persons with respect to residual interests should be considered interest for purposes of the withholding rules. Interest paid to a foreign person which is not effectively connected with a trade or business of the foreign person in the United States is subject to a 30% withholding tax. The withholding tax on interest does not apply, however, to "portfolio interest" (if certain certifications as to beneficial ownership are made, as discussed above under "--Foreign Investors in REMIC Securities--REMIC Regular Securities") or to the extent a tax treaty reduces or eliminates the tax. Treasury regulations provide that amounts paid with respect to residual interests qualify as portfolio interest only if interest on the qualified mortgages held by the REMIC qualifies as portfolio interest. Generally, interest on the Mortgage Assets held by a Trust Fund will not qualify as portfolio interest, although interest on the Private Mortgage-Backed Securities, other pass-through certificates, or REMIC regular interests held by a Trust Fund may qualify. In any case, a holder of a REMIC Residual Certificate will not be entitled to the portfolio interest exception from the 30% withholding tax (or to any treaty exemption or rate reduction) for that portion of a payment that constitutes excess inclusions. Generally, the withholding tax will be imposed when REMIC gross income is paid or distributed to the holder of a residual interest or there is a disposition of the residual interest.

   The REMIC Regulations provide that a transfer of a REMIC Residual Certificate to a foreign transferee will be disregarded for all federal income tax purposes if the transfer has "tax avoidance potential." A transfer to a foreign transferee will be considered to have tax avoidance potential unless at the time of the transfer, the transferor reasonably expects that (1) the future distributions on the REMIC Residual Certificate will equal at least 30 percent of the anticipated excess inclusions and (2) such amounts will be distributed at or after the time at which the excess inclusion accrues, but not later than the close of the calendar year following the calendar year of accrual. A safe harbor in the REMIC Regulations provides that the reasonable expectation requirement will be satisfied if the above test would be met at all assumed prepayment rates for the Mortgage Assets from 50 percent of the Prepayment Assumption to 200 percent of the Prepayment Assumption. A transfer by a foreign transferor to a domestic transferee will likewise be disregarded under the REMIC Regulations if the transfer would have the effect of allowing the foreign transferor to avoid the tax on accrued excess inclusions.

Backup Withholding on REMIC Securities

   Distributions made on the REMIC Securities and proceeds from the sale of REMIC Securities to or through certain brokers may be subject to a "backup" withholding tax of 31 percent of "reportable payments" (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) unless, in general, the holder of the REMIC Securities complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the REMIC Securities would be refunded by the Internal Revenue Service or allowable as a credit against the holder's federal income tax.

REMIC Administrative Matters

   The federal information returns for a Trust Fund (Form 1066 and Schedules Q thereto) must be filed as if the Trust Fund were a partnership for federal income tax purposes. Information on Schedule Q must be provided to holders of REMIC Residual Certificates with respect to every calendar quarter. Each holder of a REMIC Residual Certificate will be required to treat items on its federal income tax returns consistently with their treatment on the Trust Fund's information returns unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from an incorrect schedule received from the Trust Fund. The Trust Fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC taxable income by the Internal Revenue Service. Holders of REMIC Residual Certificates will have certain rights and obligations with respect to any administrative or judicial proceedings involving the Internal Revenue Service. Under the Code and Regulations, a REMIC generally is required to designate a tax matters person. Generally, subject to various limitations, the tax matters person has authority to act on behalf of the REMIC and the holders of the REMIC Residual Certificates in connection with administrative determinations and judicial review respecting returns of taxable income of the REMIC. Treasury regulations exempt from certain of these procedural rules REMICs having no more than one residual interest holder.

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   The Prospectus Supplement will indicate whether the Trustee, its designee or some other party will act as the tax matters person for each REMIC. Each holder of a REMIC Residual Certificate, by the acceptance of its interest in the REMIC Residual Certificate, agrees that the Trustee or its designee will act as the holder's fiduciary in the performance of any duties required of the holder in the event that the holder is the tax matters person.

FASIT Securities

   If a FASIT election with respect to a Trust Fund is to be made, the Prospectus Supplement will designate the Securities of such Series or the interests composing such Securities as "regular interests" ("FASIT Regular Securities") which, where the context so requires, includes a reference to each interest composing a Security where such interest has been designated as a regular interest, in lieu of such Securities, in the FASIT (within the meaning of Section 860L(b)(1)(A) of the Code) or an "ownership interest" ("FASIT Ownership Certificate") in the FASIT (within the meaning of Section 860L(b)(2) of the Code). Each class of FASIT Regular Securities which are "high-yield interests" within the meaning of Section 860L(b)(1)(B) of the Code ("High-Yield Interests-") will be identified as such in the Prospectus Supplement. The term "FASIT Securities" denotes Securities (or the interests composing Securities) of a Series with respect to which a FASIT election will be made.

   With respect to each Series of FASIT Securities, the Trustee will agree in the Agreement to elect to treat the related Trust Fund or certain assets of such Trust Fund as a FASIT. Qualification as a FASIT requires ongoing compliance with certain conditions which are generally described below. Upon the issuance of each Series of FASIT Securities, Federal Tax Counsel will deliver its opinion that, with respect to each Series of FASIT Securities for which a FASIT election is to be made, under then existing law, and assuming a proper and timely FASIT election and ongoing compliance with the provisions of the Agreement and applicable provisions of the Code and applicable Treasury regulations, if any, the related Trust Fund or certain assets of such Trust Fund will be a FASIT and the FASIT Securities will be considered to evidence ownership of "regular interests" or an "ownership interest" within the meaning of the FASIT provisions of the Code.

Qualification as a FASIT

   The following is a general description of the requirements under the applicable provisions of Sections 860H through 860L of the Code for the Trust Fund or certain assets of each Trust Fund to qualify as a FASIT. Treasury regulations have not yet been proposed or issued with respect to FASITs. A FASIT must fulfill an assets test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the Startup Day and at all times thereafter, must consist of cash or cash equivalents, certain permitted debt instruments (other than debt instruments issued by the holder of the FASIT Ownership Certificate or a related party) and hedges (including contracts to acquire hedges), foreclosure property and regular interests in another FASIT or in a REMIC. By analogy to the REMIC provisions, it appears that the "substantially all" requirements should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT Ownership Certificate and "High-Yield Interests" (described below) may be held only by certain fully taxable, domestic corporations ("eligible corporations" described below). The Agreement for each Trust Fund will provide that no legal or beneficial interests in the FASIT Ownership Certificate or in any Class of FASIT Regular Securities which the Seller determines to be a High-Yield Interest may be transferred or registered unless certain conditions, designed to prevent violation of this requirement, are met.

   For purposes of the assets test, permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments as provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the Seller had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur. Foreclosure property may generally not be held beyond the close of the third taxable year after the taxable year in which the FASIT acquired such property, with one extension available from the Internal Revenue Service.

   In addition to the foregoing requirements, the various interests in a FASIT also must meet the following requirements. All of the interests in a FASIT must be: (i) one or more classes of FASIT regular interests or (ii) a

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single FASIT ownership interest. A FASIT regular interest is an interest that is issued on or after the Startup Day with fixed terms, is designated as a FASIT regular interest, and (i) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (ii) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or on a qualified variable rate that would be permitted under the REMIC Regulations, (iii) has a stated maturity of generally not longer than 30 years, (iv) has an issue price not greater than 125% of its stated principal amount, and (v) has a yield to maturity not greater than 5 percentage points higher that the related applicable federal rate (as defined in Section 1274(d) of the Code). A FASIT regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (i), (ii) (iv) or (v) is a "High-Yield Interest." In order for a FASIT to issue a High-Yield Interest that fails requirement (ii), such High-Yield Interest must consist of a specified, nonvarying portion of the interest payments on the permitted assets (as provided in the REMIC rules). A FASIT ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated a FASIT ownership interest and is held by an "eligible corporation." An "eligible corporation" is a taxable C corporation which is not a RIC, REIT, REMIC or cooperative and, therefore, would not include tax-exempt entities (including pension funds).

   If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the entity or applicable portion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds Mortgage Assets and is the obligor with respect to debt obligations with two or more maturities may be treated as a separate taxable mortgage pool (i.e, as an association taxable as a corporation; see "--Tax Characterization of the Trust as a Partnership--Taxable Mortgage Pools."), and the FASIT Regular Securities may be treated as equity interests therein. The legislative history of the FASIT provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all FASIT regular interests and their reissuance. If the resulting interests would be treated as equity under general tax principles, cancellation of debt income may result.

Tiered FASIT Structures

   For certain Series of Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as FASITs ("Tiered FASITs") for federal income tax purposes. Upon the issuance of any such Series of Securities, Federal Tax Counsel will deliver its opinion that, assuming compliance with all provisions of the related Agreement and applicable provisions of the Code and applicable Treasury regulations and rulings, the Tiered FASITs will each qualify under then existing law as a FASIT and the FASIT Securities issued by the Tiered FASITs, respectively, will be considered to evidence ownership of "regular interests" or "ownership interests" in the related FASIT within the meaning of the FASIT provisions of the Code.

   Solely for purposes of determining whether the FASIT Regular Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and assets described in Section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered FASITs will be treated as one FASIT.

FASIT Regular Securities

   Current Income on FASIT Regular Securities--General. Except as otherwise indicated herein, the FASIT Regular Securities will be treated for federal income tax purposes (but not necessarily for accounting or other purposes) as debt instruments that are issued by the FASIT on the date of issuance of the FASIT Regular Securities and not as beneficial interests in the FASIT or the FASIT's assets. Holders of FASIT Regular Securities who would otherwise report income under a cash method of accounting will be required to report income with respect to FASIT Regular Securities under an accrual method.

   As FASIT Regular Securities will be treated as debt instruments, they are subject to the same original issue discount, premium and market discount provisions that apply to REMIC regular interests and which are described above in "--REMIC Regular Securities--Current Income on REMIC Regular Securities-- Original Issue Discount," "--Premium" and "--Market Discount," except that those FASIT Regular Securities which are High-Yield Interests are subject to additional provisions set forth below.

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   High-Yield Interests. The taxable income of the holder of any High-Yield
Interest for any tax year will in no event be less than the sum of that holder's taxable income determined solely with respect to that interest (including gains and losses from sales and exchanges of those interests) and the "excess inclusions," if any, as defined under the REMIC rules relating to REMIC Residual Certificates for such tax year (see "REMIC Residual Certificates--Excess Inclusions"). Therefore, holders of High-Yield Interests may not use net operating losses to offset any FASIT income derived from the High-Yield Interest. This rule is coordinated with the rule that limits a taxpayer's ability to offset REMIC excess inclusion income against net operating losses. Any net operating loss carryover is computed by disregarding any income from the disallowed loss. For purposes of the alternative minimum tax, the taxable income of the holder of any High-Yield Interest is determined without regard to the above rules with respect to net operating losses. However, the alternative minimum taxable income of the holder of any High-Yield Interest may not be less than the holder's taxable income from the FASIT. In addition, the alternative tax net operating loss deduction is computed without regard to any increase in taxable income to the holder referred to above. For purposes of these rules, all members of an affiliated group filing a consolidated return will be treated as one taxpayer.

   A transfer of a High-Yield Interest to a "disqualified holder" is not recognized for income tax purposes. A "disqualified holder" is any holder other than a FASIT or an "eligible corporation" (described above). The transferor will continue to be taxed on the income from the High-Yield Interest, and the disqualified holder will not include in its income earnings (other than gain) from the High-Yield Interest, unless the transferee provides the transferor with an affidavit that the transferee is not a disqualified holder or the Internal Revenue Service determines that the High-Yield Interest is no longer held by a disqualified holder and a corporate tax has been paid on the income from the High-Yield Interest while it was held by a disqualified holder. Under this rule, no High-Yield Interests will be treated as issued where the FASIT directly issues these interests to a disqualified holder other than certain securities dealers.

   An excise tax computed at the highest corporate income tax rate is imposed on a securities dealer (in addition to other taxes) if it ceases to be a dealer in securities or subsequently holds the High-Yield Interest for investment. A securities dealer will not be treated as having changed his intent for holding High-Yield Interests to investment for the first 31 days after it acquires the interests unless the holding is a part of a plan to avoid the restriction on the holding of High-Yield Interests by disqualified holders.

   Where a pass-through entity, other than a FASIT, issues either debt or equity interests that are supported (i.e., secured by FASIT regular interests and those interests bear a yield to maturity greater than that held on the FASIT regular interests or the applicable federal rate plus 5 percentage points), then an excise tax is imposed on the pass-through entity at a rate equal to the highest corporate income tax rate on the income of any holder of that instrument attributable to the FASIT regular interests, unless the pass-through entity did not issue the debt or equity with the principal purpose of avoiding the rule that High-Yield Interests not be owned by disqualified holders.

   Sale of FASIT Regular Securities. If a FASIT Regular Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the FASIT Regular Security. A holder's adjusted basis in a FASIT Regular Security generally equals the cost of the FASIT Regular Security to the holder, increased by income reported by the holder with respect to the FASIT Regular Security and reduced (but not below zero) by distributions on the FASIT Regular Security received by the holder and by amortized premium. Any such gain or loss generally will be capital gain or loss, provided the FASIT Regular Security is held as a capital asset.

   FASIT Regular Securities will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from a sale of a FASIT Regular Security by a bank or other financial institution to which such section applies would be ordinary income or loss.

   Termination. The FASIT will terminate, if not earlier, shortly following the FASIT's receipt of the final payment in respect of the underlying qualified mortgages. The last distribution on a FASIT Regular Security should be treated as a payment in full retirement of a debt instrument.

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Tax Treatment of Yield Supplement Agreements

   Whether a holder of a FASIT Regular Security of a Series will have a separate contractual right to payments under a Yield Supplement Agreement (which may require an allocation of the purchase price between the FASIT Regular Securities and the Yield Supplement Agreements) and the tax treatment of such payments, if any, will be addressed in the related Prospectus Supplement.

FASIT Ownership Certificate

   Generally. All assets, liabilities and items of income, gain, deduction loss and credit of a FASIT are treated as assets, liabilities and items of income, gain, deduction, loss and credit of the holder of the FASIT Ownership Certificate (the "FASIT Owner") in determining the FASIT Owner's taxable income. The FASIT Owner does not take into account any item of income, gain or deduction allocable to prohibited transactions as discussed below and must treat tax-exempt interest accrued by the FASIT as ordinary income. The FASIT Owner must use the constant yield method, applied under an accrual method of accounting, in determining all interest, original issue discount, market discount and premium deductions with respect to debt instruments held by the FASIT. Like the holder of a High-Yield Interest, the FASIT Owner is not allowed to offset any net taxable income derived from its FASIT Ownership Certificate (including gains and losses from sales and exchanges of such Security) with losses, including net operating losses. See above discussion under "--FASIT Regular Securities--Income on FASIT Regular Securities--High-Yield Interests."

   Net Income from Prohibited Transactions. The FASIT Owner is required to pay a tax equal to 100 percent of the net income derived from prohibited transactions. Prohibited transactions include (i) the receipt of income from an asset that is not a permitted asset; (ii) the disposition of a permitted asset, other than a permitted disposition as described below; (iii) the receipt of income derived from any loan originated by the FASIT; and (iv) compensation for services (other than any fee for a waiver, amendment or consent with respect to permitted assets, other than foreclosure property). A permitted disposition of a permitted asset includes a disposition pursuant to the complete liquidation of any class of regular interests, even if the FASIT itself is not liquidated. Further, a disposition of a permitted debt instrument is not a prohibited transaction if the disposition is (i) incident to the foreclosure, default or imminent default of the instrument; (ii) pursuant to the bankruptcy or insolvency of the FASIT;
(iii) pursuant to a qualified liquidation; (iv) required to prevent default on a FASIT regular interest where the threatened default is attributable to a default on one or more debt instruments held by the FASIT; (v) to facilitate a clean-up call or (vi) to substitute one permitted debt instrument for another or to reduce overcollateralization of the FASIT by distributing a debt instrument contributed by the holder of the ownership interest to such holder (but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of loss) as a result of an increase in the market value of the debt instrument after its acquisition by the FASIT.

   Tax on Disposition of FASIT Ownership Certificate. The sale of a FASIT Ownership Certificate by a holder will result in gain or loss equal to the difference between the amount realized on the sale and the holder's adjusted basis in the FASIT Ownership Certificate.

   If the seller of a FASIT Ownership Certificate held the FASIT Ownership Certificate as a capital asset, the gain or loss generally will be capital gain or loss. However, under Section 582(c) of the Code, the sale of a FASIT Ownership Certificate by certain banks and other financial institutions will be considered a sale of property other than a capital asset, resulting in ordinary income or loss. The tax treatment with respect to a FASIT Ownership Certificate that has unrecovered basis after all funds of the Trust Fund have been distributed has not been addressed in Treasury regulations, but the holder presumably would be entitled to claim a loss in the amount of the unrecovered basis.

   The Code provides that, except as provided in Treasury regulations (which have not been issued), if a holder sells a FASIT Ownership Certificate and acquires the same or other FASIT Ownership Certificates in another FASIT or any similar interests in a "taxable mortgage pool" (see "--Tax Characterization of the Trust as a Partnership--Taxable Mortgage Pools" below) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sales" rules of Section 1091 of the Code. In that event, any loss realized by the seller on the sale generally will not be currently deductible.

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   Status of FASIT Securities. The FASIT Regular Securities (but not FASIT
Ownership Certificates) will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or both of those sections, applying each section separately, "qualifying assets") to the extent that the FASIT's assets are qualifying assets, but not to the extent that the FASIT's assets consist of Yield Supplement Agreements. However, if at least 95 percent of the FASIT's assets are qualifying assets, then 100 percent of the FASIT Securities will be qualifying assets. Similarly, income on the FASIT Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the limitations of the preceding two sentences. In addition to Mortgage Assets, the Fasit's assets will include payments on the Mortgage Assets held pending distribution to holders of FASIT Securities, amounts in Reserve Accounts (if any), other credit enhancements (if any), and possibly buydown funds ("Buydown Funds"). The related Prospectus Supplement will indicate whether the Mortgage Assets will be qualifying assets under the foregoing sections of the Code. The REMIC regulations treat credit enhancements as part of the mortgage or pool of mortgages to which they relate and, therefore, by analogy to the REMIC Regulations, credit enhancements generally should be qualifying assets. Similarly, by analogy to the REMIC Regulations, amounts paid on the Mortgage Assets and held pending distribution to holders of FASIT Securities ("cash flow investments") should be treated as qualifying assets. Whether amounts in a Reserve Account or Buydown Funds would also constitute qualifying assets has not been addressed in Treasury regulations. The Prospectus Supplement for each Series will indicate (if applicable) that it has Buydown Funds. The FASIT Securities will not be "residential loans" for purposes of the residential loan requirement of Section 593(g)(4)(B) of the Code.

   Foreign Investors in FASIT Securities. FASIT Regular Securities are subject to the same United States income tax and withholding tax rules as those that apply to a REMIC Regular Security as described in "Foreign Investors in REMIC Securities" and "Backup Withholding on REMIC Securities" herein.

   FASIT Ownership Certificates and FASIT Regular Securities which are High-Yield Interests may not be sold or transferred to holders who are not U.S. persons, and such securities will be subject to transfer restrictions as described in the Agreement for the Series.

Grantor Trusts

   The discussion under this heading applies only to a Series of Securities with respect to which neither a REMIC nor a FASIT election is made ("Non-Electing Securities") and which are issued by a grantor trust.

   Tax Status of the Trust Fund. Upon the issuance of each Series of Non-Electing Securities, Federal Tax Counsel will deliver its opinion that, under then current law, assuming compliance with the Agreement, the related Trust Fund will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation or a taxable mortgage pool (see"--Tax Characterization of the Trust as a Partnership-- Taxable Mortgage Pools"). Accordingly, each holder of a Non-Electing Security will be treated for federal income tax purposes as the owner of an undivided interest in the Mortgage Assets included in the Trust Fund. As further described below, each holder of a Non-Electing Security therefore must report on its federal income tax return the gross income from the portion of the Mortgage Assets that is allocable to such Non-Electing Security and may deduct the portion of the expenses incurred by the Trust Fund that is allocable to such Non-Electing Security, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Mortgage Assets and received directly its share of the payments on the Mortgage Assets and incurred directly its share of expenses incurred by the Trust Fund when those amounts are received or incurred by the Trust Fund.

   A holder of a Non-Electing Security that is an individual, estate, or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the "applicable amount" ($100,000 (or $50,000 in the case of a separate return by a married individual), adjusted for changes in the cost of living subsequent to 1990) will be reduced by the lesser of (i) 3 percent of the excess of adjusted gross income over the applicable amount, or (ii) 80 percent of the amount of itemized deductions otherwise allowable for such taxable year. A holder of a Non-Electing Security that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing, guarantee and

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administrative fees paid to the servicer of the Mortgage Assets. As a result, individuals, estates, or trusts holding Non-Electing Securities may have taxable income in excess of the cash received.

   Status of the Non-Electing Securities. The Non-Electing Securities generally will be "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and "loans... secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code, and interest income on the Non-Electing Securities generally will be "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. However, the Non-Electing Securities may not be qualifying assets under the foregoing sections of the Code to the extent that the Trust Fund's assets include Buydown Funds, amounts in a Reserve Account, or payments on mortgages held pending distribution to holders. The Non-Electing Securities should not be "residential loans made by the taxpayer" for purposes of the residential loan requirement of
Section 593(g)(4)(B) of the Code.

   Taxation of Non-Electing Securities Under Stripped Bond Rules. The federal income tax treatment of the Non-Electing Securities will depend on whether they are subject to the rules of section 1286 of the Code (the "stripped bond rules"). The Non-Electing Securities will be subject to those rules if stripped interest-only Securities are issued. In addition, whether or not stripped interest-only Securities are issued, the Internal Revenue Service may contend that the stripped bond rules apply on the ground that the Master Servicer's servicing fee, or other amounts, if any, paid to (or retained by) the Master Servicer or its affiliates, as specified in the applicable Prospectus Supplement, represent greater than an arm's length consideration for servicing the Mortgage Assets. In Revenue Ruling 91-46, the Internal Revenue Service concluded that retained interest in excess of reasonable compensation for servicing is treated as a "stripped coupon" under the rules of Section 1286 of the Code.

   If interest retained for the Master Servicer's servicing fee or other interest is treated as a "stripped coupon," the Non-Electing Securities will either be subject to the original issue discount rules or the market discount rules. A holder of a Non-Electing Securities will account for any discount on the Non-Electing Security (other than an interest treated as a "stripped coupon") as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the Non-Electing Security was treated as zero under the original issue discount de minimis rule when the Non-Electing Security was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off from the Mortgage Assets. If neither of the above exceptions applies, the original issue discount rules will apply to the Non-Electing Securities. See "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount and --Market Discount" above.

   If the original issue discount rules apply, the holder of a Non-Electing Security (whether a cash or accrual method taxpayer) will be required to report interest income from the Non-Electing Security in each taxable year equal to the income that accrues on the Non-Electing Security in that year calculated under a constant yield method based on the yield of the Non-Electing Security (or, possibly, the yield of each Mortgage Loan underlying such Non-Electing Security) to such holder. Such yield would be computed at the rate that, if used in discounting the holder's share of the payments on the Mortgage Assets, would cause the present value of those payments to equal the price at which the holder purchased the Non-Electing Security. The Taxpayer Relief Act of 1997 amended the original issue discount provisions to provide that for "any pool of debt instruments, the yield on which may be affected by reason of prepayments," original issue discount shall be accrued based on a prepayment assumption determined in a manner prescribed by forthcoming regulations. This might require the use of the pricing prepayment assumption instead of the prepayment assumptions used in the underlying transactions. The Prospectus Supplement for each Series of Non-Electing Securities will describe the prepayment assumption that will be used for this purpose, but no representation is made that the Mortgage Assets will prepay at that rate or at any other rate.

   In the case of a Non-Electing Security acquired at a price equal to the principal amount of the Mortgage Assets allocable to the Non-Electing Security, the use of a reasonable prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Non-Electing Security acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

   If a Mortgage Loan is prepaid in full, the holder of a Non-Electing Security acquired at a discount or premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal

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amount of the Mortgage Loan that is allocable to the Non-Electing Security and the portion of the adjusted basis of the Non-Electing Security (see "Sales of Non-Electing Securities" below) that is allocable to the Mortgage Loan.

   Non-Electing Securities of certain Series ("Variable Rate Non-Electing Securities") may provide for an Interest Rate based on the weighted average of the interest rates of the Mortgage Assets held by the Trust Fund, which interest rates may be fixed or variable. In the case of a Variable Rate Non-Electing Security that is subject to the original issue discount rules, the daily portions of original issue discount generally will be calculated in the same manner as discussed above except the principles discussed in "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount--Variable Rate REMIC Regular Securities" will be applied.

   Taxation of Non-Electing Securities If Stripped Bond Rules Do Not Apply. If the stripped bond rules do not apply to a Non-Electing Security, then the holder will be required to include in income its share of the interest payments on the Mortgage Assets in accordance with its tax accounting method. In addition, if the holder purchased the Non-Electing Security at a discount or premium, the holder will be required to account for such discount or premium in the manner described below, as if it had purchased the Mortgage Assets directly. The treatment of any discount will depend on whether the discount with respect to the Mortgage Assets is original issue discount as defined in the Code and, in the case of discount other than original issue discount, whether such other discount exceeds a de minimis amount. In the case of original issue discount, the holder (whether a cash or accrual method taxpayer) will be required to report as additional interest income in each month the portion of such discount that accrues in that month, calculated based on a constant yield method. In general it is not anticipated that the amount of original issue discount to be accrued in each month, if any, will be significant relative to the interest paid currently on the Mortgage Assets. However, original issue discount could arise with respect to a Mortgage Loan ("ARM") that provides for interest at a rate equal to the sum of an index of market interest rates and a fixed number. The original issue discount for ARMs generally will be determined under the principals discussed in "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate REMIC Regular Securities."

   If discount on the Mortgage Assets other than original issue discount exceeds a de minimis amount (described below), the holder will also generally be required to include in income in each month the amount of such discount accrued through such month and not previously included in income, but limited, with respect to the portion of such discount allocable to any Mortgage Loan, to the amount of principal on such Mortgage Loan received by the Trust Fund in that month. Because the Mortgage Assets will provide for monthly principal payments, such discount may be required to be included in income at a rate that is not significantly slower (and, under certain circumstances, faster) than the rate at which such discount accrues (and therefore at a rate not significantly slower than the rate at which such discount would be included in income if it were original issue discount). The holder may elect to accrue such discount under a constant yield method based on the yield of the Non-Electing Security to such holder. In the absence of such an election, it may be necessary to accrue such discount under a more rapid straight-line method. Under the de minimis rule, market discount with respect to a Non-Electing Security will be considered to be zero if it is less than the product of (i) 0.25% of the principal amount of the Mortgage Assets allocable to the Non-Electing Security and (ii) the weighted average life (determined using complete years) of the Mortgage Assets remaining at the time of purchase of the Non-Electing Security. See "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Market Discount."

   If a holder purchases a Non-Electing Security at a premium, such holder may elect under Section 171 of the Code to amortize, as an offset to interest income, the portion of such premium that is allocable to a Mortgage Loan under a constant yield method based on the yield of the Mortgage Loan to such holder, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before that date should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made or, perhaps, upon termination.

   Treasury regulations do not address whether the foregoing adjustments for discount or premium would be made based on the scheduled payments on the Mortgage Assets or taking account of a reasonable prepayment assumption.

   If a Mortgage Loan is prepaid in full, the holder of a Non-Electing Security acquired at a discount or premium will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of

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the Mortgage Loan that is allocable to the Non-Electing Security and the portion of the adjusted basis of the Non-Electing Security (see "Sales of Non-Electing Securities" below) that is allocable to the Mortgage Loan.

   Sales of Non-Electing Securities. A holder that sells a Non-Electing Security will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Non-Electing Security. In general, such adjusted basis will equal the holder's cost for the Non-Electing Security, increased by the amount of any income previously reported with respect to the Non-Electing Security and decreased by the amount of any losses previously reported with respect to the Non-Electing Security and the amount of any distributions received thereon. Any such gain or loss generally will be capital gain or loss if the assets underlying the Non-Electing Security were held as capital assets, except that, for a Non-Electing Security to which the stripped bond rules do not apply and that was acquired with more than a de minimis amount of discount other than original issue discount (see "Taxation of Non-Electing Securities if Stripped Bond Rules Do Not Apply" above), such gain will be treated as ordinary interest income to the extent of the portion of such discount that accrued during the period in which the seller held the Non-Electing Security and that was not previously included in income.

   Foreign Investors. A holder of a Non-Electing Security who is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States other than its ownership of a Non-Electing Security will not be subject to United States income or withholding tax in respect of payments of interest or original issue discount on a Non-Electing Security to the extent attributable to Mortgage Assets that were originated after July 18, 1984, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the holder of the Non-Electing Security under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder). Recently issued Treasury regulations (the "Final Withholding Regulations"), which are generally effective with respect to payments made after December 31, 2000, consolidate and modify the current certification requirements and means by which a holder may claim exemption from United States federal income tax withholding and provide certain presumptions regarding the status of holders when payments to the holders cannot be reliably associated with appropriate documentation provided to the payor. All holders should consult their tax advisers regarding the application of the Final Withholding Regulations. Interest or original issue discount on a Non-Electing Security attributable to Mortgage Assets that were originated prior to July 19, 1984 will be subject to a 30% withholding tax (unless such tax is reduced or eliminated by an applicable tax treaty). For these purposes, the term "United States person" means a citizen or a resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, and a trust for which one or more United States fiduciaries have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust's administration. For years beginning before January 1, 1997, the term "United States person" shall include a trust whose income is includible in gross income for United States federal income taxation regardless of source, in lieu of trusts just described, unless the trust elects to have its United States status determined under the criteria described in the previous sentence for tax years ending after August 20, 1996.

Tax Characterization of the Trust as a Partnership

   If a Trust Fund is intended to be a partnership for federal income tax purposes the applicable Agreement will provide that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Securities will be structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation, and that no action will be taken that is inconsistent with the treatment of the Trust Fund as a partnership (such as election to treat the Trust Fund as a corporation for federal income tax purposes). If, however, the Trust Fund has a single owner for federal income tax purposes, it will be treated as a division of its owner and as such will be disregarded as an entity separate from its owner for federal income tax purposes, assuming no election will be made to treat the Trust Fund as a corporation for federal income tax purposes.

   Taxable Mortgage Pools. Certain entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity that meets the following requirements: (i) the entity is not a REMIC or a FASIT, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consists of real estate mortgages (or interests therein),

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(iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the Trust Fund were treated as a taxable mortgage pool, it would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. Treasury regulations do not provide for the recharacterization of equity as debt for purposes of determining whether an entity has issued debt with two maturities, except in the case of transactions structured to avoid the taxable mortgage pool rules. Federal Tax Counsel will deliver its opinion for a Trust Fund which is intended to be a partnership for federal income tax purposes, as specified in the related Prospectus Supplement, that the Trust Fund will not be a taxable mortgage pool. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on Federal Tax Counsel's conclusion that either the number of classes of debt obligations issued be the Trust Fund, or the nature of the assets held by the Trust Fund will exempt the Trust Fund from treatment as a taxable mortgage pool.

Tax Consequences to Holders of Debt Securities Issued by a Partnership

   General. Certain Non-Electing Securities ("Debt Securities") may be issued with the intention to treat them, for federal income tax purposes, either as (i) nonrecourse debt of the Seller secured by the related Mortgage Assets, in which case the related Trust Fund will constitute only a security device which constitutes a collateral arrangement for the issuance of secured debt and not an entity for federal income tax purposes or (ii) debt of a partnership, in which case the related Trust Fund will constitute a partnership for federal income tax purposes, and Federal Tax Counsel will deliver its opinion that, for federal income tax purposes, assuming compliance with all the provisions of the related Indenture, (i) Debt Securities will be characterized as debt issued by, and not equity in, the related Trust Fund and (ii) the related Trust Fund will not be characterized as an association (or publicly traded partnership within the meaning of Code Section 7704) taxable as a corporation or as a taxable mortgage pool. Since different criteria are used to determine the non-tax accounting treatment of the issuance of Debt Securities, however, the Seller expects to treat such transactions, for financial accounting purposes, as a transfer of an ownership interest in the related Mortgage Assets to the related Trust Fund and not as the issuance of debt obligations. In this regard, it should be noted that the IRS has issued a notice stating that, upon examination, it will scrutinize instruments treated as debt for federal income tax purposes but as equity for regulatory, rating agency or financial accounting purposes to determine if their purported status as debt for federal income tax purposes is appropriate. Assuming, as Federal Tax Counsel advises, that Debt Securities will be treated as indebtedness for federal income tax purposes, holders of Debt Securities, using their method of tax accounting, will follow the federal income tax treatment hereinafter described.

   Original Issue Discount. If interest payments on the Debt Securities may, in the event of certain shortfalls, be deferred for periods exceeding one year, it is likely that the Debt Securities will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. As a result, interest payments may not be considered "qualified stated interest" payments.

   In general, a holder of a Debt Security having original issue discount must include original issue discount in ordinary income as it accrues in advance of receipt of the cash attributable to the discount, regardless of the method of accounting otherwise used. The amount of original issue discount on a Debt Security will be computed generally as described under "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities." The Seller intends to report any information required with respect to the Debt Securities based on the OID Regulations.

   Market Discount. A purchaser of a Debt Security may be subject to the market discount rules of Code Sections 1276 through 1278. In general, "market discount" is the amount by which the stated redemption price at maturity (or, in the case of a Debt Security issued with original issue discount, the adjusted issue price) of the Debt Security exceeds the purchaser's basis in a Debt Security. The holder of a Debt Security that has market discount generally will be required to include accrued market discount in ordinary income to the extent payments includible in the stated redemption price at maturity of such Debt Security are received. The amount of market discount on a Debt Security will be computed generally as described under "--REMIC Regular Securities--Current Income on REMIC Regular Securities--Market Discount."

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   Premium. A Debt Security purchased at a cost greater than its currently outstanding stated redemption price at maturity is considered to be purchased at a premium. A holder of a Debt Security which holds a Debt Security as a "capital asset" within the meaning of Section 1221 of the Code may elect under Section 171 of the Code to amortize the premium under the constant interest method. That election will apply to all premium obligations that the holder of a Debt Security acquires on or after the first day of the taxable year for which the election is made, unless the IRS permits the revocation of the election. In addition, it appears that the same rules that apply to the accrual of market discount on installment obligations are intended to apply in amortizing premium on installment obligations such as the Debt Securities. The treatment of premium incurred upon the purchase of a Debt Security will be determined generally as described above under "--REMIC Regular Securities--Premium."

   Sale or Exchange of Debt Securities. If a holder of a Debt Security sells or exchanges a Debt Security, the holder of a Debt Security will recognize gain or loss equal to the difference, if any, between the amount received and the holder of a Debt Security's adjusted basis in the Debt Security. The adjusted basis in the Debt Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Debt Security and reduced by the payments previously received on the Debt Security, other than payments of qualified stated interest, and by any amortized premium.

   In general, except as described above with respect to market discount, and except for certain financial institutions subject to Code Section 582(c), any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Debt Security as a capital asset (within the meaning of Code Section 1221), will be capital gain or loss and will be long-term or short-term depending on whether the Debt Security has been held for more than one year. For corporate taxpayers, there is no preferential rate afforded to long-term capital gains. For individual taxpayers, net capital gains are subject to varying tax rates depending upon the holding period of the Debt Securities.

   Backup Withholding. Holders of Debt Securities will be subject to backup withholding rules identical to those applicable to REMIC Regular Securities. See "--REMIC Regular Securities--Backup Withholding on REMIC Securities."

   Tax Treatment of Foreign Investors. Holders of Debt Securities who are foreign investors will be subject to taxation in the same manner as foreign holders of REMIC Regular Securities. See "--REMIC Regular Securities--Foreign Investors in REMIC Securities."

Tax Consequences to Holders of Notes Issued by a Partnership

   The Trust Fund will agree, and the holders of Notes will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. If the related Prospectus Supplement indicates that one or more Classes of Notes are to be treated as debt for federal income tax purposes, Federal Tax Counsel will advise the Seller that the Notes will be classified as debt for federal income tax purposes. If, contrary to the opinion of Federal Tax Counsel, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund would likely be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to foreign investors generally would be subject to U.S. federal income tax and federal income tax return filing and withholding requirements, income to certain tax-exempt entities would be "unrelated business taxable income," and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

   With respect to those Securities issued as Notes, no regulations, published rulings or judicial decisions exist that discuss the characterization for federal income tax purposes of instruments with terms substantially the same as the Notes. However, if the related Prospectus Supplement indicates that one or more Classes of Notes are to be treated as debt for federal income tax purposes, Federal Tax Counsel will deliver its opinion that, for federal income tax purposes, assuming compliance with all the provisions of the related Indenture,
(i) such Notes will be characterized as debt issued by, and not equity in, the related Trust Fund and (ii) the related Trust Fund will not be characterized as an association (or publicly traded partnership within the meaning of Section 7704 of the Code) taxable as a corporation or as a taxable mortgage pool. Assuming, as Federal Tax Counsel advises, that Notes are

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treated as indebtedness for federal income tax purposes, holders of Notes, using their method of tax accounting, will follow the same federal income tax treatment as Debt Securities, as described above under "--Tax Consequences for Holders of Debt Securities Issued by a Partnership."

     For federal income tax purposes, (i) Notes held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) interest on Notes held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property "within the meaning of Code Section 856(c)(3)(B); (iii) Notes held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Section 856(c)(4)(A) of the Code; and (v) Notes held by a regulated investment company will not constitute "Government securities" within the meaning of Section 851(b)(3)(A)(i) of the Code.

Tax Consequences to Holders of Certificates Issued by a Partnership

     Treatment of the Trust Fund as a Partnership. In the case of a Trust Fund intended to qualify as a partnership for federal income tax purposes, the Trust Fund and the Seller will agree, and the holders of Certificates will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the holders of Certificates, and the Notes, if any, being debt of the partnership, or if there is a single holder of Certificates for federal income tax purposes, to disregard the Trust Fund as an entity separate from the holder of Certificates.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Generally, provided such Certificates are issued at or close to face value, any such characterization would not result in materially adverse tax consequences to holders of Certificates as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership. The following discussion also assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates have interest rates which would qualify as contingent interest under the OID regulations, and that a Series of Securities includes a single Class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each holder of Certificates will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Mortgage Assets (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Mortgage Assets. The Trust Fund's deductions will consist primarily of interest and OID accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Mortgage Assets.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreement). The Agreement will provide, in general, that the holders of Certificates will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Interest Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Mortgage Assets that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the holders of Certificates for such month; and (iv) any other amounts of income payable to the holders of Certificates for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on the Mortgage Assets that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Seller. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of Certificates. Moreover, even under the foregoing method of allocation, holders of Certificates may be allocated

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income equal to the entire Interest Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and holders of Certificates may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of Certificates but holders may be purchasing Certificates at different times and at different prices, such holders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     If Notes are also issued, all of the taxable income allocated to a holder of Certificates that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Master Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to holders of Certificates on an aggregate basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on such holders.

     Discount and Premium. It is believed that the Mortgage Assets will not have been issued with OID and, therefore, the Trust Fund should not have original issue discount income. However, the purchase price paid by the Trust Fund for the Mortgage Assets may be greater or less than the remaining principal balance of the Mortgage Assets at the time of purchase. If so, the Mortgage Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan by Mortgage Loan basis.)

     If the Trust Fund acquires the Mortgage Assets at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Assets or to offset any such premium against interest income on the Mortgage Assets. As indicated above, a portion of such market discount income or premium deduction may be allocated to holders of Certificates.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates issued by a partnership in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. The tax basis of a holder in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Assets would generally be treated as ordinary income to the holder and would give rise to special

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tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a holder of Certificates is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Sellers and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of Certificates in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The legislative history relating to these provisions directs Treasury to establish a convention for such allocations, but no Treasury regulations have been issued or proposed. Accordingly, the use of such a monthly convention may not be permitted. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the holders of Certificates. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a holder sells its Certificates at a profit (loss), the purchasing holder will have a higher (lower) basis in the Certificates than the selling holder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund currently does not intend to make such election. As a result, holders of Certificates might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each holder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Seller will be designated as the tax matters partner in the related Agreement and, as such, will be responsible for representing the holders of Certificates in any dispute with the IRS. The Code provides for

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administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Certificates, and, under certain circumstances, a holder of Certificates may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of returns of a holder of Certificates and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Holders of Certificates. There is no clear authority addressing the issue of whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign investors. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold pursuant to Section 1446 of the Code on the portion of its taxable income that is allocable to holders of Certificates that are foreign investors, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust Fund to change its withholding procedures.

     Each holder of Certificates that is a foreign investor might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a holder of Certificates who is a foreign investor generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest probably will not be considered "portfolio interest." As a result, holders of Certificates will be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign investor would only be entitled to claim a refund for that portion of the taxes, if any, in excess of the taxes that should be withheld with respect to the guaranteed payments.

      Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the holder of Certificates fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code and, if necessary, adequately demonstrates such status.

Taxation of Classes of Exchangeable Securities

     General. The arrangement pursuant to which the ES Classes of a Series are created, sold and administered (an "ES Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of Securities that have been exchanged for ES Classes will be the assets of the ES Pool and the ES Classes represent beneficial ownership of these interests in the classes of Securities.

     Tax Status. The ES Classes should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in
Section 7701(a)(19)(C) of the Code. Original issue discount and interest accruing on ES Classes should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. ES Classes will be "qualified mortgages" under
Section 860G(a) (3) of the Code for a REMIC.

     Tax Accounting for Exchangeable Securities. An ES Class represents beneficial ownership of an interest in one or more classes of Securities on deposit in an Exchangeable Security Trust Fund, as specified in the applicable Prospectus Supplement. If it represents an interest in more than one class of Securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of Securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount

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received on the sale among the interests in the classes of Securities in accordance with their relative fair market values as of the time of sale.

     The holder of an ES Class must account separately for each interest in a class of Securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of Securities, the holder of the ES Class should account for such interest as described under "--Current Income on REMIC Regular Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of Securities (a "Strip"), the holder is treated as owning, pursuant to
Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of Securities. The Seller intends to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of Securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

     A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be prior to the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. See "--Current Income on REMIC Regular Securities--Original Issue Discount" above. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of Securities. Further, if the related class of Securities is subject to redemption as described in the applicable Prospectus Supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of Securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the Series, will be calculated based on the original prepayment assumption.

     If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder is entitled to offset such amount only against future positive original issue discount accruing from such Strip, and income is reported in all cases in this manner. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

     A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution or (ii) to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.

     If a holder exchanges a single ES Class (an "Exchanged ES Class") for several ES Classes (each, a "Received ES Class") and then sells one of the Received ES Classes, the sale will subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

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   Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of Securities that is on deposit in the related Exchangeable Security Trust Fund should be treated as owning the relevant class of Securities.

   Exchanges of Exchangeable Securities. An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same Combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of Exchangeable Securities that it owned immediately prior to the exchange.

   Tax Treatment of Foreign Investors. A holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC Regular Securities. See "--REMIC Regular Securities--Investors in REMIC Securities."

   Backup Withholding. A holder of an ES Class is subject to backup withholding rules to those applicable to REMIC Regular Securities. See "--REMIC Regular Securities--Backup Withholding on REMIC Securities."

   Reporting and Administrative Matters. Reports will be made to the Internal Revenue Service and to holders of record of ES Classes that are not excepted from the reporting requirements.

Callable Classes

   Any amount received in redemption of a class of Securities that is a Callable Class will be treated under the original issue discount rules and market discount rules as a distribution with respect to such class of Securities in the same manner as REMIC Regular Securities. See "--REMIC Regular Securities-- Original Issue Discount" and "--Market Discount."

                            STATE TAX CONSEQUENCES

   In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                             ERISA CONSIDERATIONS

   General. A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of ERISA, should consider the fiduciary standards under ERISA in the context of the plan's particular circumstances before authorizing an investment of a portion of such plan's assets in the Securities. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider among other factors (i) whether the investment is for the exclusive benefit of plan participants and their beneficiaries; (ii) whether the investment satisfies the applicable diversification requirements; (iii) whether the investment is in accordance with the documents and instruments governing the plan; and (iv) whether the investment is prudent, considering the nature of the investment. Fiduciaries of plans also should consider ERISA's prohibition on improper delegation of control over, or responsibility for, plan assets.

   In addition, benefit plans subject to ERISA, as well as individual retirement accounts or certain types of Keogh plans not subject to ERISA but subject to
Section 4975 of the Code (each, a "Plan"), are prohibited from engaging in a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. The Seller, Bear, Stearns & Co. Inc., each Master Servicer or other servicer, any Pool Insurer, any Special Hazard Insurer, the Trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect

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to a Plan. If so, the acquisition, holding or disposition of Securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Furthermore, if an investing Plan's assets were deemed to include the Mortgage Loans and not merely an interest in the Securities, transactions occurring in the management of Mortgage Loans might constitute prohibited transactions and the fiduciary investment standards of ERISA could apply to the assets of the Trust Fund, unless an administrative exemption applies.

   ERISA Considerations Relating to Certificates. In DOL Regulation (S)2510.3-101 (the "Plan Asset Regulations"), the U.S. Department of Labor has defined what constitutes Plan assets for purposes of ERISA and Section 4975 of the Code. The Regulation provides that if a Plan makes an investment in an "equity interest" in an entity, the assets of the entity will be considered the assets of such Plan unless certain exceptions apply. The Seller can give no assurance that the Securities will qualify for any of the exceptions under the Regulation. As a result, the Mortgage Loans may be considered the assets of any Plan which acquires Securities, unless some administrative exemption is available.

   The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption 83-1 ("PTCE 83-1"), which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the Mortgage Loans.

   For the exemption to apply, PTCE 83-1 requires that (i) the Seller and the Trustee maintain a system of insurance or other protection for the Mortgage Loans and the property securing such Mortgage Loans, and for indemnifying holders of Certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the Mortgage Loans, or 1% of the principal balance of the largest covered pooled Mortgage Loan; (ii) the Trustee may not be an affiliate of the Seller; and (iii) the payments made to and retained by the Seller in connection with the Trust Fund, together with all funds inuring to its benefit for administering the Trust Fund, represent no more than "adequate consideration" for selling the Mortgage Loans, plus reasonable compensation for services provided to the Trust Fund.

   In addition, PTCE 83-1 exempts the initial sale of Certificates to a Plan with respect to which the Seller, the Special Hazard Insurer, the Pool Insurer, the Master Servicer, or other servicer, or the Trustee is a party in interest if the Plan does not pay more than fair market value for such Certificate and the rights and interests evidenced by such Certificate are not subordinated to the rights and interests evidenced by other Certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the Mortgage Pool, provided that any payments made to the Master Servicer in connection with the servicing of the Trust Fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

   In the case of any Plan with respect to which the Seller, the Master Servicer, the Special Hazard Insurer, the Pool Insurer, or the Trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:
(i) the initial sale, exchange or transfer of Certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in Certificates; (ii) the Plan pays no more for the Certificates than would be paid in an arm's length transaction; (iii) no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the Seller with regard to the sale, exchange or transfer of Certificates to the Plan; (iv) the total value of the Certificates purchased by such Plan does not exceed 25% of the amount issued; and (v) at least 50% of the aggregate amount of Certificates is acquired by persons independent of the Seller, the Trustee, the Master Servicer, and the Special Hazard Insurer or Pool Insurer.

   Before purchasing Certificates, a fiduciary of a Plan should confirm that the Trust Fund is a "mortgage pool," that the Certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE

83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any Certificates on behalf of a Plan.

   In addition to PTCE 83-1, the U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 90-30 ("PTE 90-30"), to Bear, Stearns & Co. Inc., which is applicable to Certificates which meet its requirements whenever Bear, Stearns & Co. Inc. or its affiliate is the sole underwriter, manager or co-manager of an underwriting syndicate, or is the selling or placement agent. PTE 90-30 generally exempts certain transactions from the application of certain of the prohibited transaction provisions of ERISA and the Code provided that certain conditions set forth in PTE 90-30 are satisfied. The exempted transactions include certain transactions relating to the servicing and operation of investment trusts holding assets of the following general categories: single and multifamily residential or commercial mortgages, motor vehicle receivables, consumer or commercial receivables and guaranteed government mortgage pool certificates and the purchase, sale and holding of mortgage-backed or asset-backed pass-through certificates representing beneficial ownership interests in the assets of such investment trusts.

   PTE 90-30 sets forth seven general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Certificates by certain Plans must be on terms that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party. Second, the rights and interests evidenced by the Certificates must not be subordinated to the rights and interests evidenced by other certificates of the same trust. Third, the Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Services, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc. ("Nationally Recognized Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any underwriter as defined in PTE 90-30, the Seller, the Master Servicer, each servicer, the Pool Insurer, the Special Hazard Insurer and any obligor with respect to obligations or receivables constituting more than 5% of the aggregate unamortized principal balance of the obligations or receivables as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by such underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Seller pursuant to the assignment of the obligations or receivables to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, (i) the investment pool consists only of assets of the type enumerated in the exemption and which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been rated in one of the three highest generic rating categories by one of the Nationally Recognized Rating Agencies for at least one year prior to a Plan's acquisition of certificates; and (iii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to a Plan's acquisition of certificates. Finally, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended. The Seller assumes that only Plans which are accredited investors under the federal securities laws will be permitted to purchase the Certificates.

   If the general conditions of PTE 90-30 are satisfied, such exemption may provide an exemption from the restrictions imposed by ERISA and the Code in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of the Certificates by Plans. However, no exemption is provided from the restrictions of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who is a fiduciary with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group. In addition, each Plan's investment in each class of Certificates cannot exceed 25% of the outstanding Certificates in the class, and after the Plan's acquisition of the Certificates, no more than 25% of the assets over which the fiduciary has investment authority are invested in Certificates of a trust containing assets which are sold or serviced by the same entity. Finally, in the case of initial issuance (but not secondary market transactions), at least 50% of each class of Certificates, and at least 50% of the aggregate interests in the trust, must be acquired by persons independent of the Restricted Group.

   On July 21, 1997, the DOL published in the Federal Register a final amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, the amendment generally allows a portion of the mortgages or receivables ("Loans") supporting payments to holders of Certificates and having a principal amount equal to no more than 25% of the total principal amount of the Certificates to be transferred to the Trust within a 90-day or three-month period following the Closing Date ("DOL Pre-Funding Period"), instead of requiring that all such Loans be either identified or transferred on or before the Closing Date. The relief is effective for transactions occurring on or after May 23, 1997, provided that the following conditions are met:

   (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") must not exceed twenty-five percent (25%).

   (2) All Loans transferred after the Closing Date ("Additional Loans") must meet the same terms and conditions for eligibility as the original Loans used to create the Trust, which terms and conditions have been approved by the Rating Agency.

   (3) The transfer of such Additional Loans to the Trust during the DOL Pre-Funding Period must not result in the Certificates receiving a lower credit rating from the Rating Agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust.

   (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "average interest rate") for all of the Loans in the Trust Fund at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Loans which were transferred to the Trust on the Closing Date.

   (5) Either: (i) the characteristics of the Additional Loans must be monitored by an insurer or other credit support provider which is independent of the Seller; or (ii) an independent accountant retained by the Seller must provide the Seller with a letter (with copies provided to the Rating Agency, the Underwriter and the Trustee) stating whether or not the characteristics of the Additional Loans conform to the characteristics described in the Prospectus, Prospectus Supplement, Private Placement Memorandum ("Offering Documents") and/or the Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Loans which were transferred as of the Closing Date.

   (6) The DOL Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the Agreement or an event of default occurs under the Agreement.

   (7) Amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agency and (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by the Rating Agency ("Acceptable Investments").

   (8) The Offering Documents must describe: (i) any Pre-Funding Account and/or Capitalized Interest Account used in connection with a Pre-Funding Account; (ii) the duration of the DOL Pre-Funding Period; (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Trust Fund; and (iv) that the amounts remaining in the Pre-Funding Account at the end of the DOL Pre-Funding Period will be remitted to holders of Certificates (each a as repayments of principal.

   (9) The Agreement must describe the Acceptable Investments for the Pre-Funding Account and Capitalized Interest Account and, if not disclosed in the Offering Documents, the terms and conditions for eligibility of the Additional Loans.

   Before purchasing a Certificate in reliance on any of these exemptions or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

   One or more exemptions may be available, with respect to certain prohibited transactions to which neither PTCE 83-1 nor PTE 90-30 is applicable, depending in part upon the type of Plan fiduciary making the decision to acquire Certificates and the circumstances under which such decision is made, including, but not limited to PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor Based Exemptions"). However, even if the conditions specified in either of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts which might be construed as prohibited transactions.

   Each Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related Certificates.

   ERISA Considerations Relating to the Notes. Under the Plan Asset Regulations, the assets of the Trust Fund would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "Equity Interest" in the Trust Fund and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that a Series of Notes is treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations, then such Series of Notes will be eligible for purchase by Plans. However, without regard to whether a Series of Notes is treated as an "equity interest" for such purposes, the acquisition or holding of Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust Fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a Note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the Trust Fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires Notes. However, one or more of the Investor Based Exemptions described above may apply to any potential prohibited transactions arising as a consequence of the acquisition, holding and transfer of the Notes.

   With respect to those classes of Exchangeable Securities which were eligible for exemptive relief under PTE 90-30 when purchased, PTE 90-30 would also cover the acquisition or disposition of such Exchangeable Securities when the Securityholder exercises its exchange rights. Similarly, with respect to classes of Securities which were eligible for exemptive relief under PTE 90-30 and were issued as a Callable Class, the exercise of the Call would be covered under PTE 90-30. However, with respect to classes of Exchangeable Securities and Callable Classes which were not eligible for exemptive relief under PTE 90-30 when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party-in-interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

   ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

   A governmental plan as defined in Section (32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or a Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any Similar Law.

   FASIT REGULAR CERTIFICATES WHICH ARE HIGH-YIELD INTERESTS OR FASIT OWNERSHIP CERTIFICATES ARE NOT ELIGIBLE TO BE ACQUIRED BY A PURCHASER WHICH IS ACQUIRING

SUCH FASIT CERTIFICATES DIRECTLY OR INDIRECTLY FOR, ON BEHALF OF OR WITH THE ASSETS OF, A PLAN OR A GOVERNMENTAL PLAN.


                                LEGAL INVESTMENT

SMMEA

   The Prospectus Supplement for each Series of Securities will specify which, if any, of the classes of Securities offered thereby will constitute "mortgage related securities" for purposes of SMMEA. Any Securities which constitute mortgage related securities, absent state legislation described below, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that under applicable law obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Certain states adopted legislation which limits the ability of insurance companies domiciled in these states to purchase mortgage-related securities, such as the Securities.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with Securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in Securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S) 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which included guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security").

FFIEC Policy Statement

   The Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision have adopted the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (the "Policy Statement"). Although the National Credit Union Administration has not yet adopted the Policy Statement, it has adopted other regulations affecting mortgage-backed securities and is expected to consider adoption of the Policy Statement. The Policy Statement, among other things, places responsibility on a depository institution to develop and monitor appropriate policies and strategies regarding the investment, sale and trading of securities and restricts an institution's ability to engage in certain types of transactions.

   The Policy Statement and any applicable modifications or supplements thereto should be reviewed prior to the purchase of any Securities by a depository institution. The summary of the Policy Statement contained herein does not purport to be complete and should not be relied upon for purposes of making any regulatory determinations. In addition, any regulator may adopt modifications or supplements to the Policy Statement or additional restrictions on the purchase of mortgage-backed or other securities. Investors are urged to consult their own legal advisors prior to making any determinations with respect to the Policy Statement or other regulatory requirements.

   The Policy Statement provides that a "high-risk mortgage security" is not suitable as an investment portfolio holding for a depository institution. A high-risk mortgage security must be reported in the trading account at market value or as an asset held for sale at the lower of cost or market value and generally may only be acquired to reduce an institution's interest rate risk. However, an institution with strong capital and earnings and adequate liquidity that has a closely supervised trading department is not precluded from acquiring high-risk mortgage securities for trading purposes.

   A depository institution must ascertain and document prior to purchase and no less frequently than annually thereafter that a nonhigh-risk mortgage security held for investment remains outside the high-risk category. If an institution is unable to make these determinations through internal analysis, it must use information derived from a source that is independent of the party from whom the product is being purchased. The institution is responsible for ensuring that the assumptions underlying the analysis and resulting calculations are reasonable. Reliance on analyses and documentation from a securities dealer or other outside party without internal analyses by the institution is unacceptable.

   In general, a high-risk mortgage security is a mortgage derivative product possessing greater price volatility than a benchmark fixed rate 30-year mortgage-backed pass-through security. Mortgage derivative products include CMOs, REMICs, CMO and REMIC residuals and stripped mortgage-backed securities. A mortgage derivative product that, at the time of purchase or at a subsequent testing date, meets any one of three tests will be considered a high-risk mortgage security. When the characteristics of a mortgage derivative product are such that the first two tests cannot be applied (such as interest-only strips), the mortgage derivative product remains subject to the third test.

   The three tests of a high-risk mortgage security are as follows: (i) the mortgage derivative product has an expected weighted average life greater than
10.0 years; (ii) the expected weighted average life of the mortgage derivative product: (a) extends by more than 4.0 years, assuming an immediate and sustained parallel shift in the yield curve of plus 300 basis points, or (b) shortens by more than 6.0 years, assuming an immediate and sustained parallel shift in the yield curve of minus 300 basis points; and (iii) the estimated change in the price of the mortgage derivative product is more than 17%, due to an immediate and sustained parallel shift in the yield curve of plus or minus 300 basis points.

   When performing the price sensitivity test, the same prepayment assumptions and same cash flows that were used to estimate average life sensitivity must be used. The discount rate assumptions should be determined by (i) assuming that the discount rate for the security equals the yield on a comparable average life U.S. Treasury security plus a constant spread, (ii) calculating the spread over Treasury rates from the bid side of the market for the mortgage derivative product, and (iii) assuming the spread remains constant when the Treasury curve shifts up or down 300 basis points. Discounting the cash flows by their respective discount rates estimates a price in the plus or minus 300 basis point environments. The initial price must be determined by the offer side of the market and used as the base price from which the 17% price sensitivity test will be measured.

   Generally, a floating-rate debt class will not be subject to the average life and average life sensitivity tests described above if it bears a rate that, at the time of purchase or at a subsequent testing date, is below the contractual cap on the instrument. An institution may purchase interest rate contracts that effectively uncap the instrument. For purposes of the Policy Statement, a CMO floating-rate debt class is a debt class whose rate adjusts at least annually on a one-for-one basis with the debt class's index. The index must be a conventional, widely-used market interest rate index such as the London Interbank Offered Rate ("LIBOR"). Inverse floating rate debt classes are not included in the definition of a floating rate debt class.

   Securities and other products, whether carried on or off balance sheet (such as CMO swaps but excluding servicing assets), having characteristics similar to those of high-risk mortgage securities, will be subject to the same supervisory treatment as high-risk mortgage securities. Long-maturity holdings of zero coupon, stripped and deep discount OID products which are disproportionately large in relation to the total investment portfolio or total capital of a depository institution are considered an imprudent investment practice. Long-maturity generally means a remaining maturity exceeding 10 years.

Generally

   There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities, to purchase Securities representing more than a specified percentage of the investor's assets, or to purchase certain types of Securities, such as residual interests or stripped mortgage-backed securities. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors and comply with any other applicable requirements.

                             METHOD OF DISTRIBUTION

   The Securities offered hereby and by the related Prospectus Supplements will be offered in Series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Bear, Stearns & Co. Inc. ("Bear, Stearns"), an affiliate of the Seller, acting as underwriter with other underwriters, if any, named therein. In such event, the related Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Seller. In connection with the sale of the Securities, underwriters may receive compensation from the Seller or from purchasers of the Securities in the form of discounts, concessions or commissions. The related Prospectus Supplement will describe any such compensation paid by the Seller.

   Alternatively, the related Prospectus Supplement may specify that the Securities will be distributed by Bear, Stearns acting as agent or in some cases as principal with respect to Securities that it has previously purchased or agreed to purchase. If Bear, Stearns acts as agent in the sale of Securities, Bear, Stearns will receive a selling commission with respect to each Series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Securities sold hereunder as of the Cut-off Date. The exact percentage for each Series of Securities will be disclosed in the related Prospectus Supplement. To the extent that Bear, Stearns elects to purchase Securities as principal, Bear, Stearns may realize losses or profits based upon the difference between its purchase price and the sales price. The related Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Seller and purchasers of Securities of such Series.

   The Seller will indemnify Bear, Stearns and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns and any underwriters may be required to make in respect thereof.

   In the ordinary course of business, Bear, Stearns and the Seller may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Seller's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Securities.

   This Prospectus and the related Prospectus Supplement may be used by Bear Stearns in connection with offers and sales related to market-making transactions in the Securities. Bear Stearns may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

   The Seller anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

   The legality of the Securities of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Seller by Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, by Thacher Proffitt & Wood, Two World Trade Center, New York, New York 10048, or by Brown & Wood LLP, One World Trade Center, New York, New York 10048.

                             FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each Series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

   It is a condition to the issuance of the Securities of each Series offered hereby and by the related Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

   Ratings on mortgage-backed securities address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer-related aspects associated with such Securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, Securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped Securities under certain scenarios might fail to recoup their underlying investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

   Unless the context indicates otherwise, the following terms shall have the meanings set forth on the page indicated below:

Term                                                                       Page
----                                                                       ----
Accounts.............................................................       35
Accrual Class........................................................       43
Accrual Securities...................................................       37
Agency Securities....................................................        1
Annual Interest Amount...............................................       43
APR..................................................................        6
ARM..................................................................       97
Available Funds......................................................       36
Bankruptcy Bond......................................................       13
Basis Risk Shortfall.................................................       77
Bear, Stearns........................................................      113
Buydown Funds........................................................    78,95
Buydown Loans........................................................        5
Call Class...........................................................    10,35
Call Securities......................................................        1
Callable Class.......................................................    10,35
Callable Securities..................................................        1
Capitalized Interest Account.........................................        9
Cedel................................................................       39
Certificates.........................................................      1,4
Charter Act..........................................................       26
Class Factor.........................................................       46
Cleanup Costs........................................................       76
CMO's................................................................        7
Code.................................................................    14,76
Collateral Value.....................................................       22
Combinations.........................................................       42
Commission...........................................................        2
Contracts............................................................        1
Cooperatives.........................................................        4
Current Principal Amount.............................................       37
Cut-off Date.........................................................       11
Debt Securities......................................................       99
Definitive Security..................................................       39
Detailed Description.................................................       21
Distribution Date....................................................        2
DTC..................................................................       39
Equity Interest......................................................      110
ERISA................................................................       17
ES Class.............................................................       10
Euroclear............................................................       39
Euroclear Operator...................................................       41
European Depositaries................................................       39
Events of Default....................................................       64
Exchangeable Security................................................       10
Exchangeable Security Trust Fund.....................................       42
Exchanged ES Class...................................................      105
Fannie Mae...........................................................        1
Fannie Mae Certificates..............................................        7

Term                                                                    Page
----                                                                    ----
FASIT.............................................................      2,76
FASIT Owner.......................................................        94
FASIT Ownership Certificate.......................................        15
FASIT Regular Securities..........................................     15,91
FASIT Securities..................................................        91
FDIC..............................................................        33
Federal Tax Counsel...............................................        76
FHA...............................................................         5
FHA Insurance.....................................................        35
FHA Loans.........................................................        24
FHLMC Act.........................................................        27
Floating Rate Class...............................................        43
Freddie Mac.......................................................         1
Freddie Mac Certificate Group.....................................        27
Freddie Mac Certificates..........................................         7
FTC Rule..........................................................        74
Garn-St Germain Act...............................................        74
GNMA..............................................................         1
GNMA Certificates.................................................         6
GNMA Issuer.......................................................        25
Guaranty Agreement................................................        25
High-Yield Interests..............................................        91
Housing Act.......................................................        24
HUD...............................................................        29
Indenture.........................................................        34
Insurance Proceeds................................................        57
Insured Expenses..................................................        57
Interest Rate.....................................................  11,20,36
Inverse Floating Rate Class.......................................        43
Investor Based Exemptions.........................................       110
Lender............................................................         1
Liquidation Expenses..............................................        57
Liquidation Proceeds..............................................        57
Loan-to-Value Ratio...............................................        22
Lower Tier REMIC..................................................        85
Manufactured Homes................................................        24
Manufacturer's Invoice Price......................................        22
Master Servicer...................................................         2
Master Servicing Agreement........................................        23
Mortgage Assets...................................................         1
Mortgage Loans....................................................         4
Mortgage Pool.....................................................      4,20
Mortgage Rate.....................................................         5
Mortgaged Properties..............................................        21
Multifamily Loans.................................................         1
Multiple Variable Rate REMIC Regular Security.....................        82
Nationally Recognized Rating Agencies.............................       108
NCUA..............................................................       111
Non-Electing Securities...........................................     16,95
Notes.............................................................       1,4
OID Regulations...................................................        78
Owners............................................................        39
Participants......................................................        39
Percentage Interests..............................................        64
Permitted Investments.............................................        52
Plan..............................................................       106

Term                                                                    Page
----                                                                    ----
Plan Asset Regulations...............................................    107
Planned Amortization Class...........................................     43
PMBS Agreement.......................................................     29
PMBS Issuer..........................................................      8
PMBS Servicer........................................................      8
PMBS Trustee.........................................................      8
Policy Statement.....................................................    111
Pool Insurance Policy................................................     12
Pool Insurer.........................................................     48
Pooling and Servicing Agreement......................................   4,34
Pre-Funded Amount....................................................      8
Pre-Funding Account..................................................      8
Pre-Funding Period...................................................      9
Prepayment Assumption................................................     79
Presumed Single Qualified Floating Rate..............................     81
Presumed Single Variable Rate........................................     82
Primary Insurance Policy.............................................     21
Primary Insurer......................................................     61
Principal Prepayments................................................     37
Private Mortgage-Backed Securities...................................      1
Protected Account....................................................     56
PTCE 83-1............................................................    107
PTE 90-30............................................................    108
Purchase Price.......................................................     34
Rating Agency........................................................     13
Received ES Class....................................................    105
Record Date..........................................................     36
Refinance Loan.......................................................     22
REIT.................................................................     86
Relevant Depositary..................................................     39
Relief Act...........................................................     75
REMIC................................................................   2,76
REMIC Regular Securities.............................................  14,77
REMIC Regulations....................................................     78
REMIC Securities.....................................................     77
Reserve Account......................................................      2
Restricted Group.....................................................    108
Retained Interest....................................................     35
RICs.................................................................     86
Securities........................................................... 1,4,20
Securities Account...................................................     57
Securities Register..................................................     36
Securityholders......................................................      2
Seller...............................................................    1,3
Senior Securities....................................................      9
Series...............................................................      1
Single Family Loans..................................................      1
Single Variable Rate REMIC Regular Security..........................     82
SMMEA................................................................     14
Special Hazard Insurance Policy......................................     12
Special Hazard Insurer...............................................     49
Strip................................................................    105
Subordinated Securities..............................................      9
Sub-Servicer.........................................................     14
Sub-Servicing Agreement..............................................     58
Superlien............................................................     76

Term                                                                       Page
----                                                                       ----
Terms and Conditions................................................         41
Tiered FASITs.......................................................         92
Tiered REMICs.......................................................         78
Title V.............................................................         75
Trust Agreement.....................................................       4,35
Trust Assets........................................................          1
Trust Fund..........................................................     1,9,20
Trustee.............................................................         34
U.S. Government Securities..........................................   1,4,8,31
United States person................................................      89,98
VA..................................................................          5
Variable Rate REMIC Regular Security................................         81
Yield Supplement Agreement..........................................         77

================================================================================

  Investors should rely only on the information contained in this Prospectus Supplement and the accompanying Prospectus. The Seller or the Underwriter have not authorized anyone to provide investors with different information. This Prospectus Supplement and the accompanying Prospectus do not constitute an of-fer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby nor an offer of such Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The de-livery of this Prospectus Supplement and the accompanying Prospectus at any time does not imply that information herein is correct as of any time subse-quent to its date.
  Until 90 days after the date of this Prospectus Supplement, all dealers ef-fecting transactions in the Certificates offered hereby, whether or not partic-ipating in this distribution, may be required to deliver this Prospectus Sup-plement and the accompanying Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as un-derwriters and with respect to their unsold allotments or subscriptions.

                             --------------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                            Page
                                                                            ----
Summary of Terms...........................................................  S-4
Risk Factors............................................................... S-15
Description of the Mortgage Pool........................................... S-18
The Originator and Servicer................................................ S-18
Description of the Certificates............................................ S-21
Certain Yield and Prepayment Considerations................................ S-36
Pooling and Servicing Agreement............................................ S-53
Federal Income Tax Consequences............................................ S-63
Restrictions on Purchase and Transfer of the Residual Certificates......... S-64
ERISA Considerations....................................................... S-65
Method of Distribution..................................................... S-66
Legal Opinions............................................................. S-66
Ratings.................................................................... S-67
Legal Investment........................................................... S-67
Index of Principal Definitions............................................. S-68
Schedule A--Certain Characteristics of the Mortgage Loans..................  A-1
Schedule B--Principal Balance Schedules....................................  B-1

                                   Prospectus

Prospectus Supplement......................................................    2
Available Information......................................................    2
Incorporation of Certain Documents By Reference............................    3
Reports to Securityholders.................................................    3
Summary of Terms...........................................................    4
Risk Factors...............................................................   18
The Trust Fund.............................................................   20
Use of Proceeds............................................................   31
The Seller.................................................................   31
The Mortgage Loans.........................................................   32
Description of the Securities..............................................   34
Exchangeable Securities....................................................   42
Credit Enhancement.........................................................   47
Yield and Prepayment Considerations........................................   53
Administration.............................................................   55
Legal Aspects of the Mortgage Loans........................................   67
Federal Income tax Consequences............................................   76
State Tax Consequences.....................................................  106
ERISA Considerations.......................................................  106
Legal Investment...........................................................  111
Method of Distribution.....................................................  113
Legal Matters..............................................................  113
Financial Information......................................................  114
Rating.....................................................................  114
Glossary...................................................................  115

================================================================================


                                  $299,907,651
                                 (Approximate)

                   Structured Asset Mortgage Investments Inc.

                             Mortgage Pass-Through
                                 Certificates,
                                 Series 1999-J2

                          ---------------------------

                             PROSPECTUS SUPPLEMENT

                          ---------------------------

                            Bear, Stearns & Co. Inc.

                               November 24, 1999

================================================================================